Exhibit 10.6

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of October 29, 2012

among

PACIFIC ETHANOL HOLDING CO. LLC,
PACIFIC ETHANOL MADERA LLC,
PACIFIC ETHANOL COLUMBIA, LLC,
PACIFIC ETHANOL STOCKTON LLC, and
PACIFIC ETHANOL MAGIC VALLEY, LLC,
as Borrowers,

PACIFIC ETHANOL HOLDING CO. LLC,
as Borrowers’ Agent,

THE LENDERS REFERRED TO HEREIN,

WELLS FARGO BANK, N.A.,
as Administrative Agent for the Lenders,

WELLS FARGO BANK, N.A.,
as Collateral Agent for the Senior Secured Parties,

and

AMARILLO NATIONAL BANK,
as Accounts Bank

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SCHEDULES

Schedule 1.01(a) – Commitments

Schedule 5.11 – Contracts

Schedule 5.12 – UCC Filing Offices

Schedule 5.13(a) – Site Descriptions

Schedule 5.19(a)(i) – Environmental Warranties

Schedule 5.19(d)(ii) – Underground Storage Tanks

Schedule 5.23 – Separateness Provisions

Schedule 5.28 – Legal Names and Places of Business

Schedule 5.29 – Broker Fees

Schedule 6.01(b)(iii) – Project Document Consents

Schedule 6.01(m)A – Initial Budget

Schedule 6.01(m)B – Initial Annual Forecast

Schedule 7.01(h) – Insurance

Schedule 7.02(a) – Bonds

Schedule 11.12 – Notice Information

Schedule A – Consent and Direction Letter

EXHIBITS

Exhibit A – Defined Terms

Exhibit B – Intercreditor Agreement

Exhibit 2.04A – Form of Revolving Funding Notice

Exhibit 2.06 – Form of Note

Exhibit 3.03 – Form of Interest Period Notice

Exhibit 4.07 – Form of Non-U.S. Lender Statement

Exhibit 7.01(t)A – Form of Estoppel Certificate (Stockton)

Exhibit 7.01(t)B – Form of Estoppel Certificate (Boardman)

Exhibit 7.03(l) – Form of Operating Statement

Exhibit 8.03 – Form of Revenue Account Withdrawal Certificate

Exhibit 8.04 – Form of Operating Account Withdrawal Certificate

Exhibit 8.06 – Form of Debt Service Reserve Release Certificate

Exhibit 8.07 – Form of Insurance and Condemnation Proceeds Request Certificate

Exhibit 8.08 – Form of Extraordinary Proceeds Release Notice

Exhibit 11.03 – Form of Lender Assignment Agreement

Exhibit 11.21 – Security Procedures

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This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of October 29, 2012, is by and among PACIFIC ETHANOL HOLDING CO. LLC, a Delaware limited liability company (“Pacific Holding”), PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company (“Madera”), PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company (“Boardman”), PACIFIC ETHANOL STOCKTON LLC, a Delaware limited liability company (“Stockton”), and PACIFIC ETHANOL MAGIC VALLEY, LLC, a Delaware limited liability company (“Burley” and, together with Pacific Holding, Madera, Boardman and Stockton, the “Borrowers”), Pacific Holding, as Borrowers’ Agent, each of the Lenders from time to time party hereto, WELLS FARGO BANK, N.A., as administrative agent for the Lenders, WELLS FARGO BANK, N.A., as collateral agent for the Senior Secured Parties and AMARILLO NATIONAL BANK, as accounts bank, and amends and restates the Prior Credit Agreement.

RECITALS

WHEREAS, on May 17, 2009 (the “Petition Date”), the predecessor in interest of each Borrower (collectively, the “Debtors”) commenced Chapter 11 Case Nos. 09-11713 through 09-11717 (collectively, the “Chapter 11 Cases”) by filing voluntary petitions for reorganization under the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, prior to the Petition Date, certain Lenders (as defined below) or their predecessors in interest provided financing to each Debtor pursuant to the Credit Agreement, dated as of February 27, 2007, among each Debtor, the other parties signatory thereto, and each such Lender or its predecessor in interest (as amended, modified or supplemented through the Petition Date, the “Pre-Petition Credit Agreement”);

WHEREAS, after the Petition Date, certain Lenders or their predecessors in interest provided each Debtor a senior secured, superpriority credit facility to fund the working capital requirements of the Debtors during the pendency of the Chapter 11 Cases (as amended, modified or supplemented to the Closing Date, the “DIP Credit Agreement”);

WHEREAS, on April 16, 2010 the Debtors filed with the Bankruptcy Court the Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (as amended, modified or supplemented to the Closing Date, the “Reorganization Plan”) providing for payment in full of DIP Advance Claims and related Disclosure Statement (as such term is defined in the Reorganization Plan);

WHEREAS, on April 23, 2010 the Bankruptcy Court approved the Disclosure Statement for distribution to holders of Claims and Equity Interests (as each such term is defined in the Reorganization Plan);

WHEREAS, the Reorganization Plan contemplated, among other things, the establishment of the Exit Facility (as such term is defined therein) the proceeds of which were to be used to (a) satisfy certain claims in the Chapter 11 Cases in respect of the Pre-Petition Credit Agreement and the DIP Credit Agreement, (b) finance certain costs of the confirmation of the Reorganization Plan, (c) finance the ownership and operation or Cold Shutdown of four (4) denatured ethanol production facilities located in or near Madera, California, Boardman, Oregon, Stockton, California and Burley, Idaho and (d) pay certain fees and expenses associated with the Original Credit Agreement and the Loans, in each case as further described therein;

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WHEREAS, on August 1, 2011, the parties thereto entered into the Prior Credit Agreement (prior to the effectiveness of the First Amendment thereto) to amend and restate the Original Credit Agreement upon the terms and conditions set forth therein, and thereafter the parties thereto entered in the First Amendment; and

WHEREAS, the parties hereto have agreed to amend and restate the Prior Credit Agreement with respect to the obligations set forth therein, and each such party is willing to amend and restate the Prior Credit Agreement upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto agree that upon the occurrence of the Restatement Effective Date, the Prior Credit Agreement is hereby amended and restated to read in its entirety as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01 Defined Terms. Capitalized terms used in this Agreement, including its preamble and recitals, shall, except as otherwise defined herein or where the context otherwise requires, have the meanings provided in Exhibit A.

Section 1.02 Principles of Interpretation. (a) Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have the same meanings when used in each Financing Document, notice and other communication delivered from time to time in connection with any Financing Document.

(b)               Unless the context requires otherwise, any reference in this Agreement to any Transaction Document shall mean such Transaction Document and all schedules, exhibits and attachments thereto.

(c)                All the agreements, contracts or documents defined or referred to herein shall mean such agreements, contracts or documents as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and this Agreement, and shall disregard any supplement, amendment or waiver made in breach of this Agreement.

(d)               Any reference in any Financing Document relating to a Default or an Event of Default that has occurred and is continuing (or words of similar effect) shall be understood to mean that (i) in the case of a Default only, such Default has not been cured or remedied, or has not been waived in the manner set forth herein, before becoming an Event of Default and (ii) in the case of an Event of Default, such Event of Default has not been waived in the manner set forth herein.

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(e)                The term “knowledge” in relation to the Borrowers, and any other similar expressions, shall mean knowledge of each of the Borrowers after due inquiry.

(f)                Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

(g)               The words “herein,” “hereof” and “hereunder” and words of similar import when used in this Agreement shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of this Agreement and all references to Articles, Sections, Exhibits and Schedules shall be references to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified.

(h)               The words “include,” “includes” and “including” are not limiting.

(i)                 The word “or” is not exclusive.

(j)                 Any reference to any Person shall include its permitted successors and permitted assigns in the capacity indicated, and in the case of any Governmental Authority, any Person succeeding to its functions and capacities.

(k)               All references in the Financing Documents to the “Required Lenders” without reference to a Class or Classes shall refer to the Required Lenders of the Revolving Loan Class and the Required Lenders of the Tranche A-1 Term Loan Class.

(l)                Any reference to an Exhibit or Schedule to this Agreement, which Exhibit or Schedule is not attached hereto, shall be deemed to be a reference to the corresponding Exhibit or Schedule, as applicable, of the Original Credit Agreement (or if applicable, the Prior Credit Agreement), which Exhibit or Schedule shall be deemed modified to refer to this Agreement rather than the Original Credit Agreement and refer to the Administrative Agent or Collateral Agent, as applicable, and to the applicable provisions under this Agreement rather than under the Original Agreement.

Section 1.03 UCC Terms. Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the respective meanings given to those terms in the UCC.

Section 1.04 Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used in any Financing Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with GAAP.

Section 1.05 Joint and Several. Subject to Section 1.05(b), the Obligations of each Borrower under this Agreement and each other Financing Document to which any Borrower is a party shall constitute the joint and several obligations of all Borrowers. All representations, warranties, undertakings, agreements and obligations of each Borrower expressed or implied in this Agreement or any other Financing Document shall, unless the context requires otherwise, be deemed to be made, given or assumed by the Borrowers jointly and severally.

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(a)                Each of the Borrowers, the Administrative Agent and the Lenders hereby confirms that it is the intention of all such Persons that this Agreement and the other Financing Documents and the Obligations of each Borrower hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of any Debtor Relief Laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law, to the extent applicable to this Agreement or such other Financing Document and the Obligations of each Borrower hereunder and thereunder. To effectuate the foregoing intention, the Administrative Agent, the Lenders and the Borrowers hereby irrevocably agree that the Obligations of each Borrower at any time shall be limited to the maximum amount as will result in the Obligations of such Borrower not constituting a fraudulent transfer or conveyance.

ARTICLE II

COMMITMENTS AND BORROWING

On the terms, subject to the conditions and relying upon the representations and warranties herein set forth:

Section 2.01 Term Loans. (a) Each Tranche A-1 Lender made, severally and not jointly, on the terms and conditions of this Agreement, loans (each such loan, a “Tranche A-1 Term Loan”) to the Borrowers on the Closing Date, in an aggregate principal amount equal to such Tranche A-1 Lender’s Tranche A-1 Term Loan Commitment. Pursuant to the First Amendment and pursuant to Section 3.02 (Interest Payment Dates), the Extending Lenders have agreed to accept certain payments of interest on the Revolving Loans and the Tranche A-1 Term Loans in the form of additional Tranche A-1 Term Loans, each of which interest payments are deemed to be Tranche A-1 Term Loans hereunder. The Lenders hereby agree that, as of the Restatement Effective Date, the outstanding principal amounts of the Tranche A-1 Term Loans (as of the end of the Interest Period immediately prior to the Interest Period in which the Restatement Effective Date occurs) of each Lender are set forth on Schedule 1.01(a), it being understood that such amounts do not included any Capitalized Interest that has accrued on Tranche A-1 Term Loans or Revolving Loans during the Interest Period in which the Restatement Effective Date occurs. For the avoidance of doubt, the aggregate principal balance of the outstanding Tranche A-1 Term Loans of any Extending Lender may exceed such Lender’s Tranche A-1 Term Loan Commitment, and the aggregate principal balance of the outstanding Tranche A-1 Term Loans of all Extending Lenders may exceed the Aggregate Term Commitments of Tranche A-1 Lenders that are Extending Lenders, in each case solely as the result of the payment of Capitalized Interest in accordance with Section 3.02(a) (Interest Payment Dates). After giving effect to any Capitalized Interest that has accrued and become a Tranche A-1 Term Loan, the pro rata allocations among the Lenders shall be adjusted accordingly.

(b)               Each Tranche A-2 Lender was deemed to have made loans (each such loan, a “Tranche A-2 Term Loan”) to the Borrowers on the Closing Date, in an aggregate principal amount equal to such Tranche A-2 Lender’s Tranche A-2 Term Loan Commitment. As of the Restatement Effective Date, the outstanding principal amount of the Tranche A-2 Term Loans of each Lender are set forth on Schedule 1.01(a).

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(c)                Proceeds of the Tranche A-1 Term Loans were used solely for the payment of amounts due in respect of DIP Advance Claims.

(d)               Pursuant to the Reorganization Plan, Roll-Up Claims were deemed to be converted to Tranche A-2 Term Loans.

(e)                Term Loans repaid or prepaid may not be reborrowed.

Section 2.02 Revolving Loans. (a) Each Revolving Lender agrees, severally and not jointly, on the terms and conditions of this Agreement, to make loans (each such loan, a “Revolving Loan”) to the Borrowers, from time to time but not more frequently than six (6) times each calendar month, until the last Business Day immediately preceding the Maturity Date, in an aggregate principal amount at any one time outstanding not to exceed the Revolving Loan Commitment of such Revolving Lender; provided, that the aggregate principal amount of the Revolving Loans of all Lenders at any one time outstanding shall not exceed the Aggregate Revolving Loan Commitment. Pursuant to the First Amendment, $5,000,000 in “Additional Revolving Loans” (as defined in the First Amendment) were made available to the Borrowers. The Lenders hereby agree that, as of the Restatement Effective Date, all Revolving Loans, including such “Additional Revolving Loans”, shall be deemed to be held pro rata among the Revolving Lenders, in accordance with their Revolving Loan Commitment Percentages. The Lenders hereby agree that, as of the Restatement Effective Date, the outstanding principal amounts of the Revolving Loans of each Lender are set forth on Schedule 1.01(a).

(b)               Each Funding of Revolving Loans shall be in the minimum amount of one hundred thousand Dollars ($100,000).

(c)                Proceeds of each Revolving Loan shall be deposited into the Revenue Account (or as otherwise agreed by the Administrative Agent, at the direction of the Required Lenders, and specified by the Borrowers’ Agent in the relevant Funding Notice) and applied solely in accordance with this Agreement and shall be used solely in accordance with the then-current Budget.

(d)               Within the limits set forth in Section 2.02(a) and subject to the Intercreditor Agreement, the Borrowers may pay or prepay and reborrow Revolving Loans.

Section 2.03 Prior Credit Agreement and Original Credit Agreement Letters of Credit. The Prior Credit Agreement (prior to the effectiveness of the First Amendment), provided for a letter of credit facility. No letters of credit are outstanding under the Prior Credit Agreement and no letters of credit may be issued under this Agreement. The provisions of Section 11.07 and 11.09 shall continue in effect for the benefit of WestLB (in its capacity as issuing bank under the Prior Credit Agreement (prior to the effectiveness of the First Amendment) and the Original Credit Agreement) and its Related Parties in respect of any actions taken or omitted to be taken by any of them while WestLB was issuing bank under such agreements.

Section 2.04 Notice of Fundings. (a) From time to time, but not more frequently than six times per calendar month (and, with respect to the Tranche A-1 Term Loans, only on the Closing Date), the Borrowers may propose a Funding by delivering to the Administrative Agent a properly completed Funding Notice not later than 12:00 noon, New York City time, five (5) Business Days prior to the proposed Funding Date; provided that in the case of the Loans to be made on the Closing Date such five (5) Business Days period is hereby waived. Each Funding Notice delivered pursuant to this Section 2.04 shall be irrevocable and shall refer to this Agreement and specify (i) whether such Funding is requested to be of Eurodollar Loans and/or Base Rate Loans, (ii) the requested Funding Date (which shall be a Business Day), (iii) the amount of such requested Funding and (iv) the Loan(s) with respect to which such Funding is requested. The Tranche A-2 Term Loans shall initially be Base Rate Loans.

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(b)               The Administrative Agent shall promptly advise (i) each Tranche A-1 Lender of the Term Funding Notice and (ii) each Revolving Lender of any Revolving Funding Notice, in each case given pursuant to this Section 2.04, and of each such Lender’s portion of the requested Funding.

Section 2.05 Funding of Revolving Loans. (a) Subject to Section 2.05(d), each Funding of Revolving Loans shall consist of Loans made by the Revolving Lenders ratably in accordance with their respective applicable Revolving Loan Commitment Availability Percentages (subject to Section 2.02(a)), and shall consist of Eurodollar Loans or Base Rate Loans as the Borrowers may request pursuant to Section 2.04 (Notice of Fundings); provided, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).

(b)               Subject to Section 4.04 (Obligation to Mitigate), each Lender may (without relieving any Borrower of its obligation to repay a Loan in accordance with the terms of this Agreement and the Notes) at its option fulfill its Commitment with respect to any such Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that the use of such domestic or foreign branch does not result in any increased costs payable by any of the Borrowers hereunder.

(c)                Subject to Section 2.05(d), (i) each Tranche A-1 Lender made a Loan in the amount of its applicable Commitment Percentage of the Funding of Tranche A-1 Term Loans hereunder on the Closing Date by wire transfer of immediately available funds to the Administrative Agent, not later than 11:00 a.m., New York City time, and the Administrative Agent shall apply the amounts so received as directed by the Borrower in the manner set forth in the Funding Notice to the payment of DIP Advance Claims, (ii) each Tranche A-2 Lender was deemed to have made a Loan in the amount of its applicable Commitment Percentage of the Funding of Tranche A-2 Term Loans hereunder on the Closing Date in replacement of Roll-Up Claims and (iii) each Revolving Lender shall make a Loan in the amount of its applicable Revolving Loan Commitment Availability Percentage (subject to Section 2.02(a)) of each Funding of Revolving Loans hereunder on the proposed Funding Date by wire transfer of immediately available funds to the Administrative Agent, not later than 11:00 a.m. New York City time, and the Administrative Agent shall transfer the amounts so received to the Accounts Bank for deposit into the Revenue Account in the amount set forth in the Funding Notice (or as otherwise agreed by the Administrative Agent, at the direction of the Required Lenders, and specified in the relevant Funding Notice); provided, that if a Funding does not occur on the proposed Funding Date because any condition precedent to such requested Funding herein specified has not been met and not all Lenders have made their respective Loans on such date, the Administrative Agent shall return any amounts so received to the respective Lenders without interest.

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(d)               Unless the Administrative Agent has been notified in writing by any Revolving Lender prior to a proposed Funding Date that such Revolving Lender will not make available to the Administrative Agent its portion of the Funding proposed to be made on such date, the Administrative Agent may assume that such Lender has made such amounts available to the Administrative Agent on such date and the Administrative Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made such amount available to the Borrowers, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender and, if such Lender pays such amount (together with the interest noted below), then the amount so paid shall constitute such Lender’s Loan included in such Funding. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand, the Administrative Agent shall promptly notify the Borrowers and the Borrowers shall immediately repay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrowers to the date such corresponding amount is recovered by the Administrative Agent, at an interest rate per annum equal to (i) in the case of a payment made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment made by the Borrowers, the Base Rate plus the Applicable Margin. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitment hereunder. Notwithstanding anything to the contrary in this Agreement or any other Financing Document, the Administrative Agent may, subject to the Intercreditor Agreement and the rights of the other Senior Secured Parties under the Security Documents and with prior notice to the Borrowers, apply all funds and proceeds of Collateral available for the payment of any Obligation to repay any amount owing by any Lender to the Administrative Agent as a result of such Lender’s failure to fund its applicable share of any Funding hereunder. A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amounts owing under this Section 2.05(d) shall be conclusive, absent manifest error.

Section 2.06 Evidence of Indebtedness. (a) Each Loan made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business, including the Register for the recordation of the Loans maintained by the Administrative Agent in accordance with the provisions of Section 11.03(c) (Assignments). The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive evidence, absent manifest error, of the amount of the Loans made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

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(b)               The Borrowers agree that in addition to the Register and any other accounts and records maintained pursuant to Section 2.06(a), the Loans made by each Lender shall be evidenced, in each case when requested by a Lender, by a Note or Notes duly executed on behalf of each Borrower, dated the Closing Date (or, if later, the date of any such request), payable to the order of such Lender in a principal amount equal to such Lender’s Revolving Loan Commitment, Tranche A-1 Term Loan Commitment or Tranche A-2 Term Loan Commitment, as applicable. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loan and payments with respect thereto.

Section 2.07 Termination or Reduction of Commitments. (a) Any unused Commitments shall be automatically and permanently terminated on the Maturity Date.

(b)               In the event of any prepayment of the Revolving Loans pursuant to Section 3.08 (Mandatory Prepayment), the Revolving Loan Commitments shall be automatically and permanently reduced in an amount equal to such prepayment.

(c)                Any unused Commitments shall be terminated upon the occurrence of an Event of Default if and to the extent required pursuant to Section 9.02 (Action upon Bankruptcy) or Section 9.03 (Action Upon Other Event of Default) in accordance with the terms thereof.

Section 2.08 Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender, other than at the direction or request of any regulatory agency or authority or due to a temporary disruption in the financial markets generally, defaults (such Lender, and each Affiliate of such Lender that is a Lender, a “Defaulting Lender”) in its obligation to fund (a “Funding Default”) any Loan (in each case, a “Defaulted Loan”), then (i) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be a Non-Voting Lender; and (ii) to the extent permitted by applicable law, during any Default Period and until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (A) any voluntary prepayment of the Loans shall be applied to the outstanding Loans of Lenders other than Defaulting Lenders prior to the outstanding Loans of the Defaulting Lenders, (B) any mandatory prepayment of the Loans shall be applied to the outstanding Loans of Lenders other than Defaulting Lenders prior to the outstanding Loans of the Defaulting Lenders, (C) such Defaulting Lender shall not be entitled to receive any Commitment Fee pursuant to Section 3.11 (Fees) with respect to such Defaulting Lender’s Commitment; and (D) availability of Loans pursuant to Section 2.01(a) (Term Loans) and Section 2.02(a) (Revolving Loans) shall, as at any date of determination, be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.08, performance by the Borrowers of their obligations hereunder and the other Financing Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.08. The rights and remedies against a Defaulting Lender under this Section 2.08 are in addition to other rights and remedies which the Borrowers may have against such Defaulting Lender with respect to any Funding Default and which the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

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ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

Section 3.01 Repayment of Loan Fundings. The Borrowers unconditionally and irrevocably promise to pay in full to the Administrative Agent, for the ratable account of each Lender, the aggregate outstanding principal amount of the Loans on the Maturity Date.

Section 3.02 Interest Payment Dates. (a) Interest accrued on each Loan shall be payable, without duplication:

(i)	on the Maturity Date;
(ii)	with respect to Eurodollar Loans, the last day of each applicable Interest Period or, if applicable, any date on which such Eurodollar Loan is converted to a Base Rate Loan;
(iii)	with respect to Base Rate Loans, on each Monthly Date or, if applicable, any date on which such Base Rate Loan is converted to a Eurodollar Loan; and
(iv)	with respect to any Loan, on any date when such Loan is prepaid hereunder;

provided that, notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing, interest otherwise payable in cash with respect to any period prior to the Original Maturity Date on the Extended Loans pursuant to the foregoing clauses (ii) or (iii) may, at the option of the Borrowers’ Agent by written notice to Administrative Agent and Extending Lenders at least two (2) Business Days prior to the date of the required payment, be paid in the form of new, pro rata Tranche A-1 Term Loans (which Tranche A-1 Term Loans shall constitute Extended Loans), which shall be deemed incurred by the Borrower on the relevant interest payment date. Amounts added to the Tranche A-1 Term Loans in accordance with the foregoing proviso shall be referred to herein as “Capitalized Interest”.

(b)               Interest accrued on the Loans or other monetary Obligations after the date such amount is due and payable (whether on the Maturity Date, any Monthly Date, any Interest Payment Date, upon acceleration or otherwise) shall be payable, subject to the Intercreditor Agreement, upon demand.

(c)                Subject to the Intercreditor Agreement, interest hereunder shall be due and payable in accordance with the terms hereof, before and after judgment, regardless of whether an Insolvency Proceeding exists in respect of any Borrower, and to the fullest extent permitted by law, the Lenders shall be entitled to receive post-petition interest during the pendency of an Insolvency Proceeding.

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Section 3.03 Interest Rates. (a) Pursuant to each properly delivered Funding Notice and Interest Period Notice, (i) the Eurodollar Loans shall accrue interest at a rate per annum during each Interest Period applicable thereto equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin and (ii) each Base Rate Loan shall accrue interest at a rate per annum during each Monthly Period equal to the sum of the Base Rate for such Monthly Period plus the Applicable Margin. Any Revolving Loan made within thirty (30) days of the Maturity Date shall be a Base Rate Loan.

(b)               On or before 12:00 noon, New York City time, at least four (4) Business Days prior to the end of each Interest Period for each Eurodollar Loan, the Borrowers shall, and at least four (4) Business Days prior to the end of any Monthly Period for any Base Rate Loans, the Borrowers may, deliver to the Administrative Agent an Interest Period Notice setting forth the Borrowers’ election (i) to continue any such Eurodollar Loan as (or convert any such Base Rate Loan to) a Eurodollar Loan or (ii) to convert any such Eurodollar Loan to a Base Rate Loan at the end of the then-current Interest Period; provided, that if an Event of Default has occurred and is continuing, all Eurodollar Loans shall automatically convert into Base Rate Loans at the end of the then-current Interest Periods. Each such election with respect to the Tranche A-1 Term Loans shall also apply to the Tranche A-2 Term Loans. Upon the waiver or cure of such Event of Default, the Borrowers shall have the option to continue such Loans as Base Rate Loans and/or to convert such Loans to Eurodollar Loans (by delivery of an Interest Period Notice), subject to the notice periods set forth above. Notwithstanding anything to the contrary, any portion of the Loans maturing in less than one month may not be continued as, or converted to, Eurodollar Loans and will automatically convert to Base Rate Loans at the end of the then-current Interest Period.

(c)                If the Borrowers fail to deliver an Interest Period Notice in accordance with Section 3.03(b) with respect to any Eurodollar Loan, such Eurodollar Loan shall automatically continue as a Eurodollar Loan.

(d)               All Eurodollar Loans shall bear interest from and including the first day of the applicable Interest Period to (and excluding) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Loan.

(e)                Notwithstanding anything to the contrary, the Borrowers shall have, in the aggregate, no more than eight (8) separate Eurodollar Loans outstanding at any one time. For purposes of the foregoing, all Eurodollar Loans commencing on the same day of a month (notwithstanding that such Eurodollar Loans commence in different months) shall be considered a single Eurodollar Loan.

(f)                All Base Rate Loans shall bear interest from and including the first day of each Monthly Period (or the day on which Eurodollar Loans are converted to Base Rate Loans as required under Section 3.03(b) or under Article IV (Eurodollar Rate and Tax Provisions)) to (and including) the next succeeding Monthly Date at the interest rate determined as applicable to such Base Rate Loan.

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Section 3.04 Default Interest Rate.

(a)                If all or a portion of (i) the principal amount of any Tranche A-1 Term Loan is not paid when due (whether on the Maturity Date, by acceleration or otherwise), at the election of the Required Lenders of the Tranche A-1 Term Loan Class (which election may be rescinded by the Required Lenders of the Tranche A-1 Term Loan Class) such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto plus two percent (2%), (ii) the principal amount of any Tranche A-2 Term Loan is not paid when due (whether on the Maturity Date, by acceleration or otherwise), at the election of the Required Lenders of the Tranche A-2 Term Loan Class (which election may be rescinded by the Required Lenders of the Tranche A-2 Term Loan Class) such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto plus two percent (2%), (iii) the principal amount of any Revolving Loan is not paid when due (whether on the Maturity Date, by acceleration or otherwise), at the election of the Required Lenders of the Revolving Loan Class (which election may be rescinded by the Required Lenders of the Revolving Loan Class) such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto plus two percent (2%) or (iv) any Obligation (other than principal on the Loans) is not paid when due (whether on the Maturity Date, by acceleration or otherwise), at the election of the Required Lenders of the Revolving Loan Class and the Required Lenders of the Tranche A-1 Term Loan Class (which election may be rescinded by the Required Lenders of the Revolving Loan Class and the Required Lenders of the Tranche A-1 Term Loan Class) such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus two percent (2%) (the rate in effect plus such two percent (2%) per annum, the “Default Rate”), in each case, with respect to clauses (i), (ii), (iii) and (iv) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

(b)               Upon the occurrence and during the continuance of any Event of Default (other than an Event of Default specified in Section 3.04(a)), at the election of the Required Lenders of the Tranche A-1 Term Loan Class (which election may be rescinded by the Required Lenders of the Tranche A-1 Term Loan Class) the Borrowers shall pay interest (after as well as before judgment) on the Tranche A-1 Term Loans at a rate per annum equal to the rate then applicable to Base Rate Loans plus two percent (2%) until such Event of Default is cured or waived.

(c)                Upon the occurrence and during the continuance of any Event of Default (other than an Event of Default specified in Section 3.04(a)), at the election of the Required Lenders of the Tranche A-2 Term Loan Class (which election may be rescinded by the Required Lenders of the Tranche A-2 Term Loan Class) the Borrowers shall pay interest (after as well as before judgment) on the Tranche A-2 Term Loans at a rate per annum equal to the rate then applicable to Base Rate Loans plus two percent (2%) until such Event of Default is cured or waived.

(d)               Upon the occurrence and during the continuance of any Event of Default (other than an Event of Default specified in Section 3.04(a)), at the election of the Required Lenders of the Revolving Loan Class (which election may be rescinded by the Required Lenders of the Revolving Loan Class) the Borrowers shall pay interest (after as well as before judgment) on the Revolving Loans at a rate per annum equal to the rate then applicable to Base Rate Loans plus two percent (2%) until such Event of Default is cured or waived.

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Section 3.05 Interest Rate Determination. The Administrative Agent shall determine the interest rate applicable to the Loans in accordance with the terms of this Agreement, and shall give prompt notice to the Borrowers and the Lenders of such determination, and its determination thereof shall be conclusive in the absence of manifest error.

Section 3.06 Computation of Interest and Fees. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by Wells Fargo’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of interest for Eurodollar Loans and for Base Rate Loans when the Base Rate is determined by the Federal Funds Effective Rate shall be made on the basis of a 360-day year and actual days elapsed.

(b)               Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that any Loan that is repaid on the same day on which it is made shall bear interest for one (1) day.

(c)                Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 3.07 Optional Prepayment. (a) Subject to the Intercreditor Agreement, the Borrowers shall have the right at any time, and from time to time, to prepay the Revolving Loans and the Tranche A-1 Term Loans (and, following payment in full of the Revolving Loans and the Tranche A-1 Term Loans, the Tranche A-2 Term Loans), in whole or in part, upon not fewer than three (3) Business Days’ prior written notice to the Administrative Agent from the Borrowers’ Agent.

(b)               Any partial prepayment of such Loans shall be in a minimum amount of five hundred thousand Dollars ($500,000) and in integral multiples of one hundred thousand Dollars ($100,000) in excess thereof.

(c)                Each notice of prepayment given by the Borrowers’ Agent under this Section 3.07 shall specify the prepayment date and the portion of the principal amount of such Loans to be prepaid. All prepayments under this Section 3.07 shall be made by the Borrowers to the Administrative Agent for the account of the applicable Lenders and shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment and by any additional amounts required to be paid under Section 4.05 (Funding Losses).

(d)               Amounts of principal prepaid under this Section 3.07 shall be allocated by the Administrative Agent as follows, subject to the terms of the Intercreditor Agreement:

(i)	Until such time as the (A) Revolving Loans that do not constitute Extended Loans and the Tranche A-1 Term Loans that do not constitute Extended Loans have been finally and fully paid and (B) Tranche A-2 Loans have been finally and fully paid:
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first, to the payment of all fees then due and payable to the Agents;

second, to the payment of all costs, fees, expenses and indemnities then due and payable to the Senior Secured Parties, including fees and expenses of attorneys and Consultants reimbursable hereunder;

third, subject only to Section 3.02(a), to the payment of all accrued and unpaid interest then due and payable in cash on the Revolving Loans and the Tranche A-1 Term Loans pro rata among the Revolving Lenders (other than any Defaulting Lender) and the Tranche A-1 Lenders based on their respective outstanding principal amounts on the date of such prepayment;

fourth, to the payment of principal of the Revolving Loans and the Tranche A-1 Term Loans pro rata among the Revolving Lenders (other than any Defaulting Lender) and the Tranche A-1 Lenders based on their respective outstanding principal amounts on the date of such prepayment; provided that, notwithstanding the foregoing provisions of this clause fourth, that portion of any principal prepayment under this clause “fourth” that is a Voluntary Permanent Reduction Payment that would otherwise be allocated to any Tranche A-1 Term Loans that are Extended Loans or Revolving Loans that are Extended Loans pursuant to this clause fourth shall be deemed to be declined by the Extending Lenders and shall be allocated instead (x) first, to the payment of principal of the Revolving Loans (excluding any Revolving Loan that is an Extended Loan), along with a corresponding reduction in the Revolving Loan Commitments of the non-Extending Lenders, and the Tranche A-1 Term Loans (excluding any Tranche A-1 Term Loan that is an Extended Loan) pro rata among the Revolving Lenders (other than any Defaulting Lender or any Extending Lender) and the Tranche A-1 Lenders (other than any Extending Lender) based on their respective outstanding principal amounts on the date of such prepayment, and (y) second, in accordance with clauses fifth, sixth, seventh, eighth, ninth, and tenth of this Section 3.07(d)(i);

fifth, to the payment of all accrued and unpaid interest then due and payable in cash on the Revolving Loans pro rata among the Defaulting Lenders based on their respective outstanding principal amounts on the date of such prepayment;

sixth, to the payment of principal of Revolving Loans pro rata among the Defaulting Lenders based on their respective outstanding principal amounts on the date of such prepayment and a corresponding reduction in the Revolving Loan Commitments; provided that, notwithstanding the foregoing provisions of this clause sixth, that portion of any principal prepayment under this clause “sixth” that is a Voluntary Permanent Reduction Payment that would otherwise be allocated to any Extending Lender that is a Revolving Lender pursuant to this clause sixth shall be deemed declined by such Extending Lender and shall be allocated instead (x) first, to the payment of principal of the Revolving Loans held by Defaulting Lenders (other than any Revolving Loan that is an Extended Loan), along with a corresponding reduction in the Revolving Loan Commitments of the Defaulting Lenders that are non-Extending Lenders, pro rata among the Defaulting Lenders (other than any Extending Lender that is a Defaulting Lender) based on their respective outstanding principal amounts on the date of such prepayment and (y) second, in accordance with clauses seventh, eighth, ninth and tenth of this Section 3.07(d)(i));

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seventh, to the payment of all accrued and unpaid interest then due and payable on the Tranche A-2 Term Loans pro rata among the Tranche A-2 Lenders based on their respective outstanding principal amounts on the date of such prepayment;

eighth, to the payment of principal of the Tranche A-2 Term Loans pro rata among the Tranche A-2 Lenders based on their respective outstanding principal amounts on the date of such prepayment;

ninth, to the payment of principal of the Tranche A-1 Term Loans that are Extended Loans pro rata among the Extending Lenders based on their respective outstanding principal amounts on the date of such prepayment (accompanied with the prepayment premium required by Section 3.15 (Prepayment Premium) with respect to such payment); and

tenth, to the Borrowers.

(ii)	From and after the date upon which each of the (A) Revolving Loans and the Tranche A-1 Term Loans that do not constitute Extended Loans have been finally and fully paid and (B) Tranche A-2 Loans have been finally and fully paid:

First, to the payment of all fees then due and payable to the Agents;

second, to the payment of all costs, fees, expenses and indemnities then due and payable to the Senior Secured Parties, including fees and expenses of attorneys and Consultants reimbursable hereunder;

third, subject only to Section 3.02(a), to the payment of all accrued and unpaid interest then due and payable in cash on the Revolving Loans and the Tranche A-1 Term Loans pro rata among the Revolving Lenders (other than any Defaulting Lender) and the Tranche A-1 Lenders based on their respective outstanding principal amounts on the date of such prepayment;

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fourth, to the payment of principal of the Revolving Loans pro rata among the Revolving Lenders (other than any Defaulting Lender) based on their respective outstanding principal amounts on the date of such prepayment;

fifth, to the payment of principal of the Tranche A-1 Term Loans (accompanied with any prepayment premium required by Section 3.15 (Prepayment Premium) with respect to such payment) pro rata among the Tranche A-1 Lenders based on their respective outstanding principal amounts on the date of such prepayment;

sixth, to the payment of all accrued and unpaid interest then due and payable in cash on the Revolving Loans pro rata among the Defaulting Lenders based on their respective outstanding principal amounts on the date of such prepayment;

seventh, to the payment of principal of Revolving Loans pro rata among the Defaulting Lenders based on their respective outstanding principal amounts on the date of such prepayment; and

eighth, to the Borrowers;

provided, that in the case of each of the foregoing clauses (i) and (ii), after giving effect to any such prepayments that have been applied to one or more Lenders and such prepayments that have been waived by one or more Lenders, the pro rata allocations among the Lenders shall be adjusted accordingly and the Administrative Agent shall give notice of the new outstanding balance of the Loans to each Lender.

(e)                Amounts prepaid pursuant to this Section 3.07 may not be reborrowed provided that, notwithstanding anything to the contrary set forth elsewhere herein, amounts prepaid in accordance with this Section 3.07 in respect of the Revolving Loans (other than any prepayment which is a Voluntary Permanent Reduction Payment) may be reborrowed within the limits of Section 2.02(a).

Section 3.08 Mandatory Prepayment. (a) Subject to the Intercreditor Agreement, the Borrowers shall be required to prepay the Loans:

(i)	upon receipt by any of the Borrowers of Insurance Proceeds, as required pursuant to Sections 8.07(d)(ii) and (e) (Insurance and Condemnation Proceeds Accounts);
(ii)	upon receipt by any of the Borrowers of Condemnation Proceeds, as required pursuant to Sections 8.07(d)(ii) and (e) (Insurance and Condemnation Proceeds Accounts);
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(iii)	upon receipt of any Project Document Termination Payments, as required pursuant to Section 8.08(c)(ii) (Extraordinary Proceeds Account);
(iv)	upon receipt of proceeds of any asset disposal (other than proceeds received from the sale of Products) that are not used for replacement in accordance with Section 7.02(f)(i) (Negative Covenants – Asset Dispositions), as required pursuant to Section 8.08(b)(ii) (Extraordinary Proceeds Account); and
(v)	on each Monthly Date, as required pursuant to Section 8.03(b)(xviii) (Revenue Account).

(b)               The Borrowers shall provide Administrative Agent (which shall promptly provide such notice to the Lenders) with not less than four (4) Business Days’ notice of any intended prepayment pursuant to this Section 3.08, such notice to specify the date and amount of such intended prepayment. All prepayments under this Section 3.08 shall be made by the Borrowers to the Administrative Agent for the account of the applicable Lenders and shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment and by any additional amounts required to be paid under Section 4.05 (Funding Losses).

(c)                Amounts of principal required to be prepaid under this Section 3.08 shall be allocated by the Administrative Agent and applied as follows, subject to the Intercreditor Agreement:

(i)	Until such time as the (A) Revolving Loans that do not constitute Extended Loans and the Tranche A-1 Term Loans that do not constitute Extended Loans have been finally and fully paid and (B) Tranche A-2 Loans have been finally and fully paid:

first, to the payment of all fees then due and payable to the Agents;

second, to the payment of all costs, fees, expenses and indemnities then due and payable to the Senior Secured Parties, including fees and expenses of attorneys and Consultants reimbursable hereunder;

third, subject only to Section 3.02(a), to the payment of all accrued and unpaid interest then due and payable in cash on the Revolving Loans and the Tranche A-1 Term Loans pro rata among the Revolving Lenders (other than any Defaulting Lender) and the Tranche A-1 Lenders based on their respective outstanding principal amounts on the date of such prepayment;

fourth, to the payment of principal of the Revolving Loans and the Tranche A-1 Term Loans pro rata among the Revolving Lenders (other than any Defaulting Lender) and the Tranche A-1 Lenders based on their respective outstanding principal amounts on the date of such prepayment; provided that, notwithstanding the foregoing provisions of this clause fourth, any principal prepayment under this clause “fourth” that would otherwise be allocated to any Tranche A-1 Term Loans that are Extended Loans or Revolving Loans that are Extended Loans pursuant to this clause fourth, may be declined by any Extending Lender that provides notice to the Administrative Agent at least two (2) Business Days’ prior to the date of such prepayment of its election to decline such prepayment, and any such payment so declined shall be allocated instead (x) first, to the payment of principal of the Revolving Loans (excluding any Revolving Loan that is an Extended Loan of a Lender that has declined such payment), along with a corresponding reduction in the Revolving Loan Commitments of the such Lenders, and the Tranche A-1 Term Loans (excluding any Tranche A-1 Term Loan that is an Extended Loan of a Lender that has declined such prepayment) pro rata among the Revolving Lenders (other than any Defaulting Lender or any Extending Lender that has declined such prepayment) and the Tranche A-1 Lenders (other than any Extending Lender that has declined such prepayment) based on their respective outstanding principal amounts on the date of such prepayment, and (y) second, in accordance with clauses fifth, sixth, seventh, eighth, ninth and tenth of this Section 3.08(c)(i);

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fifth, to the payment of all accrued and unpaid interest then due and payable on the Tranche A-2 Term Loans pro rata among the Tranche A-2 Lenders based on their respective outstanding principal amounts on the date of such prepayment;

sixth, to the payment of principal of the Tranche A-2 Term Loans pro rata among the Tranche A-2 Lenders based on their respective outstanding principal amounts on the date of such prepayment;

seventh, to the payment of all accrued and unpaid interest then due and payable in cash on the Revolving Loans pro rata among the Defaulting Lenders based on their respective outstanding principal amounts on the date of such prepayment;

eighth, to the payment of principal of Revolving Loans pro rata among the Defaulting Lenders based on their respective outstanding principal amounts on the date of such prepayment and a corresponding reduction in the Revolving Loan Commitments; provided that, notwithstanding the foregoing provisions of this clause eighth, any principal prepayment under this clause “eighth” that would otherwise be allocated to any Extending Lender that is a Revolving Lender pursuant to this clause eighth, may be declined by any Extending Lender that provides notice to the Administrative Agent at least two (2) Business Days’ prior to the date of such prepayment of its election to decline such prepayment, and any such payment so declined shall be allocated instead (x) first, to the payment of principal of the Revolving Loans held by Defaulting Lenders (other than any Revolving Loan that is an Extended Loan held by a Lender that has declined such payment), along with a corresponding reduction in the Revolving Loan Commitments of the Defaulting Lenders that have not declined such prepayment, pro rata among the Defaulting Lenders (other than any Extending Lender that is a Defaulting Lender that has declined such prepayment) based on their respective outstanding principal amounts on the date of such prepayment and (y) second, in accordance with clauses ninth and tenth of this Section 3.08(c)(i));

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ninth, to the payment of principal of the Tranche A-1 Term Loans that are Extended Loans pro rata among the Tranche A-1 Lenders based on their respective outstanding principal amounts on the date of such prepayment (accompanied with the prepayment premium required by Section 3.15 (Prepayment Premium) with respect to such payment); and

tenth, to the Borrowers.

(ii)	From and after the date upon which each of the (A) Revolving Loans and the Tranche A-1 Term Loans that do not constitute Extended Loans have been finally and fully paid and (B) Tranche A-2 Loans have been finally and fully paid:

First, to the payment of all fees then due and payable to the Agents;

second, to the payment of all costs, fees, expenses and indemnities then due and payable to the Senior Secured Parties, including fees and expenses of attorneys and Consultants reimbursable hereunder;

third, subject only to Section 3.02(a), to the payment of all accrued and unpaid interest then due and payable in cash on the Revolving Loans and the Tranche A-1 Term Loans pro rata among the Revolving Lenders (other than any Defaulting Lender) and the Tranche A-1 Lenders based on their respective outstanding principal amounts on the date of such prepayment;

fourth, to the payment of principal of the Revolving Loans pro rata among the Revolving Lenders (other than any Defaulting Lender) based on their respective outstanding principal amounts on the date of such prepayment;

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fifth, to the payment of principal of the Tranche A-1 Term Loans (accompanied with any prepayment premium required by Section 3.15 (Prepayment Premium) with respect to such payment) pro rata among the Tranche A-1 Lenders based on their respective outstanding principal amounts on the date of such prepayment;

sixth, to the payment of all accrued and unpaid interest then due and payable in cash on the Revolving Loans pro rata among the Defaulting Lenders based on their respective outstanding principal amounts on the date of such prepayment;

seventh, to the payment of principal of Revolving Loans pro rata among the Defaulting Lenders based on their respective outstanding principal amounts on the date of such prepayment; and

eighth, to the Borrowers.

(iii)	Any mandatory prepayment under this Section 3.08 which results in the prepayment of principal of the Revolving Loans in accordance with clause fourth, eighth, ninth or eleventh of Section 3.08(d)(i) or clause fourth or clause seventh of Section 3.08(d)(ii) shall, notwithstanding anything to the contrary set forth elsewhere in this Agreement (other than each Extending Lender’s right to waive a reduction of its Commitments pursuant to this Section 3.08), result in a corresponding reduction in the Revolving Loan Commitments of the Revolving Lenders;

provided, that in the case of each of the foregoing clauses (i), (ii) and (iii), after giving effect to any such prepayments that have been applied to one or more Lenders and such prepayments that have been waived by one or more Lenders, the pro rata allocations among the Lenders shall be adjusted accordingly and the Administrative Agent shall give notice of the new outstanding balance of the Loans to each Lender.

(d)               Amounts prepaid pursuant to this Section 3.08 may not be reborrowed.

Section 3.09 Time and Place of Payments. (a) The Borrowers shall make each payment (including any payment of principal of or interest on any Loan or any Fees or other Obligations) hereunder and under any other Financing Document without setoff, deduction or counterclaim not later than 12:00 noon New York City time on the date when due in Dollars in immediately available funds to the Administrative Agent at the account as may from time to time be specified by the Administrative Agent to the Borrowers. Funds received after 12:00 noon New York City time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day.

(b)               The Administrative Agent shall promptly remit in immediately available funds to each Senior Secured Party its share, if any, of any payments received by the Administrative Agent for the account of such Senior Secured Party, in accordance with the terms hereof and subject to the terms of the Intercreditor Agreement.

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(c)                Whenever any payment (including any payment of principal of or interest on any Loan or any Fees or other Obligations) hereunder or under any other Financing Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment shall (except as otherwise required by the proviso to the definition of “Interest Period” with respect to Eurodollar Loans) be made on the immediately succeeding Business Day, and such increase of time shall in such case be included in the computation of interest or Fees, if applicable.

Section 3.10 Fundings and Payments Generally. (a) Unless the Administrative Agent has received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance with this Agreement and may, in reliance upon such assumption, distribute to the Lenders the amount due. If the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender with respect to any amount owing under this Section 3.10(a) shall be conclusive, absent manifest error.

(b)               Nothing herein shall be deemed to obligate any Lender to obtain funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain funds for any Loan in any particular place or manner.

(c)                The Borrowers hereby authorize each Lender, if and to the extent payment owed to such Lender is not made when due under this Agreement or under the Notes held by such Lender, to charge from time to time against any or all of any Borrower’s accounts with such Lender (other than, in the event that the Account Bank is also a Lender, any Project Account) any amount so due.

Section 3.11 Fees. (a) From and including the Closing Date until the Maturity Date, the Borrowers agree to pay to the Administrative Agent, for the account of the Revolving Lenders, on each Monthly Date, a commitment fee (a “Commitment Fee”) equal to two percent (2.0%) per annum on the average daily amount by which the Aggregate Revolving Loan Commitment exceeds the outstanding amount of Revolving Loans during the calendar month then ended. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as pro-rated for any partial quarter, as applicable.

(b)               On the Closing Date, the Borrowers paid to the Administrative Agent, for the account of the Revolving Lenders, a facility fee equal to two percent (2.0%) of the Aggregate Revolving Loan Commitment.

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(c)                On the Closing Date, the Borrowers paid to the Administrative Agent, for the account of the Tranche A-1 Lenders, a facility fee equal to two percent (2.0%) of the Aggregate Term Commitment for Tranche A-1 Term Loans.

(d)               On the Closing Date, the Borrowers paid to the Administrative Agent, for the account of the Administrative Agent, a structuring fee equal to one percent (1.0%) of the Aggregate Revolving Loan Commitment.

(e)                On the Restatement Effective Date, the Borrowers shall pay to the Administrative Agent, for the account of each Consenting Lender, a consent fee equal to a quarter of a percent (0.25%) of the Commitments held by such Consenting Lender.

(f)                Each Borrower agrees to pay to the Administrative Agent, for the account of the Agents, additional fees in the amounts and at the times from time and time agreed to in writing by the Borrowers and the respective Agent, including pursuant to the Fee Letters.

(g)               All Fees shall be paid on the dates due, in immediately available funds. Once paid, none of the Fees shall be refundable under any circumstances.

Section 3.12 Pro rata Treatment. (a) Except as otherwise expressly provided herein (including Section 4.01 (Eurodollar Rate Lending Unlawful), Section 2.07 (Termination or Reduction of Commitments), Section 2.08 (Defaulting Lenders)), Section 3.07 (Optional Prepayment) and Section 3.08 (Mandatory Prepayment), each Funding of Revolving Loans shall be allocated by the Administrative Agent pro rata among the Revolving Lenders in accordance with their respective Revolving Loan Commitment Availability Percentages and each reduction of commitments of any type shall be allocated by the Administrative Agent pro rata among the applicable Lenders in accordance with their respective applicable Commitment Percentages.

(b)               Except as required under Section 2.08 (Defaulting Lenders), Section 3.07 (Optional Prepayment), Section 3.08 (Mandatory Prepayment) or Article IV (Eurodollar Rate and Tax Provisions), each payment or prepayment of principal of the Loans shall be allocated by the Administrative Agent pro rata among the applicable Lenders in accordance with the respective principal amounts of their outstanding Loans of the type being repaid, each payment of interest on the Loans shall be allocated by the Administrative Agent pro rata among the applicable Lenders in accordance with the respective interest amounts outstanding on their outstanding Loans of the type in respect of which interest is being paid, and each payment of fees on the Commitments shall be allocated by the Administrative Agent pro rata among the applicable Lenders in accordance with their respective Commitments (or Revolving Loan Commitment Availability Percentages, in the case of Commitment Fees), of the type to which such fees relate.

(c)                Each Lender agrees that in computing such Lender’s portion of any Funding to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Funding to the next higher or lower whole Dollar amount.

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Section 3.13 Sharing of Payments. (a) If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Article IV (Eurodollar Rate and Tax Provisions)) in excess of its pro rata share of payments then or therewith obtained by all Lenders (other than as a result of the waiver by any Lender of its right to received payment pursuant to Section 3.07 or Section 3.08) holding Loans of such type, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender that has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender’s ratable share (according to the proportion of (x) the amount of such selling Lender’s required repayment to the purchasing Lender to (y) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 11.15 (Right of Setoff)) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

(b)               If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.13 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 3.13 to share in the benefits of any recovery on such secured claim.

Section 3.14 Termination of Interest Rate Protection Agreement in Connection with Any Prepayment. The Borrowers shall, in connection with any prepayment made by the Borrowers pursuant to Section 3.07 (Optional Prepayment) or Section 3.08 (Mandatory Prepayment), terminate an aggregate notional amount under the Interest Rate Protection Agreements (if any) equal to the amount (if any) by which the aggregate notional amount under the Interest Rate Protection Agreements would exceed the aggregate outstanding principal amount of the Loans immediately after giving effect to such prepayment; and in each case, such termination shall be made within five (5) Business Days of the date of such prepayment (or, to the extent that the aggregate notional amount under the Interest Rate Protection Agreements exceeds the aggregate outstanding principal of the Loans by no more than ten percent (10%), within thirty (30) days following such prepayment). The amount of any Swap Termination Value due in respect of the Interest Rate Protection Agreements terminated in accordance with the immediately foregoing sentence shall be made by the Borrowers from amounts available with which to make such prepayment.

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Section 3.15 Prepayment Premium. In the event any repayment or prepayment of the Extended Loans that are Tranche A-1 Loans is made prior to the Maturity Date of the Extended Loans (but excluding any repayments or prepayments (1) of any loans held by an Affiliated Lender or (2) as a result of any mandatory prepayment pursuant to Section 3.08(a) unless such prepayment results from an asset sale or disposition that is not permitted under Section 7.02(f)), including as a result of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date of the Extended Loans, for any reason, including (i) termination upon the election of the Required Lenders to terminate after the occurrence and during the continuation of an Event of Default (or, in the case of the occurrence of any Event of Default described in Section 9.01(h) with respect to any Borrower, automatically upon the occurrence thereof), (ii) foreclosure and sale of Collateral, (iii) sale of the Collateral in any insolvency proceeding, or (iv) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any insolvency proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Extending Lenders or profits lost by the Extending Lenders as a result of such early payment or termination, and by mutual agreement of the Borrowers and the Extending Lenders as to a reasonable estimation and calculation of the lost profits or damages of the Extending Lenders, the Borrowers shall pay, subject to the Intercreditor Agreement, pro rata among the Extending Lenders that hold Tranche A-1 Term Loans based on their respective outstanding principal amounts on the date of such prepayment the Make-Whole Amount, measured as of the date of such payment or termination. Borrowers’ Agent shall calculate the Make-Whole Amount and provide such calculation to Administrative Agent and Extending Lenders at least two (2) Business Days before the date any such prepayment is made; provided that such calculation shall be subject to the review and approval of the Extending Lenders. In the event Extending Lenders do not object to Borrowers’ Agent’s calculation of the Make-Whole Amount within thirty (30) days of receipt thereof, such calculation shall be deemed approved by Extending Lenders. Notwithstanding the foregoing, or the pendency of any objection to Borrowers’ Agent’s calculation of the Make-Whole Amount, Administrative Agent shall disburse any such prepayment (together with the Make-Whole Amount which has been delivered to Administrative Agent by Borrowers at the time of the prepayment) to Extending Lenders upon Administrative Agent’s receipt thereof. In no event shall the Administrative Agent have any duty, responsibility or liability with respect to the calculations of the Make-Whole Amount, which calculation shall be the sole responsibility of Borrowers’ Agent.

For the purposes of this Section 3.15, “Make-Whole Amount” means, as of any date of determination, with respect to any payment of the Extended Loans that are Tranche A-1 Loans, an amount equal to the “present value” as of the date of such payment of all interest payments which would have accrued, from the date of such payment through the Maturity Date of the Extended Loans, on an amount equal to such Tranche A-1 Loans being paid, such interest to be calculated on such amount at the rate of interest in effect on such payment date; “present value” shall be computed using a discount rate, applied quarterly, equal to the Treasury Rate as of such prepayment date plus 50 basis points; and “Treasury Rate” shall mean, as of any prepayment date, the yield to maturity as of such prepayment date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the prepayment date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the prepayment date to the Maturity Date of the Extended Loans; provided, however, that if the period from the prepayment date to Maturity Date of the Extended Loans is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the prepayment date to Maturity Date of the Extended Loans is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

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ARTICLE IV

EURODOLLAR RATE AND TAX PROVISIONS

Section 4.01 Eurodollar Rate Lending Unlawful. (a) If any Lender reasonably determines (which determination shall, upon notice thereof to the Borrowers and the Administrative Agent, be conclusive and binding on the Borrowers absent manifest error) that the introduction of or any change in or in the interpretation of any Law after the Closing Date makes it unlawful, or any central bank or other Governmental Authority asserts after the Closing Date that it is unlawful, for such Lender to make, maintain or fund any Loan as a Eurodollar Loan, the obligations of such Lender to make, maintain or fund any Loan as a Eurodollar Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Borrowers and the Administrative Agent that the circumstances causing such suspension no longer exist, and all Eurodollar Loans of such Lender shall automatically convert into Base Rate Loans at the end of the then-current Interest Periods with respect thereto or sooner, if required by such Law or assertion. Upon any such conversion the Borrowers shall pay any accrued interest on the amount so converted and, if such conversion occurs on a day other than the last day of the then-current Interest Period for such affected Eurodollar Loans, such Lender shall be entitled to make a request for, and the Borrowers shall pay, compensation for breakage costs under Section 4.05 (Funding Losses).

(b)               If such Lender notifies the Borrowers and the Administrative Agent that the circumstances giving rise to the suspension described in Section 4.01(a) no longer apply, the Borrowers may elect (by delivering an Interest Period Notice) to convert the principal amount of any such Base Rate Loan to a Eurodollar Loans in accordance with this Agreement.

Section 4.02 Inability to Determine Eurodollar Rates. (a) In the event, and on each occasion, that on or before the day that is three (3) Business Days prior to the commencement of any Interest Period for any Eurodollar Loan, (A) the Administrative Agent shall have determined in good faith that adequate and reasonable means do not exist for ascertaining LIBOR or (B) the Required Lenders shall have determined in good faith and notified the Administrative Agent in writing that (i) Dollar deposits in the amount of such Loan and with an Interest Period similar to such Interest Period are not generally available in the London interbank market, or (ii) the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making, maintaining or funding the principal amount of such Loan during such Interest Period, then in either case the Administrative Agent shall forthwith notify the Borrowers and the Lenders of such determination, whereupon each such Eurodollar Loan will automatically, on the last day of the then-existing Interest Period for such Eurodollar Loan, convert into a Base Rate Loan. In the event of any such determination pursuant to Section 4.02(a)(A) or (B)(i), any Funding Notice delivered by the Borrowers shall be deemed to be a request for a Base Rate Loan until the Administrative Agent or the Required Lenders, as the case may be, determines that the circumstances giving rise to such notice no longer exist. In the event of any determination pursuant to Section 4.02(a)(B)(ii), each affected Lender shall, and is hereby authorized by the Borrowers to, fund its portion of the Loans as a Base Rate Loan. Each determination by the Administrative Agent or the Required Lenders, as the case may be, hereunder shall be conclusive absent manifest error.

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(b)               Upon the Administrative Agent’s or the Required Lenders’ determination, as the case may be, that the condition that was the subject of a notice under Section 4.02(a) has ceased, the Administrative Agent shall forthwith notify the Borrower and the Lenders of such determination, whereupon the Borrowers may elect (by delivering an Interest Period Notice) to convert any such Base Rate Loan to a Eurodollar Loan on the last day of the then-current Monthly Period in accordance with this Agreement.

Section 4.03 Increased Eurodollar Loan Costs. If after the Closing Date, the adoption of any applicable Law or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Eurodollar Office) with any request or directive (whether or not having the force of law) of any Governmental Authority would increase the cost (other than with respect to Taxes, which are addressed in Section 4.07 (Taxes)) to such Lender of, or result in any reduction in the amount of any sum receivable by such Lender (whether of principal, interest or any other amount) in respect of, making, maintaining or funding (or of its obligation to make, maintain or fund) the Loans as Eurodollar Loans, then the Borrowers agree to pay directly to such Lender the amount of any such increase or reduction. Such Lender shall promptly notify the Administrative Agent and the Borrowers in writing of the occurrence of any such event, such notice to state in reasonable detail the reasons (including the basis for determination) therefor and the additional amount required to compensate fully such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrowers directly to such Lender within thirty (30) days of delivery of such notice, and such notice shall be binding on the Borrowers absent manifest error.

Section 4.04 Obligation to Mitigate. (a) Each Lender agrees after it becomes aware of the occurrence of an event that would entitle it to give notice pursuant to Section 4.01 (Eurodollar Rate Lending Unlawful), 4.03 (Increased Eurodollar Loan Costs), or 4.06 (Increased Capital Costs) or to receive additional amounts pursuant to Section 4.07 (Taxes), such Lender shall use reasonable efforts to make, fund or maintain its affected Loan through another lending office if as a result thereof the increased costs would be avoided or materially reduced or the illegality would thereby cease to exist and if, in the opinion of such Lender, the making, funding or maintaining of such Loan through such other lending office would not be disadvantageous to such Lender, contrary to such Lender’s normal banking practices or violate any applicable Law.

(b)               No change by a Lender in its Domestic Office or Eurodollar Office made for such Lender’s convenience shall result in any increased cost to the Borrowers.

(c)                If any Lender demands compensation pursuant to Section 4.03 (Increased Eurodollar Loan Costs) or 4.06 (Increased Capital Costs) with respect to any Eurodollar Loan, the Borrowers may, at any time upon at least three (3) Business Day’s prior notice to such Lender through the Administrative Agent, elect to convert such Loan into a Base Rate Loan. Thereafter, unless and until such Lender notifies the Borrowers that the circumstances giving rise to such notice no longer apply, all such Eurodollar Loans by such Lender shall bear interest as Base Rate Loans. If such Lender notifies the Borrowers that the circumstances giving rise to such notice no longer apply, the Borrowers may elect (by delivering an Interest Period Notice) to convert the principal amount of each such Base Rate Loan to a Eurodollar Loans in accordance with this Agreement.

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Section 4.05 Funding Losses. In the event that any Lender incurs any loss or expense (including any loss or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as a Eurodollar Loan, and any customary administrative fees charged by such Lender in connection with the foregoing, but excluding any lost profits) as a result of (a) any conversion or repayment or prepayment of the principal amount of any Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Sections 3.07 (Optional Prepayment), 3.08 (Mandatory Prepayment), 4.01(a) (Eurodollar Rate Lending Unlawful) or otherwise or (b) the Borrowers failing to make a Funding in accordance with any Funding Notice; then, upon the written notice (including the basis for determination) of such Lender to the Borrowers (with a copy to the Administrative Agent), the Borrowers shall, within thirty (30) days of receipt thereof, pay to the Administrative Agent for the account of such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice shall be binding on the Borrowers absent manifest error.

Section 4.06 Increased Capital Costs. If after the Closing Date any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any applicable Law or guideline, or request (whether or not having the force of law) of any Governmental Authority affects the amount of capital required to be maintained by any Lender, and such Lender reasonably determines that the rate of return on its capital as a consequence of its Loan is reduced to a level below that which such Lender could have achieved but for the occurrence of any such circumstance then, in any such case upon notice from time to time by such Lender to the Borrowers, the Borrowers shall pay within thirty (30) days after such demand directly to such Lender additional amounts sufficient to compensate such Lender for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including the basis for determination) shall be binding on the Borrowers absent manifest error.

Section 4.07 Taxes.

(a)                Payments Free of Taxes. Any and all payments by or on account of any Obligations shall be made free and clear of, and without deduction for, any Taxes, unless required by Law; provided, that if any Borrower shall be required to deduct any Indemnified Taxes from any such payment, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.07) the Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

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(b)               Payment of Other Taxes by the Borrowers. In addition, the Borrowers shall timely pay any Indemnified Taxes arising from any payment made under any Financing Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Financing Document and not collected by withholding at the source as contemplated by Section 4.07(a) to the relevant Governmental Authority in accordance with applicable Law.

(c)                Indemnification by the Borrowers. The Borrowers shall indemnify each Agent and each Lender, within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.07) paid by such Agent or Lender, as the case may be, and any penalties, interest, additions to tax and reasonable expenses arising therefrom or with respect thereto (other than those resulting from the gross negligence or willful misconduct of such Agent or Lender), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability (including the basis of determination) delivered to the Borrowers by a Lender or Agent, as the case may be, shall be conclusive absent manifest error.

(d)               Evidence of Payments. As soon as reasonably practicable after any payment of Indemnified Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                Foreign Lenders. Each Lender (including any Participant and any other Person to which any Lender transfers its interests in this Agreement as provided under Section 11.03 (Assignments)) that is not a United States Person (a “Non-U.S. Lender”) shall deliver to the Borrowers and the Administrative Agent two (2) copies of U.S. Internal Revenue Service Form W-8ECI, Form W-8BEN, Form W-8EXP or Form W-8IMY (with supporting documentation), or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender and claiming, to the extent applicable, complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments of interest by the Borrowers under the Financing Documents, together with, in the case of a Non-U.S. Lender that is relying on an exemption pursuant to Section 871(h) or 881(c) of the Code, a statement substantially in the form of Exhibit 4.07. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrowers and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by U.S. taxing authorities for such purpose). The Borrowers shall not be obligated to pay any additional amounts in respect of U.S. federal income taxes pursuant to this Section 4.07 (or make an indemnification payment pursuant to this Section 4.07) to any Lender (or any Participant or other Person to which any Lender transfers its interests in this Agreement as provided under Section 11.03 (Assignments)) if the obligation to pay such additional amounts (or such indemnification) would not have arisen but for a failure by such Lender to comply with this Section 4.07(e).

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(f)                In no event shall the Administrative Agent or the Collateral Agent have any duty, obligation or liability with respect to the payment of any Taxes.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

In order to induce each Agent, each Lender and each other party hereto (other than the Borrowers and the Borrowers’ Agent) to enter into this Agreement and to induce each Lender to make the Loans hereunder, each Borrower represents and warrants to each Agent and each Lender as set forth in this Article V on the date hereof, on the Closing Date, on the date of each Funding Notice and on each Funding Date (in each case, except to the extent such representations and warranties expressly relate to a future date or as otherwise provided in Article VI (Conditions Precedent)).

Section 5.01 Organization; Power and Compliance with Law. Each of the Borrowers (a) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified to do business as is now being conducted and as is proposed to be conducted by such Borrower and is in good standing as a foreign limited liability company in each jurisdiction where the nature of its business requires such qualification (other than any such failure to be so qualified or in good standing that could not reasonably be expected to have a Material Adverse Effect) and (c) has all requisite limited liability company power and authority required as of the date this representation is made or deemed repeated to enter into and perform its obligations under each Transaction Document to which it is a party and to conduct its business as currently conducted by it.

Section 5.02 Due Authorization; Non-Contravention. The execution, delivery and performance by each of the Borrowers of each Transaction Document to which it is a party are within such Borrower’s limited liability company powers, have been duly authorized by all necessary limited liability company action, and do not:

(a)                contravene such Borrower’s Organic Documents (including its Borrower LLC Agreement);

(b)               contravene in any material respect any Law binding on or affecting such Borrower;

(c)                (i) in the case of any Financing Document, contravene any Contractual Obligation binding on or affecting such Borrower or (ii) in the case of any Project Document, contravene any Contractual Obligation binding on or affecting such Borrower (other than in the case of this Section 5.02(c)(ii) any contravention which could not reasonably be expected to have a Material Adverse Effect);

(d)               require any consent or approval under such Borrower’s Organic Documents that has not been obtained;

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(e)                require any consent or approval under any Contractual Obligations binding on or affecting such Borrower other than any approvals or consents which have been obtained (and, in the case only of the execution, delivery and performance of the Project Documents, any other approvals or consents the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect); or

(f)                result in, or require the creation or imposition of, any Lien on any of such Borrower’s properties other than Permitted Liens.

Section 5.03 Governmental Approvals.

(a)                All Governmental Approvals that are required to be obtained by any Borrower in connection with (i) the due execution, delivery and performance by such Borrower of the Financing Documents to which it is a party and (ii) the grant by the Borrowers and the Pledgor of the Liens granted under the Security Documents and the validity, perfection and enforceability thereof have been obtained, are in full force and effect, are properly in the name of the appropriate Person, and are final and Non-Appealable.

(b)               All Necessary Project Approvals are in full force and effect, are properly in the name of the appropriate Person, and are final and Non-Appealable except as a result of the Cold Shutdown of the Madera Plant.  There is no action, suit, investigation or proceeding pending or to the knowledge of each Borrower, threatened that could reasonably be expected to result in the modification, rescission, termination or suspension of any Necessary Project Approval that could reasonably be expected to have a Material Adverse Effect.

(c)                The information set forth in each application (including any updates or supplements thereto) submitted by or on behalf of any Borrower in connection with each Necessary Project Approval was accurate and complete in all material respects at the time of submission and continues to be accurate in all material respects and complete in all respects to the extent required for the continued effectiveness of such Necessary Project Approval.

Section 5.04 Investment Company Act. None of the Borrowers is, and after giving effect to the Loans and the application of the proceeds of the Loans as described herein none of the Borrowers will be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.05 Validity of Financing Documents. Each Financing Document to which any Borrower is a party has been duly authorized, validly executed and delivered, and constitutes the legal, valid and binding obligations of such Borrower enforceable in accordance with its respective terms, except as the enforceability hereof or thereof may be limited by (a) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and (b) general equitable principles (whether considered in a proceeding in equity or at law).

Section 5.06 Financial Information. Each of the financial statements delivered pursuant to Section 6.01(h) (Conditions to Closing – Financial Statements) and Section 7.03 (Reporting Requirements) has been prepared in accordance with GAAP, and fairly presents in all material respects the consolidated financial condition of the Borrowers as at the dates thereof and the results of their operations for the period then ended (subject, in the case of unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnotes).

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Section 5.07 No Material Adverse Effect. Since April 16, 2010 no Material Adverse Effect has occurred and is continuing.

Section 5.08 Project Compliance. (a) Each Plant is owned and maintained in material compliance with all applicable Laws and the requirements of all Necessary Project Approvals.

(b)               Each Plant is owned and maintained in compliance in all material respects with all of the Borrowers’ Contractual Obligations (including the Project Documents applicable to such Plant, taking into account any cure or grace periods thereunder and the Borrower’s right to replace Project Documents as set forth in Section 9.01(i) (Events of Default – Project Document Defaults; Termination)) (except, (i) in the case of Contractual Obligations other than Project Documents, to the extent such failure to comply could not reasonably be expected to result in a Material Adverse Effect with respect to such Plant or Borrower and (ii) the cessation of operations and Cold Shutdown of the Madera Plant).

Section 5.09 Litigation. (a) No action, suit, proceeding or investigation has been instituted or threatened against any of Pacific Holding, the Pledgor, or any Plant or Borrower (including in connection with any Necessary Project Approval) that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on any Plant or Borrower; and

(b)               no action, suit, proceeding or investigation has been instituted or threatened against any Major Project Party that is party to any Project Document with Pacific Holding or that relates to any Borrower or Plant that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.10 Sole Purpose Nature; Business. None of the Borrowers has conducted nor is conducting any business or activities other than businesses and activities relating to the ownership, development, testing, financing, construction, operation and maintenance of the Project as contemplated by the Transaction Documents.

Section 5.11 Contracts.

(a)                All contracts, agreements, instruments, letters, understandings, or other documentation to which any Borrower is a party or by which it or any of its properties is bound as of the Original Closing Date (other than the Existing Financing Documents), including the Project Documents (including all documents amending, supplementing, interpreting or otherwise modifying or clarifying such agreements and instruments) are listed in Schedule 5.11(i). All material contracts, agreements, instruments, letters, understandings, or other documentation to which any Borrower entered into after the Original Closing Date (other than the Financing Documents and the Existing Financing Documents), including any such Project Documents (including all documents amending, supplementing, interpreting or otherwise modifying or clarifying such agreements and instruments), are listed in Schedule 5.11(ii), provided, that for the purposes of this Section 5.11(a), any such contract, agreement, instrument, letter, understanding, or other document that would reasonably be expected to provide for aggregate payments to or from, or aggregate liabilities of, the Loan Parties, equal to or in excess of five hundred thousand Dollars ($500,000) and each Project Document entered into since June 25, 2010 shall be deemed to be material.

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(a)                All Necessary Project Contracts are in full force and effect except such Necessary Projects Contracts the invalidity of which could not reasonably be expected to have a Material Adverse Effect.

(b)               As of any date (after the Closing Date) on which this representation is made or deemed repeated, there are no material contracts, agreements, instruments, or documents between any Borrower and any other Person relating to any Borrower or the Project other than (i) the Transaction Documents, (ii) the agreements listed in Schedule 5.11, and (iii) any other agreements permitted by this Agreement.

Section 5.12 Collateral. (a) The Collateral includes all of the Equity Interests in and all of the tangible and intangible assets of each Borrower (except, with respect to any asset the assignment of which is not permitted, as otherwise expressly provided in the applicable Security Agreement).

(b)               The respective Liens and security interests granted to the Collateral Agent (for the benefit of the Senior Secured Parties) pursuant to the Security Documents in effect on each date this representation is made or deemed repeated (x) immediately prior to the Restatement Effective Date, (i) constituted, as to personal property included in the Collateral, a valid first-priority security interest in such personal property and (ii) constituted, as to the Mortgaged Property included in the Collateral, a valid first-priority Lien of record in the Mortgaged Property, in each case subject only to Permitted Liens and (y) as of the Restatement Effective Date and thereafter, subject to the Intercreditor Agreement (i) constitute, as to personal property included in the Collateral, a valid security interest in such personal property and (ii) constitute, as to the Mortgaged Property included in the Collateral, a valid Lien of record in the Mortgaged Property, in each case subject only to Permitted Liens.

(c)                The security interests granted to the Collateral Agent (for the benefit of the Senior Secured Parties) pursuant to the Security Documents in the Collateral consisting of personal property will be perfected as specified in the Intercreditor Agreement, (i) with respect to any property that can be perfected by filing, upon the filing of UCC financing statements in the filing offices identified in Schedule 5.12, (ii) with respect to any Project Account or Local Account Collateral that can be perfected solely by control, upon execution of this Agreement and the Blocked Account Agreements, respectively and (iii) with respect to any property (if any) that can be perfected solely by possession, pursuant to the Intercreditor Agreement, upon the Collateral Agent receiving possession thereof, and in each case such security interest will be, as to Collateral perfected under the UCC or otherwise as aforesaid, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, lien, security interests, encumbrance, assignment or otherwise, in each case subject only to Permitted Liens. All such action as is necessary has been taken to establish and perfect the Collateral Agent’s rights in and to the Collateral covered by the Security Documents on the date this representation is made or deemed repeated to the extent the Collateral Agent’s security interest can be perfected by filing, including any recordation, filing, registration, giving of notice or other similar action. No filing, recordation, re-filing or re-recording other than those listed on Schedule 5.12 (as the same may be updated at the written request of the Borrowers’ Agent, with the written agreement of the Administrative Agent, following any change in applicable law) is necessary to perfect (or maintain the perfection of) the interest, title or Liens of the Security Documents (to the extent the Collateral Agent’s security interest can be perfected by filing or recording), and on and as of each relevant date which this representation and warranty is made or deemed repeated, all such filings or recordings have been made with respect to each Security Document then in effect. The Borrowers and the Pledgor have properly delivered or caused to be delivered to the Collateral Agent, or provided the Collateral Agent control of, all Collateral that requires perfection of the Liens and security interests described above by possession or control, in each case in accordance with the Intercreditor Agreement. All or substantially all of the Collateral (other than the Project Account Collateral, the Local Account Collateral, certificates, securities, investments, chattel paper, books and records and general intangibles), including the Mortgaged Property, is or will (when acquired) be located on the Sites.

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Section 5.13 Ownership of Properties. (a) Madera has a good and valid fee ownership interest in the Site for the Madera Plant (except as contemplated by Section 7.02(f) (Negative Covenants – Asset Dispositions)). Boardman has a good and valid leasehold interest or valid fee ownership in the Site for the Boardman Plant (except as contemplated by Section 7.02(f) (Negative Covenants – Asset Dispositions)). Burley has a good and valid fee ownership interest in the Site for the Burley Plant (except as contemplated by Section 7.02(f) (Negative Covenants – Asset Dispositions)). Stockton has a good and valid leasehold interest or valid fee ownership in the Site for the Stockton Plant (except as contemplated by Section 7.02(f) (Negative Covenants – Asset Dispositions)). Each such Site is described on Schedule 5.13(a).

(b)               Except as contemplated by Section 7.02(f) (Negative Covenants – Asset Dispositions), the Borrowers have a good and valid ownership interest, leasehold interest, license interest or other right of use in all other property and assets (tangible and intangible) included in the Collateral (other than the collateral pledged pursuant to the Pacific Holding Pledge Agreement). Such ownership interests, leasehold interest, license interest or other rights of use are and will be sufficient (along with the Kirby Equipment) to permit operation of the Plants substantially in accordance with the Project Documents applicable to each such Plant. None of said properties or assets are subject to any Liens or, to the knowledge of each Borrower, any other claims of any Person, including any easements, rights of way or similar agreements affecting the use or occupancy of the Project, any Plant or any Site, other than Permitted Liens and, with respect to claims, to the extent permitted by Section 5.09 (Litigation).

(c)                All Equity Interests in each of Madera, Boardman, Stockton and Burley are owned by Pacific Holding.

(d)               All Equity Interests in Pacific Holding are owned by the Pledgor.

(e)                The properties and assets of each of the Borrowers are separately identifiable and are not commingled with the properties and assets of any other Person (other than any Borrower) and are readily distinguishable from one another (except to the extent otherwise contemplated by the Transaction Documents).

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(f)                None of the Borrowers has any leasehold interest in, and none of the Borrowers is lessee of, any real property other than the Leased Premises.

Section 5.14 Taxes. (a) Each Borrower has (i) filed all Tax Returns required by law to have been filed by it and (ii) has paid all Taxes thereby shown to be owing, as and when the same are due and payable, other than in the case of this Section 5.14(a)(ii), (A) Taxes that are subject to a Contest or (B) the nonpayment of immaterial Taxes in an aggregate amount not in excess of twenty-five thousand Dollars ($25,000) at any one time outstanding (taking into account any interest and penalties that could accrue or be applicable to such past-due Taxes), and provided that such Taxes are no more than forty-five (45) days past due.

(b)               None of the Borrowers is or will be taxable as a corporation for federal, state or local tax purposes.

(c)                No Borrower is a party to any tax sharing agreement with any Person.

Section 5.15 Patents, Trademarks, Etc.

Pacific Holding and each other Borrower has obtained and holds in full force and effect all material patents, trademarks, copyrights and other such material rights or adequate licenses therein (including on the Closing Date the license with respect to the use of the Pacific Ethanol name granted pursuant to the Asset Management Agreement), free from unduly burdensome restrictions, that are necessary for the ownership, construction, operation and maintenance of the Project.

Section 5.16 ERISA Plans. None of the Borrowers nor any ERISA Affiliate has (or within the five year period immediately preceding the Closing Date had) any liability in respect of any Plan or Multiemployer Plan. None of the Borrowers has any contingent liability with respect to any post-retirement benefit under any “welfare plan” (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA.

Section 5.17 Property Rights, Utilities, Supplies Etc.  (a) All material property interests, utility services, means of transportation, facilities and other materials necessary for the use and operation of the Project (including, as necessary, gas, roads, rail transport, electrical, water and sewage services and facilities) are available to each Plant.

(b)               There are no material materials, supplies or equipment necessary for operation or maintenance of each Plant that are not available at the relevant Site on commercially reasonable terms consistent with the Budget.

Section 5.18 No Defaults. (a) No Event of Default has occurred and is continuing.

(b)               None of Pacific Holding or any other Borrower is in any breach of, or in any default under, any of such Borrower’s Contractual Obligations that has had or could reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

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Section 5.19 Environmental Warranties.

(a)                Except as set forth on Schedule 5.19(a)(i), (i) Each Borrower is in compliance in all material respects with all applicable Environmental Laws, (ii) each Borrower has all Environmental Approvals required to operate its business as presently conducted or as reasonably anticipated to be conducted and is in compliance in all material respects with the terms and conditions thereof, (iii) no Borrower nor any of its Environmental Affiliates has received any written communication (other than any such communication that the Administrative Agent has agreed in writing is not materially adverse) from a Governmental Authority that alleges that any Borrower or any Environmental Affiliate is not in compliance in all material respects with all Environmental Laws and Environmental Approvals, and (iv) there are no circumstances that may prevent or interfere in the future with any Borrower’s compliance in all material respects with all applicable Environmental Laws and Environmental Approvals.

(b)               There is no Environmental Claim pending, or to the knowledge of each Borrower, threatened against any Borrower. No Environmental Affiliate has taken any action or violated any Environmental Law that to the knowledge of a Borrower could reasonably be expected to result in an Environmental Claim.

(c)                There are no present or past actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could reasonably be expected to form the basis of any Environmental Claim against any Borrower or any Environmental Affiliate.

(d)               Without in any way limiting the generality of the foregoing, (i) there are no on-site or off-site locations in which any Borrower or, to the knowledge of each Borrower, any Environmental Affiliate has stored, disposed or arranged for the disposal of Materials of Environmental Concern that could reasonably be expected to form the basis of an Environmental Claim, (ii) none of the Borrowers knows of any underground storage tanks located or to be located on property owned or leased by any Borrower except as identified on Schedule 5.19(d)(ii) (as the same may be updated in writing by the Borrowers’ Agent with the written approval of the Administrative Agent), (iii) there is no asbestos or lead paint contained in or forming part of any building, building component, structure or office space owned or leased by any Borrower except in such form, condition and quantity as could not reasonably be expected to result in an Environmental Claim, and (iv) no polychlorinated biphenyls (PCBs) are or will be used or stored at any property owned or leased by any Borrower, except in such form, condition and quantity as could not reasonably be expected to result in an Environmental Claim.

(e)                None of the Borrowers has received any letter or request for information under Section 104 of the CERCLA, or comparable state laws, and to the knowledge of the Borrowers, none of the operations of the Borrowers is the subject of any investigation by a Governmental Authority evaluating whether any remedial action is needed to respond to a release or threatened release of any Material of Environmental Concern at any Plant or Site or at any other location, including any location to which any Borrower has transported, or arranged for the transportation of, any Material of Environmental Concern with respect to the Project.

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Section 5.20 Regulations T, U and X. None of the Borrowers is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loan will be used for any purpose that violates, or would be inconsistent with, F.R.S. Board Regulation T, U or X. Terms for which meanings are provided in F.R.S. Board Regulation T, U or X or any regulations substituted therefore, as from time to time in effect, are used in this Section 5.20 with such meanings.

Section 5.21 Accuracy of Information. (a) All factual information heretofore or contemporaneously furnished by or on behalf of any Borrower in this Agreement, in any other Transaction Document or otherwise in writing to any Senior Secured Party, any Consultant, or counsel for purposes of or in connection with this Agreement and the other Financing Documents or any transaction contemplated hereby or thereby (other than projections, budgets and other “forward-looking” information all of which has been prepared on a reasonable basis and in good faith) was, as of the date furnished, when taken as a whole (and after giving effect to any supplement of such information) (i) true and accurate in every material respect and (ii) not incomplete by omitting to state any material fact necessary to make such information not misleading in any material respect.

(b)               The assumptions constituting the basis on which the Borrowers prepared the Budget that is in effect on each date this representation is made or deemed repeated and the numbers set forth therein were developed and consistently utilized in good faith and are reasonable and represent each Borrower’s best judgment as of the date prepared as to the matters contained therein, based on all information known to the Borrowers.

(c)                The Borrowers reasonably believe that the use, ownership, operation and maintenance of the Project are technically feasible and, except for factors effecting the ethanol industry in general and not relating specifically to the Plants or the Project, economically feasible.

Section 5.22 Indebtedness. The Obligations are, after giving effect to the Financing Documents and the transactions contemplated thereby, the only outstanding Indebtedness of the Borrowers other than Permitted Indebtedness. Other than with respect to the Senior Obligations, subject to the Intercreditor Agreement, the Obligations rank at least pari passu with all other Indebtedness of any Borrower.

Section 5.23 Separateness. (a) Each Borrower maintains separate bank accounts and separate books of account from each other Borrower and from the Pledgor (other than the Project Accounts maintained in accordance with this Agreement). The separate liabilities of each Borrower are readily distinguishable from the liabilities of each Affiliate of the Borrowers, including the Pledgor (except to the extent otherwise contemplated by the Transaction Documents).

(b)               Each Borrower conducts its business solely in its own name in a manner not misleading to other Persons as to its identity.

(c)                Each Borrower is in compliance with the provisions set forth on Schedule 5.23.

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Section 5.24 Subsidiaries. Madera, Boardman, Stockton and Burley have no Subsidiaries. Pacific Holding has no Subsidiaries other than Madera, Boardman, Stockton and Burley.

Section 5.25 Foreign Assets Control Regulations, Etc.   (a)  The use of the proceeds of the Loan by the Borrowers will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b)               None of the Borrowers:

(i)	is or will become a Person or entity described by section 1 of Executive Order 13224 of September 24, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (12 C.F.R. 595), and none of the Borrowers engages in dealings or transactions with any such Persons or entities; or
(ii)	is in violation of the Patriot Act.

Section 5.26 Employment Matters. None of the Borrowers has or has had any employees or former employees.

Section 5.27 Solvency. Each of the Borrowers is and, upon the incurrence of any Obligations by the Borrowers and after giving effect to the transactions contemplated hereby, will be, Solvent.

Section 5.28 Legal Name and Place of Business. (a) The exact legal name and jurisdiction of formation of each Borrower is as set forth below, and none of the Borrowers has had any other legal names in the previous five (5) years except as set forth on Schedule 5.28:

(i)	Pacific Holding: Pacific Ethanol Holding Co. LLC, a limited liability company organized and existing under the laws of the State of Delaware;
(ii)	Madera: Pacific Ethanol Madera LLC, a limited liability company organized and existing under the laws of the State of Delaware;
(iii)	Boardman: Pacific Ethanol Columbia, LLC, a limited liability company organized and existing under the laws of the State of Delaware;
(iv)	Stockton: Pacific Ethanol Stockton LLC, a limited liability company organized and existing under the laws of the State of Delaware; and
(v)	Burley: Pacific Ethanol Magic Valley, LLC, a limited liability company organized and existing under the laws of the State of Delaware.
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(b)               The sole place of business and chief executive office of each Borrower is as set forth on Schedule 5.28.

The information set forth in Sections 5.28(a) and (b) and on Schedule 5.28 may be changed from time to time by the Borrowers upon thirty (30) days’ prior written notice to the Administrative Agent and the Collateral Agent, subject in each case to the Borrowers’ obligations hereunder to provide the Collateral Agent with a perfected first-priority Lien on the Collateral (subject to Permitted Liens).

Section 5.29 No Brokers. None of the Borrowers has any obligation to pay any finder’s, advisory, brokers or investment banking fee, except for the fees payable pursuant to Section 3.11 (Fees) and those identified on Schedule 5.29.

Section 5.30 Insurance. All insurance required to be obtained and maintained pursuant to the Transaction Documents by Pacific Holding and each other Borrower is in full force and effect as of each date this representation is made or deemed repeated and complies with the insurance requirements set forth on Schedule 7.01(h). All premiums then due and payable on all such insurance have been paid. To the knowledge of each Borrower, all insurance required to be obtained and maintained by any Major Project Party to protect, directly or indirectly, against loss or liability to any Borrower, any Plant or any Senior Secured Party, as of the date this representation is made or deemed repeated, pursuant to any Project Document relating to any such Plant has been obtained, is in full force and effect and complies with the insurance requirements set forth on Schedule 7.01(h) (where applicable) and is otherwise in all material respects in accordance with such Project Document.

Section 5.31 Accounts. No Borrower has, nor is the beneficiary of, any bank account other than the Project Accounts. As of the Restatement Effective Date, no Borrower has any Local Accounts.

Section 5.32 Interest Rate Protection Agreements. On the Restatement Effective Date there are no Interest Rate Protection Agreements.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01 Conditions to Closing. The effectiveness of this Agreement shall be subject to the satisfaction of each of the following conditions precedent, which the Borrowers, by their execution and delivery of this Agreement, hereby certify to have been satisfied:

(a)                Delivery of Financing Documents. The Administrative Agent shall have received each of the following fully executed documents, each of which shall be originals, portable document format (“pdf”) or facsimiles, executed and delivered by each party thereto:

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(i)	this Agreement;
(ii)	the Intercreditor Agreement; and
(iii)	the Senior Credit Agreement and each other Senior Financing Document.

(b)               Closing Fees; Expenses. The Administrative Agent shall have received for its own account all fees due and payable pursuant to Section 3.11 (Fees) and all reasonable costs and expenses (including reasonable and documented legal fees and expenses) for which invoices have been presented, in each case, required to be paid on or before the Restatement Effective Date.

(c)                Senior Closing Date. The concurrent occurrence of the “Closing Date” as defined in the Senior Credit Agreement.

Section 6.02 Conditions to All Fundings. The obligation of each Lender to make available each Funding of its Loans, shall be subject to the fulfillment of the following conditions precedent.

(a)                Funding Notice. The Administrative Agent shall have received a duly executed Funding Notice, as required by and in accordance with Section 2.04 (Notice of Fundings), which shall certify that:

(i)	the Borrowers are in compliance with all conditions set forth in this Section 6.02, and each other applicable Section of this Article VI, on and as of the proposed Funding Date, before and after giving effect to such Funding and to the application of the proceeds therefrom;
(ii)	all representations and warranties made by each of the Borrowers and the Pledgor in this Agreement and each of the Financing Documents to which it is a party are true and correct in all material respects on and as of such Funding Date (except with respect to representations and warranties that expressly refer to an earlier date), before and after giving effect to such Funding and to the application of the proceeds therefrom; and
(iii)	since April 16, 2010, no Material Adverse Effect has occurred and is continuing.

(b)               Government Approvals. Each Borrower that owns a Plant shall have all Necessary Project Approvals required as of the date of such requested Funding to operate such Plant (in Cold Shutdown in the case of the Madera Plant), and the Administrative Agent shall have received a duly executed certificate of an Authorized Officer of the relevant Borrowers certifying that each such Necessary Project Approval is in full force and effect and is final and Non-Appealable.

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(c)                No Default or Event of Default. No Default or Event of Default has occurred and is continuing, or would result from such Funding.

(d)               Representations and Warranties. All representations and warranties made by each of the Borrowers and the Pledgor in this Agreement and each of the Financing Documents to which it is a party shall be true and correct in all material respects on and as of such Funding Date (except with respect to representations and warranties that expressly refer to an earlier date), before and after giving effect to such Funding and to the application of the proceeds therefrom.

(e)                No Litigation.

(i)	No action, suit, proceeding or investigation shall have been instituted or threatened against any of Pacific Holding, the Pledgor, or any Plant or Borrower that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; and
(ii)	no action, suit, proceeding or investigation shall have been instituted or threatened against any Project Party that is party to any Project Document with Pacific Holding or that relates to any Borrower or Plant that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(f)                Abandonment, Taking, Total Loss. (i) No Event of Abandonment or Event of Total Loss shall have occurred and be continuing with respect to any Plant, (ii) no Event of Taking relating to any Equity Interests in Pacific Holding or any other Borrower shall have occurred and be continuing, or (iii) no Event of Taking with respect to a material part of any Plant shall have occurred.

(g)               Restatement Effective Date. The Restatement Effective Date shall have occurred.

(h)               Fees; Expenses. The Administrative Agent shall have received for its own account, or for the account of each Lender and Agent entitled thereto, all fees due and payable as of the date of such Funding pursuant to Section 3.11 (Fees), and all costs and expenses (including reasonable and documented costs, fees and expenses of legal counsel) for which invoices have been presented.

ARTICLE VII

COVENANTS

Section 7.01 Affirmative Covenants. Each Borrower agrees with each Agent and each Lender that, until the Discharge Date, each of the Borrowers will perform the obligations set forth in this Section 7.01 applicable to it.

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(a)                Compliance with Laws. Each Borrower shall comply in all material respects with all Laws (other than Environmental Laws) applicable to it or to its business or property.

(b)               Environmental Matters.

(i)	The Borrowers shall (A) comply in all material respects with all Environmental Laws, (B) keep the Project free of any Lien imposed pursuant to any Environmental Law, (C) pay or cause to be paid when due and payable by any Borrower any and all costs required in connection with any Environmental Laws, including the cost of identifying the nature and extent of the presence of any Materials of Environmental Concern in, on or about the Project or on any real property owned or leased by any Borrower or on the Mortgaged Property, and the cost of delineation, management, remediation, removal, treatment and disposal of any such Materials of Environmental Concern, and (D) use their best efforts to ensure that no Environmental Affiliate takes any action or violates any Environmental Law that could reasonably be expected to result in an Environmental Claim.
(ii)	The Borrowers shall not use or allow the Project to generate, manufacture, refine, produce, treat, store, handle, dispose of, transfer, process or transport Materials of Environmental Concern other than in compliance in all material respects with Environmental Laws.

(c)                Operations and Maintenance; Operating Status. Each Borrower owning a Plant shall own, operate and maintain (or cause to be operated and maintained) such Plant in all material respects in accordance with (A) the terms and provisions of the Transaction Documents except as a result of the Cold Shutdown of the Madera Plant, (B) all applicable Governmental Approvals and Laws and (C) Prudent Ethanol Operating Practice. Pacific Holding shall conduct its business in all material respects in accordance with all applicable Governmental Approvals and Laws.

(d)               Maintenance of Properties.

(i)	Each Borrower shall keep, or cause to be kept, in good working order and condition, ordinary wear and tear excepted, all of its material properties and equipment that are necessary or useful in the proper conduct of its business.
(ii)	The Borrowers shall not permit any Plant or any material portion thereof to be removed, demolished or materially altered, unless such material portion that has been removed, demolished or materially altered has been replaced or repaired as permitted under this Agreement.
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(iii)	Each Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect (A) its limited liability company existence and (B) its material patents, trademarks, trade names, copyrights, franchises and similar rights.

(e)                Payment of Obligations. Each Borrower shall pay and discharge as the same shall become due and payable (i) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, (A) unless the same are subject to a Contest or (B) other than the nonpayment of immaterial Taxes in an aggregate amount not in excess of twenty-five thousand Dollars ($25,000) at any one time outstanding (taking into account any interest and penalties that could accrue or be applicable to such past-due Taxes), and provided that such Taxes are no more than forty-five (45) days past due, (ii) all of its obligations and liabilities under its Contractual Obligations (other than any such failure that could not reasonably be expected to have a Material Adverse Effect and that would not otherwise result in an Event of Default) and (iii) all lawful claims that, if unpaid, would by law become a Lien upon its properties (other than Permitted Liens), unless the same are subject to a Contest.

(f)                Governmental Approvals. Pacific Holding and each other Borrower shall maintain in full force and effect, in the name of the relevant Borrower, all Necessary Project Approvals (other than any such failure to maintain or obtain that could not reasonably be expected to have a Material Adverse Effect on the relevant Borrower or Plant).

(g)               Use of Proceeds and Cash Flow.

(i)	All proceeds of the Revolving Loans shall be used solely to fund the amounts set forth in the Budget and, in each case only to the extent specified in the Budget (subject to the Permitted Variance), (a) operating expenses, limited capital expenditures and other amounts for general and ordinary course purposes of the Borrowers, (b) current interest and fees payable pursuant to the Financing Documents and (c) such other administrative payments, including the cumulative budgeted professional fees, as may be authorized and approved by the Required Lenders.
(ii)	All proceeds of the Tranche A-1 Term Loans shall be applied to pay amounts due in respect of DIP Advance Claims.
(iii)	The Borrowers shall cause all Cash Flow, Insurance Proceeds and Condemnation Proceeds to be applied in accordance with Article VIII (Project Accounts).

(h)               Insurance. Without cost to any Senior Secured Party, the applicable Borrower shall at all times obtain and maintain, or cause to be obtained and maintained, the types and amounts of insurance listed and described on Schedule 7.01(h), in accordance with the terms and provisions set forth therein for each Plant and the applicable Borrower, and shall obtain and maintain in all material respects such other insurance as may be required pursuant to the terms of any Transaction Document. In the event the Borrowers fail to take out or maintain the full insurance coverage required by this Section 7.01(h), the Administrative Agent may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. All amounts so advanced by the Administrative Agent shall become an Obligation and the Borrowers shall forthwith pay such amounts to the Administrative Agent, together with interest from the date of payment by the Administrative Agent at the Default Rate.

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(i)                 Books and Records; Inspections. Each Borrower shall keep proper books of record and account in which complete, true and accurate entries in conformity with GAAP and all requirements of Law shall be made of all financial transactions and matters involving the assets and business of such Borrower, and shall maintain such books of record and account in material conformity with applicable requirements of any Governmental Authority having regulatory jurisdiction over such Borrower. Each Borrower shall keep books and records separate from the books and records of any other Person (including any Affiliates of the Borrowers) that accurately reflect all of its business affairs, transactions and the documents and other instruments that underlie or authorize all of its limited liability company actions. Each Borrower shall permit officers and designated representatives of the Administrative Agent or any Consultant to visit and inspect any of the properties of such Borrower (including the respective Plant), to examine its limited liability company, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its members, managers, directors, officers and independent public accountants, all at the expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to such Borrower; provided that if a Default or Event of Default has occurred and is continuing, any Agent, or Consultant (or, in the case of any Event of Default, any Lender) (or any of their respective officers or designated representatives) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

(j)                 Maintenance of Existence. Each Borrower will continue to preserve, renew and keep in full force and effect its entity status in the jurisdiction of its formation and take all actions to maintain its rights, privileges and franchises necessary or desirable in the normal course of its business.

(k)               Budgets.

(i)	The Borrowers, not later than seven (7) days before the date that is the first day of the Fiscal Quarter commencing October 1, 2010 and each date falling every ninety (90) days thereafter (each such date, a “Period Start Date”), shall adopt a budget containing, among other things, rolling cash flow forecast, setting forth in reasonable detail the projected cash flow for each Plant and on an aggregate basis for the Project for the period starting on the then current Period Start Date and ending on the earlier of (A) thirteen (13) weeks after the then current Period Start Date and (B) the Maturity Date, and provide a copy of such forecast at such time to the Administrative Agent. Each such forecast shall become effective upon approval of the Required Lenders of the Revolving Loan Class (acting in consultation with the Financial Advisor, if any) (each such approved forecast, and the Initial Budget, a “Budget).”
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(ii)	Each Budget delivered to the Administrative Agent pursuant to this Section 7.01(k) shall be accompanied by a memorandum or worksheet detailing all changes in material assumptions used in the preparation of such Budget, shall contain a line item for each expense category reasonably requested by the Required Lenders of the Revolving Loan Class and shall specify for each Fiscal Quarter and for each such expense category the amount budgeted for such category for such Fiscal Quarter.
(iii)	Subject to Section 7.02(w), the Borrowers shall comply with the Budget subject to the Permitted Variance.
(iv)	No later than forty-five (45) days in advance of the beginning of each calendar year, the Borrowers shall prepare a document substantially in the form of the Initial Annual Forecast setting forth in reasonable detail the projected requirements for Operation and Maintenance Expenses and Maintenance Capital Expenses for such calendar year on a monthly basis for each Plant and provide a copy of such document to the Administrative Agent.

(l)                 Project Documents. Each Borrower shall use its reasonable best efforts to preserve, protect and defend its rights under each Project Document to which it is a party except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Borrower shall use its reasonable best efforts to exercise all material rights, discretion and remedies under each Project Document in accordance with its terms and in a manner consistent with and subject to such Borrower’s obligations under the Financing Documents.

(m)             Preservation of Title; Acquisition of Additional Property.

(i)	The Borrowers shall preserve and maintain (A) good, marketable and insurable fee interest in each Site (excluding the Leased Premises) and valid easement interest to its easement interest in each Site (excluding the Leased Premises), (B) a good, legal and valid leasehold interest in each Leased Premises, and (C) good, legal and valid title to all of its other respective material properties and assets, in each case free and clear of all Liens other than Permitted Liens.
(ii)	No Borrower shall acquire or commence to lease any real property interests without the prior written consent of the Required Lenders.

(n)               Maintenance of Liens; Creation of Liens.

(i)	The Borrowers shall take or cause to be taken all action necessary or desirable to maintain and preserve the Lien of the Security Documents and the priority thereof, in each case in accordance with the Intercreditor Agreement.
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(ii)	The Borrowers shall take all actions required to cause each Additional Project Document to be or become subject to the Lien of the Security Documents (whether by amendment to any Security Agreement or otherwise).
(iii)	Simultaneously with the making of any investment in Cash Equivalents, each Borrower shall take or cause to be taken all actions to require such Cash Equivalent in the Project Accounts or any Local Account with respect to which a Blocked Account Agreement has been entered into to be or become subject to a perfected Lien in favor of the Senior Secured Parties, in each case in accordance with the Intercreditor Agreement.

(o)               Certificate of Formation. Each Borrower shall observe in all material respects all of the separateness and other provisions and procedures of its certificate of formation and Borrower LLC Agreement.

(p)               Separateness. Each Borrower shall comply at all times with the separateness provisions set forth on Schedule 5.23.

(q)               Further Assurances. Upon written request of the Administrative Agent, the Borrowers shall promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including UCC financing statements and UCC continuation statements):

(i)	that are necessary or advisable for compliance with Section 7.01(n)(i) (Affirmative Covenants – Maintenance of Liens; Creation of Liens);
(ii)	for the purposes of ensuring the validity and legality of this Agreement or any other Financing Document and the rights of the Lenders and the Agents hereunder or thereunder; and
(iii)	for the purposes of facilitating the proper exercise of rights and powers granted to the Lenders or the Agents under this Agreement or any other Financing Document.

(r)                 First Priority Ranking. The Borrowers shall cause their payment obligations with respect to the Loans to constitute direct senior secured obligations of each Borrower and, except with respect to the Senior Obligations, to rank no less than pari passu in priority of payment, in right of security and in all other respects to all other Indebtedness (other than as contemplated by Section 8.03(b) (Revenue Account) with respect to payment priorities) of the Borrowers, in each case subject to the Intercreditor Agreement.

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(s)                Quarterly Meetings. At least once per calendar quarter, upon request of the Required Lenders, at mutually acceptable times (and with telephonic conferences being acceptable), the Borrowers’ Agent shall, and shall procure that representatives of the Borrower’s professionals (including any counsel and financial advisors) as may be requested by the Required Lenders, meet together with the Lenders to update the Lenders on the status of the Borrowers and to discuss any other issues in connection therewith as may be requested by the Required Lenders.

(t)                 Estoppel Certificates. Stockton and Boardman shall use commercially reasonable efforts to obtain a fully executed estoppel certificate substantially in the form attached hereto as Exhibits 7.01(t)A and B, respectively.

Section 7.02 Negative Covenants. Each Borrower agrees with each Agent and each Lender that, until the Discharge Date, each of the Borrowers will perform the obligations set forth in this Section 7.02 applicable to it.

(a)                Restrictions on Indebtedness of the Borrowers. The Borrowers will not create, incur, assume or suffer to exist any Indebtedness except:

(i)	the Obligations;
(ii)	to the extent constituting Indebtedness, and contingent obligations under or in respect of performance bonds, bid bonds, appeal bonds, indemnification obligations, obligations to pay insurance premiums, take or pay obligations and similar obligations in each case incurred in the ordinary course of business and otherwise permitted under this Agreement and not in connection with Indebtedness for borrowed money, with respect to bonds, (a) bonds existing on the Restatement Effective Date and set forth on Schedule 7.02(a) and replacements or extensions thereof that do not increase the face amount thereof (except to the extent a bond in the amount of such increase would be permitted pursuant to the following clause (b), and (b) other bonds in an aggregate amount not to exceed two hundred thousand Dollars ($200,000) at any one time outstanding;
(iii)	to the extent constituting Indebtedness, Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided that such Indebtedness is extinguished within ten (10) Business Days of its incurrence and the aggregate amount of all such Indebtedness does not exceed, at any time, one hundred thousand Dollars ($100,000);
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(iv)	Capitalized Lease Liabilities with payments in any Fiscal Year, taken in the aggregate for the Project, in an amount not to exceed two million Dollars ($2,000,000);
(v)	Permitted Commodity Hedges;
(vi)	Indebtedness (which may include Capitalized Lease Liabilities without reduction of the basket in the foregoing clause (a)(iv)) incurred at the time of such purchase or lease to finance the purchase or lease of enhancements to the Borrowers’ production facilities consisting of bolt-on product yield enhancement equipment or processing and separation equipment for corn oil and corn syrup in an aggregate principal amount not to exceed fourteen million Dollars ($14,000,000); and
(vii)	Indebtedness under the Senior Financing Documents.

(b)               Liens. No Borrower shall create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets (including its Equity Interests), whether now owned or hereafter acquired, except:

(i)	Liens in favor, or for the benefit, of the Collateral Agent pursuant to the Security Documents;
(ii)	Liens for taxes, assessments and other governmental charges that are not yet due or the payment of which is the subject of a Contest;
(iii)	Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or the payment of which is the subject of a Contest;
(iv)	minor defects or irregularities in title and similar matters if the same do not materially detract from the operation or use of such property in the ordinary conduct of the business of the applicable Borrower, including any such exceptions and encumbrances which are approved by the Administrative Agent;
(v)	cash collateral for bonds permitted under Section 7.02(a)(ii) (Negative Covenants – Restrictions on Indebtedness of the Borrowers) or otherwise; provided that such cash collateral does not exceed an amount equal to the sum of (A) the amount of cash collateral for bonds on deposit on the Restatement Effective Date and set forth on Schedule 7.02(a) and (B) two hundred thousand dollars ($200,000);
(vi)	Liens arising with respect to a Local Account for which a Blocked Account Agreement has been entered into or otherwise arising by virtue of any statutory or common law provisions relating to banker’s liens, rights of set-off or similar rights; provided that such Liens either (A) are subordinated to the Liens of the Senior Secured Parties or (B) with respect only to Local Accounts for which a Blocked Account Agreement has been entered into, are in an aggregate total amount not in excess of one hundred thousand Dollars ($100,000);
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(vii)	easements granted by any Borrower to any utility serving such Borrower’s Plant as required for the operation of such Plant; provided, that in each such case:
(A)	such easement will not adversely affect the costs under any Budget;
(B)	such easement will not adversely affect the operations of any Plant; and
(C)	such easement has been approved by the Administrative Agent;
(viii)	Liens in respect of Capitalized Lease Liabilities with respect to office equipment permitted by Section 7.02(a)(iv)(Negative Covenants-Restrictions on Indebtedness);
(ix)	purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business and otherwise permitted under this Agreement;
(x)	cash collateral for Permitted Commodity Hedges; provided that such cash collateral does not exceed the aggregate limits set forth in the Commodity Hedging Policy;
(xi)	purchase money security interests in equipment acquired by any Borrower using Indebtedness permitted by Section 7.02(a)(vi) (Negative Covenants-Restrictions on Indebtedness); provided, that such security interests do not apply to any other property or assets of any Loan Party or any Subsidiary besides those acquired or leased pursuant to such transaction (it being agreed that transactions with the same vendor may be cross-collateralized); and
(xii)	Liens in favor, or for the benefit, of the Senior Collateral Agent pursuant to the Senior Security Documents.

(c)                Permitted Investments. The Borrowers shall not make any investments, loans or advances (whether by purchase of stocks, bonds, notes or other securities, loans, extensions of credit, advances or otherwise) except for investments in (i) Cash Equivalents, (ii) investments received in connection with the bankruptcy of suppliers or customers of the Borrowers (provided that such investments are subject to a first priority perfected Lien in favor of the Collateral Agent) and (iii) in the case of Pacific Holding, investments in the other Borrowers. The Borrowers shall select Cash Equivalents having such maturities as shall cause the Project Accounts to have a cash balance as of any day sufficient to cover the transfers made from the Project Accounts on such day in accordance with this Agreement, the other Financing Documents, the Project Documents and any Additional Project Documents.

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(d)               Change in Business. No Borrower shall (i) enter into or engage in any business other than the ownership, operation (including the Cold Shutdown of the Madera Plant), maintenance, use and financing of the Plants or the Project as contemplated by the Transaction Documents or (ii) change in any material respect the scope of any Plant or the Project from that which exists as of the Closing Date.

(e)                Equity Issuances. No Borrower shall issue any Equity Interests unless such Equity Interests are immediately pledged to the Collateral Agent (for the benefit of the Senior Secured Parties) on a first priority perfected basis pursuant to the Pledge Agreements or, if necessary, a supplement thereto or a pledge and security agreement in substantially the form of the Pledge Agreements.

(f)                Asset Dispositions. No Borrower shall sell, lease, assign, transfer or otherwise dispose of assets (other than Products), whether now owned or hereafter acquired, except:

(i)	disposal of assets that are promptly replaced in accordance with the then-current Budget;
(ii)	to the extent that such assets are uneconomical, obsolete or no longer useful or no longer usable in connection with the operation or maintenance of the Project;
(iii)	disposal of assets with a fair market value of, or, if greater, at a disposal price of, less than fifty thousand Dollars ($50,000) in the aggregate during any Fiscal Year; provided, that such disposal does not, and would not reasonably be expected to, adversely affect the operation or maintenance of any Plant;
(iv)	transfers of assets among the Plants; provided, that (A) the aggregate total fair market value of all such transferred assets does not exceed five hundred thousand Dollars ($500,000) in any Fiscal Year, and (B) each such transfer does not, and would not reasonably be expected to, adversely affect the operations of the Plant from which such assets are transferred; or
(v)	as permitted by Section 7.02(c) (Negative Covenants-Permitted Investments).
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(g)               Consolidation, Merger. No Borrower will (i) directly or indirectly liquidate, wind up, terminate, reorganize or dissolve itself (or suffer any liquidation, winding up, termination, reorganization or dissolution) or otherwise wind up; or (ii) acquire (in one transaction or a series of related transactions) all or any substantial part of the assets, property or business of, or any assets that constitute a division or operating unit of, the business of any Person or otherwise merge or consolidate with or into any other Person.

(h)               Transactions with Affiliates. No Borrower shall enter into or cause, suffer or permit to exist any arrangement or contract with any of its Affiliates or any other Person that owns, directly or indirectly, any Equity Interest in any Borrower unless such arrangement or contract (i) is fair and reasonable to such Borrower and (ii) is an arrangement or contract that is on arm’s-length basis and contains terms no less favorable than those that would be entered into by a prudent Person in the position of such Borrower with a Person that is not one of its Affiliates.

(i)                 Accounts. The Borrowers shall not maintain, establish or use any deposit account, securities account (as each such term is defined in the UCC) or other banking account other than the Project Accounts and any Local Account identified to the Administrative Agent in writing, each of which shall be subject to a Blocked Account Agreement. The Borrowers shall not change the name or account number of any of the Project Accounts or Local Accounts without the prior written consent of the Administrative Agent.

(j)                 Subsidiaries. Pacific Holding shall not create or acquire any Subsidiary other than Madera, Boardman, Stockton or Burley nor enter into any partnership or joint venture. Each of Madera, Boardman, Stockton and Burley shall not create or acquire any Subsidiary or enter into any partnership or joint venture.

(k)               ERISA. No Borrower will engage in any prohibited transactions under Section 406 of ERISA or under Section 4975 of the Code. No Borrower will incur any obligation or liability in respect of any Plan, Multiemployer Plan or employee welfare benefit plan providing post-retirement welfare benefits (other than a plan providing continue coverage under Part 6 of Title I of ERISA) in each such case without the prior written consent of the Administrative Agent (unless the aggregate total obligations or liabilities of the Borrowers that could reasonably be expected to arise, due to no fault of the Borrowers, in connection therewith would not exceed five hundred thousand Dollars ($500,000)).

(l)                 Taxes. No Borrower shall make any election to be treated as an association taxable as a corporation for federal, state or local tax purposes.

(m)             Project Documents. Other than changes approved in the Existing Pledgor Consent and changes that individually and in the aggregate could not reasonably be expected to have a Material Adverse Effect, no Borrower shall direct or consent or agree to (i) any amendment, modification, supplement, waiver to, or extension of the term of, or (ii) any termination, repudiation, cancellation or rejection of, any Project Document to which it is a party and that is contemplated by the then-current Budget without the prior written consent of the Required Lenders of the Revolving Loan Class and the Required Lenders of the Tranche A-1 Term Loan Class. Except for collateral assignments to the Collateral Agent and/or, to, or for the benefit of, the Senior Collateral Agent pursuant to the Senior Security Documents, no Borrower shall assign any of its rights under any Project Document to which it is a party to any Person, or consent to the assignment of any obligations under any such Project Document by any other party thereto.

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(n)               Additional Project Documents; Senior Financing Documents. None of Pacific Holding or any other Borrower shall (i) enter into any Additional Project Document that is not contemplated by the then-current Budget except with the prior written approval of the Administrative Agent or (ii) except as permitted under the Intercreditor Agreement, amend any Senior Financing Documents.

(o)               Suspension or Abandonment. No Borrower owning a Plant shall (i) permit or suffer to exist an Event of Abandonment relating to such Plant or (ii) order or consent to any suspension of work in excess of sixty (60) days under any Project Document relating to such Plant (provided that Cold Shutdown shall not constitute a suspension of work), in each such case without the prior written approval of the Required Lenders of the Revolving Loan Class and the Required Lenders of the Tranche A-1 Term Loan Class.

(p)               Use of Proceeds; Margin Regulations. No Borrower shall use any proceeds of any Loan other than in accordance with the provisions of Article II (Commitments and Funding) and Section 7.01(g) (Affirmative Covenants – Use of Proceeds and Cash Flow). No Borrower shall use any part of the proceeds of any Loan to purchase or carry any Margin Stock (as defined in Regulation U) or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. No Borrower shall use the proceeds of any Loan in a manner that could violate or be inconsistent with the provisions of Regulations T, U or X. Notwithstanding anything to the contrary set forth in this Agreement, following the occurrence of a Stockton Revenue Event, no proceeds of any Loan shall be used to fund operations at the Stockton Plant if (i) holders of in excess of fifty percent (50.00%) of the outstanding principal amount of the Revolving Loans (or in excess of fifty percent (50.00%) of the outstanding principal amount of the Revolving Loans and the undisbursed amount of the Aggregate Revolving Loan Commitment) (excluding the principal amounts of any Revolving Loans made by, and any Revolving Loan Commitments of, any Non-Voting Lenders) affirmatively vote to, or the Senior Required Lenders issue a direction to, terminate such use or (ii) such vote does not occur and either the Majority Condition or the Plurality Condition exists and the Required Minority Lenders affirmatively vote to, or the Senior Required Lenders issue a direction to, terminate such use.

(q)               Environmental Matters. Except to the extent not reasonably expected to result in an Environmental Claim and in compliance with all applicable Laws, the Borrowers shall not permit (i) any underground storage tanks to be located on any property owned or leased by any Borrower, (ii) any asbestos to be contained in or form part of any building, building component, structure or office space owned by any Borrower, (iii) any polychlorinated biphenyls (PCBs) to be used or stored at any property owned by any Borrower, (iv) any other Materials of Environmental Concern to be used, stored or otherwise be present at any property owned by any Borrower, other than Materials of Environmental Concern necessary for the operation of the Project and used in accordance with Prudent Ethanol Operating Practice or (v) any other Materials of Environmental Concern to be used, stored or otherwise be present at any property leased by any Borrower.

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(r)                 Restricted Payments. The Borrowers shall not make any Restricted Payments.

(s)                Budget. Except as set forth in this Agreement, no Borrower shall make any change in the Budget.

(t)                 Commodity Hedging Arrangements. The Borrowers shall not enter into any Commodity Hedging Arrangements (other than any Permitted Commodity Hedge) without the prior written consent of the Required Lenders of the Revolving Loan Class and the Required Lenders of the Tranche A-1 Term Loan Class.

(u)               Interest Rate Protection Agreements. The Borrowers shall not enter into any Interest Rate Protection Agreement without the prior written consent of the Required Lenders of the Revolving Loan Class and the Required Lenders of the Tranche A-1 Term Loan Class.

(v)               Accounting Changes. No Borrower shall make any change in (i) its accounting policies or reporting practices, except as required by GAAP or as otherwise notified to the Administrative Agent in writing (provided that the Borrowers shall provide an historical reconciliation for the prior audited period addressing any such change in accounting practices), or (ii) its Fiscal Year without the prior written consent of the Administrative Agent.

(w)             Financial Covenants.

(i) The Borrowers shall not permit amounts disbursed pursuant to the category in the Budget entitled “Asset Management Agreement” (excluding the line item entitled “Asset Management Fee”) in any Budget Period to exceed the amounts set forth in the line item entitled “Total Asset Management Agreement” (excluding “Asset Management Fee”) for such Budget Period in the Initial Budget by more than ten percent (10%).
(ii) The Borrowers shall not permit amounts disbursed pursuant to the category in the Budget entitled “Operating Disbursements” (reduced by the amount of any portion of such disbursements made in respect of purchases of corn or natural gas) to exceed the amount set forth in the line item entitled “Total Operating Disbursements” (reduced by the amount of any portion of such line item budgeted for purchases of corn or natural gas) for such Budget Period in the then applicable Budget by more than ten percent (10%).

(x)               Site Specific Bond. The Borrowers shall not permit the face amount of the Site Specific Bond to exceed $1,000,000. Upon any release of cash collateral for the Site Specific Bond held pursuant to the Cash Collateral Agreement, such released amounts shall be trasferred directly to the Administrative Agent in accordance with the Cash Collateral Agreement as in effect on the date hereof and applied as a repayment of Revolving Loans in accordance with the terms hereof, subject to the Intercreditor Agreement.

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Section 7.03 Reporting Requirements. The Borrowers will furnish to the Administrative Agent, who shall distribute copies of the following to each Lender:

(a)                as soon as available and in any event within forty-five (45) days after the end of the first three Fiscal Quarters of each Fiscal Year, consolidated and consolidating balance sheets of Pacific Holding and consolidated and consolidating statements of income and cash flows of Pacific Holding for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter;

(b)               as soon as available and in any event within one hundred (100) days after the end of each Fiscal Year, a copy of the annual audit report for such Fiscal Year for Pacific Holding including therein balance sheets as of the end of such Fiscal Year and statements of income and cash flows of Pacific Holding (on a consolidated and consolidating basis) for such Fiscal Year, and accompanied by an unqualified opinion of the Auditors stating that all such financial statements present fairly in all material respects the financial position of each Borrower (as applicable) for the periods indicated in conformity with GAAP applied on a basis consistent with prior periods (except as otherwise contemplated by Section 7.02(v) (Negative Covenants – Accounting Changes)), which report and opinion shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(c)                concurrently with the delivery of the financial statements referred to in Sections 7.03(a) and (b) a certificate, executed by an Authorized Officer of the applicable Loan Party stating that:

(i)	such financial statements fairly present in all material respects the financial condition and results of operations of such Person on the dates and for the periods indicated in accordance with GAAP subject, in the case of interim financial statements, to the absence of notes and normally recurring year-end adjustments;
(ii)	such Authorized Officer has reviewed the terms of the Financing Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and financial condition of such Person during the accounting period covered by such financial statements; and
(iii)	as a result of such review such Authorized Officer has concluded that no Default or Event of Default has occurred during the period covered by such financial statements through and including the date of such certificate or, if any Default or Event of Default has occurred, specifying the nature and extent thereof and, if continuing, the action that the Borrowers have taken and propose to take in respect thereof;
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(d)               promptly upon receipt, copies of any detailed audit reports, management letters or recommendations submitted to any Borrower (or the audit or finance committee of any Borrower) by the Auditors in connection with the accounts or books of any Borrower, or any audit of any Borrower;

(e)                as soon as possible and in any event within five (5) days after the occurrence of any Default or Event of Default, including pursuant to Section 9.01(e) with respect to Indebtedness under the Senior Credit Agreement, a statement of an Authorized Officer of the Borrowers’ Agent setting forth details of such Default or Event of Default and the action that the Borrowers have taken and propose to take with respect thereto;

(f)                within five (5) days after any Borrower obtains knowledge thereof a statement of an Authorized Officer of the Borrowers’ Agent setting forth details of:

(i)	any litigation or governmental proceeding pending or threatened in writing against any Borrower or the Pledgor;
(ii)	any litigation or governmental proceeding pending or threatened in writing against any Project Party that has or could reasonably be expected to have a Material Adverse Effect;
(iii)	any other event, act or condition that has or could reasonably be expected to have a Material Adverse Effect; or
(iv)	notification of any event of force majeure or similar event under a Project Document which is expected to continue for more than five (5) days or, to the knowledge of any Borrower, result in increased costs of at least one hundred thousand Dollars ($100,000);

(g)               promptly after delivery or receipt thereof, copies of all material notices or documents given or received by any Borrower, pursuant to any of the Project Documents including:

(i)	any written notice alleging any breach or default thereunder; and
(ii)	any written notice regarding, or request for consent to, any assignment, termination, modification, waiver or variation thereof;

(h)               as soon as possible and in any event within five (5) Business Days after any Borrower knows, or has reason to know, that any of the events described below have occurred, a duly executed certificate of an Authorized Officer of the Borrowers’ Agent setting forth the details of each such event and the action that the Borrowers propose to take with respect thereto, together with a copy of any notice or filing from the PBGC, Internal Revenue Service, Department of Labor or that may be required by the PBGC or other U.S. Governmental Authority with respect to each such event:

(i)	any Termination Event with respect to an ERISA Plan or a Multiemployer Plan has occurred or will occur that could reasonably be expected to result in any material liability to any Borrower;
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(ii)	any condition exists with respect to a Plan that presents a material risk of termination of a Plan (other than a standard termination under Section 4041(b) of ERISA) or imposition of an excise tax or other material liability on any Borrower;
(iii)	an application has been filed for a waiver of the minimum funding standard under Section 412 of the Code or Section 302 of ERISA under any Plan;
(iv)	any Borrower or any Plan fiduciary has engaged in a “prohibited transaction,” as defined in Section 4975 of the Code or as described in Section 406 of ERISA, that is not exempt under Section 4975 of the Code and Section 408 of ERISA that could reasonably be expected to result in material liability to any Borrower;
(v)	there exists any Unfunded Benefit Liabilities under any ERISA Plan;
(vi)	any condition exists with respect to a Multiemployer Plan that presents a risk of a partial or complete withdrawal (as described in Section 4203 or 4205 of ERISA) from a Multiemployer Plan that could reasonably be expected to result in any liability to any Borrower;
(vii)	a “default” (as defined in Section 4219(c)(5) of ERISA) occurs with respect to payments to a Multiemployer Plan and such default could reasonably be expected to result in any liability to any Borrower;
(viii)	a Multiemployer Plan is in “reorganization” (as defined in Section 418 of the Code or Section 4241 of ERISA) or is “insolvent” (as defined in Section 4245 of ERISA);
(ix)	any Borrower and/or any ERISA Affiliate has incurred any potential withdrawal liability (as defined in accordance with Title IV of ERISA); or
(x)	there is an action brought against any Borrower or any ERISA Affiliate under Section 502 of ERISA with respect to its failure to comply with Section 515 of ERISA;

(i)                 as soon as possible and in any event within five (5) Business Days after the receipt by any Borrower of a demand letter from the PBGC notifying such Borrower of its final decision finding liability and the date by which such liability must be paid, a copy of such letter, together with a duly executed certificate of the president or chief financial officer of such Borrower setting forth the action that such Borrower proposes to take with respect thereto;

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(j)                 promptly and in any event within five (5) Business Days after the existence of any of the following conditions, a duly executed certificate of an Authorized Officer of the Borrowers’ Agent specifying in detail the nature of such condition and, if applicable, the Borrowers’ proposed response thereto:

(i)	receipt by any Borrower of any written communication from a Governmental Authority or any written communication from any other Person or other source of written information, including (to the extent not privileged) reports prepared by any Borrower, that alleges or indicates that any Borrower or an Environmental Affiliate is not in compliance in all material respects with applicable Environmental Laws or Environmental Approvals;
(ii)	any Borrower obtains knowledge that there exists any Environmental Claim pending or threatened in writing against any Borrower or an Environmental Affiliate;
(iii)	any Borrower obtains knowledge of any release, threatened release, emission, discharge or disposal of any Material of Environmental Concern or obtains knowledge of any material non-compliance with any Environmental Law that, in either such case, could reasonably be expected to form the basis of an Environmental Claim against any Borrower or any Environmental Affiliate; or
(iv)	any Removal, Remedial or Response action taken by any Borrower or any other person in response to any Material of Environmental Concern in, at, on or under, a part of or about the Borrowers’ properties or any other property or any notice, claim or other information that any of the Borrowers might be subject to an Environmental Claim;

(k)               the Borrowers will maintain and make available for inspection by the Administrative Agent, the Consultants and, if an Event of Default has occurred and is continuing, the Lenders, and each of their respective agents and employees, on reasonable notice during regular business hours, accurate and complete records of all non-privileged correspondence, investigations, studies, sampling and testing conducted, and any and all remedial actions taken, by any Borrower or, to the best of any Borrower’s knowledge and to the extent obtained by any Borrower, by any Governmental Authority or other Person in respect of Materials of Environmental Concern that could reasonably be expected to form the basis of an Environmental Claim on or affecting any Plant or the Project;

(l)                 within twenty-five (25) days after the end of each calendar month, an Operating Statement certified as complete and correct by an Authorized Officer of the Borrower Agent regarding the operation and performance of each Plant for such month. Such Operating Statements shall contain (i) line items corresponding to the Budget showing in reasonable detail all actual expenses related to the operation and maintenance of each Plant compared to the budgeted expenses for such period, (ii) information showing the amount of ethanol and other Products produced by each Plant during such period and (iii) information showing (A) the amount of ethanol sold by the Borrowers from each Plant pursuant to the Ethanol Offtake Agreements, (B) the amount of Distillers Grains sold by the Borrowers from each Plant pursuant to the DG Offtake Agreements, and (C) the amount, if any, of other sales of ethanol and/or Distillers Grains, together with an explanation of any such sale and identification of the purchaser, and (D) the amount, if any, of other Products sold by the Borrowers from the Plants, together with an explanation of any such sale and identification of the purchaser; and

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(m)             true, correct and complete copies of each Necessary Project Approval requested by the Administrative Agent; and

(n)               other information reasonably requested by the Administrative Agent or any Lender, through the Administrative Agent.

ARTICLE VIII

PROJECT ACCOUNTS

Section 8.01 Establishment of Project Accounts. The Accounts Bank has established and maintains, in the name of the Borrowers’ Agent and on the books and records of the Accounts Bank’s offices located in Amarillo, Texas the accounts set forth below:

(a)                a special, segregated, Dollar-denominated account entitled “Amarillo Control - Pacific Ethanol Holding Co. LLC Revenue Account”, Account No. 128864 (the “Revenue Account”);

(b)               a special, segregated, Dollar-denominated account entitled “Amarillo Control - Pacific Ethanol Holding Co. LLC Operating Account”, Account No. 128872 (the “Operating Account”);

(c)                a special, segregated, Dollar-denominated account entitled “Amarillo Control - Pacific Ethanol Holding Co. LLC Maintenance Capital Expense Account”, Account No. 128880 (the “Maintenance Capital Expense Account”);

(d)               a special, segregated, Dollar-denominated account entitled “Amarillo Control - Pacific Ethanol Holding Co. LLC Debt Service Reserve Account”, Account No. 129070 (the “Debt Service Reserve Account”);

(e)                a special, segregated, Dollar-denominated account entitled “Amarillo Control - Pacific Ethanol Holding Co. LLC Madera Insurance and Condemnation Proceeds Account”, Account No. 129097 (the “Madera Insurance and Condemnation Proceeds Account”);

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(f)                a special, segregated, Dollar-denominated account entitled “Amarillo Control - Pacific Ethanol Holding Co. LLC Boardman Insurance and Condemnation Proceeds Account”, Account No. 129100 (the “Boardman Insurance and Condemnation Proceeds Account”);

(g)               a special, segregated, Dollar-denominated account entitled “Amarillo Control - Pacific Ethanol Holding Co. LLC Stockton Insurance and Condemnation Proceeds Account”, Account No. 129119 (the “Stockton Insurance and Condemnation Proceeds Account”);

(h)               a special, segregated, Dollar-denominated account entitled “Amarillo Control - Pacific Ethanol Holding Co. LLC Burley Insurance and Condemnation Proceeds Account”, Account No. 129135 (the “Burley Insurance and Condemnation Proceeds Account”); and

(i)                 a special, segregated, Dollar-denominated account entitled “Amarillo Control - Pacific Ethanol Holding Co. LLC Extraordinary Proceeds Account”, Account No. 129143 (the “Extraordinary Proceeds Account”).

Section 8.02 Deposits into and Withdrawals from Project Accounts. (a) Amounts shall be deposited into and withdrawn from the Project Accounts in strict accordance with this Article VIII, subject to the Intercreditor Agreement.

(b)               The Accounts Bank will only be required to transfer funds hereunder on a “same day” basis if it has received written notice of such proposed transfer, together with all certificates, notices, directions and other documents required under this Agreement to be delivered to the Accounts Bank relating thereto, not later than 3:00 pm New York City time on the Business Day of such transfer and, if such notice or any such related document is received by the Accounts Bank after such time, such transfer will be undertaken prior to 12:00 noon New York City time on the next Business Day succeeding the date of receipt by Accounts Bank of all such documentation.

(c)                If any transfer, withdrawal, deposit, investment or payment of any funds by the Accounts Bank or any other action to be taken by the Accounts Bank under this Agreement is to be made or taken on a day other than a Business Day, such transfer, withdrawal, deposit, investment, payment or other action will be made or taken on the next succeeding Business Day.

(d)               Any instruction, direction, notice, certificate, request or requisition given to the Accounts Bank by any Borrower with respect to the transfer, withdrawal, deposit, investment or payment of any funds under this Agreement or with respect to any other obligations to be performed by the Accounts Bank under this Agreement (i) must be in writing and signed by an Authorized Officer of the Borrowers’ Agent, (ii) in referencing any of the Project Accounts, must refer to the specific Project Account name and number, (iii) shall constitute a representation by the Borrowers that all conditions set forth in this Agreement for such withdrawal have been satisfied, whether or not those conditions are explicitly stated to be so satisfied and (iv) shall be copied to the Administrative Agent, the Collateral Agent, the Senior Administrative Agent and the Senior Collateral Agent. Notwithstanding anything contained in this Agreement or any other Financing Document to the contrary, the Accounts Bank may rely and shall be protected in acting or refraining from acting upon any instruction, direction, notice, certificate, request or requisition of Borrowers’ Agent, the Senior Administrative Agent or the Senior Collateral Agent or, from and after the Senior Discharge Date or if and when a payment to or on behalf of the Senior Secured Parties is permitted hereunder, subject to the Intercreditor Agreement, the Administrative Agent or Collateral Agent.

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(e)                None of the Project Accounts shall go into overdraft, and the Accounts Bank shall not comply with any request or direction to the extent that it would cause any of the Project Accounts to do so.

(f)                Each Borrower hereby acknowledges that it has irrevocably instructed each Project Party, and agrees that it shall so instruct each future Project Party, to make all payments due and payable to any Borrower under any Project Document, directly to the Accounts Bank for deposit in, or to be credited in the manner set forth in this Article VIII. Each Borrower further agrees that it shall irrevocably instruct each other Person from whom such Borrower is entitled to receive Cash Flow, Insurance Proceeds and Condemnation Proceeds, to make all payments due and payable to any Borrower from such Person directly to the Accounts Bank for deposit, and to be credited, in the manner set forth in this Article VIII.

(g)               The Accounts Bank shall not be charged with knowledge of any Notice of Suspension, Default or Event of Default hereunder or under the Senior Credit Agreement unless the Accounts Bank has received such Notice of Suspension or other written notice of such Default or Event of Default from the Senior Administrative Agent or the Senior Collateral Agent (in either case, at the direction of the Required Senior Lenders) or the Administrative Agent or the Collateral Agent (in either case, at the direction of the Required Lenders) or an Authorized Officer of the Borrowers’ Agent or any Borrower.

(h)               The Accounts Bank shall not be charged with the knowledge that any transfer or withdrawal from any Project Account would result in the occurrence of a Default or Event of Default hereunder or under the Senior Credit Agreement, unless it has received written notice thereof from the Senior Administrative Agent or the Senior Collateral Agent (with respect to any Default or Event of Default under the Senior Credit Agreement), the Administrative Agent, the Collateral Agent or an Authorized Officer of the Borrowers’ Agent or any Borrower.

(i)                 Notwithstanding anything contained in this Agreement or any other Financing Document to the contrary, the Accounts Bank shall have no obligation to (i) make any payment, transfer or withdrawal from any Project Account until it has received written direction to make such payment, transfer or withdrawal from (x) the Senior Collateral Agent, the Senior Administrative Agent, the Required Senior Lenders, or (y) from and after the Senior Discharge Date or if and when a payment to or on behalf of the Senior Secured Parties is permitted by the Intercreditor Agreement, the Administrative Agent, the Collateral Agent or the Required Lenders, or (z) if this Agreement explicitly provides that any such direction may be made by the Borrowers’ Agent, the Borrowers’ Agent or (ii) determine whether any payment, transfer or withdrawal from any Project Account made in accordance with any written direction from the Senior Collateral Agent, the Senior Administrative Agent, the Required Senior Lenders, the Administrative Agent, the Collateral Agent, the Required Lenders or the Borrowers’ Agent complies with the terms of this Agreement. The Accounts Bank shall have no liability for, nor any responsibility or obligation to confirm, the use or application by any Borrower, Borrowers’ Agent, Administrative Agent, Collateral Agent, the Senior Administrative Agent, the Senior Collateral Agent, the Required Lenders, the Required Senior Lenders or any other recipient of amounts withdrawn or transferred from any Project Account.

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Section 8.03 Revenue Account. (a) Each Borrower shall cause the following amounts to be paid into the Revenue Account:

(i)	all Cash Flow;
(ii)	except as set forth in Section 8.08(a)(i) (Extraordinary Proceeds Account), all proceeds from the sale or disposition of any assets of any Borrower;
(iii)	any other income received by or on behalf of any Borrower that is not required to be deposited in or credited to a Project Account, or applied directly to the Obligations or the Senior Obligations, in accordance with this Agreement or the Senior Credit Agreement, both as subject to the Intercreditor Agreement; and
(iv)	amounts transferred to the Revenue Account pursuant to Section 2.05(c) (Funding of Loans), Section 8.06(c) (Debt Service Reserve Account) and Sections 8.08(b)(i) and (c)(i) (Extraordinary Proceeds Account).

(b)               Commencing on the Closing Date, unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to any application of funds contemplated hereby, upon receipt of a Revenue Account Withdrawal Certificate duly executed by an Authorized Officer of the Borrowers’ Agent, the Accounts Bank shall, in accordance with the directions set forth therein, cause funds held in the Revenue Account to be withdrawn or transferred to pay the following amounts on the dates and at the priorities indicated below, subject to the Intercreditor Agreement:

(i)	first,
(a)	no more than three (3) times each calendar week, to the Operating Account, the amount certified by the Borrowers’ Agent in such Revenue Account Withdrawal Certificate as required to pay Operation and Maintenance Expenses (other than Operation and Maintenance Expenses related to corn, natural gas, electricity, insurance premiums and/or Borrower Taxes which are addressed in sub-section (b) below) that, in each such case, are or will become due and payable during the then-current calendar month; provided, that the aggregate amount of such transfers in such calendar month pursuant to this priority first (a), does not exceed 110% of the amount of such Operation and Maintenance Expenses set forth in the Budget for such calendar month, as certified by the Borrower in such Revenue Account Withdrawal Certificate; and
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(b)	no more than seven (7) times each calendar week; provided that it occur on a day which is a Business Day, to the Operating Account, the amount certified by the Borrower’s Agent in such Revenue Account Withdrawal Certificate as required to pay some or all of the cost of corn, natural gas, electricity, insurance premiums and/or Borrower Taxes that, in each such case, are or will become due and payable during the current calendar month;
(ii)	second, on each Monthly Date, to the Maintenance Capital Expense Account, in the amount certified by the Borrowers’ Agent in such Revenue Account Withdrawal Certificate as necessary to pay Maintenance Capital Expenses that, in each such case, are or will become due and payable during the immediately succeeding calendar month; provided, that the amount of such transfer of funds does not exceed 110% of the amount of Maintenance Capital Expenses set forth in the Budget for such immediately succeeding calendar month;
(iii)	third, on any date when due and payable, pro rata (on the basis of the aggregate of each such amount then due and payable) to (A) the Senior Administrative Agent, for the account of the applicable Priority Senior Secured Parties, in the amount certified by the Borrowers’ Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Senior Administrative Agent and/or the Required Senior Lenders as necessary to pay the Senior Fees, costs, expenses and other amounts due and payable under the Senior Financing Documents (other than principal and interest on the Senior Loans) and (B) the Administrative Agent, for the account of the applicable Senior Secured Parties, in the amount certified by the Borrowers’ Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent and/or the Required Lenders as necessary to pay the Fees, costs, expenses and other amounts due and payable under the Financing Documents (other than principal and interest on the Loans);
(iv)	fourth, on any date when due and payable, to the Senior Administrative Agent, in the amount certified by the Borrowers’ Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Required Senior Lenders as necessary to pay any interest then due and payable pursuant to the Senior Credit Agreement (other than to any Defaulting Lender thereunder);
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(v)	fifth, on any date when due and payable, to the Administrative Agent, in the amount certified by the Borrowers’ Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Required Lenders as necessary to pay any interest then due and payable on the Revolving Loans and the Tranche A-1 Term Loans pro rata among the Revolving Lenders (other than any Defaulting Lender) and the Tranche A-1 Lenders based on their respective outstanding principal amounts on the date of such payment and any fees, expenses or Net Swap Payments owing to any Interest Rate Protection Provider;
(vi)	sixth, on any date when due and payable, to the Senior Administrative Agent, in the amount certified by the Borrowers’ Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Required Senior Lenders as necessary to pay any interest then due and payable pursuant to the Senior Credit Agreement among the Defaulting Lenders thereunder;
(vii)	seventh, on any date when due and payable, to the Administrative Agent, in the amount certified by the Borrowers’ Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Required Lenders as necessary to pay any interest then due and payable on the Revolving Loans pro rata among the Defaulting Lenders based on their respective outstanding principal amounts on the date of such payment;
(viii)	eighth, on any date when due and payable, to the Administrative Agent, in the amount certified by the Borrowers’ Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Required Lenders as necessary to pay any interest then due and payable on the Tranche A-2 Term Loans pro rata among the Tranche A-2 Lenders based on their respective outstanding principal amounts on the date of such payment;
(ix)	ninth, on the Senior Maturity Date or when applied by the Borrowers’ Agent to an optional prepayment in accordance with Section 3.07 of the Senior Credit Agreement (unless such payment has been declined in accordance with Section 3.07(b) of the Senior Credit Agreement), to the Senior Administrative Agent, the amount certified by the Borrowers’ Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Required Senior Lenders as the principal amounts due and payable on the Senior Loans other than to any Defaulting Lender (as defined in the Senior Credit Agreement);
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(x)	tenth, on the Senior Maturity Date or when applied by the Borrowers’ Agent to an optional prepayment in accordance with Section 3.07 of the Senior Credit Agreement (unless such payment has been declined in accordance with Section 3.07(b) of the Senior Credit Agreement), to the Senior Administrative Agent, the amount certified by the Borrowers’ Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Required Senior Lenders as the principal amounts due and payable on the Senior Loans among the Defaulting Lenders (as defined in the Senior Credit Agreement) under the Senior Credit Agreement;
(xi)	eleventh, on each Monthly Date, to the Administrative Agent, the amount certified by the Borrowers’ Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Required Lenders as the payments of Swap Termination Value then due and payable by the Borrowers with respect to any Interest Rate Protection Agreements;
(xii)	twelfth, provided that no Default or Event of Default has occurred and is continuing, on each date on which a re-payment of principal of a Loan is made, in an amount certified by the Borrowers’ Agent in such Revenue Account Withdrawal Certificate to the Persons or accounts specified in such Revenue Account Withdrawal Certificate (including, if required to be paid directly to any taxing authority, to such taxing authority) for payment of any Permitted Tax Distribution;
(xiii)	thirteenth, on the Maturity Date or when applied by the Borrowers’ Agent to an optional prepayment in accordance with Section 3.07 (Optional Prepayment), to the Administrative Agent, the amount certified by the Borrowers’ Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Required Lenders as the principal amounts due and payable on the Revolving Loans and the Tranche A-1 Term Loans (accompanied, in the case of the Tranche A-1 Loans that are held by Extended Lenders, with any prepayment premium required by Section 3.15 (Prepayment Premium)) pro rata among the Revolving Lenders (other than any Defaulting Lender) and the Tranche A-1 Lenders based on their respective outstanding principal amounts on the date of such payment;
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(xiv)	fourteenth, on the Maturity Date or when applied by the Borrowers’ Agent to an optional prepayment in accordance with Section 3.07 (Optional Prepayment), to the Administrative Agent, the amount certified by the Borrowers’ Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Required Lenders as the principal amounts due and payable on the Revolving Loans pro rata among the Defaulting Lenders based on their respective outstanding principal amounts on the date of such payment;
(xv)	fifteenth, on the Maturity Date or when applied by the Borrowers’ Agent to an optional prepayment in accordance with Section 3.07 (Optional Prepayment), to the Administrative Agent, the amount certified by the Borrowers’ Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Required Lenders as the principal amounts due and payable on the Tranche A-2 Term Loans pro rata among the Tranche A-2 Lenders based on their respective outstanding principal amounts on the date of such payment;
(xvi)	sixteenth, on each Monthly Date, to the Debt Service Reserve Account, in the amount certified by the Borrowers’ Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Required Senior Lenders or the Required Lenders, as equal to the difference between (A) the Debt Service Reserve Requirement and (B) the funds on deposit in or standing to the credit of the Debt Service Reserve Account on such Monthly Date;
(xvii)	seventeenth, on each Monthly Date, to the Senior Administrative Agent in the amount certified by the Borrowers in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Required Senior Lenders, for application as a prepayment of the Senior Loans in accordance with Section 3.08(a)(v) (Mandatory Prepayment) of the Senior Credit Agreement in an amount equal to the lesser of (x) one hundred percent (100%) of the cash remaining in the Revenue Account after the transfer required pursuant to priority sixteenth, if any and (y) the outstanding Senior Loans;
(xviii)	eighteenth, on each Monthly Date, to the Administrative Agent in the amount certified by the Borrowers in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Required Lenders, for application as a prepayment of the Term Loans in accordance with Section 3.08(a)(v) (Mandatory Prepayment) in an amount equal to the lesser of (x) one hundred percent (100%) of the cash remaining in the Revenue Account after the transfer required pursuant to priority seventeenth, if any and (y) the outstanding Term Loans; and
(xix)	nineteenth, reasonably promptly following payment and performance in full of the Senior Obligations and the Obligations, to the Pledgor in the amount certified by the Borrowers’ Agent in such Revenue Account Withdrawal Certificate.
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Section 8.04 Operating Account. (a) Funds shall be deposited into the Operating Account pursuant to Section 8.03(b)(i) (Revenue Account).

(b)               Unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to any application of funds contemplated hereby, and so long as adequate funds are then available in the Operating Account, the Borrowers:

(i)	may, by written instruction to the Accounts Bank (with a copy to the Collateral Agent), withdraw or transfer funds from the Operating Account from time to time as may be necessary to pay directly any amounts owed by the Borrowers for Operation and Maintenance Expenses; and
(ii)	may direct the transfer of funds to the Local Accounts from time to time, by delivery of an Operating Account Withdrawal Certificate to the Accounts Bank; provided, that the funds on deposit in and standing to the credit of all Local Accounts with respect to which a Blocked Account Agreement has been executed and is in full force and effect do not exceed, in the aggregate at any one time, two hundred thousand Dollars ($200,000), as certified by the Borrowers’ Agent in such Operating Account Withdrawal Certificate.

Section 8.05 Maintenance Capital Expense Account. (a) Funds shall be deposited into the Maintenance Capital Expense Account pursuant to Section 8.03(b)(ii) (Revenue Account).

(b)               Unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to any application of funds contemplated hereby, and so long as adequate funds are then available in the Maintenance Capital Expense Account, the Borrowers may, by written instruction to the Accounts Bank (with a copy to the Collateral Agent), withdraw or transfer funds from the Maintenance Capital Expense Account from time to time as may be necessary to pay directly any amounts owed by the Borrowers for Maintenance Capital Expenses in accordance with the most recent Revenue Account Withdrawal Certificate.

Section 8.06 Debt Service Reserve Account. (a) Funds shall be deposited into the Debt Service Reserve Account pursuant to Section 8.03(b)(xvii) (Revenue Account).

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(b)               On any date when the amounts available at priorities third through eleventh and thirteenth through fifteenth as set forth in Section 8.03(b) (Revenue Account) are insufficient to pay Debt Service then due and owing, the Accounts Bank shall (upon written notification from the Borrowers’ Agent or the Required Senior Lenders, or from and after the Senior Discharge Date, the Required Lenders, setting forth the amount of such shortfall) withdraw funds from the Debt Service Reserve Account to pay to the Administrative Agent, for the account of the Senior Secured Parties, the amount of such shortfall of the Debt Service then due and payable, which funds shall be applied in the order of priority set forth in priorities third through eleventh and thirteenth through fifteenth of Section 8.03(b) (Revenue Account). The Accounts Bank shall promptly notify the Senior Administrative Agent, the Administrative Agent, the Senior Collateral Agent and the Collateral Agent if, at any time, there are insufficient funds standing to the credit of the Debt Service Reserve Account to make the payments required under this Section 8.06(b).

(c)                If, on any Monthly Date, the funds on deposit in or standing to the credit of the Debt Service Reserve Account are in excess of the Debt Service Reserve Requirement, unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to such transfer, the Borrowers may direct, by delivery of a Debt Service Reserve Release Certificate to the Accounts Bank (with a copy to the Senior Administrative Agent and the Administrative Agent) at least ten (10) Business Days prior to the requested transfer date, the transfer to the Revenue Account of an amount equal to the difference between (x) the aggregate total amount of all funds on deposit in or standing to the credit of the Debt Service Reserve Account and (y) the Debt Service Reserve Requirement, as certified by the Borrowers’ Agent in such Debt Service Reserve Release Certificate; provided, that no such transfer shall occur if the Required Senior Lenders or the Required Lenders have given written notice to the Borrowers, the Administrative Agent and the Accounts Bank of a dispute of the calculations set forth in any Debt Service Reserve Release Certificate at least two (2) Business Days prior to the requested transfer date (which written notice shall include a reasonably detailed description of the basis of such dispute), until such time as the Required Senior Lenders or the Required Lenders, as applicable, provide written notice to the Borrowers, the Senior Administrative Agent and the Administrative Agent and the Accounts Bank that such dispute has been resolved.

Section 8.07 Insurance and Condemnation Proceeds Accounts. (a) From and after the Closing Date, in the case of Pacific Holding and each other Borrower and such Borrower’s Plant, the applicable Borrowers shall cause all Insurance Proceeds and all Condemnation Proceeds payable to each such Borrower, or otherwise relating to such Plant, to be deposited in or credited to the Insurance and Condemnation Proceeds Account for such Plant.

(b)               The Borrowers shall not make, direct, or request the Accounts Bank to make, any withdrawals from any Insurance and Condemnation Proceeds Account except as permitted by this Section 8.07 and the Intercreditor Agreement, and provided that no Notice of Suspension has been delivered that has not been withdrawn and no Default or Event of Default would occur as a result of such transfer or withdrawal.

(c)                The Borrowers may apply any Insurance Proceeds and Condemnation Proceeds deposited into any Insurance and Condemnation Proceeds Account in amounts less than or equal to one million Dollars ($1,000,000) arising from any one claim or any series of claims relating to the same occurrence with respect to a Plant not in Cold Shutdown on the date of such occurrence directly for the replacement or repair of damaged assets to which such Insurance Proceeds or Condemnation Proceeds, as the case may be, relate; provided, that the Borrowers deliver to the Senior Administrative Agent, the Administrative Agent and the Accounts Bank, no fewer than three (3) Business Days in advance of any such proposed transfers or withdrawals from such Insurance and Condemnation Proceeds Account, an Insurance and Condemnation Proceeds Request Certificate setting forth proposed instructions for such withdrawals or transfers. An Authorized Officer of the Borrowers’ Agent shall certify that each Insurance and Condemnation Proceeds Request Certificate is being delivered, and the withdrawals specified therein are being directed, in accordance with this Agreement and the other Transaction Documents, and shall also certify that the directed withdrawals or transfers will be used exclusively for repair or replacement of damaged assets to which such Insurance Proceeds or Condemnation Proceeds, as the case may be, relate.

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(d)               Any Insurance Proceeds and Condemnation Proceeds deposited into any Insurance and Condemnation Proceeds Account in amounts greater than one million Dollars ($1,000,000) but less than or equal to two million five hundred thousand Dollars ($2,500,000) arising from any one claim or any series of claims relating to the same occurrence with respect to a Plant not in Cold Shutdown on the date of such occurrence shall:

(i)	be applied for repair or replacement of damaged assets to which such Insurance Proceeds or Condemnation Proceeds, as the case may be, relate in accordance with the Borrowers’ direction in an Insurance and Condemnation Proceeds Request Certificate delivered to the Senior Administrative Agent, the Administrative Agent and the Accounts Bank if, within sixty (60) days after the occurrence of the Casualty Event or Event of Taking giving rise to such proceeds, the Borrowers deliver a Restoration or Replacement Plan to the Senior Administrative Agent, the Administrative Agent and the Independent Engineer with respect to such Casualty Event or Event of Taking that is based upon, and accompanied by, each of the following:
(A)	a description of the nature and extent of such Casualty Event or Event of Taking, as the case may be;
(B)	a bona fide assessment (from a contractor reasonably acceptable to the Independent Engineer) of the estimated cost and time needed to restore or replace the relevant Plant to substantially the same value and general performance capability as prior to such event;
(C)	reasonably satisfactory evidence that such Insurance Proceeds or Condemnation Proceeds, as the case may be, are sufficient to make the necessary restorations or replacements;
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(D)	a certificate of an Authorized Officer of the Borrowers’ Agent certifying that (1) all work contemplated to be done under the Restoration or Replacement Plan can be done within the time periods, if any, required under any Project Document relating to the relevant Plant; (2) all Governmental Approvals necessary to perform the work have been obtained (or are reasonably expected to be obtained without undue delay); and (3) the relevant Plant once repaired/restored will continue to perform at the levels set forth in the then-current Budget for such Plant with respect to production volume, yield and utility consumption (or other levels approved by the Required Senior Lenders or, after the Senior Discharge Date, the Required Lenders of the Revolving Loan Class);
(E)	the Casualty Event or Event of Taking, as the case may be (including the non-operation of such Plant during any period of repair or restoration) has not resulted or would not reasonably be expected to result in a default giving rise to a termination of, or a materially adverse modification of, one or more of the Governmental Approvals or Project Documents;
(F)	after taking into consideration the availability of such Insurance Proceeds or Condemnation Proceeds, as applicable, and Business Interruption Insurance Proceeds and any additional documented voluntary equity contributions for the purpose of covering such costs, there will be adequate amounts available to pay all ongoing expenses including Debt Service during the period of repair or restoration;
(G)	construction contractors and vendors of recognized skill, reputation and creditworthiness and reasonably acceptable to the Senior Administrative Agent or, from and after the Senior Discharge Date, the Administrative Agent have executed reconstruction contracts, purchase orders or similar arrangements for the repair, rebuilding or restoration on terms and conditions reasonably acceptable to the Senior Administrative Agent or, from and after the Senior Discharge Date, the Administrative Agent; and
(H)	a confirmation by the Independent Engineer of its agreement with the matters set forth in Section 8.07(d)(i)(A)-(G) and its approval of such Restoration or Replacement Plan; or
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(ii)	if (A) the Borrowers do not deliver such Restoration or Replacement Plan and the accompanying deliveries referred to in Section 8.07(d)(i) within such sixty (60) day period or (B) after the completion of such Restoration or Replacement Plan, there are excess Insurance Proceeds or Condemnation Proceeds, as the case may be, on deposit in or standing to the credit of the Insurance and Condemnation Proceeds Account, the Accounts Bank shall on the next succeeding Monthly Date thereafter, upon the written instruction of the Borrowers’ Agent or the Required Senior Lenders or from and after the Senior Discharge Date, the Required Lenders, transfer to the Senior Administrative Agent or the Administrative Agent, for the account of the Senior Lenders or the Lenders (in each case as applicable), an amount equal to such Insurance Proceeds or Condemnation Proceeds, as the case may be, subject to the Intercreditor Agreement, first, for mandatory prepayment of the Senior Loans in accordance with Section 3.08 (Mandatory Prepayment) of the Senior Credit Agreement and thereafter, for mandatory prepayment of Loans in accordance with Section 3.08 (Mandatory Prepayment).

(e)                Any Insurance Proceeds or Condemnation Proceeds deposited into any Insurance and Condemnation Proceeds Account (i) in amounts greater than two million five hundred thousand Dollars ($2,500,000) arising from any one claim or any series of claims relating to the same occurrence with respect to a Plant not in Cold Shutdown on the date of such occurrence or (ii) arising from any one claim or any series of claims relating to the same occurrence with respect to a Plant in Cold Shutdown on the date of such occurrence shall, in each case, be applied, subject to the Intercreditor Agreement, first, for mandatory prepayment of the Senior Loans in accordance with Section 3.08 (Mandatory Prepayment) of the Senior Credit Agreement and thereafter, for mandatory prepayment of Loans in accordance with Section 3.08 (Mandatory Prepayment).

Section 8.08 Extraordinary Proceeds Account. (a) From and after the Closing Date, each Borrower shall cause (i) all proceeds of asset disposals (other than proceeds from the sale of Products) that will not be used for replacement in accordance with Section 7.02(f)(i) (Negative Covenants - Asset Dispositions) and (ii) all Project Document Termination Payments to be deposited into the Extraordinary Proceeds Account.

(b)               If at any time proceeds of an asset disposal are deposited into the Extraordinary Proceeds Account, then on any Monthly Date:

(i)	if such proceeds are in an amount in the aggregate of less than one million Dollars ($1,000,000) (taken together with any other proceeds of asset disposals deposited in the Extraordinary Proceeds Account during the then-current Fiscal Year) the Borrowers may submit an Extraordinary Proceeds Release Notice to the Accounts Bank, certified by an Authorized Officer of the Borrowers’ Agent, directing the transfer of such funds to the Revenue Account; and
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(ii)	if such proceeds are in an amount equal to or greater than one million Dollars ($1,000,000) (taken together with any other proceeds of asset disposals deposited in the Extraordinary Proceeds Account during the then-current Fiscal Year), such amounts shall be transferred, upon the written instruction of the Borrowers’ Agent, the Required Senior Lenders or, from and after the Senior Discharge Date, the Required Lenders, to the Senior Administrative Agent or the Administrative Agent, as applicable, for application, subject to the Intercreditor Agreement, first, for mandatory prepayment of the Senior Loans in accordance with Section 3.08 (Mandatory Prepayment) of the Senior Credit Agreement and thereafter, for mandatory prepayment of Loans in accordance with Section 3.08 (Mandatory Prepayment).

(c)                If at any time Project Document Termination Payments are deposited into the Extraordinary Proceeds Account, then on any Monthly Date:

(i)	if such Project Document Termination Payments are in an amount in the aggregate of less than one million Dollars ($1,000,000) (taken together with any other Project Document Termination Payments received during the then-current Fiscal Year), the Borrowers may submit an Extraordinary Proceeds Release Notice to the Accounts Bank, certified by an Authorized Officer of the Borrowers’ Agent, directing the transfer of such Project Document Termination Payments to the Revenue Account; and
(ii)	if such Project Document Termination Payments are in an amount equal to or greater than one million Dollars ($1,000,000) (taken together with any other Project Document Termination Proceeds received during the then-current Fiscal Year), such amounts shall be transferred, upon the written instruction of the Borrowers’ Agent, the Required Senior Lenders or, from and after the Senior Discharge Date, the Required Lenders, to the Senior Administrative Agent or the Administrative Agent, as applicable, for application, subject to the Intercreditor Agreement, first, for mandatory prepayment of the Senior Loans in accordance with Section 3.08 (Mandatory Prepayment) of the Senior Credit Agreement and thereafter, for mandatory prepayment of Loans in accordance with Section 3.08 (Mandatory Prepayment).

Section 8.09 Representations, Warranties and Covenants of Accounts Bank. The Accounts Bank hereby represents and warrants, covenants and agrees with the Lenders, the Agents and the Borrowers (and the other parties hereto agree, to the extent set forth below) as follows:

(a)                it has all times acted and will act as depositary agent, as “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) with respect to each of the Project Accounts that is a “securities account” (within the meaning of Section 8-501 of the UCC) and the Financial Assets credited to such Project Accounts, and as “bank” (within the meaning of 9-102(a)(8) of the UCC) with respect to each of the Project Accounts as described in Section 8.11 (Project Accounts as Deposit Accounts) and credit balances not constituting Financial Assets credited thereto and to accept all cash, payments, other amounts and Cash Equivalents to be delivered to or held by the Accounts Bank pursuant to the terms of this Agreement. The Borrowers, the Senior Secured Parties and the Accounts Bank agree that, for purposes of Articles 8 and 9 of the UCC, notwithstanding anything to the contrary contained in any other agreement relating to the establishment and operation of the Project Accounts, the jurisdiction of the Accounts Bank (in its capacity as the securities intermediary and bank) is the State of New York;

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(b)               the Accounts Bank hereby agrees and confirms that it has established and maintains the Project Accounts as set forth and defined in this Agreement. The Accounts Bank agrees that (i) each such Project Account established by the Accounts Bank has at all times been and will be maintained as a “securities account” (within the meaning of Section 8501 of the UCC); (ii) the Borrowers’ Agent is the “entitlement holder” (within the meaning of Section 8102(a)(7) of the UCC) in respect of the “financial assets” (within the meaning of Section 8102(a)(9) of the UCC, the “Financial Assets”) credited to such Project Accounts that are “securities accounts”; (iii) all Financial Assets in registered form or payable to or to the order of and credited to any such Project Account have at all times been and are registered in the name of, payable to or to the order of, or specially endorsed to, the Accounts Bank or in blank, or credited to another securities account maintained in the name of the Accounts Bank; and (iv) in no case will any Financial Asset credited to any such Project Account be registered in the name of, payable to or to the order of, or endorsed to, the Borrowers’ Agent, Pacific Holding or any other Borrower except to the extent the foregoing have been subsequently endorsed by such Person to the Accounts Bank or in blank. Each item of property (including a security, security entitlement, investment property, instrument or obligation, share, participation, interest or other property whatsoever) credited to any Project Account has at all times been and shall be, in each case to the fullest extent permitted by law be treated as a Financial Asset. Until the Discharge Date, with respect to the Collateral Agent, and until the Senior Discharge Date with respect to the Senior Collateral Agent, this Agreement is intended to provide both the Senior Collateral Agent and the Collateral Agent with “control” (within the meaning of Section 8106(d)(2) or Section 9-104(a) (as applicable) of the UCC) of the Project Accounts and each Borrower’s “security entitlements” (within the meaning of Section 8102(a)(17) of the UCC) with respect to the Financial Assets credited to the Project Accounts. The parties’ intention is that the security interest of the Collateral Agent in the Project Accounts remain perfected while allowing the Senior Collateral Agent to perfect, as of the Closing Date under (and as defined in) the Senior Credit Agreement, its security interest in the Project Accounts, and thereafter that the security interest of both the Collateral Agent and the Senior Collateral Agent in the Project Accounts be and remain perfected. The Borrowers’ Agent hereby irrevocably directs, and the Accounts Bank (in its capacity as securities intermediary) hereby agrees, that the Accounts Bank will comply with all instructions and orders (including entitlement orders within the meaning of Section 8-102(a)(8) of the UCC) regarding each Project Account and any Financial Asset therein originated by the Senior Collateral Agent or the Collateral Agent, in each case without the further consent of the Borrowers’ Agent or any other Person; provided that the Collateral Agent agrees that it will only originate and deliver to the Accounts Bank such instructions, orders and entitlement orders as are permitted in accordance with the terms of this Agreement and the Intercreditor Agreement. In the case of a conflict between any instruction or order originated by the Senior Collateral Agent or the Collateral Agent and any instruction or order originated by the Borrowers’ Agent or any other Person other than a court of competent jurisdiction, the instruction or order originated by the Senior Collateral Agent or the Collateral Agent, as applicable, shall prevail. In the case of a conflict between any instruction or order originated by the Senior Collateral Agent and any instruction or order originated by the Collateral Agent, the instruction or order originated by the Senior Collateral Agent shall prevail until the Senior Discharge Date (unless payment to or on behalf of the Senior Secured Parties is permitted by the Intercreditor Agreement) and thereafter the instruction or order originated by the Collateral Agent shall prevail. The Accounts Bank shall not change the name or account number of any Project Account without the prior written consent of the Senior Collateral Agent and the Collateral Agent and at least five (5) Business Days’ prior notice to the Borrowers’ Agent, and shall not change the entitlement holder;

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(c)                the Accounts Bank shall promptly perform all duties imposed upon a securities intermediary and a bank under the UCC and this Agreement. In this regard, (i) if the Accounts Bank has knowledge that an issuer of any Financial Asset is required to make a payment or distribution in respect of such Financial Asset, the Accounts Bank shall have fulfilled its duty under applicable Law to take action to obtain such payment or distribution if (A) it credits such payment or distribution to the Project Accounts in accordance with this Agreement if such payment or distribution is made or (B) it notifies the Borrowers’ Agent, the Senior Collateral Agent, the Collateral Agent, the Senior Administrative Agent and the Administrative Agent that such payment or distribution has not been made, and (ii) if the Accounts Bank is required by applicable Law or this Agreement to credit to any Project Account any Financial Asset purported to be transferred or credited to the Accounts Bank pursuant to applicable Law, the Accounts Bank shall have fulfilled its duty to so credit any Project Account if it credits as a security entitlement to the applicable party whatever rights the Accounts Bank purportedly has, in its capacity as Accounts Bank, in the Financial Asset transferred or credited to the Accounts Bank, in its capacity as Accounts Bank, and the Accounts Bank shall have no duty to ensure that applicable Law has been complied with in respect of the transfer of the Financial Asset or to create a security interest in or Lien on any Financial Asset purported to be transferred or credited to the Accounts Bank and subsequently credited to any Project Account;

(d)               all Financial Assets acquired by or delivered to the Accounts Bank shall be held by the Accounts Bank and credited by book entry to the relevant Project Account or otherwise accepted by the Accounts Bank for credit to the relevant Project Account;

(e)                each item of property (including any cash, security, general intangible, document, instrument or obligation, share, participation, interest or other property whatsoever) deposited in or credited to any Project Account shall be treated as a Financial Asset for the purposes of Section 8-102(a)(9)(iii) of the UCC. Notwithstanding any provision herein contained to the contrary, any property contained in the Project Accounts that is not deemed to be a Financial Asset under applicable Law, to the extent permitted by applicable Law, will be deemed to be deposited in a deposit account and subject to Section 8.11 (Project Accounts as Deposit Account);

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(f)                the Collateral Agent shall have control of the security entitlements carried in the Project Accounts and of the Financial Assets carried in the Project Accounts, and each Borrower hereby disclaims any entitlement to claim control of such security entitlements;

(g)               all property delivered to the Accounts Bank pursuant to this Agreement or the other Financing Documents will be promptly deposited in or credited to a Project Account by an appropriate entry in its records in accordance with this Agreement;

(h)               if any Person (other than the Senior Collateral Agent, on behalf and for the benefit of the Priority Senior Secured Parties, or the Collateral Agent, on behalf and for the benefit of the Senior Secured Parties) asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Project Account or in any Financial Asset or other property deposited therein or credited thereto of which the Accounts Bank has actual knowledge, the Accounts Bank will promptly notify the Senior Collateral Agent, the Collateral Agent, the Senior Administrative Agent, the Administrative Agent and the Borrowers’ Agent in writing thereof; and

(i)                 the Accounts Bank has not entered into and will not enter into any agreement with respect to the Project Accounts or any Financial Assets or other property deposited in or credited to any Project Account other than this Agreement, the Senior Credit Agreement and its Fee Letters hereunder and thereunder. The Accounts Bank has not entered into and will not enter into any agreement with any Borrower or any other Person purporting to limit or condition the obligation of the Accounts Bank to comply with entitlement orders or any other order originated by the Senior Collateral Agent or Collateral Agent in accordance with Section 8.09(b) (Representations, Warranties and Covenants of Accounts Bank) or Sections 8.11(b) or (c) (Project Accounts as Deposit Account).

Section 8.10 Project Accounts. (a) The Accounts Property will not constitute repayment of the Obligations until so applied as payments in accordance with the terms of this Agreement and the other Financing Documents.

(b)               The Accounts Bank shall not have title to the funds on deposit in the Project Accounts, and shall credit the Project Accounts with all receipts of interest, dividends and other income received on the property held in the Project Accounts. The Accounts Bank shall administer and manage the Project Accounts in strict compliance with its duties with respect to the Project Accounts pursuant to this Agreement, and shall be subject to and comply with all of the obligations that the Accounts Bank owes to the Borrowers’ Agent, the Senior Collateral Agent on behalf of the Priority Senior Secured Parties and the Collateral Agent, on behalf of the Senior Secured Parties, with respect to the Project Accounts, including all subordination obligations set forth in Section 8.13 (Subordination) with respect to the Accounts Bank’s right of set-off or recoupment or right to obtain a Lien, pursuant to the terms of this Agreement and the Senior Credit Agreement. The Accounts Bank hereby agrees to comply with any and all instructions originated by the Senior Collateral Agent and the Collateral Agent directing the disbursement, deposit and/or transfer of any funds and all other property held in the Project Accounts without any further consent of any Borrower or any other Person (provided that the Collateral Agent agrees that it will only originate and deliver to the Accounts Bank such instructions, orders and entitlement orders as are permitted in accordance with the terms of this Agreement and the Intercreditor Agreement) and to comply with any and all instructions originated by the Borrowers’ Agent directing the disbursement, deposit and/or transfer of any funds and all other property held in the Project Accounts subject to the terms of this Agreement and the Senior Credit Agreement.

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Section 8.11 Project Accounts as Deposit Account. (a) To the extent that the Project Accounts are not considered securities accounts, the Project Accounts shall be deemed to be deposit accounts in respect of any property deposited in or credited to the Project Accounts that is not deemed to be a Financial Asset under applicable Law. Such deposit accounts and such property shall be maintained with the Accounts Bank acting not as a securities intermediary, but as a bank.

(b)               The Borrowers’ Agent shall be deemed the customer of the Accounts Bank for purposes of the Project Accounts and, as such, shall be entitled to all of the rights that customers of banks have under applicable Law with respect to deposit accounts, including the right to withdraw funds from, or close, the Project Accounts, in each such case subject to, and in accordance with, the terms of this Agreement and the Senior Credit Agreement.

(c)                The parties hereto agree that, to the extent that the Project Accounts are not considered “securities accounts” (within the meaning of Section 8-501(a) of the UCC), the Project Accounts shall be deemed to be “deposit accounts” (as defined in Section 9-102(a)(29) of the UCC) to the extent a security interest can be granted and perfected under the UCC in the Project Accounts as deposit accounts, which the Borrowers shall maintain with the Accounts Bank acting not as a securities intermediary but as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC).

Section 8.12 Duties of Accounts Bank. (a) The Accounts Bank will also have those duties and responsibilities expressly set forth in this Agreement and the Senior Credit Agreement, and no additional duties, responsibilities, obligations or liabilities shall be inferred from the provisions of this Agreement or imposed on the Accounts Bank. The Accounts Bank will act at the written direction of (x) the Senior Collateral Agent and the Collateral Agent (provided that the Collateral Agent agrees that it will only originate and deliver to the Accounts Bank such instructions, orders and entitlement orders as are permitted in accordance with the terms of this Agreement and the Intercreditor Agreement), (y) the Senior Administrative Agent and the Administrative Agent (provided that the Administrative Agent agrees that it will only originate and deliver to the Accounts Bank such instructions, orders and entitlement orders as are permitted in accordance with the terms of this Agreement and the Intercreditor Agreement) and (z) as expressly provided in this Agreement or the Senior Credit Agreement, Borrowers’ Agent, but will not be required to take any action that is contrary to this Agreement, the Senior Credit Agreement or applicable Law or that, in its reasonable judgment, would involve it in expense or liability, unless it has been furnished with adequate indemnity against such expense or liability. The Accounts Bank will have no responsibility to ensure the performance by any other party of its duties and obligations hereunder. The Accounts Bank will use the same care with respect to the safekeeping and handling of property held in the Project Accounts as the Accounts Bank uses in respect of property held for its own sole benefit.

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(b)               In performing its functions and duties under this Agreement and the Senior Credit Agreement, the Accounts Bank will act solely as the depository agent and as securities intermediary or as a bank, as the case may be, with respect to the Project Accounts. None of the Senior Secured Parties or any Borrower will have any rights against the Accounts Bank hereunder, other than for the Accounts Bank’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and Non-Appealable judgment. Except as otherwise expressly provided in this Agreement, the Senior Credit Agreement and the Intercreditor Agreement, the Borrowers will not have any right to direct the Accounts Bank to distribute or allocate any funds, instruments, securities, Financial Assets or other assets in the Project Accounts or to withdraw or transfer any funds, instruments, securities, Financial Assets or other assets from the Project Accounts. Except as otherwise expressly provided in this Agreement, the Senior Credit Agreement and the Intercreditor Agreement, the Senior Collateral Agent and the Collateral Agent will have the sole right to issue directions and instructions to the Accounts Bank, acting as securities intermediary or bank, as the case may be, in accordance with this Agreement, and to issue entitlement orders with respect to the Project Accounts; provided that the Collateral Agent agrees that it will only originate and deliver to the Accounts Bank such instructions, orders and entitlement orders as are permitted in accordance with the terms of this Agreement and the Intercreditor Agreement. It is expressly understood and agreed that any investment made with funds held in the Project Accounts may be made only in accordance with the express provisions of Section 8.16 (Interest and Investments). The Accounts Bank shall not in any way whatsoever be liable for any loss or depreciation in the value of the investments made pursuant to the terms of this Agreement.

Section 8.13 Subordination. (a) The Accounts Bank hereby acknowledges (i) the security interest granted hereby by the Borrowers to the Collateral Agent, on behalf and for the benefit of the Senior Secured Parties, (ii) the security interest granted by the Borrowers to the Senior Collateral Agent under the Senior Credit Agreement on behalf and for the benefit of the Priority Senior Secured Parties, (iii) the security interest granted by the Borrowers under the Financing Documents to the Collateral Agent, on behalf of and for the benefit of the Senior Secured Parties, and (iv) the security interest granted by the Borrowers under the Senior Financing Documents to the Senior Collateral Agent, on behalf of and for the benefit of the Priority Senior Secured Parties. In the event that the Accounts Bank has or subsequently obtains by agreement, operation of applicable Law or otherwise a right of recoupment or set-off or any Lien in any of the Project Accounts or any Financial Asset or other property deposited therein or credited thereto or any security entitlement related thereto, the Accounts Bank hereby agrees that such right of recoupment or set-off and/or any such Lien shall be subordinate to the security interest of (x) the Collateral Agent, on behalf of and for the benefit of the Senior Secured Parties and (y) the Senior Collateral Agent, on behalf of and for the benefit of the Priority Senior Secured Parties. The Accounts Bank agrees that it shall not assert or enforce any such right of recoupment or set-off and/or any Lien until the Discharge Date.

(b)               The Financial Assets and other items deposited in or credited to the Project Accounts and the Accounts Property will not be subject to deduction, set-off, banker’s lien or any other right in favor of any Person other than (x) the Collateral Agent, on behalf and for the benefit of the Senior Secured Parties and (y) the Senior Collateral Agent, on behalf of and for the benefit of the Priority Senior Secured Parties.

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Section 8.14 Borrower Acknowledgments. (a) Each Borrower acknowledges that neither any insufficiency of funds in the Project Accounts (or any of them), nor any inability to apply any funds in the Project Accounts (or any of them) against any or all amounts owing under any Financing Document, shall at any time limit, reduce or otherwise affect the Borrowers’ obligations under any Financing Document.

(b)               Each party to this Agreement acknowledges that the Accounts Bank shall not incur any obligation or liability in circumstances where there are insufficient funds deposited in or credited to any Project Account to make a payment in full that would otherwise have been made pursuant to the terms of this Agreement, except to the extent that the loss arises directly from the Accounts Bank’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and Non-Appealable judgment.

Section 8.15 Agreement to Hold In Trust. All payments received directly by any Borrower that are required to be deposited into the Project Accounts in accordance with the terms of this Agreement or any other Financing Document shall be held by such Borrower in trust for (x) the Collateral Agent, on behalf and for the benefit of the Senior Secured Parties and (y) the Senior Collateral Agent, on behalf of and for the benefit of the Priority Senior Secured Parties, and shall be segregated from other funds of such Borrower and shall, forthwith upon receipt by such Borrower, be turned over to the Senior Collateral Agent or the Collateral Agent, as applicable or its designee in the same form as received by such Borrower (duly endorsed by such Borrower to the Senior Collateral Agent or the Collateral Agent, as applicable or the Accounts Bank, if requested) for deposit and disbursement in accordance with this Agreement, the Senior Credit Agreement and the Intercreditor Agreement.

Section 8.16 Interest and Investments. (a) Each amount deposited in or credited to a Project Account from time to time shall, from the time it is so deposited or credited until the time it is withdrawn from that Project Account (whether for the purpose of making an investment in Cash Equivalents or otherwise applied in accordance with the terms of this Agreement, the Senior Credit Agreement and the Intercreditor Agreement), earn interest at such rates as may be agreed from time to time by Borrowers’ Agent and the Accounts Bank.

(b)               Prior to the receipt by the Accounts Bank of a Notice of Suspension, any amounts held by the Accounts Bank in the Project Accounts shall be invested by the Accounts Bank from time to time, at the risk and expense of the Borrowers, solely in such Cash Equivalents as the Borrowers’ Agent shall direct in writing. The Borrowers shall select Cash Equivalents having such maturities as shall cause the Project Accounts to have a cash balance as of any day sufficient to cover the transfers to be made from the Project Accounts on such day in accordance with this Agreement, the Senior Credit Agreement, the other Financing Documents and the Project Documents. Upon delivery by the Senior Collateral Agent or the Collateral Agent, to the Accounts Bank of a Notice of Suspension and until written revocation of such Notice of Suspension is delivered to the Accounts Bank by the Senior Collateral Agent or the Collateral Agent, as applicable, any amounts held by the Accounts Bank in the Project Accounts shall be invested by the Accounts Bank from time to time, solely in such Cash Equivalents as the Required Senior Lenders or the Required Lenders, as applicable, may direct. The Collateral Agent agrees that it will only deliver a Notice of Suspension to the Accounts Bank as permitted in accordance with the terms of this Agreement and the Intercreditor Agreement.

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(c)                In the event that the cash balance in any of the Project Accounts is as of any day insufficient to cover the transfers to be made from such Project Account on such day, the Required Senior Lenders or, from and after the Senior Discharge Date, the Required Lenders may direct the Accounts Bank to sell or liquidate the Cash Equivalents standing to the credit of such Project Account (without regard to maturity date) in such manner as the Required Senior Lenders or, from and after the Senior Discharge Date, the Required Lenders may deem necessary in order to obtain cash at least sufficient to make such transfers and to pay any expenses and charges incurred in connection with effecting any such sale or liquidation, which expenses and charges the Accounts Bank shall be authorized to pay with cash on deposit in such Project Account. Neither the Accounts Bank nor any Senior Secured Party or Priority Senior Secured Party shall be liable to any Person for any loss suffered because of any such sale or liquidation.

(d)               All interest and other investment income earned from Cash Equivalents made from amounts in any Project Account shall remain in such Project Account until transferred from such Project Account in accordance with the terms of this Article VIII.

(e)                It is acknowledged by the parties hereto that all investment income earned on amounts on deposit in or credited to the Project Accounts for all Tax purposes shall be attributed to and be income of Pacific Holding. Pacific Holding shall be responsible for determining any requirements for paying Taxes or reporting or withholding any payments for Tax purposes hereunder. Pacific Holding shall prepare and file all Tax information required with respect to the Project Accounts. Each Borrower agrees to indemnify and hold each Senior Secured Party harmless against all liability for Tax withholding and/or reporting for any investment income earned on the Project Accounts and payments in respect thereof. Such indemnities shall survive the termination or discharge of this Agreement or resignation of the Accounts Bank. No Senior Secured Party shall have any obligation with respect to the making of or the reporting of any payments for Tax purposes. From time to time, and as reasonably requested by the Accounts Bank, Pacific Holding or any other Borrower shall provide to the Accounts Bank a United States Department of the Treasury Internal Revenue Service tax form W-9 or W-8 or other appropriate form required with respect to the withholding or exemption from withholding of income tax on any investment income earned on the Project Accounts.

Section 8.17 Accounts Bank Information. (a) The Accounts Bank will:

(i)	within five (5) Business Days after the end of the month in which the first deposit is made into any Project Account and within five (5) Business Days after the end of each month thereafter, provide the Borrowers’ Agent, the Senior Collateral Agent, the Collateral Agent, the Senior Administrative Agent and the Administrative Agent a report with respect to the Project Accounts, setting forth in reasonable detail all deposits to and disbursements from each of the Project Accounts during such month, including the date on which made, and the balances of and any investments in each of the Project Accounts at the end of such month, including information regarding categories, amounts, maturities and issuers of Cash Equivalents; and
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(ii)	within three (3) Business Days after receipt of any written request by the Borrowers’ Agent, the Senior Collateral Agent, the Collateral Agent, the Senior Administrative Agent or the Administrative Agent, provide to such Person such other information as such Person may specify regarding all Cash Equivalents and any other investments made by the Accounts Bank pursuant hereto and regarding amounts available in the Project Accounts.

Notwithstanding the foregoing, the Accounts Bank will provide the Borrowers’ Agent, the Senior Collateral Agent, the Collateral Agent, the Senior Administrative Agent and the Administrative Agent such additional information regarding the Project Accounts and the balances and Cash Equivalents therein as any of them may reasonably request from time to time.

(b)               The Accounts Bank will maintain all of the Project Accounts and all books and records with respect thereto as may be necessary to record properly all transactions carried out by it under this Agreement.

(c)                If any Cash Equivalent ceases to be a Cash Equivalent, the Accounts Bank will, as soon as reasonably practicable after becoming aware of such cessation, notify the Senior Collateral Agent, the Collateral Agent and the Borrowers’ Agent in writing of such cessation and, upon the written direction of (i) the Borrowers’ Agent or (ii) the Required Senior Lenders or, from and after the Senior Discharge Date, the Required Lenders, will cause the relevant investment to be replaced by a Cash Equivalent or by cash; provided that this Section 8.17(c) will not oblige the Accounts Bank to liquidate any investment earlier than its normal maturity date unless:

(i)	directed to do so under Section 8.16 (Interest and Investments); or
(ii)	the maturity date of the relevant investment exceeds the maturity date that would enable it to continue to qualify as a Cash Equivalent.

Section 8.18 Notices of Suspension of Accounts. (a) The Senior Collateral Agent and the Collateral Agent may, but shall not be required to, suspend the right of the Accounts Bank and the Borrowers’ Agent to withdraw or otherwise deal with any funds deposited in or credited to the Project Accounts at any time during the occurrence and continuance of an Event of Default by delivering a notice to the Accounts Bank (with a copy to the Borrowers’ Agent and the Administrative Agent) (a “Notice of Suspension”); provided that the Collateral Agent agrees that it will only deliver to the Accounts Bank a Notice of Suspension as permitted in accordance with the terms of this Agreement and the Intercreditor Agreement.

(b)               Notwithstanding any other provision of the Financing Documents, after the issuance by the Senior Collateral Agent or the Collateral Agent of a Notice of Suspension in accordance with Section 8.18(a) and until such time as the Person who delivered the Notice of Suspension advises the Accounts Bank and the Borrowers’ Agent (with a copy to the Administrative Agent and Senior Administrative Agent) that it has withdrawn such Notice of Suspension, (which it shall do if such Event of Default is no longer continuing) no amount may be withdrawn by the Accounts Bank from any Project Account, including for investment in Cash Equivalents, without the express prior written consent of the Person who delivered the Notice of Suspension.

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(c)                Notwithstanding any other provision of the Financing Documents (but without limitation of Sections 8.02(g) or (h) (Deposits into and Withdrawals from Project Accounts), without the express prior written consent of the Required Senior Lenders or, from and after the Senior Discharge Date, the Required Lenders of the Revolving Loan Class and the Required Lenders of the Tranche A-1 Term Loan Class, no amount may be withdrawn from any Project Account if a Default or Event of Default would occur as a result of such withdrawal.

(d)               On the date of each withdrawal by the Accounts Bank from a Project Account, the Borrowers’ Agent shall be deemed to represent and warrant that no Notice of Suspension is in effect and that that no Default or Event of Default would occur as a result of such withdrawal, unless the Required Senior Lenders or, from and after the Senior Discharge Date, the Required Lenders of the Revolving Loan Class and the Required Lenders of the Tranche A-1 Term Loan Class have previously consented in writing to such withdrawal, notwithstanding that a Notice of Suspension is in effect or that a Default or Event of Default would occur as a result of such withdrawal.

ARTICLE IX

DEFAULT AND ENFORCEMENT

Section 9.01 Events of Default. Each of the following events or occurrences described in this Section 9.01 shall constitute an Event of Default.

(a)                Nonpayment. Any Borrower fails to pay (i) any amount of principal of any Loan when the same becomes due and payable or (ii) any interest on any Loan or any fee or other Obligation or amount payable hereunder or under any other Financing Document within three (3) Business Days after the same becomes due and payable.

(b)               Breach of Warranty. Any representation or warranty of any Loan Party or any Major Project Party made or deemed to be restated or remade in any Financing Document is or shall be incorrect or misleading in any material respect when made or deemed made; provided that (i) if such Loan Party or Major Project Party, as the case may be, was not aware that such representation or warranty was incorrect or misleading at the time such representation or warranty was made or deemed repeated, (ii) the fact, event or circumstance resulting in such incorrect or misleading representation or warranty is capable of being cured, corrected or otherwise remedied, (iii) such fact, event or circumstance resulting in such incorrect or misleading representation or warranty is cured, corrected or otherwise remedied within thirty (30) days from the date any Loan Party obtains, or should have obtained, knowledge thereof, and (iv) no Material Adverse Effect shall have occurred as a result of such representation or warranty being incorrect or misleading, then such incorrect representation or warranty shall not constitute an Event of Default.

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(c)                Non-Performance of Certain Covenants and Obligations. Any Borrower defaults in the due performance and observance of any of its obligations under any of Sections 7.01(d)(i), (ii) and (iii)(A) (Affirmative Covenants – Maintenance of Properties), 7.01(g) (Affirmative Covenants – Use of Proceeds and Cash Flow), 7.01(h) (Affirmative Covenants – Insurance), 7.01(r) (Affirmative Covenants – First Priority Ranking), 7.02 (Negative Covenants) and 7.03(e) (Reporting Requirements) of this Agreement, Sections 5.02 (Limitation of Liens) or 5.06 (Name; Jurisdiction of Organization) of any Security Agreement, any Borrower or the Pledgor defaults in the due performance and observance of any of its obligations under Sections 5.02 (Limitation of Liens), 5.03 (No Sale of Collateral), 5.04 (No Impairment of Security), 5.05 (Filing of Bankruptcy Proceedings) or 5.08 (Name; Jurisdiction of Organization) of any Pledge Agreement or Pacific Ethanol defaults in the due performance and observance of any of its obligations under the Sponsor Support Agreement, if any.

(d)               Non-Performance of Other Covenants and Obligations. Any Loan Party or any Major Project Party defaults in the due performance and observance of any covenant or agreement (other than covenants and agreements referred to in Sections 9.01(a) or 9.01(c)) contained in any Financing Document, and such default shall continue unremedied for a period of thirty (30) days after any Borrower obtains, or should have obtained, knowledge thereof.

(e)                Cross Defaults. Any one of the following occurs with respect to any Loan Party or any Major Project Party with respect to Indebtedness (other than the Obligations) (provided that if any such event has been cured in accordance with the terms of such Indebtedness, it shall serve as a cure of this Event of Default):

(i)	a default occurs in the payment when due (subject to any applicable grace period and notice requirements), whether by acceleration or otherwise, of such Indebtedness; or
(ii)	such Person fails to observe or perform (subject to any applicable grace periods and notice requirements) any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of any Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded;
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(A)	in the case of the Borrowers, with respect to Indebtedness under the Senior Credit Agreement or in an amount greater than or equal to one hundred thousand Dollars ($100,000) in the aggregate;
(B)	in the case of the Pledgor, Pacific Ag Products or Kinergy with respect to Indebtedness in an amount greater than or equal to one million Dollars ($1,000,000) in the aggregate;
(C)	in the case of Pacific Ethanol, with respect to Indebtedness in an amount in excess of two million Dollars ($2,000,000) in the aggregate and an Exercise of Remedies in respect of such Indebtedness has occurred; and
(D)	in the case of any other Major Project Party only, has or could reasonably be expected to result in a Material Adverse Effect;

provided, that such occurrence shall not constitute an Event of Default with respect to any Major Project Party if an agreement replacing each Project Document to which such Major Project Party is a party, in form and substance reasonably satisfactory to the Administrative Agent, is entered into (together will all applicable Ancillary Documents) within forty-five (45) days thereof.

(f)                Judgments. (i) Any judgment or order that has or could reasonably be expected to have a Material Adverse Effect is rendered against any Loan Party or any Major Project Party, or (ii) any judgment or order is rendered against (A) any or all of the Borrowers, in an amount in excess of one hundred thousand Dollars ($100,000) in the aggregate, (B) the Pledgor, Pacific Ag Products (as long as Pacific Ag Products is a Major Project Party) or Kinergy (as long as Kinergy is a Major Project Party) in an amount in excess of one million Dollars ($1,000,000) in the aggregate or (C) Pacific Ethanol (as long as Pacific Ethanol is a Major Project Party or a Loan Party) in an amount in excess of two million Dollars ($2,000,000) in the aggregate and, in any such case, (x) enforcement proceedings are commenced by any creditor upon such judgment or order or (y) there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment is not in effect; provided, that such occurrence shall not constitute an Event of Default with respect to any Major Project Party if an agreement replacing each Project Document to which such Major Project Party is a party, in form and substance reasonably satisfactory to the Administrative Agent, is entered into (together will all applicable Ancillary Documents) within forty-five (45) days thereof.

(g)               ERISA Events. (i) Any Termination Event occurs, (ii) any Plan incurs an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), (iii) any Borrower or member of any Borrower’s ERISA Controlled Group engages in a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA, (iv) any Borrower or any ERISA Affiliate fails to pay when due any amount it has become liable to pay to the PBGC, any Plan or a trust established under Title IV of ERISA, (v) a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that an ERISA Plan must be terminated or have a trustee appointed to administer it, (vi) any Borrower or any ERISA Affiliate suffers a partial or complete withdrawal from a Multiemployer Plan or is in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, (vii) a proceeding is instituted against any Borrower to enforce Section 515 of ERISA, (viii) the aggregate amount of the then “current liability” (as defined in Section 412(l)(7) of the Code, as amended) of all accrued benefits under such Plan or Plans exceeds the then current value of the assets allocable to such benefits by more than two million Dollars ($2,000,000) at such time, or (ix) any other event or condition occurs or exists with respect to any Plan that would subject any Borrower to any tax, penalty or other liability.

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(h)               Bankruptcy, Insolvency. Any Loan Party or any Major Project Party:

(i)	generally fails to pay, or admits in writing its inability or unwillingness to pay, debts as they become due and in the case of Pacific Ethanol an Exercise of Remedies has occurred;
(ii)	applies for, consents to, or acquiesces in, the appointment of a trustee, receiver, sequestrator or other custodian for such Person or a substantial portion of its property, or makes a general assignment for the benefit of creditors;
(iii)	in the absence of such application, consent or acquiescence, permits or suffers to exist the appointment of a trustee, receiver, sequestrator or other custodian for such Person or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian is not discharged within sixty (60) days; provided that nothing in the Financing Documents shall prohibit or restrict any right any Senior Secured Party may have under applicable Law to appear in any court conducting any relevant proceeding during such sixty (60) day period to preserve, protect and defend its rights under the Financing Documents (and such Person shall not object to any such appearance);
(iv)	permits or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of such Person and, if any such case or proceeding is not commenced by such Person, such case or proceeding is be consented to or acquiesced in by such Person or results in the entry of an order for relief or remains for sixty (60) days undismissed; provided that nothing in the Financing Documents shall prohibit or restrict any right any Senior Secured Party may have under applicable Law to appear in any court conducting any such case or proceeding during such sixty (60) day period to preserve, protect and defend its rights under the Financing Documents (and such Person shall not object to any such appearance);
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(v)	takes any action authorizing, or in furtherance of, any of the foregoing; or
(vi)	ceases to be Solvent and in the case of Pacific Ethanol an Exercise of Remedies has occurred;

provided, that such occurrence shall not constitute an Event of Default with respect to any Major Project Party if an agreement replacing each Project Document to which such Major Project Party is a party, in form and substance reasonably satisfactory to the Administrative Agent, is entered into (together will all applicable Ancillary Documents) within forty-five (45) days thereof (or, if such bankruptcy or insolvency could not reasonably be expected to result in a Material Adverse Effect, sixty (60) days).

(i)                 Project Document Defaults; Termination.

(i)	Any Borrower or any other Major Project Party shall be in material breach of or otherwise in material default under any Project Document and such breach or default has continued beyond any applicable grace period expressly provided for in such Project Document (or, if no such cure period is provided, thirty (30) days), as the same may be extended pursuant to any Consent; provided, that any such breach or default by any Major Project Party under any Project Document shall not constitute an Event of Default if an agreement replacing such Project Document, in form and substance reasonably satisfactory to the Administrative Agent, is entered into (together will all applicable Ancillary Documents) within forty-five (45) days thereof (or, if such breach or default could not reasonably be expected to result in a Material Adverse Effect, sixty (60) days).
(ii)	Any Project Document ceases to be in full force and effect prior to its scheduled expiration, is repudiated, or its enforceability is challenged or disaffirmed by or on behalf of any Borrower or any Major Project Party thereto; provided, that such occurrence shall not constitute an Event of Default with respect to any Project Document if an agreement replacing such Project Document, in form and substance reasonably satisfactory to the Administrative Agent, is entered into (together will all applicable Ancillary Documents) within forty-five (45) days thereof (or, if such occurrence could not reasonably be expected to result in a Material Adverse Effect, sixty (60) days).
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(j)                 Governmental Approvals. Any Borrower fails to obtain, renew, maintain or comply in all material respects with any Necessary Project Approval or any Necessary Project Approval is revoked, canceled, terminated, withdrawn or otherwise ceases to be in full force and effect, or any Necessary Project Approval is modified without the consent of the Required Senior Lenders or, from and after the Senior Discharge Date, the Required Lenders of the Revolving Loan Class and the Required Lenders of the Tranche A-1 Term Loan Class in a manner that, in each case, has, or could reasonably be expected to result in, a Material Adverse Effect on such Borrower or its Plant.

(k)               Unenforceability of Documentation. At any time after the execution and delivery thereof:

(i)	any material provision of any Financing Document shall cease to be in full force and effect;
(ii)	any Financing Document is revoked or terminated, becomes unlawful or is declared null and void by a Governmental Authority of competent jurisdiction;
(iii)	any Financing Document becomes unenforceable, is repudiated or the enforceability thereof is contested or disaffirmed by or on behalf of any party thereto other than the Senior Secured Parties; or
(iv)	any Liens against any of the Collateral cease to be a first priority, perfected security interest in favor of the Collateral Agent, or the enforceability thereof is contested by any Loan Party, or any of the Security Documents ceases to provide the security intended to be created thereby with the priority purported to be created thereby.

(l)                 Environmental Matters. (i) Any Environmental Claim has occurred with respect to any Borrower, any Plant or any Environmental Affiliate, (ii) any release, emission, discharge or disposal of any Material of Environmental Concern occurs, and such event could reasonably be expected to form the basis of an Environmental Claim against any Borrower, any Plant or any Environmental Affiliate, or (iii) any violation or alleged violation of any Environmental Law or Environmental Approval occurs that would reasonably result in an Environmental Claim against any Borrower or any Plant or, to the extent any Borrower may have liability, any Environmental Affiliate, that, in the case of any of Sections 9.01(l)(i), (ii) or (iii), could reasonably be expected to result in liability for any Borrower (or the Borrowers on an aggregate basis) in an amount greater than five hundred thousand Dollars ($500,000) for any single claim or one million Dollars ($1,000,000) for all such claims during any twelve (12) month period or could otherwise reasonably be expected to result in a Material Adverse Effect.

(m)             Loss of Collateral. Any portion of the Collateral (other than a portion that is immaterial) is damaged, seized or appropriated; provided, that such an occurrence shall not constitute an Event of Default if the applicable Borrowers repair, replace, rebuild or refurbish such damaged, seized or appropriated Collateral (i) in accordance with Section 8.07(d)(i) (Insurance and Condemnation Proceeds Accounts), or (ii) otherwise (provided that such approval is obtained within sixty (60) days hereafter) with the approval of the Required Senior Lenders or, from and after the Senior Discharge Date, the Required Lenders of the Revolving Loan Class and the Required Lenders of the Tranche A-1 Term Loan Class, in consultation with the Independent Engineer.

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(n)               Event of Abandonment. An Event of Abandonment occurs.

(o)               Taking or Total Loss. An Event of Taking with respect to all or a material portion of any Plant or any Equity Interests in any Borrower occurs, or an Event of Total Loss occurs.

(p)               Asset Management Agreement. Pacific Ethanol or any Affiliate of Pacific Ethanol shall challenge the validity or enforceability of any performance guaranty of the obligations of Pacific Ethanol under the Asset Management Agreement at any time that any such obligation exists.

(q)               Change of Control. A Change of Control occurs.

Section 9.02 Action Upon Bankruptcy. If any Event of Default described in Section 9.01(h) (Events of Default - Bankruptcy; Insolvency) occurs with respect to any Borrower, any outstanding Commitments (if not theretofore terminated) shall automatically terminate. The outstanding principal amount of the outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice, demand or further act of the Administrative Agent, the Collateral Agent or any other Senior Secured Party.

Section 9.03 Action Upon Other Event of Default. (a) If any other Event of Default occurs and is continuing for any reason, whether voluntary or involuntary, and is continuing, the Administrative Agent shall by written notice to the Borrowers, subject to and in accordance with the Intercreditor Agreement:

(i)	Upon the direction of the Required Lenders of the Revolving Loan Class, declare all or any portion of the Obligations in respect of the Revolving Loans to be due and payable and any outstanding Revolving Loan Commitments (if not theretofore reduced or terminated) to be reduced or terminated, whereupon the full unpaid amount of such Obligations that has been declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment and any outstanding Revolving Loan Commitments shall be reduced or terminate; and
(ii)	Upon the direction of the Required Lenders of the Tranche A-1 Term Loan Class, declare all or any portion of the Obligations in respect of the Tranche A-1 Term Loans to be due and payable and any outstanding Tranche A-1 Term Loan Commitments (if not theretofore reduced or terminated) to be reduced or terminated, whereupon the full unpaid amount of such Obligations that has been declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment and any outstanding Tranche A-1 Term Loan Commitments shall be reduced or terminate.
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(b)               During the continuance of an Event of Default, the Administrative Agent, upon the direction of the Required Lenders of the Revolving Loan Class and the Required Lenders of the Tranche A-1 Term Loan Class, shall instruct the Collateral Agent to exercise any or all remedies provided for under this Agreement or the other Financing Documents, in each case subject to and in accordance with the Intercreditor Agreement. Without prejudice to the right of any Tranche A-2 Lender to commence an action against a Borrower in respect of any unpaid amounts of interest on or principal of its Tranche A-2 Term Loan, no Tranche A-2 Lender or group of Tranche A-2 Lenders shall have the right to, or shall, instruct the Collateral Agent or the Administrative Agent to exercise any remedy provided for under this Agreement or the other Financing Documents.

(c)                Any declaration made pursuant to Section 9.03(a)(i) may, should the Required Lenders of the Revolving Loan Class in their sole and absolute discretion so elect, be rescinded by written notice to the Borrowers at any time after the principal of the Revolving Loans has become due and payable, but before any judgment or decree for the payment of the monies so due, or any part thereof, has been entered; provided that no such rescission or annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

(d)               Any declaration made pursuant to Section 9.03(a)(ii) may, should the Required Lenders of the Tranche A-1 Term Loan Class in their sole and absolute discretion so elect, be rescinded by written notice to the Borrowers at any time after the principal of the Tranche A-1 Term Loans has become due and payable, but before any judgment or decree for the payment of the monies so due, or any part thereof, has been entered; provided that no such rescission or annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

Section 9.04 Application of Proceeds. Any moneys received by the Collateral Agent after the occurrence and during the continuance of an Event of Default may, subject to the Intercreditor Agreement, be held by the Collateral Agent as Collateral and/or, at the direction of the Administrative Agent, may be applied in full or in part by the Collateral Agent against the Obligations in the order of priorities third through eleventh and thirteenth through fifteenth as set forth in Section 8.03(b) (Revenue Account) (but without prejudice to the right of the Collateral Agent to recover any shortfall from the Borrowers) and the balance, if any, after all of the Obligations have been indefeasibly paid in full, shall be paid to the Borrowers or as otherwise required by Applicable Law.

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ARTICLE X

THE AGENTS

Section 10.01 Appointment and Authority. (a) Each of the Lenders (in its capacity as Lender and on behalf of itself and its Affiliates as a potential Interest Rate Protection Provider) hereby irrevocably appoints, designates and authorizes each Agent to take such action on its behalf under the provisions of this Agreement and each other Financing Document to which it is a party and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement or any other Financing Document to which it is a party. The provisions of this Article X are solely for the benefit of the Agents and the Lenders, and neither the Borrowers nor any other Person shall have rights as a third party beneficiary of any of such provisions.

(b)               Each Lender hereby appoints Wells Fargo as its Administrative Agent under and for purposes of each Financing Document to which it is a party. Wells Fargo hereby accepts this appointment and agrees to act as the Administrative Agent for the Lenders in accordance with the terms of this Agreement and the Intercreditor Agreement. Each Lender appoints and authorizes the Administrative Agent to act on behalf of such Lender under each Financing Document to which it is a party and to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof. Notwithstanding any provision to the contrary contained elsewhere in any Financing Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Financing Documents to which it is a party, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Financing Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(c)                Each Lender (in its capacity as Lender and on behalf of itself and its Affiliates as a potential Interest Rate Protection Provider) and the Administrative Agent and the Accounts Bank each in its capacity as such hereby appoints Wells Fargo as its Collateral Agent under and for purposes of each Financing Document to which it is a party. Wells Fargo hereby accepts this appointment and agrees to act as the Collateral Agent for the Senior Secured Parties in accordance with the terms of this Agreement and the Intercreditor Agreement. Each of the Lenders hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Borrowers or the Pledgor to the Collateral Agent in order to secure any of the Obligations. In this connection the Collateral Agent, and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent, as the case may be, pursuant to Section 10.05 (Delegation of Duties) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent, as the case may be, shall be entitled to the benefits of all provisions of this Article X and Article XI (Miscellaneous Provisions) (including Section 11.09 (Indemnification by the Borrowers), as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Financing Documents) as if set forth in full herein with respect thereto. Notwithstanding any provision to the contrary contained elsewhere in any Financing Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Financing Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Financing Document or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

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(d)               Each Lender hereby appoints and authorizes the Accounts Bank to act as depository for the Collateral Agent, on behalf of the Senior Secured Parties, and as the securities intermediary or bank with respect to the Project Accounts for the benefit of the Collateral Agent, on behalf of the Senior Secured Parties, with such powers as are expressly delegated to the Accounts Bank by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Accounts Bank hereby accepts this appointment and agrees to act as the depository for the Collateral Agent, on behalf of the Senior Secured Parties, and as the securities intermediary or bank with respect to the Project Accounts, for the benefit of the Collateral Agent, on behalf of the Senior Secured Parties, in accordance with the terms of this Agreement. The Accounts Bank further agrees to accept and hold, as securities intermediary or as a bank, in its custody and in accordance with the terms of this Agreement, for the Collateral Agent, on behalf of the Senior Secured Parties, the Project Accounts and the Accounts Property. Each Lender also appoints and authorizes the Accounts Bank to act on its behalf for the purpose of the creation and perfection of a security interest in favor of the Collateral Agent, on behalf of the Senior Secured Parties, in the Project Accounts to the extent that they are deemed under applicable Law not to constitute securities accounts or deposit accounts and in any Accounts Property that is deemed under applicable Law not to constitute a Financial Asset. The Accounts Bank accepts this appointment and agrees to act as the Accounts Bank for the Collateral Agent, on behalf and for the benefit of the Senior Secured Parties, for such purpose and to hold and maintain exclusive dominion and control over the Project Accounts and any such Accounts Property on behalf of the Collateral Agent, acting on behalf of the Senior Secured Parties. Each of the Agents and each Lender acknowledges that the Accounts Bank is also (i) acting as the securities intermediary or bank with respect to the Project Accounts for the benefit of the Senior Collateral Agent, on behalf of the Priority Senior Secured Parties, (ii) holding, as securities intermediary or as a bank, in its custody and in accordance with the terms of the Senior Credit Agreement, for the Senior Collateral Agent, on behalf of the Priority Senior Secured Parties, the Project Accounts and the Accounts Property and (iii) acting on behalf of the Senior Lenders for the purpose of the creation and perfection of a security interest in favor of the Senior Collateral Agent, on behalf of the Priority Senior Secured Parties, in the Project Accounts to the extent that they are deemed under applicable Law not to constitute securities accounts or deposit accounts and in any Accounts Property that is deemed under applicable Law not to constitute a Financial Asset.

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(e)                Notwithstanding any provision to the contrary contained elsewhere in any Financing Document, the Accounts Bank shall not have any duties or responsibilities, except those expressly set forth herein or in the Senior Credit Agreement, nor shall the Accounts Bank have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Financing Document or otherwise exist against the Accounts Bank. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Accounts Bank is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(f)                Each Senior Secured Party hereby acknowledges that Wells Fargo is serving as the Senior Administrative Agent and the Senior Collateral Agent and that the Administrative Agent and the Collateral Agent shall not have any duties or obligations under the Senior Credit Agreement. Each Lender hereby instructs each of the Administrative Agent and Collateral Agent to execute and deliver the Intercreditor Agreement and the other Financing Documents to which it is a party and to exercise its respective rights and obligations hereunder and under the Intercreditor Agreement solely in accordance with this Agreement, the Financing Documents to which such Agent is a party and the Intercreditor Agreement. Each Senior Secured Party agrees that it will only originate and deliver to the Accounts Bank such instructions, orders and entitlement orders as are permitted in accordance with the terms of this Agreement and the Intercreditor Agreement.

Section 10.02 Rights as a Lender or Interest Rate Protection Provider. Each Person serving as Agent hereunder or under any other Financing Document shall have the same rights and powers in its capacity as a Lender or Interest Rate Protection Provider, as the case may be, as any other Lender or Interest Rate Protection Provider, as the case may be, and may exercise the same as though it were not an Agent. Each such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders, any other Agent or the Interest Rate Protection Provider.

Section 10.03 Exculpatory Provisions. (a) No Agent shall have any duties or obligations except those expressly set forth herein (and, with respect to the Account Bank, in the Senior Credit Agreement) and in the other Financing Documents to which it is a party. Without limiting the generality of the foregoing, no Agent shall:

(i)	be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
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(ii)	have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Financing Documents (or, with respect to the Accounts Bank, by the Senior Credit Agreement) that such Agent is required to exercise as directed in writing by the Required Lenders of the Revolving Loan Class and the Required Lenders of the Tranche A-1 Term Loan Class (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Financing Documents); provided that such Agent shall not be required to take any action that may expose the Agent to liability or that is contrary to this Agreement, any Financing Document or applicable Law; or
(iii)	except as expressly set forth herein and in the other Financing Documents to which it is a party (or, with respect to the Accounts Bank, in the Senior Credit Agreement), have any duty to disclose, nor shall any Agent be liable for any failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity.

(b)               No Agent shall be liable for any action taken or not taken by it (i) with the prior written consent or at the request of the Required Lenders of the Revolving Loan Class and/or the Required Lenders of the Tranche A-1 Term Loan Class (or, in the case of the Accounts Bank, the Required Senior Lenders) (or such other number or percentage of the Lenders as may be necessary, or as such Agent may believe in good faith to be necessary, under the circumstances as provided in Section 10.01 (Appointment and Authority)), (ii) in connection with any amendment, consent, approval or waiver which it is permitted under the Financing Documents to enter into, agree to or grant or (iii) in the absence of its own gross negligence or willful misconduct. Each Agent may rely on a written statement from the Lenders delivering any written direction, request, consent, or waiver to any Agent, that such Lenders constitute the Required Lenders and that no consent of any other Lender is required to effect such direction, request, consent, or waiver. Each Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to such Agent in writing by a Borrower or a Lender. Neither the Administrative Agent nor the Collateral Agent shall be required to give notice of any Default or Event of Default to any Person, including without limitation the Accounts Bank, absent direction of the Required Lenders.

(c)                No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence or continuance of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Financing Document or any other agreement, instrument or document, or the perfection or priority of any Lien or security interest created or purported to be created hereby or by any other Security Document, or (v) the satisfaction of any condition set forth in Article VI (Conditions Precedent) or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to any such Agent.

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(d)                Notwithstanding any provision of this Agreement or the other Financing Documents to the contrary, the Administrative Agent and the Collateral Agent (A) shall have no obligation to exercise discretion under the Financing Documents, and (B) shall not be required to (i) make or give any determination (including whether a matter is satisfactory to such Agent or whether to deem a matter necessary, desirable, proper or advisable), agreement, consent, approval, request, notice (including any notice to the Accounts Bank, any notice to tenants, any Notice of Suspension and any Termination Notice), consultation, designation, appointment, election, judgment or direction, or (ii) file any UCC financing or continuation statements or similar documents or instruments, or (iii) make any inspection, or (iv) exercise any rights or remedies of a secured party (including voting rights), in each case, subject to the Intercreditor Agreement, without the written direction of the Required Lenders of the Revolving Loan Class and the Required Lenders of the Tranche A-1 Term Loan Class. Notwithstanding any provision of this Agreement or the other Financing Documents to the contrary, before taking or omitting any action to be taken or omitted by the Administrative Agent and/or the Collateral Agent under the terms of this Agreement and the other Financing Documents, the Administrative Agent and/or the Collateral Agent, as the case may be, may seek the written direction of the Required Senior Lenders and/or the Required Lenders of the Revolving Loan Class and the Required Lenders of the Tranche A-1 Term Loan Class (which written direction may be in the form of an e-mail), and such Agent shall be entitled to rely (and shall be fully protected in so relying) upon such direction. The Administrative Agent and the Collateral Agent shall have no duty, obligation or liability to examine, make any investigation or review any notices, requests or other documents or instruments delivered to it under the terms of the Transaction Documents, except to deliver copies of the same to the Lenders in accordance with the terms of this Agreement. Any provision of this Agreement or the other Financing Documents authorizing the Administrative Agent and/or the Collateral Agent to take any action shall not obligate the Administrative Agent or the Collateral Agent to take such action. In no event shall the Administrative Agent or the Collateral Agent have any duty, responsibility, obligation or liability with respect to monitoring the Projects or the conditions thereof, or to preserve the Collateral. In acting under the Financing Documents to which it is a party, each of the Administrative Agent and the Collateral Agent shall be entitled to all of the rights, protections, immunities and indemnities set forth in this Agreement.

(e)                Except as expressly set forth in this Agreement, no Tranche A-2 Lender or group of Tranche A-2 Lenders shall have the right to, or shall, direct the Administrative Agent or the Collateral Agent to take or refrain from taking any action provided for under this Agreement or the other Financing Documents. Each Tranche A-2 Lender acknowledges that the Revolving Lenders and the Tranche A-1 Lenders may direct the Administrative Agent and the Collateral Agent to take or refrain from taking any action provided for under this Agreement or the other Financing Documents in a manner contrary to the interests of such Tranche A-2 Lender.

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(f)                Notwithstanding any provision of this Agreement or the other Financing Documents to the contrary, in no event shall the Administrative Agent or the Collateral Agent be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created hereby or by the Financing Documents (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Administrative Agent or the Collateral Agent be responsible for, and neither such Agent makes any representation regarding, the validity, effectiveness or priority of any of the Financing Documents or the security interests or Liens intended to be created thereby.

Section 10.04 Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 10.05 Delegation of Duties. Each Agent may perform any and all of its duties and exercise any and all its rights and powers hereunder or under any other Financing Document by or through any one or more sub agents appointed by such Agent. Each Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article X shall apply to any such sub agent and to the Related Parties of such Agent and any such sub agent, and shall apply to their respective activities in connection with their acting as Agent.

Section 10.06 Resignation or Removal of Agent. (a) Any Agent may resign from the performance of all its functions and duties hereunder and/or under the other Financing Documents at any time by giving thirty (30) days’ prior notice to the Borrowers and the Lenders. The Collateral Agent or the Administrative Agent may be removed at any time by the Required Lenders of the Revolving Loan Class and the Required Lenders of the Tranche A-1 Term Loan Class. The Accounts Bank may be removed at any time by the Required Lenders of the Revolving Loan Class, the Required Lenders of the Tranche A-1 Term Loan Class and the Required Senior Lenders. Any such resignation or removal shall take effect upon the appointment of a successor Agent, in accordance with this Section 10.06.

(b)               Upon any notice of resignation by any Agent or upon the removal of any Agent by the proper Persons pursuant to Section 10.06(a), the Required Lenders of the Revolving Loan Class and the Required Lenders of the Tranche A-1 Term Loan Class shall appoint a successor Collateral Agent or Administrative Agent, as applicable, hereunder and under each other Financing Document, or the Required Lenders of the Revolving Loan Class, the Required Lenders of the Tranche A-1 Term Loan Class and the Required Senior Lenders shall appoint a successor Accounts Bank, which successor Agent in each case shall be a commercial bank having a combined capital and surplus of at least two hundred fifty million Dollars ($250,000,000).

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(c)                If no successor Agent has been appointed by the proper Persons under Section 10.06(b) within thirty (30) days after the date such notice of resignation was given by such Agent or the proper Persons elected to remove such Agent under Section 10.06(a), and provided that no Default or Event of Default has occurred and is continuing, the Borrowers may appoint a replacement Agent (who shall be a commercial bank having a combined capital and surplus of at least two hundred fifty million Dollars ($250,000,000)) within the immediately succeeding fifteen (15) days.

(d)               If no successor Agent has been appointed within forty-five (45) days (or, if a Default or Event of Default has occurred and is continuing, within thirty (30) days) after the date such notice of resignation was given by such Agent or the proper Persons elected to remove such Agent under Section 10.06(a), any Senior Secured Party may petition any court of competent jurisdiction for the appointment of a successor Agent. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Agent, as applicable, who shall serve as Agent, hereunder and under each other Financing Document until such time, if any, as the proper Persons appoint a successor Agent, as provided in this Section 10.06.

(e)                Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Agent, and the retiring (or removed) Agent shall be discharged from all of its duties and obligations hereunder or under the other Financing Documents. After the retirement or removal of any Agent hereunder and under the other Financing Documents, the provisions of this Article X shall continue in effect for the benefit of such retiring (or removed) Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

(f)                If a retiring or removed Agent is the Accounts Bank, such Accounts Bank will promptly transfer all of the Project Accounts and the Accounts Property to the possession or control of the successor Accounts Bank and will execute and deliver such notices, instructions and assignments as may be reasonably necessary or desirable to transfer the rights of the Accounts Bank with respect to the Project Accounts and the Accounts Property to the successor Accounts Bank. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the parties hereto acknowledge that the Accounts Bank is serving in such capacity under each of this Agreement and the Senior Credit Agreement concurrently, and any successor Accounts Bank shall not be appointed as such hereunder until such time as such successor Accounts Bank concurrently assumes all rights and obligations of the Accounts Bank and is appointed as such under each of this Agreement and the Senior Credit Agreement.

(g)               If a retiring or removed Agent is the Collateral Agent, such Collateral Agent will promptly transfer any Collateral in the possession or control of such Collateral Agent to the successor Collateral Agent and will execute and deliver such notices, instructions and assignments as may be reasonably requested by the Required Lenders to transfer the rights of the Collateral Agent with respect to such Collateral property to the successor Collateral Agent.

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Section 10.07 No Amendment to Duties of Agent Without Consent. No Agent shall be bound by any waiver, amendment, supplement or modification of this Agreement or any other Financing Document that affects its rights or duties hereunder or thereunder unless such Agent shall have given its prior written consent, in its capacity as Agent, thereto.

Section 10.08 Non-Reliance on Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and make its Loans. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Financing Document or any related agreement or any document furnished hereunder or thereunder.

Section 10.09 Collateral Agent May File Proofs of Claim. (a) In case of the pendency of any bankruptcy or insolvency proceeding relative to any Borrower or the Pledgor (including any event described in Section 9.01(h) (Events of Default - Bankruptcy; Insolvency), the Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent or any other Senior Secured Party shall have made any demand on any Borrower) shall be entitled and empowered, but shall not be obligated, by intervention in such proceeding or otherwise and subject to the terms of the Intercreditor Agreement in all cases:

(i)	to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Senior Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Senior Secured Parties and their respective agents and counsel and all other amounts due the Senior Secured Parties under Sections 3.11 (Fees), 11.07 (Costs and Expenses) and 11.09 (Indemnification by the Borrowers)) allowed in such judicial proceeding; and
(ii)	to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Senior Collateral Agent and the Collateral Agent pursuant to the terms of the Intercreditor Agreement and, in the event that the Senior Collateral Agent or the Collateral Agent, as applicable, consents to the making of such payments directly to the Lenders in accordance with the Intercreditor Agreement, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Agents under Sections 3.11 (Fees), 11.07 (Costs and Expenses) and 11.09 (Indemnification by the Borrowers).

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(b)               Nothing contained herein shall be deemed to authorize the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Collateral Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 10.10 Collateral Matters. (a) The Lenders irrevocably authorize the Collateral Agent to release any Lien on any property granted to or held by the Collateral Agent under any Financing Document as required by the Intercreditor Agreement (i) upon the occurrence of the Discharge Date, (ii) if approved, authorized or ratified in writing in accordance with Section 11.01 (Amendments, Etc.) or (iii) as permitted pursuant to the terms of the Financing Documents (including as contemplated by Sections 7.02(f) (Negative Covenants-Asset Dispositions)).

(b)               Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property pursuant to this Section 10.10. In each case as specified in this Section 10.10, the Collateral Agent will, at the Borrowers’ expense, execute and deliver to the applicable Borrower or the Pledgor, as the case may be, such documents as such Person may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents in accordance with the terms of the Financing Documents and this Section 10.10.

Section 10.11 Copies. Each Agent shall give prompt notice to each Lender of each material notice or request required or permitted to be given to such Agent by the Borrowers pursuant to the terms of this Agreement or any other Financing Document (other than instructions for the transfer of funds from Project Accounts pursuant to Article VIII (Project Accounts) or if otherwise concurrently delivered to the Lenders by the Borrowers). Each Agent will distribute to each Lender each document or instrument (including each document or instrument delivered by any Borrower to such Agent pursuant to Article V (Representations and Warranties), Article VI (Conditions Precedent) and Article VII (Covenants)) received for its account and copies of all other communications received by such Agent from the Borrowers for distribution to the Lenders by such Agent in accordance with the terms of this Agreement or any other Financing Document.

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ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01 Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Financing Document, and no consent to any departure by any Borrower, Borrowers’ Agent or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders of the Revolving Loan Class and the Required Lenders of the Tranche A-1 Term Loan Class (or, if expressly set forth herein, the Required Lenders of the Tranche A-2 Term Loan Class or the Administrative Agent) and, in the case of an amendment, the Borrowers, Borrowers’ Agent or, as the case may be, the applicable Loan Party, and in each such case acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a)                (i) waive any condition set forth in Section 6.01 (Conditions to Closing) without the prior written consent of all the Lenders (other than any Non-Voting Lender), (ii) waive any condition set forth in Section 6.02 (Conditions to All Fundings) to the Funding of a Revolving Loan without the prior written consent of each Revolving Lender (other than any Non-Voting Lender) and (iii) waive any condition set forth in Section 6.02 (Conditions to All Fundings) to the Funding of the Tranche A-1 Term Loan without the prior consent of each Tranche A-1 Lender;

(b)               extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.03(a) (Action Upon Other Event of Default) without the prior written consent of such Lender;

(c)                postpone any date scheduled for any payment of principal or interest under Sections3.01 (Repayment of Fundings) or 3.02 (Interest Payment Dates), or any date fixed by the Administrative Agent for the payment of fees or other amounts due to the Lenders (or any of them) hereunder or under any other Financing Document without the prior written consent of each Lender affected thereby (other than any Non-Voting Lender);

(d)               reduce the principal of, or the rate of interest specified herein on, any Loan, or any Fees or other amounts (including the Required Cash Sweep or any other mandatory prepayments under Section 3.08 (Mandatory Prepayment) payable hereunder or under any other Financing Document to any Lender without the prior written consent of each Lender directly affected thereby (other than any Non-Voting Lender); provided that only the prior written consent of the Required Lenders of the Revolving Loan Class and the Required Lenders of the Tranche A-1 Term Loan Class shall be necessary to amend the definition of Default Rate;

(e)                change the order of application of any reduction in the Commitments or any prepayment of Loans from the application thereof set forth in the applicable provisions of Section 2.07 (Termination or Reduction of Commitment), Section 3.07 (Optional Prepayment) or 3.08 (Mandatory Prepayment), respectively, in any manner without the prior written consent of each Lender affected thereby (other than any Non-Voting Lender);

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(f)                change any provision of this Section 11.01, the definition of Required Lenders or any other provision of any Financing Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights under any Financing Document (including any such provision specifying the number or percentage of Lenders required to waive any Event of Default or forbear from taking any action or pursuing any remedy with respect to any Event of Default), or make any determination or grant any consent under any Financing Document, without the prior written consent of each Lender (other than any Non-Voting Lender);

(g)               release (i) any Borrower from all or substantially all of its obligations under any Financing Document, or (ii) all or substantially all of the Collateral in any transaction or series of related transactions, without the prior written consent of each Lender (other than any Non-Voting Lender);

(h)               increase the Aggregate Revolving Loan Commitment or the Aggregate Term Commitment of the Tranche A-1 Lenders by an amount in excess of three million five hundred thousand Dollars ($3,500,000) in the aggregate without the prior written consent of the Required Lenders of the Tranche A-2 Term Loan Class; or

(i)                 increase the interest rate payable by the Borrowers (exclusive of the Default Rate) in respect of the Revolving Loans or the Tranche A-1 Term Loans by an amount in excess of four percent (4.0%) per annum without the prior written consent of the Required Lenders of the Tranche A-2 Term Loan Class;

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by an Agent (and in the case of any amendment to Section 2.03 or otherwise that adversely affects WestLB (in its capacity as issuing bank under the Prior Credit Agreement (prior to the effectiveness of the First Amendment), WestLB), in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, such Agent under this Agreement or any other Financing Document; and (ii) Section 11.03(h) (Assignments) may not be amended, waived or otherwise modified without the prior written consent of each Granting Lender all or any part of whose Loan is being funded by an SPV at the time of such amendment, waiver or other modification. Except as expressly set forth in this Agreement, no Tranche A-2 Lender or group of Tranche A-2 Lenders shall have the right to, or shall, direct the Administrative Agent to take or refrain from taking any action provided for under this Agreement or the other Financing Documents. Each Tranche A-2 Lender acknowledges that the Revolving Lenders and the Tranche A-1 Lenders may direct the Administrative Agent to take or refrain from taking any action provided for under this Agreement or the other Financing Documents in a manner contrary to the interests of such Tranche A-2 Lender.

Notwithstanding the other provisions of this Section 11.01, the Borrowers, the Borrowers’ Agent, the Collateral Agent and the Administrative Agent may (but shall have no obligation to) amend or supplement the Financing Documents without the consent of any Lender: (i) to cure any ambiguity, defect or inconsistency; (ii) to make any change that would provide any additional rights or benefits to the Lenders; or (iii) to make, complete or confirm any grant of Collateral permitted or required by this Agreement or any of the Security Documents or any release of any Collateral that is otherwise permitted under the terms of this Agreement and the Security Documents. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

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Section 11.02 Applicable Law; Jurisdiction; Etc.  (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b)               SUBMISSION TO JURISDICTION. EACH BORROWER AND THE BORROWERS’ AGENT IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER FINANCING DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY SENIOR SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                WAIVER OF VENUE. EACH BORROWER AND THE BORROWERS’ AGENT IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT IN ANY COURT REFERRED TO IN SECTION 11.02(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)               Appointment of Process Agent and Service of Process. Each of the Borrowers and the Borrowers’ Agent hereby irrevocably appoints CT Corporation System with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its agent to receive on behalf of itself services of copies of the summons and complaint and any other process that may be served in any such action or proceeding in the State of New York. If for any reason the Process Agent shall cease to act as such for any Person, such Person hereby agrees to designate a new agent in New York City on the terms and for the purposes of this Section 11.02 reasonably satisfactory to the Administrative Agent. Such service may be made by mailing or delivering a copy of such process to such Person in care of the Process Agent at the Process Agent’s above address, and each of the Borrowers and the Borrowers’ Agent hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each of the Borrowers and the Borrowers’ Agent also irrevocably consents to the service of any and all process in any such action or proceeding by the air mailing of copies of such process to such Person at its then effective notice addresses pursuant to Section 11.12 (Notices and Other Communications). Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Financing Document in the courts of any jurisdiction.

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(e)                Immunity. To the extent that any Borrower or the Borrowers’ Agent has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Borrowers and the Borrowers’ Agent hereby irrevocably and unconditionally waives such immunity in respect of its obligations under the Financing Documents and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 11.02(e) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

(f)                WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.02.

Section 11.03 Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor the Borrowers’ Agent may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Agent and Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) subject to Section 11.03(i), to an Eligible Assignee in accordance with Section 11.03(b), (ii) subject to Section 11.03(i), by way of participation in accordance with Section 11.03(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.03(f), or (iv) to an SPV in accordance with the provisions of Section 11.03(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in this Section 11.03, any Person to the extent provided by Section 11.04 and, to the extent expressly contemplated hereby, the Related Parties of each Agent and Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b)               Any Lender may at any time after the Closing Date assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the Commitment (which for this purpose includes the Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Lender Assignment Agreement, as of the Trade Date, shall not be less than one million Dollars ($1,000,000) and in integral multiples of one million Dollars ($1,000,000) in excess thereof, unless the Administrative Agent otherwise consents in writing; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned; (iii) the parties to each assignment shall execute and deliver to the Administrative Agent a Lender Assignment Agreement, together with a processing and recordation fee of three thousand five hundred Dollars ($3,500); provided that (A) no such fee shall be payable in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender and (B) in the case of contemporaneous assignments by a Lender to one or more Funds managed by the same investment advisor (which Funds are not then Lenders hereunder), only a single such three thousand five hundred Dollars ($3,500) fee shall be payable for all such contemporaneous assignments; (iv) the Eligible Assignee, if it is not a Lender prior to such assignment, shall deliver to the Administrative Agent an administrative questionnaire and (v) the assignor shall provide notice of such assignment to the Borrowers’ Agent. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.03(c), on and after the effective date specified in each Lender Assignment Agreement, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Lender Assignment Agreement, be released from its obligations under this Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.01 (Eurodollar Rate Lending Unlawful), 4.03 (Increased Eurodollar Loan Costs), 4.05 (Funding Losses), 11.07 (Costs and Expenses) and 11.09 (Indemnification by the Borrowers) with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.03(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.03(d).

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(c)                The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s office a copy of each Lender Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or other substantive change to the Financing Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

(d)               Any Lender may at any time, without the consent of, or notice to, the Borrowers, the Borrowers’ Agent or any Agent, sell participations to any Person (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Borrowers’ Agent, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 (Amendments, Etc.) that directly affects such Participant. Subject to Section 11.03(e), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 4.01 (Eurodollar Rate Lending Unlawful), 4.03 (Increased Eurodollar Loan Costs) and 4.05 (Funding Losses), to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.03(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.15 (Right of Setoff) as though it were a Lender; provided such Participant agrees to be subject to Section 3.13 (Sharing of Payments) as though it were a Lender.

(e)                A Participant shall not be entitled to receive any greater payment under Section 4.01 (Eurodollar Rate Lending Unlawful) or 4.03 (Increased Eurodollar Loan Costs) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of the Borrowers’ Agent.

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(f)                Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)               The words “execution,” “signed,” “signature,” and words of like import in any Lender Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)               Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an “SPV”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to fund any Loan, and (ii) if an SPV elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 3.13 (Sharing of Payments). Each party hereto hereby agrees that (A) neither the grant to any SPV nor the exercise by any SPV of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including their obligations under Section 4.03 (Increased Eurodollar Loan Costs), (B) no SPV shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Financing Document, remain the lender of record hereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one (1) year and one (1) day after the payment in full of all outstanding commercial paper or other senior debt of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPV may (1) with notice to, but without prior consent of the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (2) disclose on a confidential basis any non-public information relating to its funding of any Loan to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPV.

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(i)                 Until the ninety-first (91st) day after the Closing Date, no assignment in accordance with Section 11.03(b) nor participation in accordance with Section 11.03(d) (each a “Transfer”) by a Lender shall be effective unless contemporaneously with such Transfer such Lender and each Associated Member of such Lender shall also assign, or cause the assignment of, and the assignee or Participant shall accept, an equivalent proportion of such Lender’s or Associated Member’s rights and obligations under the PE Newco LLC Agreement (if any are owned by such Lender or Associated Member at such time).

(j)                 Any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) to Pacific Ethanol or any of its Affiliates (other than the Borrowers or any of their respective Subsidiaries) subject to the following limitations:

(i)	neither Pacific Ethanol nor any of its Affiliates that are Lenders (each of Pacific Ethanol and each such Affiliate, an “Affiliated Lender”) will receive any information provided solely to Lenders by any Agent or any Lender and will not be permitted to attend or participate in meetings attended;
(ii)	solely by the Lenders and/or one or more Agents, other than the right to receives notices of borrowings, notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Articles II, III and IV;
(iii)	(ii) for purposes of any amendment, waiver or modification of any Financing Document (including such modifications pursuant to Section 11.01), or, subject to Section 11.03(l), any plan of reorganization pursuant to the Bankruptcy Code, that in either case does not require the consent of each Lender or each affected Lender (or each Lender or each affected Lender of a Class) (but, for the avoidance of doubt, not including votes under Sections 11.01 (b) or (d)) or does not adversely affect such Affiliated Lender in any material respect as compared to other Lenders, Affiliated Lenders will be deemed to have voted in the same proportion as the Lenders of the same Class that are not Affiliated Lenders voting on such matter; and each Affiliated Lender hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to the Bankruptcy Code is not deemed to have been so voted, then such vote will be (x) deemed not to be in good faith and (y) “designated” pursuant to Section 1126( e) of the Bankruptcy Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code;
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(iv)	(iii) Affiliated Lenders may not purchase Revolving Loans or Revolving Loan Commitments by assignment pursuant to this Section 11.03 unless such Revolving Loans are simultaneously cancelled via contribution to the capital of one or more Borrowers or otherwise and such Revolving Loan Commitments are simultaneously terminated; and
(v)	(iv) Notwithstanding any provision of this Agreement to the contrary, following the purchase of any Loan or Commitment by an Affiliated Lender, such Affiliated Lender may (but, except as otherwise provided in the foregoing clause (iii), shall not be obligated to) cancel such Loan and/or terminate such Commitment via contribution to the capital of one or more Borrowers or otherwise and such Loans and/or Commitments shall be deemed to be no longer outstanding or available under any provision of the Financing Documents.

(k)               Notwithstanding anything in Section 11.01 or the definitions of “Majority Condition”, “Majority of the Minority”, “Plurality Condition”, “Plurality of the Minority”, “Plurality of the Minority (Stockton Vote)”, “Required Lenders” or “Required Minority Lenders”, to the contrary, for purposes of determining (i) whether the Required Lenders, Majority of the Minority, Plurality of the Minority, Plurality of the Minority (Stockton Vote) or Required Minority Lenders have (A) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Financing Document or any departure by any Borrower therefrom, (B) otherwise acted on any matter related to any Financing Document, or (C) directed or required the Administrative Agent, Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Financing Document or (ii) whether the Majority Condition or Plurality Condition exists, all Loans and Commitments held by any Affiliated Lenders shall be deemed to be not outstanding.

(l)                 Notwithstanding anything in this Agreement or the other Financing Documents to the contrary, each Affiliated Lender hereby agrees that, if a proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law shall be commenced by or against any Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender shall be deemed a Non-Voting Lender and shall not be entitled to vote with respect to any such matter (other than those matters for which its specific consent or approval is required as an affected lender under Section 11.01); provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any secured Obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar secured Obligations held by Lenders that are not Affiliates of the Borrower.

Section 11.04 Benefits of Agreement. Nothing in this Agreement or any other Financing Document, express or implied, shall give to any Person, other than the parties hereto, and each of their successors and permitted assigns under this Agreement or any other Financing Document, any benefit or any legal or equitable right or remedy under this Agreement, provided that the Priority Senior Secured Parties are express third party beneficiaries hereof.

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Section 11.05 Borrowers’ Agent. Each Borrower hereby appoints and authorizes Pacific Holding, and Pacific Holding hereby accepts such appointment, as such Borrower’s Borrowers’ Agent to act as agent on such Borrower’s behalf and to make any representations or certifications, deliver and receive any notices or other communications, and otherwise represent and act on behalf of such Borrower under the Financing Documents, and to comply with all covenants, conditions and other provisions of the Financing Documents required to be satisfied by the Borrowers’ Agent. Each Borrower hereby acknowledges and agrees that it will be bound by any action or inaction taken by the Borrowers’ Agent as if such action or inaction had been taken by such Borrower.

Section 11.06 Consultants. (a) The Required Senior Lenders, and, from and after the Senior Discharge Date, the Required Lenders of the Revolving Loan Class may, in their sole discretion, appoint any Consultant for the purposes specified herein. If any of the Consultants is removed or resigns and thereby ceases to act for purposes of this Agreement and the other Financing Documents, the Required Senior Lenders, and, from and after the Senior Discharge Date, the Required Lenders of the Revolving Loan Class shall designate a Consultant in replacement.

(b)               The Borrowers shall reimburse each Consultant appointed hereunder for the reasonable fees and reasonable and documented out-of-pocket expenses of such Consultant retained on behalf of the Lenders pursuant to this Section 11.06.

(c)                In all cases in which this Agreement provides for any Consultant to “agree,” “approve,” “certify” or “confirm” any report or other document or any fact or circumstance, such Consultant may make the determinations and evaluations required in connection therewith based upon information provided by the Borrowers, the Borrowers’ Agent or other sources reasonably believed by such Consultant to be knowledgeable and responsible, without independently verifying such information; provided that, notwithstanding the foregoing, such Consultant shall engage in such independent investigations or findings as it may from time to time deem necessary in its reasonable discretion to support the determinations and evaluations required of it.

Section 11.07 Costs and Expenses. Each Borrower shall pay (a) (whether or not the transactions contemplated hereby or thereby are consummated) all reasonable and documented out of pocket expenses incurred by the Agents, the Lender Committee or any Lender (including all reasonable fees, costs and expenses of counsel for any Senior Secured Party and the Lender Committee and a financial advisor for the Administrative Agent), in connection with (i) the preparation, negotiation, syndication, execution and delivery of this Agreement and the other Financing Documents, (ii) the filing and recordation of the Financing Documents, (iii) any amendments, modifications or waivers of the provisions of this Agreement and the other Financing Documents and (iv) the administration of this Agreement and the other Financing Documents and (b) all out-of-pocket expenses incurred by the Agents or any Lender (including all fees, costs and expenses of counsel for any Senior Secured Party), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Financing Documents, including its rights under this Section 11.07, including in connection with any workout, restructuring or negotiations in respect of the Obligations.

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Section 11.08 Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed by the Administrative Agent and when the Administrative Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.09 Indemnification by the Borrowers. (a) Each Borrower hereby agrees to indemnify each Agent (and any sub-agent thereof), each Lender, the Lender Committee and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all fees, losses, claims, damages, liabilities and related expenses (including all reasonable and documented fees, costs and out-of-pocket expenses of counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee arising out of, in connection with, or as a result of:

(i)	the execution or delivery of this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby;
(ii)	any Loan or the use or proposed use of the proceeds therefrom;
(iii)	any actual or alleged presence, release or threatened release of Materials of Environmental Concern on or from any Plant or any property owned, leased or operated by any Borrower, or any liability pursuant to an Environmental Law related in any way to any Plant, any Site or the Borrowers;
(iv)	any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and regardless of whether any Indemnitee is a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Financing Documents is consummated, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; and/or
(v)	any claim, demand or liability for broker’s or finder’s or placement fees or similar commissions, whether or not payable by a Borrower, alleged to have been incurred in connection with such transactions, other than any broker’s or finder’s fees payable to Persons engaged by the Lenders or the Agents without the knowledge of the Borrowers;
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provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and Non-Appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b)               To the extent that any of the Borrowers for any reason fails to indefeasibly pay any amount required under Section 11.09(a) to be paid by it to any Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent), or such Related Party, as the case may be, such Lender’s ratable share (determined as of the time that the applicable unreimbursed or indemnified payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified fee, loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any sub-agent thereof) in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any sub-agent thereof) in connection with such capacity. The obligations of the Lenders under this Section 11.09(b) are subject to the provisions of Section 2.05(d) (Funding of Loans). The obligations of the Lenders to make payments pursuant to this Section 11.09(b) are several and not joint and shall survive the payment in full of the Obligations and the termination of this Agreement. The failure of any Lender to make payments on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to do so.

(c)                Except as otherwise provided in Article VI (Conditions Precedent), all amounts due under this Section 11.09 shall be payable not later than ten (10) Business Days after demand therefor.

Section 11.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Financing Document, the interest paid or agreed to be paid under the Financing Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by any Senior Secured Party exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 11.11 No Waiver; Cumulative Remedies. No failure by any Senior Secured Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Financing Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

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Section 11.12 Notices and Other Communications. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.12(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)	if to the Borrowers, the Borrowers’ Agent or any Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.12;
(ii)	if to any Lender, to the address, telecopier number, electronic mail address or telephone number specified in its administrative questionnaire; and
(iii)	if to any Interest Rate Protection Provider, to the address, telecopier, number, electronic mail address or telephone number specified on Schedule 11.12.

(b)               Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.12(d) shall be effective as provided in Section 11.12(d). Any notice sent to the Borrowers’ Agent shall be deemed to have been given to all Borrowers.

(c)                Notices and other communications to the Senior Secured Parties hereunder may be delivered or furnished by electronic communication (including e mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II (Commitments and Funding) if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article II (Commitments and Funding) by electronic communication. Each of the Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(d)               Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not received during the normal business hours of the recipient, such notice or communication shall be deemed to have been received at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in Section 11.12(d)(i) of notification that such notice or communication is available and identifying the website address therefor.

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(e)                Each of the Borrowers, the Borrowers’ Agent and the Agents may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each Lender and Interest Rate Protection Provider may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Borrowers’ Agent and each Agent.

(f)                The Senior Secured Parties shall be entitled to rely and act upon any written notices purportedly given by or on behalf of the Borrowers or the Borrowers’ Agent even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify each Senior Secured Party and the Related Parties of each of them from all fees, losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers or the Borrowers’ Agent (or any one of the Borrowers). All telephonic notices to and other telephonic communications with any Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.

(g)               So long as Wells Fargo is the Administrative Agent, each Borrower and the Borrowers’ Agent hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Financing Agreements, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to the Funding, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default or (iv) is required to be delivered to satisfy any condition precedent to Funding (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to michael.d.pinzon@wellsfargo.com and to hui.chen@wellsfargo.com. In addition, each Borrower and the Borrowers’ Agent agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Financing Agreements but only to the extent requested by the Administrative Agent.

(h)               So long as Wells Fargo is the Administrative Agent, each Borrower and the Borrowers’ Agent further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on http: www.intralinks.com (or any replacement or successor thereto) or a substantially similar electronic transmission systems (the “Platform”).

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(i)                 THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENTS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENTS IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO ANY BORROWER, THE BORROWERS’ AGENT, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S, THE BORROWERS’ AGENTS’ OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(j)                 The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth in Schedule 11.12 shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Financing Agreements. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Financing Agreements. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

(k)               Notwithstanding clauses (g) to (j) above, nothing herein shall prejudice the right of any Senior Secured Party to give any notice or other communication pursuant to any Financing Document in any other manner specified in such Financing Document.

(l)               The distribution of material through an electronic medium is not necessarily secure and there are confidentiality and other risks associated with such distribution. The Borrowers and the Lenders agree and assume the risks associated with such electronic distribution. The Administrative Agent may, but shall not be obligated to, store any electronic communications on Internet or intranet platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

Section 11.13 Patriot Act Notice. Each Senior Secured Party (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Senior Secured Party to identify the Borrowers in accordance with the Patriot Act.

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Section 11.14 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to any Agent or Lender, or any Agent or Lender exercises its right of setoff (including any payment or setoff in accordance with the Intercreditor Agreement), and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any bankruptcy or insolvency proceeding or otherwise, then (a) to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to each Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by such Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders under Section 11.14(b) shall survive the payment in full of the Obligations and the termination of this Agreement and/or the Intercreditor Agreement.

Section 11.15 Right of Setoff. Each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time during the continuance of an Event of Default and subject to the Intercreditor Agreement, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement or any other Financing Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Financing Document and although such obligations of the Borrowers may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section 11.15, subject to the Intercreditor Agreement, are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrowers’ Agent and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 11.16 Severability. If any provision of this Agreement or any other Financing Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Financing Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Section 11.17 Survival. Notwithstanding anything in this Agreement to the contrary, Sections 11.07 (Costs and Expenses) and 11.09 (Indemnification by the Borrowers) shall survive any termination of this Agreement. In addition, each representation and warranty made hereunder and in any other Financing Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Senior Secured Party, regardless of any investigation made by any Senior Secured Party or on their behalf and notwithstanding that any Senior Secured Party may have had notice or knowledge of any Default or Event of Default at the time of the Funding, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder or under any other Financing Document shall remain unpaid or unsatisfied.

Section 11.18 Treatment of Certain Information; Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested or required by any regulatory authority purporting to have jurisdiction over it; (c) to the extent required by applicable Law or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder (including any actual or prospective purchaser of Collateral); (f) subject to an agreement containing provisions substantially the same as those of this Section 11.18, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to the Obligations or (iii) any Person (and any of its officers, directors, employees, agents or advisors) that may enter into or support, directly or indirectly, or that may be considering entering into or supporting, directly or indirectly, either (A) contractual arrangements with such Agent or Lender, or any Affiliates thereof, pursuant to which all or any portion of the risks, rights, benefits or obligations under or with respect to any Loan or Financing Document is transferred to such Person or (B) an actual or proposed securitization or collateralization of, or similar transaction relating to, all or a part of any amounts payable to or for the benefit of any Lender under any Financing Document (including any rating agency); (g) with the consent of any Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.18 or (ii) becomes available to any Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers; (i) to any state, federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Borrowers received by it from such Lender). In addition, any Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Financing Documents, the Commitments, and the Funding. For the purposes of this Section 11.18, “Information” means written information that any Borrower furnishes to any Agent or Lender after the Closing Date (and designated at the time of delivery thereof in writing as confidential) pursuant to or in connection with any Financing Document, relating to the assets and business of such Borrower, but does not include any such information that (i) is or becomes generally available to the public other than as a result of a breach by such Agent or Lender of its obligations hereunder, (ii) is or becomes available to such Agent or Lender from a source other than the Borrowers that is not, to the knowledge of such Agent or Lender, acting in violation of a confidentiality obligation with such Borrower or (iii) is independently compiled by any Agent or Lender, as evidenced by their records, without the use of the Information. Any Person required to maintain the confidentiality of Information as provided in this Section 11.18 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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Section 11.19 Waiver of Consequential Damages, Etc.  Except as otherwise provided in Section 11.09 (Indemnification by the Borrowers) for the benefit of any Indemnitee, to the fullest extent permitted by applicable Law, no party hereto shall assert, and each party hereto hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Financing Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

Section 11.20 Waiver of Litigation Payments. To the extent that any Borrower or the Borrowers’ Agent may, in any action, suit or proceeding brought in any of the courts referred to in Section 11.02(b) (Applicable Law; Jurisdiction; Etc.) or elsewhere arising out of or in connection with this Agreement or any other Financing Document to which it is a party, be entitled to the benefit of any provision of law requiring any Senior Secured Party in such action, suit or proceeding to post security for the costs of such Person or to post a bond or to take similar action, each such Person hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of New York or, as the case may be, the jurisdiction in which such court is located.

Section 11.21 Security Procedure For Funds Transfers. The Administrative Agent shall confirm each funds transfer instruction received in the name of any Borrower or the Borrowers’ Agent by means of the security procedure selected the Borrowers’ Agent and communicated to the Administrative Agent through a signed certificate in the form of Exhibit 11.21, which upon receipt by the Administrative Agent shall become a part of this Agreement. Once delivered to the Administrative Agent, Exhibit 11.21 may be revised or rescinded only by a writing signed by an authorized representative of the Borrowers’ Agent. Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Administrative Agent a reasonable opportunity to act on it. If a revised certificate in the form of Exhibit 11.21 or a rescission of any such existing certificate is delivered to the Administrative Agent by an entity that is a successor-in-interest to the Borrowers’ Agent, such document shall be accompanied by additional documentation satisfactory to the Administrative Agent showing that such entity has succeeded to the rights and responsibilities of the Borrowers’ Agent under this Agreement. The parties understand that the Administrative Agent’s inability to receive or confirm funds transfer instructions pursuant to the security procedure selected by the Borrowers’ Agent may result in a delay in accomplishing such funds transfer, and agree that the Administrative Agent shall not be liable for any loss caused by any such delay.

[Remainder of page intentionally blank. Next page is signature page.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be executed by their respective officers as of the day and year first above written.

PACIFIC ETHANOL HOLDING CO. LLC, as Borrower

By:	/S/ BRYON T. MCGREGOR
Name: Bryon T. McGregor
Title: Chief Operating Officer

PACIFIC ETHANOL MADERA LLC, as Borrower

By:	/S/ BRYON T. MCGREGOR
Name: Bryon T. McGregor
Title: Chief Operating Officer

PACIFIC ETHANOL COLUMBIA, LLC, as Borrower

By:	/S/ BRYON T. MCGREGOR
Name: Bryon T. McGregor
Title: Chief Operating Officer

PACIFIC ETHANOL STOCKTON LLC, as Borrower

By:	/S/ BRYON T. MCGREGOR
Name: Bryon T. McGregor
Title: Chief Operating Officer

PACIFIC ETHANOL MAGIC VALLEY, LLC, as Borrower

By:	/S/ BRYON T. MCGREGOR
Name: Bryon T. McGregor
Title: Chief Operating Officer

[AMENDED AND RESTATED CREDIT AGREEMENT]

113

PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers’ Agent

By:	/S/ BRYON T. MCGREGOR
Name: Bryon T. McGregor
Title: Chief Operating Officer

NEW PE HOLDCO LLC, as Pledgor

By:	/S/ BRYON T. MCGREGOR
Name: Bryon T. McGregor
Title: Chief Operating Officer

[AMENDED AND RESTATED CREDIT AGREEMENT]

114

CONTINENTAL CASUALTY COMPANY, as Lender

By:	/S/ EDWARD J. LAVIN
Name: Edward J. Lavin
Title: Assistant Vice President

[AMENDED AND RESTATED CREDIT AGREEMENT]

115

CANDLEWOOD CREDIT VALUE MASTER FUND II, LP, as Lender

By: Credit Value Partners LP, as investment manager

By:	/S/ MICHAEL GEROUX
Name: Michael Geroux
Title: Partner

[AMENDED AND RESTATED CREDIT AGREEMENT]

116

CANDLEWOOD SPECIAL SITUATIONS FUND, LP, as Lender

By: Candlewood Investment Group, as investment manager

By:	/S/ ILLEGIBLE SIGNATURE
Name: Illegible signature
Title:

117

CANDLEWOOD SPECIAL SITUATIONS MASTER FUND. LTD. as Lender

By: Candlewood Investment Group, as investment manager

By:	/S/ ILLEGIBLE SIGNATURE
Name: Illegible signature
Title:

118

CREDIT SUISSE LOAN FUNDING LLC, as Lender

By:	/S/ ROBERT HEALEY
Name: Robert Healey
Title: Authorized Signatory

By:	/S/ MICHAEL WOTANOWSKI
Name: Michael Wotanowski
Title: Authorized Signatory

119

MARBLEGATE SPECIAL OPPORTUNITIES MASTER FUND LP, as Lender

By:	/S/ ANDREW MILGRAM
Name: Andrew Milgram
Title: Managing Partner

120

METROPOLITAN LIFE INSURANCE COMPANY, as Lender

By:	/S/ DAVID YU
Name: David Yu
Title: Director

121

NORDKAP AG, as Lender

By:	/S/ JEFFREY P. RIOPELLE
Name: Jeffrey P. Riopelle
Title: Chief Risk Officer

By:	/S/ NIKLAUS HASLER
Name: Niklaus Hasler
Title: Chief Executive Officer

122

WEXFORD SPECTRUM INVESTORS LLC, as Lender

By: Wexford Capital, LP, its manager By: Wexford GPLLC, its general partner

By:	/S/ ARTHUR AMRON
Name: Arthur Amron
Title: Vice President and Assistant Secretary

WEXFORD CATALYST INVESTORS LLC, as Lender

By: Wexford Capital, LP, its manager
By: Wexford GPLLC, its general partner

By:	/S/ ARTHUR AMRON
Name: Arthur Amron
Title: Vice President and Assistant Secretary

DEBELLO INVESTORS LLC, as Lender

By: Wexford Capital, LP, its manager
By: Wexford GPLLC, its general partner

By:	/S/ ARTHUR AMRON
Name: Arthur Amron
Title: Vice President and Assistant Secretary

123

WELLS FARGO BANK, N.A., as Administrative Agent

By:	/S/ MICHAEL PINZON
Name: Michael Pinzon
Title: Vice President

124

WELLS FARGO BANK, N.A., as Collateral Agent

By:	/S/ MICHAEL PINZON
Name: Michael Pinzon
Title: Vice President

125

AMARILLO NATIONAL BANK, as Accounts Bank

By:	/S/ CRAIG L. SANDERS
Name: Craig L. Sanders
Title: Executive Vice President

126

SCHEDULE 1.01(a)
to Exit Credit Agreement

LENDERS, LOAN COMMITMENTS AND OFFICES

I.	TRANCHE A-1 TERM LOANS
TRANCHE A-1 LENDER	TRANCHE A-1 TERM LOAN COMMITMENT	PIK Interest	TRANCHE A-1 TERM LOAN	Contact
* Candlewood Credit Value Master Fund II, LP	$665,841.31	$0.00	$665,841.31	Joseph Canbareri Phone: 212-493-4469 Fax: 646-380-3563 Email: creditvaluenotices@cvp7.com
* Candlewood Special Situations Fund, LP	$7,924,400.08	$554,042.26	$8,478,442.34	PETER DOWLING Phone: 212-439-4489 Fax: 646-380-3565 Email: LOANS@CANDLEWOODGROUP.COM; PDOWLING@CANDLEWOODGROUP.COM;CandlewoodOps@citco.com
* Continental Casualty Company	$2,385,620.00	$180,706.27	$2,566,326.27	JOHN TSOKOLAS Phone: 312-822-5270 Fax: 312-822-4175 Email: JOHN.TSOKOLAS@CNA.COM
* Credit Suisse Loan Funding LLC	$7,331,659.62	$471,207.14	$7,802,866.76	JEANNETTE CRESPO Phone: 919-994-6374 Fax: 866-469-3871 Email: JEANNETTE.CRESPO@CREDIT-SUISSE.COM
* Debello Investors LLC	$791,065.20	$60,343.15	$851,408.35	DANTE DOMENICHELLI Phone: 203-862-7088 Fax: 203-862-7492 Email: BANKDEBT@WEXFORD.COM, operations@wexford.com
Marblegate Special Opportunities Master Fund LP	$1,337,218.02	$0.00	$1,337,218.02	MARK E. ZOLDAN Phone: 203-413-6902 Fax: 203-413-6938 Email: MARK@MARBLEGATE.COM; MARBLE_MA.Notices@globeop.com
* Metropolitan Life Insurance Company	$1,916,666.67	$0.00	$1,916,666.67	NEIL FREDRICKS Phone: 813-983-4455 Fax: 201-215-2328 Email: NFREDRICKS@METLIFE.COM
Nordkap AG	$801,710.30	$0.00	$801,710.30	ISABELLE SCHERER Phone: 011 41 44 306 49 22 Fax: 011 41 44 306 49 11 Email: ISABELLE.SCHERER@NORDKAPBANK.COM; MARIBEL.LENZ@NORDKAPBANK.COM; LOANADMIN@NORDKAPBANK.COM
* Wexford Catalyst Investors LLC	$527,376.80	$40,228.60	$567,605.40	DANTE DOMENICHELLI Phone: 203-862-7088 Fax: 203-862-7492 Email: BANKDEBT@WEXFORD.COM, operations@wexford.com
* Wexford Spectrum Investors LLC	$1,318,442.00	$100,572.24	$1,419,014.24	DANTE DOMENICHELLI Phone: 203-862-7088 Fax: 203-862-7492 Email: BANKDEBT@WEXFORD.COM, operations@wexford.com

1.01(a) 1

II.	TRANCHE A-2 TERM LOANS
TRANCHE A-2 LENDER	TRANCHE A-2 TERM LOAN COMMITMENT	Contact
Candlewood Special Situations Master Fund, Ltd.	$5,569,707.45	PETER DOWLING Phone: 212-439-4489 Fax: 646-380-3565 Email: LOANS@CANDLEWOODGROUP.COM; PDOWLING@CANDLEWOODGROUP.COM;CandlewoodOps@citco.com
Continental Casualty Company	$4,373,000.05	JOHN TSOKOLAS Phone: 312-822-5270 Fax: 312-822-4175 Email: JOHN.TSOKOLAS@CNA.COM
Credit Suisse Loan Funding LLC	$6,587,794.51	JEANNETTE CRESPO Phone: 919-994-6374 Fax: 866-469-3871 Email: JEANNETTE.CRESPO@CREDIT-SUISSE.COM
Debello Investors LLC	$831,542.50	DANTE DOMENICHELLI Phone: 203-862-7088 Fax: 203-862-7492 Email: BANKDEBT@WEXFORD.COM, operations@wexford.com
Metropolitan Life Insurance Company	$2,236,286.89	Metropolitan Life Insurance Company 10 Park Avenue Morristown, NJ 07962 Attention: Neil Fredricks Telephone: 813-983-4455 Facsimile: 212-251-1604
Nordkap Bank AG	$2,104,984.39	ISABELLE SCHERER Phone: 011 41 44 306 49 22 Fax: 011 41 44 306 49 11 Email: ISABELLE.SCHERER@NORDKAPBANK.COM; MARIBEL.LENZ@NORDKAPBANK.COM; LOANADMIN@NORDKAPBANK.COM
Cooperatieve Cenrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch	$2,635,620.80	Swati Wadnerkar Phone: 201-499-5320 Fax: 201-499-5326 Email: swati.wadnerkar@rabobnak.com
Wexford Catalyst Investors LLC	$554,361.67	DANTE DOMENICHELLI Phone: 203-862-7088 Fax: 203-862-7492 Email: BANKDEBT@WEXFORD.COM, operations@wexford.com
Wexford Spectrum Investors LLC	$1,385,904.17	DANTE DOMENICHELLI Phone: 203-862-7088 Fax: 203-862-7492 Email: BANKDEBT@WEXFORD.COM, operations@wexford.com

1.01(a) 2

III.	REVOLVING LOANS
Revolving Lender	Original Revolving Loan Commitment	Additional Revolving Loan $5MM	Revolving Loan Total	Contact
* Candlewood Credit Value Master Fund II, LP	$932,177.83	$0.00	$932,177.83	Joseph Canbareri Phone: 212-493-4469 Fax: 646-380-3563 Email: creditvaluenotices@cvp7.com
* Candlewood Special Situations Fund, LP	$11,094,160.12	$869,670.00	$11,963,830.12	PETER DOWLING Phone: 212-439-4489 Fax: 646-380-3565 Email: LOANS@CANDLEWOODGROUP.COM; PDOWLING@CANDLEWOODGROUP.COM;CandlewoodOps@citco.com
* Continental Casualty Company	$3,339,868.00	$1,134,000.00	$4,473,868.00	JOHN TSOKOLAS Phone: 312-822-5270 Fax: 312-822-4175 Email: JOHN.TSOKOLAS@CNA.COM
* Credit Suisse Loan Funding LLC	$10,264,323.47	$1,654,820.00	$11,919,143.47	JEANNETTE CRESPO Phone: 919-994-6374 Fax: 866-469-3871 Email: JEANNETTE.CRESPO@CREDIT-SUISSE.COM
* Debello Investors LLC	$1,107,491.28	$402,450.00	$1,509,941.28	DANTE DOMENICHELLI Phone: 203-862-7088 Fax: 203-862-7492 Email: BANKDEBT@WEXFORD.COM, operations@wexford.com
Marblegate Special Opportunities Master Fund LP	$1,872,105.23	$0.00	$1,872,105.23	MARK E. ZOLDAN Phone: 203-413-6902 Fax: 203-413-6938 Email: MARK@MARBLEGATE.COM; MARBLE_MA.Notices@globeop.com
* Metropolitan Life Insurance Company	$2,683,333.33	$0.00	$2,683,333.33	NEIL FREDRICKS Phone: 813-983-4455 Fax: 201-215-2328 Email: NFREDRICKS@METLIFE.COM
Nordkap AG	$1,122,394.42	$0.00	$1,122,394.42	ISABELLE SCHERER Phone: 011 41 44 306 49 22 Fax: 011 41 44 306 49 11 Email: ISABELLE.SCHERER@NORDKAPBANK.COM; MARIBEL.LENZ@NORDKAPBANK.COM; LOANADMIN@NORDKAPBANK.COM
* Wexford Catalyst Investors LLC	$738,327.52	$268,290.00	$1,006,617.52	DANTE DOMENICHELLI Phone: 203-862-7088 Fax: 203-862-7492 Email: BANKDEBT@WEXFORD.COM, operations@wexford.com
* Wexford Spectrum Investors LLC	$1,845,818.80	$670,770.00	$2,516,588.80	DANTE DOMENICHELLI Phone: 203-862-7088 Fax: 203-862-7492 Email: BANKDEBT@WEXFORD.COM, operations@wexford.com

1.01(a) 3

Schedule 5.11(i)
to Credit Agreement

CONTRACTS1

As of June 25, 2010

Pacific Ethanol Holding Co. LLC
	Name of Counterparty	Title
1.	—	Second Amended and Restated Limited Liability Company Agreement of Pacific Ethanol Holding Co. LLC
2.	Boardman, Burley, Madera, Stockton, and Pacific Ethanol	* Asset Management Agreement
3.	Boardman, Burley, Madera, Stockton, and Pacific Ethanol	* Asset Management Agreement Consent
4.	U.S. Environmental Protection Agency	Fuel Additive Registration: Fuel Ethanol Per 40 CFR 79.23 Permit No. 249820001 (New permit number to reflect assignment to Pacific Holding)
5.	U.S. Environmental Protection Agency	Renewable Fuel Standard Program Company ID: 3697 (New permit number to reflect assignment to Pacific Holding)
Pacific Ethanol Madera LLC
	Name of Counterparty	Title
1.	—	Fourth Amended and Restated Limited Liability Company Operating Agreement of Pacific Ethanol Madera LLC
2.	California State Board of Equalization	Seller’s Permit SR KHO 100-910312
3.	Comerica Bank	Letter Agreement Regarding Interest Rate Cap Ref. No. CAP0230
4.	Comerica Bank	Letter Agreement Regarding Interest Rate Cap Ref. No. CAP0229

1 Each document listed on this Schedule 5.11(i) marked with an asterisk is an Affiliated Project Document.

1

5.	Delta-T Corporation	License of Technology Between Delta-T Corporation and Pacific Ethanol Madera LLC
6.	Department of the Treasury Alcohol and Tobacco Tax and Trade Bureau	Alcohol Fuel Producers Permit AFP-CA-15046
7.	Department of the Treasury Alcohol and Tobacco Tax and Trade Bureau	Distilled Spirits Bond (Surety: International Fidelity Insurance Company) Bond No.: 0427939
8.	Design Space Modular Buildings, Inc.	Lease Agreements
9.	Fred Vance & Associates LLC	Letter Agreement for Real and Business Personal Property Tax Consulting
10.	IRS	Producer of alcohol 05-CA-2007-004345-AF
11.	Madera County Department of Agriculture	Pesticide application permit for premises weed control (Note: Employee, Bacilio Ochoa, holds the Private Applicator Certificate as the person authorized to apply pesticides) 27-012339/2090110
12.	Madera County Environmental Health Department	Domestic Water Supply Permit 2000938
13.	Pacific Ethanol Imperial, LLC and 13 Tons, LLC	*Equipment Lease Agreement
14.	Pacific Holding, Boardman, Burley, Stockton, and Pacific Ethanol	*Asset Management Agreement
15.	Pacific Holding, Boardman, Burley, Stockton, and Pacific Ethanol	*Asset Management Agreement Consent
16.	PPM Energy, Inc. (a.k.a. Iberdrola Renewables)	Base Contract for Sale and Purchase of Natural Gas
17.	Regional Water Quality Control Board	Industrial Stormwater Discharge 5F201019914
18.	San Joaquin Valley APCD	Air Permit to Operate (PTO) C-4261
19.	San Joaquin Valley APCD	Grain Receiving PTO C-4261-29-0
20.	San Joaquin Valley APCD	Scalping PTO C-4261-30-0
21.	San Joaquin Valley APCD	Grain Grinding (Hammermill) PTO C-4261-31-0
22.	San Joaquin Valley APCD	Flaked Grain Storage PTO C-4261-32-0

2

23.	San Joaquin Valley APCD	Flaked Grain Loadout PTO C-4261-33-0
24.	San Joaquin Valley APCD	Ethanol Hammermill #1 PTO C-4261-34-0
25.	San Joaquin Valley APCD	Ethanol Hammermill #2 PTO C-4261-35-0
26.	San Joaquin Valley APCD	Slurry Tank PTO C-4261-36-2
27.	San Joaquin Valley APCD	Yeast Prop Tank PTO C-4261-37-3
28.	San Joaquin Valley APCD	Dormant Emission Unit PTO (yeast tank) C-4261-37-5
29.	San Joaquin Valley APCD	Liquefaction Tank PTO C-4261-38-3
30.	San Joaquin Valley APCD	Fermentation Tanks PTO C-4261-39-3
31.	San Joaquin Valley APCD	Beerwell PTO C-4261-40-3
32.	San Joaquin Valley APCD	Distillation Process PTO C-4261-41-2
33.	San Joaquin Valley APCD	Process Condensate Tank PTO C-4261-42-2
34.	San Joaquin Valley APCD	Wetcake Process PTO C-4261-43-2
35.	San Joaquin Valley APCD	Wetcake Loadout PTO C-4261-44-0
36.	San Joaquin Valley APCD	Ethanol day tank #1 PTO C-4261-45-1
37.	San Joaquin Valley APCD	Ethanol day tank #2 PTO C-4261-46-1
38.	San Joaquin Valley APCD	Final storage tank #1 PTO C-4261-47-1
39.	San Joaquin Valley APCD	E85 or Offspec tank PTO C-4261-48-1
40.	San Joaquin Valley APCD	Ethanol Loading Rack PTO C-4261-49-3
41.	San Joaquin Valley APCD	Dormant Emission Unit PTO (loading rack) C-4261-49-4

3

42.	San Joaquin Valley APCD	Boiler #1 PTO C-4261-50-0
43.	San Joaquin Valley APCD	Boiler #2 PTO C-4261-51-0
44.	San Joaquin Valley APCD	Emergency fire water pump PTO C-4261-53-0
45.	San Joaquin Valley APCD	Cooling tower PTO C-4261-54-0
46.	San Joaquin Valley APCD	Denaturant tank (authority to construct) C-4261-55-0
47.	San Joaquin Valley APCD	Final storage tank #2 (authority to construct) C-4261-56-0
48.	San Joaquin Valley APCD	Ethanol Hammermill #3 PTO C-4261-57-0
49.	San Joaquin Valley APCD	Lime silo (authority to construct) C-4261-58-0
50.	State of California Department of Food and Agriculture	Commercial Feed License 15625
51.	US Environmental Protection Agency	Renewable Fuel Standard Program Company ID: 3697 (New permit number assigned to Pacific Holdings. Also applies to Madera) Facility ID: 70061
Pacific Ethanol Magic Valley, LLC
	Name of Counterparty	Title
1.	—	Amended and Restated Limited Liability Company Operating Agreement of Pacific Ethanol Magic Valley, LLC
2.	American Railcar Leasing LLC	Master Service Contract
3.	American Railcar Leasing LLC	Rider to Master Service Contract
4.	City of Burley	Municipal Water and Sewer Services Contract
5.	City of Burley	Wastewater permit 2008-01

4

6.	City of Burley	Wastewater permit addendum #1 2008-01-1
7.	Delta-T Corporation	Engineering, Procurement and Technology License Agreement for Plant No. 5
8.	Department of the Treasury Alcohol and Tobacco Tax and Trade Bureau	Alcohol Fuel Producers Permit AFP-ID-15010
9.	Department of the Treasury Alcohol and Tobacco Tax and Trade Bureau	Distilled Spirits Bond (Surety: International Fidelity Insurance Company) Bond No.: 0427981
10.	Fred Vance & Associates LLC	Letter Agreement for Real and Business Personal Property Tax Consulting
11.	Idaho Department of Environmental Quality	Air Quality Permit to Construct P-2009.0124
12.	Idaho State Department of Agriculture Bureau of Weight and Measures	Device License (1 scale 1160-7500 lb, 2 scales 100,000 or more lbs and 2 petroleum meters > 150 gpm) H0331108--2010-1
13.	Intermountain Gas Company	Intermountain Gas Company T-4 Natural Gas Service Contract
14.	IRS	Producer of alcohol 05-CA-2008-005483-AF
15.	J.D. Heiskell Holdings, LLC	Grain Storage Agreement
16.	J.D. Heiskell Holdings, LLC and WestLB AG, New York Branch	Consent and Agreement (re: Pre-petition Credit Agreement)
17.	J.D. Heiskell Holdings, LLC and WestLB AG, New York Branch	Consent and Agreement (re: DIP Credit Agreement)
18.	J.D. Heiskell Holdings, LLC and WestLB AG, New York Branch	Consent and Agreement (re: Agreement)
19.	Pacific Ethanol Imperial, LLC and 13 Tons, LLC	* Equipment Lease Agreement
20.	Pacific Ethanol, Inc.	*Assignment and Assumption Agreement (re: Delta-T)
21.	Pacific Holding, Boardman, Madera, Stockton, and Pacific Ethanol	*Asset Management Agreement
22.	Pacific Holding, Boardman, Madera, Stockton, and Pacific Ethanol	*Asset Management Agreement Consent

5

23.	Pacific Ag. Products, LLC	*Corn Procurement and Handling Agreement (Burley)
24.	Pacific Ag. Products, LLC	*Corn Procurement and Handling Agreement Consent (Burley)
25.	Kinergy Marketing LLC	* Ethanol Marketing Agreement (Burley)
26.	Kinergy Marketing LLC	*Ethanol Marketing Agreement Consent (Burley)
27.	Pacific Ag. Products, LLC	*Distillers Grains Marketing Agreement (Burley)
28.	Pacific Ag. Products, LLC	*Distillers Grains Marketing Agreement Consent (Burley)
29.	PPM Energy, Inc. (a.k.a. Iberdrola Renewables)	Base Contract for Sale and Purchase of Natural Gas
30.	PPM Energy, Inc. (a.k.a. Iberdrola Renewables)	Special Provisions to the NAESB Base Contract for Sale and Purchase of Natural Gas
31.	SimplexGrinnell LP	Inspection Plus Proposal, Service Agreement and Modifications
32.	State of Idaho Department of Agriculture	Commercial Feed Registration Company Number 10075 Certificate Number 11104
33.	State of Idaho Motor Fuel Division	Motor Fuel Distributor License (Application pending. Not required until July 1, 2010.)
34.	State of Idaho Tax Policy Dept	Terminal License
35.	United Electric Co-op, Inc.	Right of Way and Access Easement
36.	US Environmental Protection Agency	Industrial Stormwater Discharge IDR05C066
37.	US Environmental Protection Agency	Renewable Fuel Standard Program Company ID: 3697 (New permit number assigned to Pacific Holdings. Also applies to Burley.) Facility ID: 70291
Pacific Ethanol Columbia, LLC
	Name of Counterparty	Title
1.	—	Second Amended and Restated Limited Liability Company Agreement of Pacific Ethanol Columbia, LLC

6

2.	Delta-T Corporation	Engineering, Procurement and Technology License Agreement
3.	Department of the Treasury Alcohol and Tobacco Tax and Trade Bureau	Alcohol Fuel Producers Permit AFP-OR-15020
4.	Department of the Treasury Alcohol and Tobacco Tax and Trade Bureau	Distilled Spirits Bond (Surety: International Fidelity Insurance Company) Bond No.: 0427965
5.	Fred Vance & Associates LLC	Letter Agreement for Real and Business Personal Property Tax Consulting
6.	IRS	Producer of alcohol 05-CA-2007-004456-AF
7.	Morrow County, Oregon	Enterprise Zone Abatement Agreement
8.	Oregon Department of Agriculture	Commercial Feed Registration AG-R0184937FEED
9.	Oregon Department of Environmental Quality	Air Contaminant Discharge Permit 25-0006
10.	Oregon Department of Environmental Quality	Industrial Storm water Discharge 1200-Z
11.	Oregon Energy Facility Siting Council	Energy Facility Site Certificate
12.	Pacific Ethanol Imperial, LLC and 13 Tons, LLC	*Equipment Lease Agreement
13.	Pacific Holding, Burley, Madera, Stockton, and Pacific Ethanol	*Asset Management Agreement
14.	Pacific Holding, Burley, Madera, Stockton, and Pacific Ethanol	*Asset Management Agreement Consent
15.	Pacific Ag. Products, LLC	*Corn Procurement and Handling Agreement (Boardman)
16.	Pacific Ag. Products, LLC	*Corn Procurement and Handling Agreement Consent (Boardman)
17.	Kinergy Marketing LLC	*Ethanol Marketing Agreement (Boardman)
18.	Kinergy Marketing LLC	*Ethanol Marketing Agreement Consent (Boardman)
19.	Pacific Ag. Products, LLC	*Distillers Grains Marketing Agreement (Boardman)

7

20.	Pacific Ag. Products, LLC	*Distillers Grains Marketing Agreement Consent (Boardman)
21.	Harris Feeding Company	Grain Storage Agreement
22.	Harris Feeding Company	Grain Storage Agreement Consent
23.	Port of Morrow	Easement for Roadway Purposes
24.	Port of Morrow	Pipeline Easement Agreement
25.	Port of Morrow	Port of Morrow Lease
26.	PPM Energy, Inc. (a.k.a. Iberdrola Renewables)	Base Contract for Sale and Purchase of Natural Gas
27.	State of Oregon acting through the Oregon Department of Energy	Agreement
28.	Tidewater Barge Lines, Inc. and Tidewater Terminal, Co.	Environmental Services Agreement
29.	Tidewater Barge Lines, Inc. and Tidewater Terminal, Co.	Amended and Restated Transportation and Dock Services Agreement
30.	Tidewater Barge Lines, Inc., Tidewater Terminal, Co., and U.S. Bank National Association	Deposit Escrow Agreement
31.	Umatilla Electric Cooperative	Agreement for Electric Service and Purchase of Power
32.	Union Pacific Railroad Company and Port of Morrow	Agreement and Consent to Joint Use of Track
33.	US Environmental Protection Agency	Renewable Fuel Standard Program Company ID: 3697 (New permit number assigned to Pacific Holdings. Also applies to Boardman) Facility ID: 70060
Pacific Ethanol Stockton LLC
	Name of Counterparty	Title
1.	—	Third Amended and Restated Limited Liability Company Operating Agreement of Pacific Ethanol Stockton LLC
2.	California Department of Food and Agriculture Division of Measurement Standards	Weighmaster License 12403

8

3.	California State Board of Equalization	Seller’s Permit SR KH 101-125910
4.	City of Stockton	Waste water discharge
5.	Delta-T Corporation	Engineering, Procurement and Technology License Agreement for Plant No. 3
6.	Department of the Treasury Alcohol and Tobacco Tax and Trade Bureau	Alcohol Fuel Producers Permit AFP-CA-15084
7.	Department of the Treasury Alcohol and Tobacco Tax and Trade Bureau	Distilled Spirits Bond (Surety: Great American Insurance Company) Bond No.: 5616288
8.	Fred Vance & Associates LLC	Letter Agreement for Real and Business Personal Property Tax Consulting
9.	H.J. Heinz Company, L.P.	Sewer Capacity Credits Purchase Agreement
10.	Iberdrola Renewables, Inc.	Base Contract for Sale and Purchase of Natural Gas
11.	IRS	Producer of alcohol 05-CA-2008-006579-AF
12.	Pacific Ethanol Imperial, LLC and 13 Tons, LLC	*Equipment Lease Agreement
13.	Pacific Ethanol, Inc.	*Assignment and Assumption Agreement (re: Delta-T)
14.	Pacific Holding, Boardman, Burley, Madera, and Pacific Ethanol	*Asset Management Agreement
15.	Pacific Holding, Boardman, Burley, Madera, and Pacific Ethanol	*Asset Management Agreement Consent
16.	Port of Stockton	First Addendum to Lease (Ordinance No. 218)
17.	Port of Stockton	Lease by the Stockton Port District to Pacific Ethanol Stockton LLC (Ordinance No. 218)
18.	Port of Stockton	Letter Agreement (Grading)
19.	Port of Stockton	Memorandum of Lease
20.	Port of Stockton	Pipeline Easement Agreement for Term
21.	Port of Stockton	Rail and Access Easement Agreement and Reservation for Term

9

22.	Regional Water Quality Control Board	Industrial Stormwater Discharge 5F39I021746
23.	San Joaquin County Division of Weights and Measures	Scales By Location: 3028 Navy Drive, Stockton, CA 95206
24.	San Joaquin Valley APCD	Air Permit to Operate (PTO) N-7365
25.	San Joaquin Valley APCD	Grain Receiving PTO N-7365-1-1
26.	San Joaquin Valley APCD	Ethanol Hammermill #1 PTO N-7365-2-1
27.	San Joaquin Valley APCD	Ethanol Hammermill #2 PTO N-7365-3-1
28.	San Joaquin Valley APCD	Slurry Tank PTO N-7365-4-1
29.	San Joaquin Valley APCD	Yeast Prop Tank PTO N-7365-5-1
30.	San Joaquin Valley APCD	Dormant Emission Unit PTO (Yeast tank) N-7365-5-3
31.	San Joaquin Valley APCD	Liquefaction Tank PTO N-7365-6-1
32.	San Joaquin Valley APCD	Fermentation Tanks PTO N-7365-7-1
33.	San Joaquin Valley APCD	Beerwell PTO N-7365-8-1
34.	San Joaquin Valley APCD	Distillation Process PTO N-7365-9-1
35.	San Joaquin Valley APCD	Process Condensate Tank PTO N-7365-10-1
36.	San Joaquin Valley APCD	Wetcake Process PTO N-7365-11-1
37.	San Joaquin Valley APCD	Wetcake Loadout PTO N-7365-12-1
38.	San Joaquin Valley APCD	Offspec tank PTO N-7365-13-0
39.	San Joaquin Valley APCD	Ethanol day tank #1 PTO N-7365-14-0
40.	San Joaquin Valley APCD	Ethanol day tank #2 PTO N-7365-15-0

10

41.	San Joaquin Valley APCD	Final storage tank #1 PTO N-7365-16-0
42.	San Joaquin Valley APCD	Final storage tank #2 N-7365-17-0
43.	San Joaquin Valley APCD	Ethanol Loading Rack PTO N-7365-19-1
44.	San Joaquin Valley APCD	Dormant Emission Unit PTO (loading rack) N-7365-19-2
45.	San Joaquin Valley APCD	Boiler #1 PTO N-7365-20-1
46.	San Joaquin Valley APCD	Dormant Emission Unit PTO (Boiler #1) N-7365-20-2
47.	San Joaquin Valley APCD	Boiler #2 PTO N-7365-21-1
48.	San Joaquin Valley APCD	Dormant Emission Unit PTO (Boiler #2) N-7365-21-2
49.	San Joaquin Valley APCD	Boiler #3 PTO N-7365-22-1
50.	San Joaquin Valley APCD	Dormant Emission Unit PTO (Boiler #3) N-7365-22-2
51.	San Joaquin Valley APCD	Cooling tower PTO N-7365-23-1
52.	San Joaquin Valley APCD	Emergency fire water pump #1 N-7365-29-0
53.	San Joaquin Valley APCD	Emergency fire water pump #2 N-7365-30-0
54.	San Joaquin Valley APCD	Denaturant tank (authority to construct) N-7365-31-0
55.	State of California Department of Food and Agriculture	Commercial Feed License 15625-1
56.	US Environmental Protection Agency	Renewable Fuel Standard Program Company ID: 3697 (New permit number assigned to Pacific Holdings. Also applies to Stockton) Facility ID: 70319

11

Schedule 5.11(ii)
to Credit Agreement

CONTRACTS

As of Closing Date

Counterparty(ies)	PE Contracting Entity	Document Type	Subject Matter / Notes	Title	Date of Execution
Wells Fargo Bank, N.A., et al	PEHC = Pacific Ethanol Holding Co. LLC (DE)	Corporate Agreement	First Amendment to the Amended and Restated Credit Agreement.	First Amendment to Amended and Restated Credit Agreement	7/13/2012
International Fidelity Insurance Company	PEHC = Pacific Ethanol Holding Co. LLC (DE)	Escrow Agreement	This agreement is signed solely on behalf of the Boardman plant regarding a bond and cash collateral in the amount of $863,200.00.	Cash Collateral Escrow Agreement	6/13/2012
Kinergy Marketing, LLC	PEHC = Pacific Ethanol Holding Co. LLC (DE)	Liquidity Agreement	In order to enhance the liquidity available to the plants (Stockton, Columbia and Magic Valley), PAP and Kinergy have offered to make papyments in advance of the dates they are due under their respective Marketing Agreements and Pacific Ethanol Holding Co will receive such accelerated payments in an aggregate amount of approximately $3 million.	Liquidity Agreement	6/7/2012
Wells Fargo Bank, N.A., et al	PEHC = Pacific Ethanol Holding Co. LLC (DE)	Corporate Agreement	Amends the original Credit Agreement regarding Tranche A-1 Term Loans.	Amended and Restated Credit Agreement	8/1/2011

12

International Fidelity Insurance Company	PEHC = Pacific Ethanol Holding Co. LLC (DE)	Indemnity Agreement	This general indemnity agreement is made and entered into by Pacific Ethanol Holding Co., LLC; any other entitiy or individual for whom Pacific Ethanol Holding Co., LLC requests a bond or bonds, and New PE Holdco, LLC, and International Fidelity Insurance Company and Allegheny Casualty Company.	Agreement of Indemnity - Commercial Bond (II)	5/18/2011
WestLB AG, New York Branch, et al	PEHC = Pacific Ethanol Holding Co. LLC (DE)	Finance Agreement	Second Amendment to the original Credit Agreement dated June 25, 2010 and the Amendment to Credit Agreement dated October 15, 2010. This amendment deletes and replaces certain articles in the original Credit Agreement.	Second Amendment to Credit Agreement	3/30/2011
WestLB AG, New York Branch, et al	PEHC = Pacific Ethanol Holding Co. LLC (DE)	Finance Agreement	Amendment to Credit Agreement dated June 25, 2010.	Amendment to Credit Agreement	10/15/2010
WestLB AG, New York Branch, et al	PEHC = Pacific Ethanol Holding Co. LLC (DE)	Finance Agreement	Credit Agreement where Lenders are willing to make the Exit Facility available to the Borrowers subject to certain terms and conditions. All exhibits and schedules are attached.	Credit Agreement	6/25/2010
California Alternative Energy and Advanced Transportation Financing Authority	PEM = Pacific Ethanol Madera LLC (DE)	Finance Agreement	The California Alternative Energy and Advanced Transportation Financing Authority (CAEATFA) will provide financial assistance to PEM for advanced transportation and alternative fuels technologies.	Financial Assistance Agreement	40660

13

California Energy Commission	PEM = Pacific Ethanol Madera LLC (DE)	Grant Agreement	Alternative & Renewable Fuel & Vehicle Tech-AB 118 (FY 09/10 BCP#2)	Grant Award Number: ARV-10-029	40592
ICM, Inc.	PEMV = Pacific Ethanol Magic Valley, LLC (DE)	Consent and Waiver	Consent and waiver by Wells Fargo Bank to ICM, Inc.'s Purchase Money Security Interest (PMSI) in ICM equipment and in certain proceeds from PEMV's sale of corn oil produced using the ICM equipment at PEMV.	Consent and Waiver	6/21/2012
ICM, Inc.	PEMV = Pacific Ethanol Magic Valley, LLC (DE)	Purchase Agreement	PEMV to purchase from ICM certain equipment known as the AOS (Advanced Oil System) with patent-pending Selected Solids Separation (SSS) specified in the Plans and Specifications on Exhibit A of this Agreement. ICM shall install the Equipment at the Burley plant (per Exhibit B).	Advanced Oil System with Patent-Pending Selected Solids Separation Purchase and Installation Agreement	6/20/2012
ICM, Inc.	PEMV = Pacific Ethanol Magic Valley, LLC (DE)	License Agreement	ICM grants to PEMV limited right and license to use the proprietary property for the separation of corn oil from the emulsion concentrate derived from the thin stillage solely at the PEMV plant.	License Agreement	6/20/2012
Intermountain Gas Company	PEMV = Pacific Ethanol Magic Valley, LLC (DE)	Commodity Agreement	Natural gas contract for a Maximum Daily Firm Quantity (MDFQ) of 50,000 therms per day during the Agreement period. (See Record No. 743 for previous agreement.)	T-4 Firm Distribution Only Transportation Service	12/29/2011

14

J.D. Heiskell Holdings, LLC	PEMV = Pacific Ethanol Magic Valley, LLC (DE)	Amendment	Second amendment to the grain storage agreement. NOTE: Amendment originally drafted dated 11/17/11 but then extended to 12/10/11.	Amendment No. 2 to Grain Storage Agreement	12/10/2011
J.D. Heiskell Holdings, LLC	PEMV = Pacific Ethanol Magic Valley, LLC (DE)	Guarantee Agreement	This Guaranty is signed in conjunction with the Second amendment to the grain storage agreement (see Record No. 1908).	Guaranty of PEMV Obligations to Heiskell	11/2/2011
Kinergy Marketing, LLC	PEMV = Pacific Ethanol Magic Valley, LLC (DE)	Services Agreement	Kinergy to provide marketing services for denatured fuel ethanol production at the Magic Valley facility	Amended and Restated Ethanol Marketing Agreement (Burley Project)	6/30/2011
Pacific Ag. Products, LLC	PEMV = Pacific Ethanol Magic Valley, LLC (DE)	Services Agreement	This amended and restated agreement will allow PAP to provide marketing services for Distillers Grains from the denatured fuel ethanol production facilities at Magic Valley.	Amended and Restated Distillers Grains Marketing Agreement (Burley Project)	6/30/2011
Pacific Ag. Products, LLC	PEMV = Pacific Ethanol Magic Valley, LLC (DE)	Commodity Agreement	This amended and restated agreement will allow PAP to provide procurement and handling of grain services for the denatured fuel ethanol production facility at Burley, Idaho.	Amended and Restated Corn Procurement and Handling Agreement	6/30/2011
American Railcar Leasing LLC	PEMV = Pacific Ethanol Magic Valley, LLC (DE)	Services Agreement	Contract #MSC 4-8875, Rider 1 dated December 7, 2009 is renewed for an additional period of six (6) months at a rental rate of $725 per car per month, commencing July 1, 2011. (This renewal agreement replaces Record #1730, which commenced on January 1, 2011 and expired June 30, 2011.)	Renewal of Car Service Contract No. MSC 4-8875, Rider 1	6/22/2011

15

American Railcar Leasing LLC	PEMV = Pacific Ethanol Magic Valley, LLC (DE)	Services Agreement	Contract #MSC 4-8875, Rider 1 dated December 7, 2009 is renewed for an additional period of six (6) months at a rental rate of $425 per car per month, commencing January 1, 2011. (This renewal agreement replaces Record #1713, which commenced on July 1, 2010 and expired December 31, 2010.)	Renewal of Car Service Contract No. MSC 4-8875, Rider 1	12/16/2010
J.D. Heiskell Holdings, LLC	PEMV = Pacific Ethanol Magic Valley, LLC (DE)	Amendment	First amendment to the grain storage agreement regarding prepayment by PEMV.	Amendment No. 1 to Grain Storage Agreement	12/10/2010
American Railcar Leasing LLC	PEMV = Pacific Ethanol Magic Valley, LLC (DE)	Services Agreement	Contract #MSC 4-8875, Rider 1 dated December 7, 2009 is renewed for an additional period of six (6) months at a rental rate of $425 per car per month. (See also Record #1546 for Rider 1.)	Renewal of Car Service Contract	9/14/2010
Kinergy Marketing, LLC	PEMV = Pacific Ethanol Magic Valley, LLC (DE)	Services Agreement	Kinergy to provide marketing services for denatured fuel ethanol.	Ethanol Marketing Agreement (Burley Project)	6/29/2010
Pacific Ag. Products, LLC	PEMV = Pacific Ethanol Magic Valley, LLC (DE)	Commodity Agreement	PAP to provide grain services.	Corn Procurement and Handling Agreement	6/29/2010
Pacific Ag. Products, LLC	PEMV = Pacific Ethanol Magic Valley, LLC (DE)	Services Agreement	PAP to provide marketing services.	Distillers Grains Marketing Agreement (Burley Project)	6/29/2010

16

International Fidelity Insurance Company	PECOL = Pacific Ethanol Columbia, LLC (DE)	Bond	PECOL (the Principal) and International Fidelity Insurance Company (the Surety) are held and firmly bound unto the State of Oregon, acting by and through the Energy Facility Siting Council (the Obligee) in the penal sum of $863,200.00 (Bond No. 0590288) for the Boardman plant.	Site Certificate Bond No. 0590288	6/14/2012
Mascoma Corporation	PECOL = Pacific Ethanol Columbia, LLC (DE)	Services Agreement	Mascoma has engaged Lallemand to manufacture, market and distribute its Mascoma Grain Technology yeast product at the Columbia facility.	Supply and Service Agreement	3/9/2012
CHS, Inc.	PECOL = Pacific Ethanol Columbia, LLC (DE)	Consent and Agreement	CHS, Inc. consents to the assignment to Wells Fargo Bank, N.A., of all of the Borrower's right, title and interest in, to and under the Assigned Agreement pursuant to the Security Agreement.	Consent and Agreement	2/24/2012
CHS, Inc.	PECOL = Pacific Ethanol Columbia, LLC (DE)	Storage Agreement	CHS to store and maintain corn (grain) at the grain handling and storage facility located at the PECOL ethanol facility located in the Port of Boardman, Oregon. CHS also agrees to sell grain to PECOL.	Grain Supply Agreement	2/24/2012
Tidewater Terminal Co.	PECOL = Pacific Ethanol Columbia, LLC (DE)	Requisition	This requisition represents a request for disbursement of funds in the amount of $150,000.00 pursuant to Schedule II of the Deposit Escrow Agreement, dated September 1, 2009.	Requisition of Request for Disbursement of Funds	9/9/2011
WestLB AG, New York Branch, et al	PECOL = Pacific Ethanol Columbia, LLC (DE)	Amendment	This Amendment No. 2 to Irrevocable Standby Letter of Credit No. 22703101566WLB increases the amount of the LOC by US $8,848.00 to US $844,320.00.	Amendment No. 2 to Irrevocable Standby Letter of Credit No. 22703101566WLB	8/12/2011

17

Pacific Ag. Products, LLC	PECOL = Pacific Ethanol Columbia, LLC (DE)	Commodity Agreement	PAP to provide grain services for denatured fuel ethanol production facilities.	Amended and Restated Corn Procurement and Handling Agreement	6/30/2011
Pacific Ag. Products, LLC	PECOL = Pacific Ethanol Columbia, LLC (DE)	Amendment	This is the first amendment to the Distillers Grains Marketing Agreement for the Boardman plant.	Amended and Restated Distillers Grains Marketing Agreement (Boardman Project)	6/30/2011
Kinergy Marketing, LLC	PECOL = Pacific Ethanol Columbia, LLC (DE)	Amendment	First amendment to the Ethanol Marketing Agreement for the Boardman plant.	Amended and Restated Ethanol Marketing Agreement (Boardman Project)	6/30/2011
WestLB AG, New York Branch, et al	PECOL = Pacific Ethanol Columbia, LLC (DE)	Amendment	Irrevocable Standby Letter of Credit No. 22703101566WLB extending the LOC validity to June 25, 2012.	Amendment No. 1 to Irrevocable Standby Letter of Credit No. 22703101566WLB	6/22/2011
Tidewater Barge Lines, Inc.	PECOL = Pacific Ethanol Columbia, LLC (DE)	Rate Schedule	Local rates, rules and regulations governing the transportation of bulk fertilizer and petroleum products via barge. (Signatures not required.) See also Exhibit Attachment 1 for letter dated March 1, 2011 of announcement of rate increase.	Rate Schedule No. 800-A	3/14/2011
Tidewater Terminal Co.	PECOL = Pacific Ethanol Columbia, LLC (DE)	Amendment	This is an amendment and restatement of the Transportation and Dock Services Agreement dated September 1, 2009. Tidewater waives the Dock Fee due and owing from PE Columbia on January 1, February 1, and March 1, 2011. PE Columbia will resume paying the Dock Fee on or before April 1, 2011.	Amended and Restated Transportation and Dock Services Agreement	3/7/2011

18

Tidewater Terminal Co.	PECOL = Pacific Ethanol Columbia, LLC (DE)	Amendment	This amendment to the Deposit Escrow Agreement (dated February 15, 2007) names John T. MIller as the sole officer entitled to sign or give instructions to the bank on behalf of PECOL.	Amendment to Deposit Escrow Agreement	9/14/2010
Tidewater Terminal Co.	PECOL = Pacific Ethanol Columbia, LLC (DE)	Requisition	This requisition represents a request for disbursement of funds in the amount of $150,000.00 pursuant to Schedule II of the Deposit Escrow Agreement, dated September 1, 2009.	Requisition of Request for Disbursement of Funds	9/8/2010
Kinergy Marketing, LLC	PECOL = Pacific Ethanol Columbia, LLC (DE)	Services Agreement	Kinergy to provide marketing services for denatured fuel ethanol.	Ethanol Marketing Agreement (Boardman Project)	6/29/2010
Pacific Ag. Products, LLC	PECOL = Pacific Ethanol Columbia, LLC (DE)	Commodity Agreement	PAP to provide grain services.	Corn Procurement and Handling Agreement	6/29/2010
Pacific Ag. Products, LLC	PECOL = Pacific Ethanol Columbia, LLC (DE)	Services Agreement	PAP to provide marketing services for Distillers Grains from the denatured fuel ethanol production facilities at the Boardman plant.	Distillers Grains Marketing Agreement (Boardman Project)	6/29/2010
WestLB AG, New York Branch, et al	PECOL = Pacific Ethanol Columbia, LLC (DE)	Finance Agreement	Irrevocable Standby Letter of Credit No. 22703101566WLB in the amount of $835,472 in connection with the Site Certificate for the Columbia Ethanol Project, in favor of the State of Oregon, acting by and through The Energy Facility Siting Council, Oregon Department of Energy.	Irrevocable Standby Letter of Credit No. 22703101566WLB	6/28/2010

19

J.D. Heiskell Holdings, LLC	PES = Pacific Ethanol Stockton, LLC (DE)	Storage Agreement	First amendment to the grain storage agreement. NOTE: Amendment originally drafted dated 11/17/11 but then extended to 12/10.11.	Amendment No. 1 to Grain Storage Agreement	12/10/2011
J.D. Heiskell Holdings, LLC	PES = Pacific Ethanol Stockton, LLC (DE)	Guarantee Agreement	This Guaranty is signed in conjunction with the First amendment to the grain storage agreement (see Record No. 1909).	Guaranty of PES Obligations to Heiskell	11/2/2011
Pacific Ag. Products, LLC	PES = Pacific Ethanol Stockton, LLC (DE)	Services Agreement	Amended and Restated Agreement for PAP to provide grain services for the denatured fuel ethanol production facility located at Stockton, CA.	Amended and Restated Corn Procurement and Handling Agreement	6/30/2011
Pacific Ag. Products, LLC	PES = Pacific Ethanol Stockton, LLC (DE)	Services Agreement	Amended and Restated Agreement for PAP to provide marketing services for Distillers Grains from the denatured fuel ethanol production facility in Stockton, CA.	Amended and Restated Distillers Grains Marketing Agreement (Stockton Project)	6/30/2011
Kinergy Marketing, LLC	PES = Pacific Ethanol Stockton, LLC (DE)	Services Agreement	Kinergy to provide marketing services for denatured fuel ethanol production at the Stockton facility	Amended and Restated Ethanol Marketing Agreement (Stockton)	6/30/2011
J.D. Heiskell Holdings, LLC	PES = Pacific Ethanol Stockton, LLC (DE)	Consent and Agreement	J.D. Heiskell consents to the assignment to WestLB AG, New York Branch, all of PES' right, title and interest in, to and under the Assigned Agreement pursuant to the Security Agreement and acknowledges the right of WestLB in the exercise of their rights and remedies under the Security Agreement.	Consent and Agreement	1/14/2011
California Energy Commission	PES = Pacific Ethanol Stockton, LLC (DE)	Grant Agreement	Alternative & Renewable Fuel & Vehicle Tech-AB 118 (FY 09/10 BCP#2)	Grant Award Number: ARV-10-030	12/15/2010

20

J.D. Heiskell Holdings, LLC	PES = Pacific Ethanol Stockton, LLC (DE)	Storage Agreement	J.D. Heiskell Holdings, LLC is a California limited liability company doing business as J.D. Heiskell & Company. Heiskell will store and maintain grain at the grain handling and storage facility located in Stockton, California in order to provide for the purchase and sale of the grain from the facility to third parties and to PES.	Grain Storage Agreement	12/10/2010
Pacific Gas and Electric Company	PES = Pacific Ethanol Stockton, LLC (DE)	Licenses and Registration	Nomination by PES for BP Energy to be our natural gas scheduling and marketing agent with PG&E for delivery of natural gas to the Stockton plant. (NOTE: This replaces Record #1246.)	Authorization to Revise Nominating Marketer on Exhibits C and D of Form 79-756 - Natural Gas Service Agreement	11/18/2010
Pacific Gas and Electric Company	PES = Pacific Ethanol Stockton, LLC (DE)	Licenses and Registration	Nomination by PES for BP Energy to be our balancing agent with PG&E. Note that the document labelled "Exhibit B" (last page of this 3-page document) terminates Iberdrola, the former balancing agent, as of November 30, 2010. See also Record #1711 for the nomination of BP to be our natural gas scheduling and marketing agent with PG&E.	Customer Balancing Agent Service Authorization	11/17/2010
BP Energy Company	PES = Pacific Ethanol Stockton, LLC (DE)	Confirmation	This Transaction Confirmation #6929691 confirms the terms of the transaction between the parties and is subject to the terms and conditions of the Base Contract dated 11/01/2010.	Physical Gas Transaction Confirmation for Immediate Delivery - BP (NUCLEUS) ID:5542938	11/15/2010

21

Pacific Ag. Products, LLC	PES = Pacific Ethanol Stockton, LLC (DE)	Services Agreement	PAP to provide services for Distillers Grains from denatured fuel ethanol production facilities.	Distillers Grains Marketing Agreement (Stockton Project)	10/15/2010
Pacific Ag. Products, LLC	PES = Pacific Ethanol Stockton, LLC (DE)	Services Agreement	PAP to provide grain services for denatured fuel ethanol production facilities.	Corn Procurement and Handling Agreement	10/15/2010
Pacific Ag. Products, LLC	PES = Pacific Ethanol Stockton, LLC (DE)	Consent and Agreement	Consent and agreement re: PAP Distillers Grains Marketing Agreement.	Consent and Agreement	10/15/2010
Pacific Ag. Products, LLC	PES = Pacific Ethanol Stockton, LLC (DE)	Consent and Agreement	Consent and agreement to PAP corn agreement.	Consent and Agreement	10/15/2010

22

Schedule 11.12
to Credit Agreement

NOTICE INFORMATION

I. BORROWERS

PACIFIC ETHANOL HOLDING CO. LLC

400 Capitol Mall, Suite 2060

Sacramento, CA 95814

Attn: Bryon T. McGregor, CFO

Phone: (916) 403-2710

Email: bmcgregor@pacificethanol.net

and

Attn: Christopher W. Wright, GC

Phone: (916) 403-2130

Email: cwright@pacificethanol.net

PACIFIC ETHANOL MADERA LLC

400 Capitol Mall, Suite 2060

Sacramento, CA 95814

Attn: Bryon T. McGregor, CFO

Phone: (916) 403-2710

Email: bmcgregor@pacificethanol.net

and

Attn: Christopher W. Wright, GC

Phone: (916) 403-2130

Email: cwright@pacificethanol.net

PACIFIC ETHANOL COLUMBIA, LLC

400 Capitol Mall, Suite 2060

Sacramento, CA 95814

Attn: Bryon T. McGregor, CFO

Phone: (916) 403-2710

Email: bmcgregor@pacificethanol.net

and

Attn: Christopher W. Wright, GC

Phone: (916) 403-2130

Email: cwright@pacificethanol.net

23

PACIFIC ETHANOL STOCKTON LLC

400 Capitol Mall, Suite 2060

Sacramento, CA 95814

Attn: Bryon T. McGregor, CFO

Phone: (916) 403-2710

Email: bmcgregor@pacificethanol.net

and

Attn: Christopher W. Wright, GC

Phone: (916) 403-2130

Email: cwright@pacificethanol.net

PACIFIC ETHANOL MAGIC VALLEY, LLC

400 Capitol Mall, Suite 2060

Sacramento, CA 95814

Attn: Bryon T. McGregor, CFO

Phone: (916) 403-2710

Email: bmcgregor@pacificethanol.net

and

Attn: Christopher W. Wright, GC

Phone: (916) 403-2130

Email: cwright@pacificethanol.net

II. BORROWERS’ AGENT

PACIFIC ETHANOL HOLDING CO. LLC

400 Capitol Mall, Suite 2060

Sacramento, CA 95814

Attn: Bryon T. McGregor, CFO

Phone: (916) 403-2710

Email: bmcgregor@pacificethanol.net

and

Attn: Christopher W. Wright, GC

Phone: (916) 403-2130

Email: cwright@pacificethanol.net

24

III. ADMINISTRATIVE AGENT
        WELLS FARGO BANK, N.A.

         Prior to November 5, 2012:

45 Broadway, 14th Floor

New York, New York 10006

Attention: Michael Pinzon, CMES-Pacific Ethanol

Telephone: (212) 515-5264

Facsimile: (212) 515-1576

E-mail Address: michael.d.pinzon@wellsfargo.com and

                             hui.chen@wellsfargo.com

         On and after November 5, 2012:

150 East 42nd Street, 40th Floor

New York, New York 10017

Attention: Michael Pinzon, CMES-Pacific Ethanol

Telephone: 917-260-1537

Facsimile:  917-260-1594

E-mail Address: michael.d.pinzon@wellsfargo.com and

                             hui.chen@wellsfargo.com

IV. COLLATERAL AGENT
          WELLS FARGO BANK, N.A.

         Prior to November 5, 2012:

45 Broadway, 14th Floor

New York, New York 10006

Attention: Michael Pinzon, CMES-Pacific Ethanol

Telephone: (212) 515-5264

Facsimile: (212) 515-1576

E-mail Address: michael.d.pinzon@wellsfargo.com and

                             hui.chen@wellsfargo.com

         On and after November 5, 2012:

150 East 42nd Street, 40th Floor

New York, New York 10017

Attention: Michael Pinzon, CMES-Pacific Ethanol

Telephone: 917-260-1537

Facsimile:  917-260-1594

E-mail Address: michael.d.pinzon@wellsfargo.com and

                             hui.chen@wellsfargo.com

25

V. ACCOUNTS BANK

AMARILLO NATIONAL BANK

Amarillo National Bank

P.O. Box 1

Amarillo, Texas 79105

Attn: Craig L. Sanders

Telephone 806-378-8244

Facsimile 806-345-1663

26

Exhibit A

“2011 CEPIP Projections” means the projections attached to the Original Credit Agreement as Exhibit C.

“Accounts” means all “accounts” as that term is defined in Section 9-102 of the UCC, now or hereafter owned by any Borrower.

“Accounts Bank” means Amarillo National Bank, not in its individual capacity, but solely as depositary bank, bank and securities intermediary hereunder, and each other Person that may, from time to time, be appointed as successor Accounts Bank pursuant to Section 10.06 (Resignation or Removal of Agent).

“Accounts Property” means any funds, instruments, securities, financial assets or other assets from time to time held in any of the Project Accounts or credited thereto or otherwise in possession or control of the Accounts Bank pursuant to this Agreement.

“Additional Project Document” means each contract, agreement, letter agreement or other instrument to which any Borrower becomes a party after the date of the Original Credit Agreement, other than any document (a) under which any Borrower (or, in the case of an agreement to which two or more Borrowers are party, such Borrowers on an aggregate basis) would not reasonably be expected to have obligations or liabilities in the aggregate in excess of two million Dollars ($2,000,000), or be entitled to receive revenues in the aggregate in excess of three million Dollars ($3,000,000), in either case in value in any twelve (12) month period, (b) with respect to the purchase or lease to finance the purchase or lease of enhancements to the Borrowers' production facilities consisting of bolt-on product yield enhancement equipment or processing and separation equipment for corn oil and corn syrup to the extent permitted under Section 7.02(a)(vi) and Section 7.02(b)(xi), and (c) a termination of which would not reasonably be expected to result in a Material Adverse Effect; provided, that for the purposes of this definition, purchase orders under existing Project Documents relating to the sale of Products or the purchase of corn shall not constitute Additional Project Documents.

“Administrative Agent” means Wells Fargo, in its capacity as administrative agent for the Lenders hereunder, and includes each other Person that may, from time to time, be appointed as successor Administrative Agent pursuant to Section 10.06 (Resignation or Removal of Agent).

“Affiliate” of any Person means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person (a) possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise or (b) owns at least ten percent (10%) of the Equity Interests in such Person; provided that clause (b) shall not be taken into account solely for purposes of determining whether a Person is an Affiliate of a Lender.

“Affiliated Lender” has the meaning provided in Section 11.03(j)(i).

“Affiliated Project Documents” means those Project Documents listed in Schedule 5.11 and identified as Affiliate agreements, the DG Offtake Agreement between Stockton and Pacific Ag Products (and the related Consent), the Ethanol Offtake Agreement between Stockton and Kinergy (and the related Consent) and the Grain Supply Agreement between Stockton and Pacific Ag Products (and the related Consent).

Exhibit A-1

“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Accounts Bank.

“Aggregate Term Commitment” means, (a) with respect to the Tranche A-1 Lenders, twenty five million Dollars ($25,000,000) (as the same may be increased or reduced in accordance with Section 2.07 (Termination or Reduction of Commitments) and (b) with respect to the Tranche A-2 Lenders, twenty six million two hundred seventy nine thousand two hundred and two Dollars and forty three cents ($26,279,202.43) (as the same may be reduced in accordance with Section 2.07 (Termination or Reduction of Commitments).

“Aggregate Revolving Loan Commitment” means forty million Dollars ($40,000,000), as the same may be reduced in accordance with Section 2.07 (Termination or Reduction of Commitments).

“Agreement” has the meaning set forth in the Preamble.

“Ancillary Documents” means, with respect to each Additional Project Document, the following, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and, in the case of items (i), (ii) and (iv), the Collateral Agent:

(i)	each security instrument and agreement necessary or desirable to grant to the Collateral Agent a perfected Lien (subject only to Permitted Liens) in such Additional Project Document and all property interests received by any Borrower in connection therewith;
(ii)	all recorded UCC financing statements and other filings required to perfect such Lien;
(iii)	if reasonably requested by the Administrative Agent, opinions of counsel for the Borrowers addressing such matters relating to such document, each applicable Security Document and Lien as the Administrative Agent may reasonably request;
(iv)	if reasonably requested by the Administrative Agent, the Borrowers shall use their best efforts to obtain a Consent with respect to such Additional Project Document from each Project Party thereto, and shall use their best efforts to obtain an opinion of counsel to such Project Party addressing matters relating to such Additional Project Document and such Consent as the Administrative Agent may reasonably request; provided, that if such Consent cannot be obtained, the relevant Additional Project Document shall be freely assignable by the applicable Borrower(s) to the Collateral Agent and to a transferee in foreclosure, in each such case without any consent or approval of such Project Party; and
(v)	if reasonably requested by the Administrative Agent, certified evidence of the authorization of such Additional Project Document by each Borrower that is a party thereto.
Exhibit A-2

“Applicable Margin” means ten percent (10%) per annum.

“Approved Fund” means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Asset Management Agreement” means the Second Amended and Restated Asset Management Agreement dated as of June 30, 2011 among Pacific Ethanol and the Borrowers.

“Associated Member” means a member under the PE Newco LLC Agreement that is an Affiliate of a Lender.

“Auditors” means those nationally recognized independent auditors selected by the Borrowers and approved by the Administrative Agent, acting reasonably.

“Authorized Officer” means (i) with respect to any Person that is a corporation, the president, any vice president, the treasurer or the chief financial officer of such Person, (ii) with respect to any Person that is a partnership, an Authorized Officer of a general partner of such Person, (iii) with respect to any Person that is a limited liability company, any manager, the president, any vice president, the treasurer, the chief financial officer or the chief operating officer of such Person, or an Authorized Officer of the managing member of such Person, or (iv) with respect to any Person, such other representative of such Person that is approved by the Administrative Agent in writing who, in each such case, has been named as an Authorized Officer on a certificate of incumbency of such Person delivered to the Administrative Agent and the Accounts Bank on or after the date of the Original Credit Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy” or any successor statute, and all rules promulgated thereunder.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (i) the Federal Funds Effective Rate plus one-half of one percent (0.50%), (ii) the rate of interest in effect for such day as publicly announced from time to time by Wells Fargo as its “prime rate” and (iii) one month LIBOR plus one percent (1%). The “prime rate” is a rate set by Wells Fargo based upon various factors including Wells Fargo’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Wells Fargo shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means any Loan bearing interest at a rate determined by reference to the Base Rate and the provisions of Article II (Commitments and Funding).

Exhibit A-3

“Blocked Account Agreement” means an agreement, in a form reasonably satisfactory to the Administrative Agent, the Senior Collateral Agent and the Collateral Agent, with respect to a Local Account among the Borrower in whose name such Local Account has been opened, the bank with whom such Local Account was opened, the Collateral Agent and the Senior Collateral Agent.

“Boardman” has the meaning set forth in the Preamble.

“Boardman CHS GSA” means the Grain Supply Agreement dated as of February 24, 2012 between CHS, Inc., a Minnesota cooperative corporation, and Boardman.

“Boardman Deed of Trust” means the Leasehold Trust Deed, Security Agreement, Financing Agreement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated on or about the date of the Original Credit Agreement, made by Boardman to Stewart Title Guaranty Company, as trustee, for the benefit of the Collateral Agent, as beneficiary.

“Boardman Insurance and Condemnation Proceeds Account” has the meaning provided in Section 8.01(f) (Establishment of Project Accounts).

“Boardman Lease” means the lease dated April 20, 2006 between the Port of Morrow and Boardman.

“Boardman LLC Agreement” means the Second Amended and Restated Limited Liability Company Operating Agreement of Boardman dated as of June 29, 2010.

“Boardman Plant” means the ethanol production facility located at Boardman, Oregon, with a capacity of approximately thirty-five (35) million gallons-per-year of denatured ethanol, including the Site on which such facility is located, and all buildings, structures, improvements, easements and other property related thereto.

“Boardman Pledge Agreement” means the Pledge and Security Agreement, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated on or about the date of the Original Credit Agreement, among Pacific Holding, Boardman and the Collateral Agent, pursuant to which Pacific Holding pledges one hundred percent (100%) of the Equity Interests in Boardman to the Collateral Agent.

“Boardman Security Agreement” means the Assignment and Security Agreement, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated on or about the date of the Original Credit Agreement, made by Boardman in favor of the Collateral Agent.

“Boardman Subordination Agreement” means that certain Subordination Agreement, dated as of the Restatement Effective Date, by and among Boardman, the Senior Collateral Agent, and Collateral Agent.

Exhibit A-4

“Borrower LLC Agreements” means, collectively, the Pacific Holding LLC Agreement, the Madera LLC Agreement, the Boardman LLC Agreement, the Stockton LLC Agreement and the Burley LLC Agreement.

“Borrowers” has the meaning set forth in the Preamble.

“Borrowers’ Agent” means Pacific Holding, in its capacity as agent for the Borrowers in accordance with Section 11.05 (Borrowers’ Agent).

“Budget” has the meaning set forth in Section 7.01 (k) (Affirmative Covenants- Budget).

“Budget Period” means the period covered by any Budget.

“Burley” has the meaning set forth in the Preamble.

“Burley Deed of Trust” means the Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated on or about the date of the Original Credit Agreement, made by Burley to Fidelity National Title Company, as trustee, for the benefit of the Collateral Agent, as beneficiary.

“Burley Heiskell GSA” means the Grain Storage Agreement dated as of December 11, 2009 between Heiskell and Burley, as amended by that certain Amendment No. 1 to Grain Storage Agreement dated December 10, 2010 and that certain Amendment No. 2 to Grain Storage Agreement dated November 17, 2011.

“Burley Insurance and Condemnation Proceeds Account” has the meaning provided in Section 8.01(h) (Establishment of Project Accounts).

“Burley LLC Agreement” means the Amended and Restated Limited Liability Company Operating Agreement of Burley dated as of June 29, 2010.

“Burley Plant” means the ethanol production facility located at Burley, Idaho, with a capacity of approximately fifty (50) million gallons-per-year of denatured ethanol, including the Site on which such facility is located, and all buildings, structures, improvements, easements and other property related thereto.

“Burley Pledge Agreement” means the Pledge and Security Agreement, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated on or about the date of the Original Credit Agreement, among Pacific Holding, Burley and the Collateral Agent, pursuant to which Pacific Holding pledges one hundred percent (100%) of the Equity Interests in Burley to the Collateral Agent.

“Burley Security Agreement” means the Assignment and Security Agreement, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated on or about the date of the Original Credit Agreement, made by Burley in favor of the Collateral Agent.

Exhibit A-5

“Burley Subordination Agreement” means that certain Subordination Agreement, dated as of the Restatement Effective Date, by and among Burley, the Senior Collateral Agent, and Collateral Agent.

“Business Day” means:

(i)	any day that is neither a Saturday or Sunday nor a day on which commercial banks are authorized or required to be closed in Sacramento, California, New York, New York or Minneapolis, Minnesota; and
(ii)	relative to the making, continuing, prepaying or repaying of any Eurodollar Loans, any day on which dealings in Dollars are carried on in the London interbank market.

“Business Interruption Insurance Proceeds” means all proceeds of any insurance policies required pursuant to this Agreement or otherwise obtained with respect to any Borrower, any Plant or the Project relating to business interruption or delayed start-up.

“Capitalized Interest” shall have the meaning given to such term in Section 3.02 (Interest Payment Dates).

“Capitalized Lease Liabilities” of any Person means all monetary obligations of such Person under any leasing or similar arrangement that, in accordance with GAAP, would be classified as capitalized leases on a balance sheet of such Person or otherwise disclosed as such in a note to such balance sheet and, for purposes of the Financing Documents, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP. For the avoidance of doubt, “Capitalized Lease Liabilities” shall not include obligations or liabilities of any Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations would be required to be classified and accounted for as an operating lease under GAAP as existing on the Closing Date.

“Cash Collateral Agreement” means the Cash Collateral Escrow Agreement, dated as of June 13, 2012, by and among Pacific Holding, International Fidelity Insurance Company and Allegheny Casualty Company.

“Cash Equivalents” means:

(a)	readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof, or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, in each case maturing within one (1) year from the date of acquisition thereof;
(b)	securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than one (1) year from the date of acquisition thereof and, at the time of acquisition, having a rating of AA- or higher from S&P or Aa3 or higher from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service); and
Exhibit A-6

(c)	investments in certificates of deposit, banker’s acceptances and time deposits maturing within two hundred and seventy (270) days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America, any State thereof, any country that is a member of the Organisation for Economic Co-Operation and Development or any political subdivision thereof, that has a combined capital and surplus and undivided profits of not less than five hundred million Dollars ($500,000,000).

“Cash Flow” means, for any period, the sum (without duplication) of the following: (i) all cash paid to the Borrowers during such period in connection with the Ethanol Offtake Agreements, DG Offtake Agreements and any other sales of Products, (ii) all interest and investment earnings paid to the Borrowers or the Project Accounts during such period on amounts on deposit in the Project Accounts, (iii) all cash paid to the Borrowers during such period as Business Interruption Insurance Proceeds or liability insurance proceeds (but only to the extent that such liability insurance proceeds represent reimbursement of third party claims already paid by the Borrowers) and (iv) all other cash paid to the Borrowers during such period; provided, that Cash Flow shall not include any proceeds of the Loans or any other Indebtedness incurred by any Borrower; Insurance Proceeds; Condemnation Proceeds; any amounts paid pursuant to the Sponsor Support Agreement; proceeds from any disposition of assets of any Plant or any Borrower (other than Products); tax refunds; amounts received, whether by way of a capital contribution or otherwise, from any holders of Equity Interests of any Borrower (other than payments made under the Affiliated Project Documents when due and payable in accordance with the terms thereof and the terms of the Financing Documents); and any other extraordinary or non-cash income or receipt of any Borrower under GAAP.

“Casualty Event” means an event that causes any Plant, or any material portion thereof, to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9604, et seq.), as amended, and rules, regulations, standards guidelines and publications issued thereunder.

“Change of Control” means any transaction or series of related transactions (including any merger or consolidation) consummated without the prior written consent of the Required Senior Lenders, or, from and after the Senior Discharge Date, the Required Lenders of the Revolving Loan Class and the Required Lenders of the Tranche A-1 Term Loan Class the result of which is that:

(i)          Pacific Holding fails to maintain, directly, legally or beneficially, one hundred percent (100%) of the Equity Interests of any of Madera, Boardman, Stockton or Burley;

Exhibit A-7

(ii)          the Pledgor fails to maintain, directly, legally or beneficially, one hundred percent (100%) of the Equity Interests of Pacific Holding;

(iii)          any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 66⅔% or more of the Equity Interests of Pledgor entitled to vote for members of the board of managers or equivalent governing body of Pledgor on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(iv)          any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) not a member of Pledgor on the date of the Original Credit Agreement becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more of the Equity Interests of Pledgor entitled to vote for members of the board of managers or equivalent governing body of Pledgor on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right).

“Class” means the Revolving Loans, the Tranche A-1 Term Loans or the Tranche A-2 Term Loans.

“Closing Date” means June 25, 2010.

“Code” means the Internal Revenue Code of 1986, as amended.

“Cold Shutdown” means, in respect of a Plant, the maintenance of such Plant in a state in which the Plant facilities are not producing ethanol, ethanol work in process has been completed, and wherein (i) Plant systems and equipment preservation are being managed in accordance with manufacturer recommendations and (ii) Plant facilities operate with a reduced headcount. “Cold Shutdown” contemplates minimized usage of a Plant’s utility systems but does not contemplate any cessation of compliance monitoring with respect to Necessary Project Approvals.

Exhibit A-8

“Collateral” means all assets of the Loan Parties and Equity Interests in the Borrowers, whether now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document then in effect or contemplated to be in effect.

“Collateral Agent” means Wells Fargo, in its capacity as collateral agent for the Senior Secured Parties under the Financing Documents, and includes each other Person that may, from time to time be appointed as successor Collateral Agent pursuant to Section 10.06 (Resignation or Removal of Agent).

“Commitment Fee” has the meaning provided in Section 3.11(a) (Fees).

“Commitment Percentage” means, as to any Lender at any time, such Lender’s Term Loan Commitment Percentage or Revolving Loan Commitment Percentage, as the context may require.

“Commitments” means, with respect to each Lender, as applicable, such Lender’s Term Loan Commitment or Revolving Loan Commitment, as the context may require.

“Commodity Hedging Arrangements” means any arrangement to hedge the price of corn purchases, ethanol sales, Distillers Grains sales or natural gas purchases.

“Commodity Hedging Policy” means the Risk Management Policy of the Borrowers in the form attached to the Original Credit Agreement as Exhibit D, as the same may be updated in a manner reasonably satisfactory to the Administrative Agent.

“Condemnation Proceeds” means any amounts and proceeds of any kind (including instruments) payable in respect of any Event of Taking.

“Consenting Lender” means each Lender whose signature appears on the signature pages to this Agreement as of the Restatement Effective Date.

“Consents” means each Consent and Agreement entered into among a Project Party, the Borrowers, and the Collateral Agent, each in form and substance reasonably satisfactory to the Collateral Agent.

“Consultants” means the Financial Advisor, the Independent Engineer, the Insurance Consultant and any other consultants appointed by or on behalf of the Lenders.

“Contest” means, with respect to any matter or claim involving any Person, that such Person is contesting such matter or claim in good faith and by appropriate proceedings timely instituted; provided, that the following conditions are satisfied: (a) such Person has posted a bond or other security (which may include funds reserved in an appropriate Project Account) reasonably acceptable to the Administrative Agent; (b) during the period of such contest, the enforcement of any contested item is effectively stayed; (c) none of such Person or any of its officers, directors or employees, or any Senior Secured Party or its respective officers, directors or employees, is or could reasonably be expected to become subject to any criminal liability or sanction in connection with such contested items; and (d) such contest and any resultant failure to pay or discharge the claimed or assessed amount does not, and would not reasonably be expected to (i) result in a Material Adverse Effect or (ii) involve a material risk of the sale, forfeiture or loss of, or the creation, existence or imposition of any Lien (other than a Permitted Lien) on, any of the Collateral.

Exhibit A-9

“Contingent Liabilities” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person’s obligation under any contingent liabilities shall (subject to any limitation set forth therein) be deemed for purposes of this Agreement to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby; provided, that if the maximum amount of the debt, obligation or other liability guaranteed thereby has not been established, the amount of such contingent liability shall be the maximum reasonably anticipated amount of the debt, obligation or other liability; provided, further, that any agreement to limit the maximum amount of such Person’s obligation under such contingent liability shall not, of and by itself, be deemed to establish the maximum reasonably anticipated amount of such debt, obligation or other liability.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Corn Supplier” means Pacific Ag Products or any other counterparty to a Grain Supply Agreement.

“DDG” means dried distillers grains (if any) produced by the Borrowers at the Project.

“Debt Service” means, for any period, the sum of (i) all fees (including Fees) scheduled to become due and payable during such period to the Senior Secured Parties, (ii) interest on the Loans (taking into account any payments received under Interest Rate Protection Agreements) scheduled to become due and payable during such period to the Senior Secured Parties, (iii) principal payments of the Loans (excluding the Required Cash Sweep and any other mandatory prepayments) scheduled to become due and payable during such period to the Senior Secured Parties and (iv) all payments due by the Borrowers pursuant to Section 4.03 (Increased Eurodollar Loan Costs) and Section 4.07(a) (Taxes) with respect to such scheduled principal, interest and fees.

“Debt Service Reserve Account” has the meaning set forth in Section 8.01(d) (Establishment of Project Accounts).

“Debt Service Reserve Release Certificate” means a certificate in substantially the form of Exhibit 8.06 duly executed by an Authorized Officer of the Borrowers’ Agent, directing the transfer of funds from the Debt Service Reserve Account.

Exhibit A-10

“Debt Service Reserve Requirement” means, as of any date, the amount equal to the projected scheduled Debt Service payable in respect of the succeeding six (6) months.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any condition, occurrence or event that, after notice or passage of time or both, would be an Event of Default.

“Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s pro rata share of the aggregate outstanding principal amount of all Tranche A-1 Term Loans, Tranche A-2 Term Loans or Revolving Loans (as the case may be) of all Tranche A-1 Lenders, Tranche A-2 Lenders or Revolving Lenders (as the case may be) (calculated as if all Defaulting Lenders (including such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Tranche A-1 Term Loans, Tranche A-2 Term Loans or Revolving Loans (as the case may be) of such Defaulting Lender.

“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (i) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non pro rata application of any voluntary or mandatory prepayments of the Loans pursuant to the terms hereof) and (b) such Defaulting Lender shall have delivered to the Borrowers and the Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, and (iii) the date on which the Borrowers and the Required Lenders of the Revolving Loan Class waive all Funding Defaults of such Defaulting Lender in writing.

“Default Rate” has the meaning set forth in Section 3.04(a) (Default Interest Rate).

“Defaulted Loan” has the meaning provided in Section 2.08 (Defaulting Lenders).

“Defaulting Lender” has the meaning provided in Section 2.08 (Defaulting Lenders).

“DG Offtake Agreements” means any agreement relating to the sale of Distillers Grains by any Borrower with a scheduled term in excess of one year and with payments thereunder expected to be in excess of three million Dollars ($3,000,000) and each agreement between any Borrower and Pacific Ag Products relating to the sale or marketing of Distillers Grains.

Exhibit A-11

“DIP Advance Claims” has the meaning set forth in the Reorganization Plan.

“Discharge Date” means the date on which (a) all outstanding Commitments have been terminated and (b) all amounts payable in respect of the Obligations have been irrevocably paid in full in cash (other than obligations under the Financing Documents that by their terms survive and with respect to which no claim has been made by the Senior Secured Parties).

“Distillers Grains” means DDG, WDG, and any other form of distillers grain products (including syrup) marketed by any Borrower from time to time.

“Dollar” and the sign “$” mean lawful money of the United States.

“Domestic Office” means, relative to any Lender, the office of such Lender designated on Schedule 1.01(a) or designated in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by written notice from such Lender, as the case may be, to the Borrowers’ Agent and the Administrative Agent.

“Eligible Assignee” means (a) any Lender, (b) an Affiliate of any Lender, (c) an Approved Fund, (d) a QIB that is not an Affiliate of a Loan Party and (e) any other Person (other than a natural person) approved by the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower’s Agent (each such approval not to be unreasonably withheld or delayed).

“Environmental Affiliate” means any Person, only to the extent of, and only with respect to matters or actions of such Person for which, any Borrower could reasonably be expected to have liability as a result of such Borrower retaining, assuming, accepting or otherwise being subject to liability for Environmental Claims relating to such Person, whether the source of such Borrower’s obligation is by contract or operation of Law.

“Environmental Approvals” means any Governmental Approvals required under applicable Environmental Laws.

“Environmental Claim” means any written notice, claim, demand or similar written communication by any Person alleging potential liability or requiring or demanding remedial or responsive measures (including potential liability for investigatory costs, cleanup, remediation and mitigation costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties) in each such case (x) either (i) with respect to environmental contamination-related liabilities or obligations with respect to which any of the Borrowers could reasonably be expected to be responsible that are, or could reasonably be expected to be, in excess of two hundred thousand Dollars ($200,000) in the aggregate, or (ii) that has or could reasonably be expected to result in a Material Adverse Effect and (y) arising out of, based on or resulting from (i) the presence, release or threatened release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such Person; (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Laws or Environmental Approvals; or (iii) exposure to Materials of Environmental Concern.

Exhibit A-12

“Environmental Laws” means all Laws applicable to the Project relating to pollution or protection of human health, safety or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including Laws relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise applicable to the Project relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination, in each such case including all voting rights and economic rights related thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“ERISA Affiliate” means any Person, trade or business that, together with any Borrower, is or was treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

“ERISA Plan” means any Plan that is not a Multiemployer Plan.

“Ethanol Offtake Agreements” means any agreement relating to the sale of ethanol by any Borrower with a scheduled term in excess of one year and with payments thereunder expected to be in excess of three million Dollars ($3,000,000), and each agreement between any Borrower and Kinergy relating to the sale or marketing of ethanol.

“Eurodollar Loan” means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate and the provisions of Article II (Commitments and Funding) and Article III (Repayments, Prepayments, Interest and Fees).

“Eurodollar Office” means, relative to any Lender, the office of such Lender designated as such on Schedule 1.01(a) or designated in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder or such other office of a Lender as designated from time to time by notice from such Lender to the Borrowers’ Agent and the Administrative Agent pursuant to Section 4.04 (Obligation to Mitigate) that shall be making or maintaining Eurodollar Loans of such Lender hereunder.

“Eurodollar Rate” means, for any Interest Period with respect to any Eurodollar Loan, an interest rate per annum equal to the rate per annum obtained by dividing (x) LIBOR for such Interest Period and such Eurodollar Loan, by (y) a percentage equal to (i) 100% minus (ii) the Eurodollar Reserve Percentage for such Interest Period.

Exhibit A-13

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the F.R.S. Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”). The Eurodollar Rate for each outstanding Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Abandonment” means with respect to any Plant any of the following shall have occurred: (i) the abandonment by the applicable Borrower of the operation or maintenance of such Plant for a period of more than ten (10) consecutive days (other than as a result of force majeure, an Event of Taking or a Casualty Event), (ii) the suspension of all or substantially all of any Borrower’s activities with respect to such Plant, other than as the result of a force majeure, Event of Taking or Casualty Event, for a period of more than ten (10) consecutive days, or (iii) any written acknowledgement by any Borrower of a final decision to take any of the foregoing actions; provided that neither Cold Shutdown nor Hot Idle shall constitute an Event of Abandonment under any of clauses (i), (ii) or (iii).

“Event of Default” means any one of the events specified in Section 9.01 (Events of Default).

“Event of Taking” means any taking, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation or similar action of or proceeding by any Governmental Authority relating to any material part of any Plant, the Project, any Equity Interests of any Borrower, or any other assets thereof.

“Event of Total Loss” means the occurrence of a Casualty Event affecting all or substantially all of any Plant, the Project or the assets of any Borrower.

“Excluded Taxes” means, with respect to any Agent or any Lender or any other recipient of any payment to be made by or on account of any Obligation of the Borrowers hereunder, (a) income or franchise Taxes imposed on (or measured by) its net income levied as a result of a present or former connection between such Agent, such Lender or such other recipient and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing Authority thereof or therein (other than such Agent’s, such Lender’s or such other recipient’s having executed, delivered or performed its obligations or recovered a payment under, or enforced, this Agreement or any other Financing Document), (b) any branch profits Tax imposed by the United States, or any similar Tax imposed by any other jurisdiction described in clause (a) above, or (c) any United States withholding Tax to the extent that is imposed on amounts payable to such Agent or such Lender at the time such Agent or such Lender becomes a party to this Agreement or such other Financing Document.

Exhibit A-14

“Exercise of Remedies” means with respect to any Indebtedness the exercise of any remedy (judicially or non-judicially) in respect of such Indebtedness including an acceleration of such Indebtedness (with or without the taking of any action), the commencement of any action, suit or proceeding in respect of such Indebtedness or the application of any collateral to such Indebtedness.

“Existing Pledgor Consent” means the Written Consent in Lieu of Special Meeting of New PE Holdco LLC, dated as of September 14, 2012, among certain of the equity holders of the Pledgor.

“Extended Loan” means each Revolving Loan and Tranche A-1 Term Loan held by any Extending Lender.

“Extending Lender” means (a) each Lender designated with an “*” on Schedule 1.01(a) hereto, (b) any Affiliated Lender or (c) any assignee of any Lender described in the foregoing clauses (a) and (b).

“Extraordinary Proceeds Account” has the meaning provided in Section 8.01(i) (Establishment of Project Accounts).

“Extraordinary Proceeds Release Notice” means a certificate in substantially the form of Exhibit 8.08, duly executed by an Authorized Officer of the Borrowers’ Agent.

“Federal Funds Effective Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Required Lenders.

“Fee Letters” means (i) the Fee Letter among the Administrative Agent, the Collateral Agent and the Borrowers, dated June 17, 2011 and (ii) the Fee Letter among the Administrative Agent, the Accounts Bank and the Borrowers, dated as of June 29, 2010, setting forth certain fees that will, from time to time, become due and payable with respect to the Loans and to the Agents.

“Fees” means, collectively, each of the fees payable by the Borrowers for the account of any Lender or Agent pursuant to Section 3.11 (Fees).

“Financial Advisor” means any financial consultant as may be appointed hereunder from time to time by the Required Senior Lenders or, from and after the Senior Discharge Date, the Required Lenders of the Revolving Loan Class.

“Financial Asset” has the meaning provided in Section 8.09(b) (Representations, Warranties and Covenants of Accounts Bank).

Exhibit A-15

“Financing Documents” means:

(i)	this Agreement;
(ii)	the Notes;
(iii)	the Security Documents;
(iv)	the Interest Rate Protection Agreements, if any;
(v)	the Fee Letters;
(vi)	each Blocked Account Agreement;
(vii)	the Sponsor Support Agreement;
(viii)	the other financing and security agreements, documents and instruments delivered in connection with this Agreement; and
(ix)	each other document designated as a Financing Document by the Borrowers’ Agent and the Administrative Agent.

“First Amendment” means the First Amendment to the Prior Credit Agreement (prior to giving effect to the First Amendment), dated as of July 13, 2012 by and among the Borrowers, the Borrowers’ Agent, the Administrative Agent, the Collateral Agent and the Lenders party thereto.

“Fiscal Quarter” means any quarter of a Fiscal Year.

“Fiscal Year” means any period of twelve (12) consecutive calendar months ending on December 31.

“Floor Price” means the average of the OPIS daily mean quoted price for Chicago pipeline/ethanol plus .01 U.S. dollars per gallon effective the bill of lading (BOL) date, the publication immediately prior to the BOL date and the publication day immediately following the BOL date plus a location differential equal to the average of the OPIS daily mean quoted price for Los Angeles pipeline/ethanol minus Chicago pipeline/ethanol for the period of January 2010 — December 2010 plus a quality differential of .045 U.S. dollars per gallon. If the BOL date is a Sunday, then the first publication day prior to and the two (2) publication days immediately following the BOL date shall apply. If the BOL date is a Saturday or holiday, then the two (2) publication days prior to and the one (1) publication day immediately following the BOL date shall apply.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

Exhibit A-16

“Funding” means (a) with respect to the Tranche A-1 Term Loans, the incurrence of each Tranche A-1 Term Loan made by the Tranche A-1 Lenders on the Closing Date and (b) with respect to the Revolving Loans, the incurrence of each Revolving Loan made by the Revolving Lenders on a single date, in each case, as the context may require.

“Funding Date” means, with respect to each Funding, the date on which (a) with respect to the Tranche A-1 Term Loans, funds are disbursed by the Administrative Agent, on behalf of the Tranche A-1 Lenders, to the Borrowers in accordance with Section 2.05 (Funding of Loans) and (b) with respect to the Revolving Loans, funds are disbursed by the Administrative Agent, on behalf of the Revolving Lenders, to the Borrowers in accordance with Section 2.05 (Funding of Loans) in each case, as the context may require.

“Funding Default” has the meaning specified in Section 2.08 (Defaulting Lenders).

“Funding Notice” means each request for Funding in the form of Exhibit 2.04-A to this Agreement or Exhibit 2.04-B to the Original Credit Agreement, as applicable, delivered in accordance with Section 2.04 (Notice of Fundings).

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis.

“Governmental Approval” means any authorization, consent, approval, license, lease, ruling, permit, certification, exemption, filing for registration by or with any Governmental Authority.

“Governmental Authority” means any nation, state, sovereign, or government, any federal, regional, state, local or political subdivision and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grain Supply Agreements” means any agreement relating to the purchase or supply of grain to any Borrower with a scheduled term in excess of one year and with payments thereunder expected to be in excess of two million Dollars ($2,000,000) and each agreement between any Borrower and Pacific Ag Products relating to the purchase or supply of grain to such Borrower.

“Granting Lender” has the meaning provided in Section 11.03(h) (Assignments).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).

Exhibit A-17

“Heiskell” means J.D. Heiskell Holdings, LLC, a California limited liability company.

“Heiskell GSA” means the Grain Storage Agreement dated as of December 11, 2009 between Heiskell and Burley.

“Hot Idle” in respect of a Plant, means the maintenance of such Plant in a state in which the Plant facilities are not producing ethanol with the exception of completing work-in- process inventory, and a range of operations from a state wherein (i) Plant systems including fermentation tanks are maintained with an amount of work-in-process Product to a state in which such systems have been emptied and cleaned and the required process water and chemicals have been removed from the Plant facilities and (ii) Plant facilities operate with either a full complement of head count, or, subject to prior written notice and consultation with the Administrative Agent (in the case of any reduction in headcount that is not the result of a termination for cause or a voluntary resignation by any person working at such Plant) a reduced headcount. “Hot Idle” does not include or contemplate a shutdown of such plant’s utility systems or any cessation of compliance monitoring with respect to Necessary Project Approvals.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)          all obligations of such Person for or in respect of moneys borrowed or raised, whether or not for cash by whatever means (including acceptances, deposits, discounting, letters of credit, factoring, and any other form of financing which is recognized in accordance with GAAP in such Person’s financial statements as being in the nature of a borrowing or is treated as “off-balance sheet” financing);

(b)          all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(c)          all obligations of such Person for the deferred purchase price of property or services;

(d)          all obligations of such Person under conditional sale or other title retention agreements relating to property or assets acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or are otherwise limited in recourse);

(e)          the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

Exhibit A-18

(f)          all Capitalized Lease Liabilities;

(g)          net obligations of such Person under any Swap Contract;

(h)          all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(i)          all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning provided in Section 11.09 (Indemnification by the Borrowers).

“Independent Engineer” means Harris Group Inc., or any replacement independent engineer appointed by the Required Senior Lenders or, from and after the Senior Discharge Date, the Required Lenders and, so long as no Default or Event of Default has occurred and is continuing, reasonably acceptable to the Borrower’s Agent (which acceptance shall not be unreasonably withheld or delayed).

“Information” has the meaning provided in Section 11.18 (Treatment of Certain Information; Confidentiality).

“Initial Annual Forecast” means the initial forecast of the projected requirements for Operation and Maintenance Expenses and Maintenance Capital Expenses on a monthly basis for each Plant prepared by the Borrowers and attached hereto as Schedule 6.01(m)B.

“Initial Budget” means the initial budget reflecting projected cash flows, operating disbursements, payroll disbursements, non-operating disbursements and cash balances of the Borrowers, prepared by the Borrowers and attached to the Original Credit Agreement as Schedule 6.01(m)A.

“Insolvency Proceeding” means, with respect to any Person:

(i)	any case commenced by or against such Person under the Bankruptcy Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of such Person, any receivership or assignment for the benefit of creditors relating to such Person or any similar case or proceeding relative to such Person or its creditors, as such, in each case whether or not voluntary;
Exhibit A-19

(ii)	any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to such Person, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
(iii)	any other proceeding of any type or nature in which substantially all claims of creditors of such Person are determined and any payment or distribution is or may be made on account of such claims.

“Insurance and Condemnation Proceeds Accounts” means, collectively, the Madera Insurance and Condemnation Proceeds Account, the Boardman Insurance and Condemnation Proceeds Account, the Stockton Insurance and Condemnation Proceeds Account and the Burley Insurance and Condemnation Proceeds Account.

“Insurance and Condemnation Proceeds Request Certificate” means a certificate, in substantially the form of Exhibit 8.07, executed by an Authorized Officer of the Borrowers’ Agent and setting forth proposed instructions for the transfer or withdrawal of Insurance Proceeds or Condemnation Proceeds, as the case may be, from an Insurance and Condemnation Proceeds Account.

“Insurance Consultant” means any insurance consultant appointed by the Required Senior Lenders or, from and after the Senior Discharge Date, the Required Lenders and, so long as no Default or Event of Default has occurred and is continuing, reasonably acceptable to the Borrower’s Agent (which acceptance shall not be unreasonably withheld or delayed).

“Insurance Proceeds” means all proceeds of any insurance policies required pursuant to this Agreement or otherwise obtained with respect to any Borrower, any Plant or the Project that are paid or payable to or for the account of any Borrower, or the Collateral Agent as loss payee, or additional insured (other than Business Interruption Insurance Proceeds and proceeds of insurance policies relating to third party liability).

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the Restatement Effective Date, the Collateral Agent, the Administrative Agent, the Senior Collateral Agent and the Senior Administrative Agent, as acknowledged and, as to certain provisions thereof, agreed by the Borrowers and Borrowers’ Agent attached as Exhibit B.

“Interest Payment Date” means, with respect to any Loan without duplication, the last day of each Interest Period applicable to each Funding of which such Loan is a part.

“Interest Period” means, with respect to any Eurodollar Loan, the period beginning on (and including) the date on which such Eurodollar Loan is made pursuant to Section 2.05 (Funding of Loans) or the date on which each successive interest period for each such Eurodollar Loan is determined pursuant to Section 3.03 (Interest Rates) and ending on (and including) the day that numerically corresponds to such date one (1) month thereafter; provided, that (i) if such Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is in a different a calendar month, in which case such Interest Period shall end on the next preceding Business Day), (ii) any Interest Period that begins on the last Business Day of a month (or on a day for which there is no numerically corresponding day in the month at the end of such Interest Period) shall end on the last Business Day of the month at the end of such Interest Period, (iii) no Interest Period shall end after any Monthly Date unless the aggregate outstanding principal amount of Eurodollar Loans having Interest Periods which end on or prior to such Monthly Date shall be at least equal to the aggregate principal amount of Eurodollar Loans due and payable on or prior to such Monthly Date, and (iv) no Interest Period may end later than the Maturity Date.

Exhibit A-20

“Interest Period Notice” means a notice in substantially the form attached hereto as Exhibit 3.03, executed by an Authorized Officer of the Borrowers’ Agent.

“Interest Rate Protection Agreement” means each interest rate swap, collar, put, or cap, or other interest rate protection arrangement, with a Qualified Counterparty, in each such case that is reasonably satisfactory to the Administrative Agent and is entered into in accordance with Section 7.02(u) (Negative Covenants - Interest Rate Protection Agreement).

“Interest Rate Protection Provider” means a Qualified Counterparty that is party to an Interest Rate Protection Agreement.

“Kirby Equipment” means the equipment leased by Pacific Ag Products pursuant to the Lease Agreement dated as of September 19, 2008 between Pacific Ag Products and Kirby Manufacturing Inc. (“KMI”) as assigned by KMI to Agricredit Acceptance LLC on September 30, 2008.

“Kinergy” means Kinergy Marketing, LLC, an Oregon limited liability company.

“Law” means, with respect to any Governmental Authority, any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, common law, holding, injunction, Governmental Approval or requirement of such Governmental Authority. Unless the context clearly requires otherwise, the term “Law” shall include each of the foregoing (and each provision thereof) as in effect at the time in question, including any amendments, supplements, replacements, or other modifications thereto or thereof, and whether or not in effect as of the date of this Agreement.

“Leased Premises” means, with respect to the Boardman Plant, the Premises, as defined in the Boardman Lease and, with respect to the Stockton Plant, the Premises, as defined in the Stockton Lease.

“Leases” means, collectively, the Boardman Lease and the Stockton Lease.

“Lender Assignment Agreement” means a Lender Assignment Agreement, substantially in the form of Exhibit 11.03.

Exhibit A-21

“Lender Committee” means “Lender Committee” referred to in the consent and direction letter, dated as of August 1, 2011 and attached hereto as Schedule A, and any successor committee representing the Lenders (it being understood that there shall be no more than one Lender Committee entitled to indemnification pursuant to Section 11.09 (Indemnification by the Borrowers) at any time).

“Lenders” means the persons identified as “Lenders” on Schedule 1.01(a) and each other Person that acquires the rights and obligations of a Lender hereunder pursuant to Section 11.03 (Assignments).

“LIBOR” means, for any Interest Period:

(a)          the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period; or

(b)          if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service is not available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period; or

(c)          if the rates referenced in the preceding clauses (a) and (b) are not available, the last available rate for LIBOR pursuant to this definition.

Notwithstanding the foregoing, in no event shall LIBOR be less than a rate per annum equal to four percent (4%).

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, bailment, conditional sales or title retention agreement, lien (statutory or otherwise), charge against or interest in property, in each case of any kind, to secure payment of a debt or performance of an obligation.

“Liquidity Agreement” dated as of June 7, 2012 among the Pacific Holdings, Burly, Boardman, Stockton, Kinergy and Pacific Ag Products.

“Loan Parties” means, collectively, each Borrower and the Pledgor.

“Loans” means, collectively, the Term Loans and the Revolving Loans.

“Local Account” means any local bank account (other than the Project Accounts) in the name of any Borrower.

Exhibit A-22

“Madera” has the meaning set forth in the Preamble.

“Madera Deed of Trust” means the Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated on or about the date of the Original Credit Agreement, made by Madera to Stewart Title Guaranty Company, as trustee, for the benefit of the Collateral Agent, as beneficiary.

“Madera Insurance and Condemnation Proceeds Account” has the meaning provided in Section 8.01(e) (Establishment of Project Accounts).

“Madera LLC Agreement” means the Fourth Amended and Restated Limited Liability Company Operating Agreement of Madera dated as of June 29, 2010.

“Madera Plant” means the ethanol production facility located at Madera, California, with a capacity of approximately forty (40) million gallons-per-year of denatured ethanol, including the Site on which such facility is located, and all buildings, structures, improvements, easements and other property related thereto.

“Madera Pledge Agreement” means the Pledge and Security Agreement, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated on or about the date of the Original Credit Agreement, among Pacific Holding, Madera and the Collateral Agent, pursuant to which Pacific Holding pledges one hundred percent (100%) of the Equity Interests in Madera to the Collateral Agent.

“Madera Security Agreement” means the Assignment and Security Agreement, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated on or about the date of the Original Credit Agreement, made by Madera in favor of the Collateral Agent.

“Madera Subordination Agreement” means that certain Subordination Agreement, dated as of the Restatement Effective Date, by and among Madera, the Senior Collateral Agent, and Collateral Agent.

“Maintenance Capital Expense Account” has the meaning set forth in Section 8.01(c) (Establishment of Project Accounts).

“Maintenance Capital Expenses” means all expenditures by the Borrowers for regularly scheduled (or reasonably anticipated) major maintenance of the Project, Prudent Ethanol Operating Practice and vendor and supplier requirements constituting major maintenance (including teardowns, overhauls, capital improvements, replacements and/or refurbishments of major components of the Project).

“Major Project Party” means Pacific Ethanol (until the termination of the Asset Management Agreement), each Offtaker, each Corn Supplier, the landlord under each Lease, Heiskell, the guarantor under any Project Document Guarantee guarantying the obligations of any other Major Project Party and any other Project Party designated as a Major Project Party by the Administrative Agent and the Borrowers’ Agent.

Exhibit A-23

“Majority Condition” means that two or fewer Lenders (excluding all Non-Voting Lenders) (each Lender and its Affiliates that are Lenders shall be considered a single Lender for purposes of this definition) of a Class hold (i) in excess of fifty percent (50.00%) of the outstanding principal amount of the Loans of such Class (or in the case of the Revolving Loans, in excess of fifty percent (50.00%) of the outstanding principal amount of the Revolving Loans and the undisbursed amount of the Aggregate Revolving Loan Commitment) (excluding the principal amounts of any Loans of such Class made by, and any Revolving Loan Commitments of, any Non-Voting Lenders); provided that in each case the undisbursed Revolving Loan Commitment of, and the portion of the outstanding principal amount of the Loans of a Class held by, any Defaulting Lender shall be excluded for purposes of this definition and (ii) in excess of fifty percent (50.00%) of the Equity Interests of Pledgor. In determining the composition of the Majority Condition of a Class, the two Lenders holding the largest amount of the Loans of such Class shall be included.

“Majority of the Minority” means Lenders (excluding all Non-Voting Lenders) of a Class holding in excess of fifty percent (50.00%) of the outstanding principal amount of the Loans of such Class (or in the case of the Revolving Loans, in excess of fifty percent (50.00%) of the outstanding principal amount of the Revolving Loans and the undisbursed amount of the Aggregate Revolving Loan Commitment) (excluding the principal amounts of any Loans of such Class made by, and any Revolving Loan Commitments of, any Non-Voting Lenders) excluding the outstanding principal amount of the Loans and the undisbursed amount of the Revolving Loan Commitment of the Lenders comprising the Majority Condition in respect of such Class; provided that in each case the undisbursed Revolving Loan Commitment of, and the portion of the outstanding principal amount of the Loans of a Class held by, any Defaulting Lender shall be excluded for purposes of this definition.

“Mandatory Prepayment” means a prepayment in accordance with Section 3.08 (Mandatory Prepayment).

“Material Adverse Effect” means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect in respect of any Plant or the Project on (i) the business, assets, property, condition (financial or otherwise) or operations (as applicable) of any Borrower, (ii) the ability of any Borrower or any other Loan Party or any Project Party to perform its material obligations under any Transaction Document to which it is a party, (iii) creation, perfection or priority of the Liens granted, or purported to be granted, in favor, or for the benefit, of the Collateral Agent or (iv) the rights or remedies of any Senior Secured Party under any Financing Document; provided that clauses (i) or (ii) of this definition shall not be a Material Adverse Effect with respect to any Borrower if such event, development or circumstance results from the Cold Shutdown of a Plant.

“Materials of Environmental Concern” means chemicals, pollutants, contaminants, wastes, toxic substances and hazardous substances, any toxic mold, radon gas or other naturally occurring toxic or hazardous substance or organism and any material that is regulated in any way, or for which liability is imposed, pursuant to an Environmental Law.

“Maturity Date” means (a) with respect to the Extended Loans, June 30, 2016, and (b) with respect to all other Loans, the Original Maturity Date.

Exhibit A-24

“Maximum Rate” has the meaning provided in Section 11.10 (Interest Rate Limitation).

“Monthly Date” means the last Business Day of each calendar month.

“Monthly Period” means each one (1) month period beginning on (and including) the day immediately following a Monthly Date and ending on (and including) the next Monthly Date.

“Moody’s” means Moody’s Investors Service Inc., and any successor thereto that is a nationally recognized rating agency.

“Mortgaged Property” means all real property right, title and interest of each Borrower that is subject to the relevant Mortgage in favor of the Collateral Agent.

“Mortgages” means, together, the Madera Deed of Trust, the Boardman Deed of Trust, the Stockton Deed of Trust and the Burley Deed of Trust.

“Multiemployer Plan” means a Plan that is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

“Necessary Project Approvals” means (i) all material Governmental Approvals that are required under applicable Law to be obtained by any Borrower in connection with the ownership and operation of a Plant at its full nameplate capacity as contemplated by the Transaction Documents and (ii) the Governmental Approvals described in Section 5.03(a) (Governmental Approvals).

“Necessary Project Contracts” means all material contracts, agreements, technology licenses, instruments, letters, understandings, or other documentation that are required to be obtained by any Borrower in connection with the operation of the applicable Plant as contemplated by the Transaction Documents.

“Net Swap Payment” means, with respect to any Interest Rate Protection Agreement and for any period, all scheduled Obligations due and payable by any Borrower under such Interest Rate Protection Agreement during such period, after giving effect to any netting applicable thereto.

“Non-Appealable” means, with respect to any specified time period allowing an appeal of any ruling under any constitutional provision, Law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, certificate, holding or injunction that such specified time period has elapsed without an appeal having been brought.

“Non-U.S. Lender” has the meaning set forth in Section 4.07(e) (Taxes - Foreign Lenders).

“Non-Voting Lender” means any Lender who (a) is a Defaulting Lender, (b) is a Loan Party, a Project Party or any Affiliate or Subsidiary thereof or (c) has sold a participation in the Loan held by it to any such Person (to the extent of such participation).

Exhibit A-25

“Notes” means the Term Notes and the Revolving Notes, including any promissory notes issued by any Borrower in connection with assignments of any Loan of a Lender, in each case substantially in the form of Exhibit 2.06, as they may be amended, restated, supplemented or otherwise modified from time to time.

“Notice of Suspension” has the meaning provided in Section 8.18 (Notices of Suspension of Accounts).

“Obligations” means and includes all loans, advances, debts, liabilities, Indebtedness and obligations, howsoever arising, owed to the Agents, the Lenders or any other Senior Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Borrower of any Insolvency Proceeding naming such Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, pursuant to the terms of this Agreement or any of the other Financing Documents, including all principal, interest, fees, charges, expenses, attorneys’ fees, costs and expenses, accountants’ fees and Consultants’ fees payable by the Borrowers hereunder or thereunder.

“Offtaker” means each counterparty to each DG Offtake Agreement and each Ethanol Offtake Agreement.

“Operating Account” has the meaning provided in Section 8.01(b) (Establishment of Project Accounts).

“Operating Account Withdrawal Certificate” means a certificate in substantially the form of Exhibit 8.04, duly executed by an Authorized Officer of the Borrowers’ Agent, directing the transfer or withdrawal of funds from the Operating Account.

“Operating Statement” means an operating statement with respect to each Plant, in substantially the form of Exhibit 7.03(l).

“Operation and Maintenance Expenses” means the sum without duplication of all (i) reasonable and necessary expenses of administering, managing and operating, and generating Products for sale from, the Project and maintaining it in good repair and operating condition, (ii) costs associated with the supply and transportation of all corn, natural gas, electricity and other supplies and raw materials to the Project and distribution and sale of Products from the Project that any Borrower is obligated to pay, (iii) all reasonable and necessary insurance costs, (iv) property, sales and franchise taxes to the extent that any Borrower is liable to pay such taxes to the taxing authority (other than taxes imposed on or measured by income or receipts) to which the Project, may be subject (or payment in lieu of such taxes to which the Project may be subject), (v) reasonable and necessary costs and fees incurred in connection with obtaining and maintaining in effect Necessary Project Approvals, (vi) reasonable and arm’s-length legal, accounting and other professional fees attendant to any of the foregoing items and, (vii) the reasonable costs of administration and enforcement of the Transaction Documents. In no event shall Maintenance Capital Expenses be considered Operation and Maintenance Expenses.

Exhibit A-26

“Organic Documents” means, with respect to any Person that is a corporation, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock and, with respect to any Person that is a limited liability company, its certificate of formation or articles of organization and its limited liability agreement.

“Original Credit Agreement” means the Credit Agreement, dated as of June 25, 2010, by and among the Borrowers, the Borrowers’ Agent, each of the Lenders from time to time party thereto, WestLB, as administrative agent for the Lenders, collateral agent for the Senior Secured Parties and issuing bank thereunder, and the Accounts Bank, as accounts bank, as amended, supplemented or otherwise modified prior to both its amendment and restatement as the Prior Credit Agreement and the First Amendment.

“Original Maturity Date” means the date that occurs three (3) years after the Closing Date.

“Pacific Ag Products” means Pacific Ag. Products, LLC, a California limited liability company.

“Pacific Ethanol” means Pacific Ethanol, Inc., a Delaware corporation.

“Pacific Ethanol Guarantees” means each guaranty to be made by Pacific Ethanol, guaranteeing the performance and payment of the obligations of Kinergy or Pacific Ag Products, as the case may be, under each of the Ethanol Offtake Agreements, DG Offtake Agreements, and Grain Supply Agreements to which Kinergy or Pacific Ag Products are party.

“Pacific Holding” has the meaning set forth in the Preamble.

“Pacific Holding LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Pacific Holding dated as of June 29, 2010.

“Pacific Holding Pledge Agreement” means the Pledge and Security Agreement, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated on or about the date of the Original Credit Agreement, among Pacific Holding, Pledgor and the Collateral Agent, pursuant to which Pledgor pledges one hundred percent (100%) of the Equity Interests in Pacific Holding to the Collateral Agent.

“Pacific Holding Security Agreement” means the Assignment and Security Agreement, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated on or about the date of the Original Credit Agreement, made by Pacific Holding in favor of the Collateral Agent.

“Participant” has the meaning provided in Section 11.03(d) (Assignments).

“Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) of 2001, and the rules and regulations promulgated thereunder from time to time in effect.

Exhibit A-27

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“PE Newco LLC Agreement” means the Limited Liability Company Agreement of New PE Holdco LLC dated as of June 29, 2010.

“Permitted Commodity Hedge” means any non-speculative Swap Contract in respect of certain commodities entered into in accordance with the Commodity Hedging Policy.

“Permitted Indebtedness” means Indebtedness identified in Section 7.02(a) (Negative Covenants - Restrictions on Indebtedness of the Borrowers).

“Permitted Liens” means Liens identified in Section 7.02(b) (Negative Covenants - Liens).

“Permitted Tax Distribution” means, with respect to any distributee that is required to pay tax as a result of its direct or indirect ownership of the Borrowers, an amount equal to (a) the Effective Tax Rate multiplied by (b) such distributee’s estimated share of the taxable income of Pacific Holding and the other Borrowers (after netting or otherwise taking account of a distributee’s shares of the income, loss, deduction and credit associated with the distributee’s interest in the Borrowers) that the distributee is reasonably expected to have to report for income tax purposes for the month distributed to the extent necessary to fund a distributee’s timely payment to a Governmental Authority of tax liability (including estimated payments thereof) and subject to correction as described below. “Effective Tax Rate” means the highest combined federal and state tax rate on corporations, applicable to any distributee, after giving effect to the maximum amount of state income tax deductible for federal income tax purposes. Permitted Tax Distributions as estimated for purposes of a Monthly Date shall be subject to later correction to reflect amounts as actually reported on an income tax return by a distributee for federal and state income tax purposes. Thus, on any Monthly Date, the Permitted Tax Distribution means the amount calculated as the product of (a) and (b), above, adjusted by the difference, if any, between the Permitted Tax Distribution for the preceding Monthly Date as estimated for such date and the Permitted Tax Distribution for that preceding Monthly Date as finally determined.

“Permitted Variance” means, for each Budget Period, the product of (x) the aggregate amount of the Budget for such Budget Period and (y) 10%.

“Person” means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

“Plan” means an employee pension benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV of ERISA or Section 412 of the Code that is sponsored or maintained by any Borrower or any ERISA Affiliate, or in respect of which any Borrower or any ERISA Affiliate has any obligation to contribute or liability.

“Plants” means, collectively, the Madera Plant, the Boardman Plant, the Stockton Plant and the Burley Plant.

Exhibit A-28

“Pledge Agreements” means, collectively, the Madera Pledge Agreement, the Boardman Pledge Agreement, the Stockton Pledge Agreement, the Burley Pledge Agreement and the Pacific Holding Pledge Agreement.

“Pledgor” means New PE Holdco LLC, a Delaware limited liability company.

“Plurality Condition” means that two or fewer Lenders (excluding all Non-Voting Lenders) (each Lender and its Affiliates that are Lenders shall be considered a single Lender for purposes of this definition) of a Class hold (i) in excess of fifty percent (50.00%) of the outstanding principal amount of the Loans of such Class (or in the case of the Revolving Loans, in excess of fifty percent (50.00%) of the outstanding principal amount of the Revolving Loans and the undisbursed amount of the Aggregate Revolving Loan Commitment) (excluding the principal amounts of any Loans of such Class made by, and any Revolving Loan Commitments of, any Non-Voting Lenders); provided that in each case the undisbursed Revolving Loan Commitment of, and the portion of the outstanding principal amount of the Loans of a Class held by, any Defaulting Lender shall be excluded for purposes of this definition and (ii) fifty percent (50.00%) or less of the Equity Interests of Pledgor. In determining the composition of the Plurality Condition of a Class, the two Lenders holding the largest amount of the Loans of such Class shall be included.

“Plurality of the Minority” means Lenders (excluding all Non-Voting Lenders) of a Class holding in excess of thirty three and one-third percent (33⅓%) of the outstanding principal amount of the Loans of such Class (or in the case of the Revolving Loans, in excess of thirty three and one-third percent (33⅓%) of the outstanding principal amount of the Revolving Loans and the undisbursed amount of the Aggregate Revolving Loan Commitment) (excluding the principal amounts of any Loans of such Class made by, and any Revolving Loan Commitments of, any Non-Voting Lenders) excluding the outstanding principal amount of the Loans and the undisbursed amount of the Revolving Loan Commitment of the Lenders comprising the Plurality Condition in respect of such Class; provided that in each case the undisbursed Revolving Loan Commitment of, and the portion of the outstanding principal amount of the Loans of a Class held by, any Defaulting Lender shall be excluded for purposes of this definition.

“Plurality of the Minority (Stockton Vote)” means Revolving Lenders (excluding all Non-Voting Lenders) holding in excess of sixty six and two-thirds percent (66⅔%) of the outstanding principal amount of the Revolving Loans (or in excess of sixty six and two-thirds percent (66⅔%) of the outstanding principal amount of the Revolving Loans and the undisbursed amount of the Aggregate Revolving Loan Commitment) (excluding the principal amounts of any Revolving Loans made by, and any Revolving Loan Commitments of, any Non-Voting Lenders) excluding the outstanding principal amount of the Revolving Loans and the undisbursed amount of the Revolving Loan Commitment of the Lenders comprising the Plurality Condition with respect to the Revolving Loans; provided that in each case the undisbursed Revolving Loan Commitment of, and the portion of the outstanding principal amount of the Revolving Loans held by, any Defaulting Lender shall be excluded for purposes of this definition.

Exhibit A-29

“Primary Swap Obligations” means, with respect to any Interest Rate Protection Agreement, all scheduled obligations due and payable by any Person party to such Interest Rate Protection Agreement (after giving effect to any netting applicable thereto) and all payments of Swap Termination Value due and payable by any Person party to such Interest Rate Protection Agreement, but excluding any amounts owed in respect of Taxes, expenses and indemnification obligation which do not constitute payments of Swap Termination Value.

“Prior Credit Agreement” means the Amended and Restated Credit Agreement, dated as of August 1, 2011, by and among the Borrowers, the Borrowers’ Agent, each of the Lenders from time to time party thereto, the Agents and WestLB, as issuing bank thereunder (prior to the effectiveness of the First Amendment), as amended by the First Amendment.

“Priority Senior Secured Parties” means the “Senior Secured Parties” as defined in the Senior Credit Agreement.

“Process Agent” means any Person appointed as agent by any Borrower or any Project Party, as required under the Financing Documents, to receive on behalf of itself and its property services of copies of summons and complaint or any other process which may be served in connection with any action or proceeding before any court arising out of or relating to this Agreement or any other Financing Document to which it is a party, including CT Corporation System.

“Products” means ethanol, Distillers Grains, carbon dioxide, and any other co product or by-product produced in connection with the production of ethanol at the Plants.

“Project” means each Plant and all auxiliary and other facilities constructed or to be constructed by or on behalf of the applicable Borrowers pursuant to the Project Documents relating to each such Plant or otherwise, together with all fixtures and improvements thereto and each Site and all other real property, easements and rights-of-way held by or on behalf of the applicable Borrowers and all rights to use easements and rights-of-way of others.

“Project Accounts” means the Revenue Account, the Operating Account, the Maintenance Capital Expense Account, the Debt Service Reserve Account, the Insurance and Condemnation Proceeds Accounts and the Extraordinary Proceeds Account, including any sub-account within such accounts.

“Project Document Guarantees” means each guarantee (by an Affiliate or otherwise) of the performance of any Project Party’s obligations under a Project Document, including the Pacific Ethanol Guarantees and any other such guarantee required as a condition to approval of any Project Document in accordance with this Agreement.

“Project Documents” means:

(i)	the Asset Management Agreement;
(ii)	the Leases;
(iii)	the Grain Supply Agreements;
(iv)	the Ethanol Offtake Agreements;
Exhibit A-30

(v)	the DG Offtake Agreements;
(vi)	the Burley Heiskell GSA;
(vii)	the Stockton Heiskell GSA;
(viii)	the Boardman CHS GSA;
(ix)	the Borrower LLC Agreements;
(x)	the Project Document Guarantees;
(xi)	the Liquidity Agreement;
(xii)	any other documents designated as a Project Document by the Borrowers’ Agent and the Administrative Agent;
(xiii)	each Additional Project Document; and
(xiv)	any replacement agreement for any of such agreements.

“Project Document Termination Payments” means all payments that are required to be paid to or for the account of any Borrower as a result of the termination of any Project Document.

“Project Party” means each Person (other than the Borrowers) who is a party to a Project Document.

“Prudent Ethanol Operating Practice” means those reasonable practices, methods and acts that (i) are commonly used in the regions where the Plants are located to manage, operate and maintain ethanol production, distribution, equipment and associated facilities of the size and type that comprise the Project safely, reliably, and efficiently and in compliance with applicable Laws, manufacturers’ warranties and manufacturers’ and licensor’s recommendations and guidelines, and (ii) in the exercise of reasonable judgment, skill, diligence, foresight and care are expected of an ethanol plant operator, in order to efficiently accomplish the desired result consistent with safety standards, applicable Laws, manufacturers’ warranties, manufacturers’ recommendations and, in the case of the Project, the Project Documents. Prudent Ethanol Operating Practice does not necessarily mean one particular practice, method, equipment specifications or standard in all cases, but is instead intended to encompass a broad range of acceptable practices, methods, equipment specifications and standards.

“QIB” means a Qualified Institutional Buyer as such term is defined in Rule 144A promulgated pursuant to the Securities Act of 1933.

“Qualified Counterparty” means any of the following: (i) any Person who is a Lender, the Administrative Agent, or the Collateral Agent on the date the relevant Interest Rate Protection Agreement is entered into or (ii) any Affiliate of any Person listed in clause (i).

Exhibit A-31

“RCRA” means the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended, and all rules, regulations, standards, guidelines, and publications issued thereunder.

“Register” has the meaning set forth in Section 11.03(c) (Assignments).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Removal,” “Remedial” and “Response” actions shall include the types of activities covered by CERCLA, RCRA, and other comparable Environmental Laws, and whether the activities are those which might be taken by a Governmental Authority or those which a Governmental Authority or any other Person might seek to require of waste generators, handlers, distributors, processors, users, storers, treaters, owners, operators, transporters, recyclers, reusers, disposers, or other Persons under “removal,” “remedial,” or other “response” actions.

“Reorganization Plan” has the meaning set forth in the Recitals.

“Reportable Event” means a “reportable event” within the meaning of Section 4043(c) of ERISA.

“Required Cash Sweep” means each mandatory prepayment of the Loans made pursuant to Section 3.08(a)(v) (Mandatory Prepayment).

“Required Lenders” means, in respect of any Class of Loan, (i) if the Majority Condition exists, Lenders (excluding all Non-Voting Lenders) holding in excess of fifty percent (50.00%) of the outstanding principal amount of the Loans of such Class (or in the case of the Revolving Loans, holding in excess of fifty percent (50.00%) of the outstanding principal amount of the Revolving Loans and the undisbursed amount of the Aggregate Revolving Loan Commitment) (excluding the principal amounts of any Loans of such Class made by, and any Revolving Loan Commitments of, any Non-Voting Lenders) including the Majority of the Minority of such Class, (ii) if the Plurality Condition exists, Lenders (excluding all Non-Voting Lenders) holding in excess of fifty percent (50.00%) of the outstanding principal amount of the Loans of such Class (or in the case of the Revolving Loans, holding in excess of fifty percent (50.00%) of the outstanding principal amount of the Revolving Loans and the undisbursed amount of the Aggregate Revolving Loan Commitment) (excluding the principal amounts of any Loans of such Class made by, and any Revolving Loan Commitments of, any Non-Voting Lenders) including the Plurality of the Minority of such Class and (iii) if neither the Majority Condition nor the Plurality Condition exists, Lenders (excluding all Non-Voting Lenders) holding in excess of fifty percent (50.00%) of the outstanding principal amount of the Loans of such Class (or in the case of the Revolving Loans, holding in excess of fifty percent (50.00%) of the outstanding principal amount of the Revolving Loans and the undisbursed amount of the Aggregate Revolving Loan Commitment) (excluding the principal amounts of any Loans of such Class made by, and any Revolving Loan Commitments of, any Non-Voting Lenders); provided that in each case the undisbursed Revolving Loan Commitment of, and the portion of the outstanding principal amount of the Loans of a Class held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

Exhibit A-32

“Required Minority Lenders” means (i) if the Majority Condition with respect to the Revolving Loans exists, Revolving Lenders (excluding all Non-Voting Lenders) holding in excess of fifty percent (50.00%) of the outstanding principal amount of the Revolving Loans and the undisbursed amount of the Aggregate Revolving Loan Commitment (excluding the principal amounts of any Revolving Loans made by, and any Revolving Loan Commitments of, any Non-Voting Lenders) including the Majority of the Minority with respect to the Revolving Loans and (ii) if the Plurality Condition with respect to the Revolving Loans exists, Revolving Lenders (excluding all Non-Voting Lenders) holding in excess of fifty percent (50.00%) of the outstanding principal amount of the Revolving Loans and the undisbursed amount of the Aggregate Revolving Loan Commitment (excluding the principal amounts of any Revolving Loans made by, and any Revolving Loan Commitments of, any Non-Voting Lenders) including the Plurality of the Minority (Stockton Vote); provided that in each case the undisbursed Revolving Loan Commitment of, and the portion of the outstanding principal amount of the Revolving Loans held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Minority Lenders.

“Required Senior Lenders” means the “Required Lenders” as defined in the Senior Credit Agreement.

“Restatement Effective Date” means the date on which all the conditions set forth in Section 6.01 (Conditions to Closing) have been satisfied or waived.

“Restoration or Replacement Plan” means a plan and time schedule, reasonably satisfactory to (x) the Required Senior Lenders or, from and after the Senior Discharge Date, the Required Lenders of the Revolving Loan Class and (y) the Independent Engineer, for the application of Insurance Proceeds or Condemnation Proceeds arising from any Casualty Event or Event of Taking, as the case may be, and any other funds available to the Borrowers with which to restore or replace any Plant (or any portion thereof) affected by such Casualty Event or Event of Taking, as the case may be.

“Restricted Payments” means any (a) dividend or other distribution (whether in cash, securities or other property), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any Equity Interests of any Borrower, or on account of any return of capital to any holder of any such Equity Interest in, or any other Affiliate of, any Borrower, or any option, warrant or other right to acquire any such dividend or other distribution or payment and (b) any payment of any management, consultancy, administrative, services, or other similar payments to any Person who owns, directly or indirectly, any Equity Interest in any Borrower, or any Affiliate of any such Person (provided that (i) payments made under the Affiliated Project Documents when due and payable in accordance with the terms thereof and the terms of the Financing Documents, (ii) any Permitted Tax Distributions, and (iii) payments of operating expenses of the Pledgor set forth in the then- current Budget shall in each case not constitute Restricted Payments).

Exhibit A-33

“Revenue Account” has the meaning set forth in Section 8.01(a) (Establishment of Project Accounts).

“Revenue Account Withdrawal Certificate” means a certificate in substantially the form of Exhibit 8.03 duly executed by an Authorized Officer of the Borrowers’ Agent, directing the transfer or withdrawal of funds from the Revenue Account.

“Revolving Funding Notice” means each request for Funding of Revolving Loans in the form of Exhibit 2.04-A delivered in accordance with Section 2.04 (Notice of Fundings).

“Revolving Lenders” means those Lenders of Revolving Loans, as identified on Schedule 1.01(a), and each other Person that acquires the rights and obligations of any such Lender pursuant to Section 11.03 (Assignments).

“Revolving Loan” has the meaning provided in Section 2.02 (Revolving Loans).

“Revolving Loan Commitment Availability” of any Revolving Lender, means the amount by which (x) the Revolving Commitment of such Lender exceeds (y) the outstanding principal balance of the Revolving Loans of such Lender.

“Revolving Loan Commitment” means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans, as set forth opposite the name of such Revolving Lender in Schedule 1.01(a), as the same may be reduced in accordance with Section 2.07 (Termination or Reduction of Commitments).

“Revolving Loan Commitment Availability Percentage” means, as to any Lender at any time, the percentage that such Lender’s Revolving Loan Commitment Availability then constitutes of the aggregate amount of the Revolving Loan Commitment Availability of all Lenders.

“Revolving Loan Commitment Percentage” means, as to any Revolving Lender at any time, the percentage that such Revolving Lender’s Revolving Loan Commitment then constitutes of the Aggregate Revolving Loan Commitment.

“Revolving Notes” means the promissory notes of the Borrower, substantially in the form of Exhibit 2.06, evidencing Revolving Loans.

“Roll-Up Claims” has the meaning set forth in the Reorganization Plan.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Security” means the security created in favor of the Collateral Agent pursuant to the Security Documents.

“Security Agreements” means, collectively, the Madera Security Agreement, the Boardman Security Agreement, the Stockton Security Agreement, the Burley Security Agreement and the Pacific Holding Security Agreement.

Exhibit A-34

“Security Documents” means:

(i)	each Mortgage and each Subordination Agreement;
(ii)	this Agreement (to the extent that it relates to the Project Accounts);
(iii)	the Intercreditor Agreement;
(iv)	the Consents;
(v)	the Pledge Agreements;
(vi)	the Security Agreements;
(vii)	any other document designated as a Security Document by the Borrowers’ Agent and the Administrative Agent; and
(viii)	any fixture filings, financing statements, notices, authorization letters, or other certificates filed, recorded or delivered in connection with the foregoing.

“Senior Administrative Agent” means the “Administrative Agent” as defined in the Senior Credit Agreement.

“Senior Collateral Agent” means the “Collateral Agent” as defined in the Senior Credit Agreement.

“Senior Credit Agreement” means the revolving Credit Agreement, dated as of the date of this Agreement by and among the Borrowers, the Borrowers’ Agent, each of the financial institutions from time to time party thereto as lenders, the Senior Administrative Agent and the Senior Collateral Agent and the Accounts Bank.

“Senior Discharge Date” means the “Discharge Date” as defined in the Senior Credit Agreement.

“Senior Fees” means the “Fees” as defined in the Senior Credit Agreement.

“Senior Financing Documents” means the “Financing Documents” as defined in the Senior Credit Agreement.

“Senior Lender” means a “Lender” as defined in the Senior Credit Agreement.

“Senior Loans” means the “Loans” as defined in the Senior Credit Agreement.

“Senior Maturity Date” means the “Maturity Date” as defined in the Senior Credit Agreement.

Exhibit A-35

“Senior Obligations” means the “Obligations” as defined in the Senior Credit Agreement.

“Senior Secured Parties” means the Lenders, the Agents, any Interest Rate Protection Provider, and each of their respective successors, transferees and assigns.

“Senior Security Documents” means the “Security Documents” as defined in the Senior Credit Agreement.

“Senior Transaction Documents” means the “Transaction Documents” as defined in the Senior Credit Agreement.

“Site” means, with respect to each Plant, those certain parcels described on Schedule 5.13(a) with respect to such Plant.

“Site Specific Bond” means Site Certificate Bond, Bond No. 0590288, in the amount of $863,200 issued by Fidelity Insurance Company in favor of the State of Oregon, acting by and through the Energy Facility Sitting Council, as the amount of such bond may be increased from time to time as permitted by this Agreement.

“Solvent” means, with respect to any Person, that as of the date of determination both (i) (A) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including Contingent Liabilities but excluding amounts payable under intercompany loans or promissory notes) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (B) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (C) such Person does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is “solvent” within the meaning given that term and similar terms under applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any Contingent Liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Sponsor Support Agreement” means the Amended and Restated Sponsor Support Agreement, dated as of October 22, 2008, among Pacific Holding, Pacific Ethanol and the Administrative Agent.

“SPV” has the meaning provided in Section 11.03(h) (Assignments).

“SSA Assignment and Assumption Agreement” means the Assignment and Assumption Agreement, dated as of June 25, 2010, among Pacific Holding, Pacific Ethanol, WestLB as administrative agent under the Pre-Petition Credit Agreement and the Administrative Agent regarding the Sponsor Support Agreement.

“Stockton” has the meaning set forth in the Preamble.

Exhibit A-36

“Stockton Deed of Trust” means the Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated on or about the date of the Original Credit Agreement, made by Stockton to Stewart Title Guaranty Company, as trustee, for the benefit of the Collateral Agent, as beneficiary.

“Stockton Heiskell GSA” means the Grain Storage Agreement dated as of December 10, 2010 between Heiskell and Stockton, as amended by that certain Amendment No. 1 to Grain Storage Agreement dated November 17, 2011.

“Stockton Insurance and Condemnation Proceeds Account” has the meaning provided in Section 8.01(g) (Establishment of Project Accounts).

“Stockton Lease” means the lease between the Stockton Port District and Stockton.

“Stockton LLC Agreement” means the Third Amended and Restated Limited Liability Company Operating Agreement of Stockton dated as of June 29, 2010.

“Stockton Plant” means the ethanol production facility located at Stockton, California, with a capacity of approximately fifty (50) million gallons-per-year of denatured ethanol, including the Site on which such facility is located, and all buildings, structures, improvements, easements and other property related thereto.

“Stockton Pledge Agreement” means the Pledge and Security Agreement, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated on or about the date of the Original Credit Agreement, among Pacific Holding, Stockton and the Collateral Agent, pursuant to which Pacific Holding pledges one hundred percent (100%) of the Equity Interests in Stockton to the Collateral Agent.

“Stockton Revenue Event” means the occurrence of both (i) the failure of Kinergy to have in full force and effect contracts to sell at least sixty percent (60%) of the ethanol production capacity of the Stockton Plant at prices equal to or greater than the Floor Price and (ii) after January 1, 2011, any event reasonably likely to result in Stockton failing to receive in cash at least ninety percent (90%) of the revenue from the proposed California Ethanol Producer Incentive Program (“CEPIP”) set forth in the 2011 CEPIP Projections except receipt by Stockton of revenue from other sources sufficient to disqualify Stockton from CEPIP.

“Stockton Security Agreement” means the Assignment and Security Agreement, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated on or about the date of the Original Credit Agreement, made by Stockton in favor of the Collateral Agent.

“Stockton Subordination Agreement” means that certain Subordination Agreement, dated as of the Restatement Effective Date, by and among Stockton, the Senior Collateral Agent, and Collateral Agent.

Exhibit A-37

“Subordination Agreements” means, collectively, the Madera Subordination Agreement, the Boardman Subordination Agreement, the Stockton Subordination Agreement and the Burley Subordination Agreement.

“Subsidiary” of any Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement and (c) for the avoidance of doubt, includes any Interest Rate Protection Agreements and excludes any contract for the physical sale or purchase of any commodity.

“Swap Termination Value” means, in respect of any one or more Swap Contracts (including any Interest Rate Protection Agreements), after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, in accordance with the terms of the applicable Swap Contract, or, if no provision is made therein, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Tax” or “Taxes” means any present or future taxes (including income, gross receipts, license, payroll, employment, excise, severance, stamp, documentary, occupation, premium, windfall profits, environmental, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, ad valorem, alternative or add-on minimum, estimated, or other tax of any kind whatsoever), levies, imposts, duties, fees or charges (including any interest, penalty, or addition thereof) imposed by any government or any governmental agency or instrumentality or any international or multinational agency or commission.

Exhibit A-38

“Tax Return” means all returns, declarations, reports, claims for refund and information returns and statements of any Person required to be filed with respect to, or in respect of, any Taxes, including any schedule or attachment thereto and any amendment thereof.

“Term Funding Notice” means a request for Funding of Term Loans in the form of Exhibit 2.04-A delivered in accordance with Section 2.04 (Notice of Fundings).

“Term Lenders” means, collectively, the Tranche A-1 Lenders and the Tranche A-2 Lenders.

“Term Loan Commitment” means the Tranche A-1 Term Loan Commitment and the Tranche A-2 Term Loan Commitment, as the context requires.

“Term Loan Commitment Percentage” means, as to any Lender at any time, the percentage that such Lender’s Term Loan Commitment then constitutes of the relevant Aggregate Term Commitment.

“Term Loans” means, collectively, the Tranche A-1 Term Loans and the Tranche A-2 Term Loans.

“Term Notes” means the promissory notes of each Borrower, substantially in the form of Exhibit 2.06, evidencing Term Loans.

“Termination Event” means (i) a Reportable Event with respect to any ERISA Plan, (ii) the initiation of any action by any Borrower, any ERISA Affiliate or any ERISA Plan fiduciary to terminate an ERISA Plan (other than a standard termination under Section 4041(b) of ERISA) or the treatment of an amendment to an ERISA Plan as a termination under Section 4041(e) of ERISA, (iii) the institution of proceedings by the PBGC under Section 4042 of ERISA to terminate an ERISA Plan or to appoint a trustee to administer any ERISA Plan, (iv) the withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan during a plan year in which such Borrower or such ERISA Affiliate was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Multiemployer Plan participants who are employees of any Borrower or any ERISA Affiliate, (v) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan, or (vi) any Borrower or any ERISA Affiliate is in default (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

“Title Insurance Company” means Stewart Title Guaranty Company or such other title insurance company or companies reasonably satisfactory to the Required Lenders.

“Title Insurance Policy” has the meaning provided in Section 6.01(n) (Conditions to Closing - Title Insurance).

“Tranche” means, as the case may be, the Tranche A-1 Term Loans or the Tranche A-2 Term Loans.

Exhibit A-39

“Tranche A-1 Lenders” means those Lenders of Tranche A-1 Term Loans, as identified on Schedule 1.01(a) and each other Person that acquires the rights and obligations of any such Lender pursuant to Section 11.03 (Assignments).

“Tranche A-1 Term Loan” has the meaning provided in Section 2.01(a) (Term Loans).

“Tranche A-1 Term Loan Commitment” means, with respect to each Tranche A-1 Lender, the commitment of such Tranche A-1 Lender to make Tranche A-1 Term Loans, as set forth opposite the name of such Tranche A-1 Lender in Schedule 1.01(a), as the same may be reduced in accordance with Section 2.07 (Termination or Reduction of Commitments).

“Tranche A-2 Lenders” means those Lenders of Tranche A-2 Term Loans, as identified on Schedule 1.01(a) and each other Person that acquires the rights and obligations of any such Lender pursuant to Section 11.03 (Assignments).

“Tranche A-2 Term Loan” has the meaning provided in Section 2.01(b) (Term Loans).

“Tranche A-2 Term Loan Commitment” means, with respect to each Tranche A-2 Lender, the commitment of such Tranche A-2 Lender to make Tranche A-2 Term Loans, as set forth opposite the name of such Tranche A-2 Lender in Schedule 1.01(a), as the same may be reduced or increased in accordance with Section 2.07 (Termination or Reduction of Commitments).

“Transaction Documents” means, collectively, the Financing Documents and the Project Documents.

“Unfunded Benefit Liabilities” means, with respect to any ERISA Plan at any time, the amount (if any) by which (i) the present value of all accrued benefits calculated on an accumulated benefit obligation basis and based upon the actuarial assumptions used for accounting purposes (i.e., those determined in accordance with FASB statement No. 35 and used in preparing the ERISA Plan’s financial statements) exceeds (ii) the fair market value of all ERISA Plan assets allocable to such benefits, determined as of the then most recent actuarial valuation report for such ERISA Plan.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of provisions relating to such perfection or priority and for purposes of definitions related to such provisions.

“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.

Exhibit A-40

“United States Person” means a “United States person” as defined in Section 7701(a)(30) of the Code.

“Voluntary Permanent Reduction Payment” means any voluntary prepayment of principal which would be applied to reduce the outstanding principal balance of the Revolving Loans or the Tranche A-1 Loans under either clause fourth or clause sixth of Section 3.07(d) with respect to which Borrowers' Agent has provided written notice to Administrative Agent and Extending Lenders at least two (2) Business Days prior to the making of such prepayment that it intends such prepayment to constitute a Voluntary Permanent Reduction Payment.

“WDG” means wet distillers grains produced by the Borrowers at the Plants.

“Wells Fargo” means Wells Fargo Bank, N.A.

“WestLB” means WestLB AG, New York Branch.

Exhibit A-41

EXHIBIT B

to Credit Agreement

Intercreditor Agreement

Filed as Exhibit 10.8 to Pacific Ethanol, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed with the Securities Exchange Commission on November 14, 2012.

Exhibit B-1

EXHIBIT 2.04-A
to Credit Agreement

[FORM OF]
REVOLVING FUNDING NOTICE

This Revolving Funding Notice (this “Funding Notice”), dated as of [________], 20[__], is delivered to WELLS FARGO BANK, N.A., as administrative agent (the “Administrative Agent”), pursuant to Section 2.04 of the Second Amended and Restated Credit Agreement, dated as of October 29, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Pacific Ethanol Holding Co. LLC, a Delaware limited liability company (“Pacific Holding”), Pacific Ethanol Madera LLC, a Delaware limited liability company (“Madera”), Pacific Ethanol Columbia, LLC, a Delaware limited liability company (“Boardman”), Pacific Ethanol Stockton LLC, a Delaware limited liability company (“Stockton”), and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company (“Burley” and, together with Pacific Holding, Madera, Boardman and Stockton, each a “Borrower” and collectively the “Borrowers”), as borrowers, Pacific Holding, as Borrowers’ Agent, each of the Lenders from time to time party thereto, Wells Fargo Bank, N.A., as Administrative Agent and Collateral Agent, and Amarillo National Bank, as accounts bank. This Funding Notice sets forth certain undertakings of the Borrowers with respect to the transactions contemplated by the Credit Agreement. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

WHEREAS, the Borrowers wish to propose a Funding of Revolving Loans under the Credit Agreement in accordance with Section 2.04 of the Credit Agreement and on the terms and conditions set forth therein and herein.

WHEREAS, to induce the Lenders to extend credit under the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers hereby agree as follows:

Section 1. Funding Request. The Borrowers hereby irrevocably propose a Funding (the “Proposed Funding”) of Revolving Loans in the amounts set forth below: [Note: each Funding Notice should only include those provisions applicable to the requested Funding.]

[_____] Dollars ($[_____]) requested to be funded as [Eurodollar Loans][and [_____] Dollars ($[______]) requested to be funded as][Base Rate Loans] for application in accordance with the Budget.

The Funding Date proposed for the Proposed Funding is [_______], 20[__] (the “Proposed Funding Date”). The Borrowers hereby certify that this Funding Notice is being delivered to the Administrative Agent not later than 12:00 Noon New York City time five (5) Business Days prior to the Proposed Funding Date, and that the Proposed Funding Date is a Business Day.

Exhibit 2.04 - A-1

 The Borrowers hereby request that on the Proposed Funding Date the Administrative Agent deliver by wire transfer to the Revenue Account1, in immediately available funds, the proceeds of such Proposed Funding in the amount of [_____] Dollars ($[_____]), which is subject to the limits set forth in Section 2.02(a) and Section 2.02(b) of the Credit Agreement.

Section 2. Certifications. The Borrowers certify that as of the Proposed Funding Date:

(i) each of the conditions to the Proposed Funding set forth in Article VI of the Credit Agreement have been satisfied;

(ii) the Borrowers are in compliance with all applicable conditions set forth in Article VI of the Credit Agreement, on and as of the Proposed Funding Date, before and after giving effect to such Proposed Funding and to the application of the proceeds therefrom;

(iii) each of the representations and warranties made by each of the Borrowers and the Pledgor in the Financing Documents is true and correct in all material respects (except with respect to representations and warranties that expressly refer to an earlier date), before and after giving effect to the Proposed Funding and to the application of the proceeds therefrom;

(iv) no Default or Event of Default has occurred and is continuing or would occur as a result of the Proposed Funding;

(v) since April 16, 2010, no Material Adverse Effect has occurred and is continuing;

(vi) after giving effect to the Revolving Loans requested hereunder, the aggregate principal amount of the Revolving Loans will not exceed the Aggregate Revolving Loan Commitment as of the Proposed Funding Date;

(vii) each Borrower has all Necessary Project Approvals required under the Credit Agreement as of the date of this Funding Notice, and the same are (i) in full force and effect and (ii) final and Non-Appealable, except as a result of the Cold Shutdown of the Madera Plant;2 and

(viii) all and each of the statements contained in this Funding Notice are true and correct.

Section 3. Governing Law. This Funding Notice, and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

Section 4. Execution in Counterparts. This Funding Notice may be executed by the parties hereto in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single document.

The undersigned are executing this Funding Notice not in their individual capacities but in their respective capacities as Authorized Officers of the Borrowers.

1 Or if otherwise agreed to by the Administrative Agent, specify account wire instructions.

2 List any other Plants that are in Cold Shutdown as approved in accordance with the Credit Agreement.

[The remainder of this page is intentionally blank. The next page is the signature page.]

Exhibit 2.04 - A-2

IN WITNESS WHEREOF, the undersigned have caused this Funding Notice to be duly executed and delivered as of the day and year first written above.

PACIFIC ETHANOL HOLDING CO. LLC

By:
Name:
Title:

PACIFIC ETHANOL MADERA LLC

By:
Name:
Title:

PACIFIC ETHANOL COLUMBIA, LLC

By:
Name:
Title:

PACIFIC ETHANOL STOCKTON LLC

By:
Name:
Title:

PACIFIC ETHANOL MAGIC VALLEY, LLC

By:
Name:
Title:

Exhibit 2.04 - A-3

EXHIBIT 8.03
to Credit Agreement

[FORM OF]

REVENUE ACCOUNT WITHDRAWAL CERTIFICATE

Date: [_____ __,____]

[ACCOUNTS BANK]

[ADDRESS]

Reference is made to (x) Section 8.03(b) of the Second Amended and Restated Credit Agreement, dated as of October 29, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Pacific Ethanol Holding Co. LLC, a Delaware limited liability company (“Pacific Holding”), Pacific Ethanol Madera LLC, a Delaware limited liability company (“Madera”), Pacific Ethanol Columbia, LLC, a Delaware limited liability company (“Boardman”), Pacific Ethanol Stockton, LLC, a Delaware limited liability company (“Stockton”), and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company (“Burley” and, together with Pacific Holding, Madera, Boardman and Stockton, each a “Borrower” and collectively the “Borrowers”), as borrowers, Pacific Holding, as Borrowers’ Agent, each of the Lenders from time to time party thereto, Wells Fargo Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent and Amarillo National Bank, as accounts bank (the “Accounts Bank”) and (y) Section 8.03 of the Credit Agreement, dated as of October 29, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”) among the Borrowers, Pacific Holding, as the borrowers’ agent, each of the lenders from time to time party thereto, Wells Fargo Bank, N.A., as administrative agent and collateral agent, Credit Suisse Loan Funding LLC, as syndication agent, and Amarillo National Bank, as accounts bank. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

The Borrowers hereby direct the Accounts Bank to withdraw and transfer, from the account entitled [_____], No. [_____] (the “Revenue Account”), on [_____], 20[__] (the “Revenue Account Withdrawal Date”), the following amounts: [Note: each Revenue Account Withdrawal Certificate should only include those priorities relevant on the given withdrawal date.]

(i)                 [in accordance with Section 8.03(b)(i)(a) of the Credit Agreement, [_____] Dollars ($[____]) to the Operating Account]1 [in accordance with Section 8.03(b)(i)(b) of the Credit Agreement, [_____] Dollars ($[____]) to the Operating Account]2;

1 To be included no more than 3 times per calendar week, in respect of amounts required to pay operating expenses (other than for the cost of corn, natural gas, electricity, insurance premiums and/or Borrower Taxes) that, in each such case, are or will become due and payable during the current calendar month in accordance with the Budget.

2 To be included no more than 7 times per calendar week, in respect of amounts required to pay some or all of the cost of corn, natural gas, electricity, insurance premiums and/or Borrower Taxes that, in each such case, are or will become due and payable during the current calendar month.

Exhibit 8.03 - 1

(ii)               in accordance with Section 8.03(b)(ii) of the Credit Agreement, [_____] Dollars ($[ ____]) to the Maintenance Capital Expense Account;3

(iii)             in accordance with Section 8.03(b)(iii) of the Credit Agreement (A) [_____] Dollars ($[____]) to the Senior Administrative Agent, for the account of the Priority Senior Secured Parties, for payment of Senior Fees, costs and expenses due and payable under the Senior Financing Documents (other than principal and interest on the Senior Loans) and (B) in accordance with Section 8.03(b)(iv) of the Credit Agreement, [_____] Dollars ($[____]) to the Administrative Agent, for the account of the Senior Secured Parties, for payment of Fees, costs and expenses due and payable under the Financing Documents (other than principal and interest on the Loans);4

(iv)             in accordance with Section 8.03(b)(iv) of the Credit Agreement, to the Senior Administrative Agent, [_____] Dollars ($[____]) for payment of interest due and payable on the Senior Loans (other than any Defaulting Lender under the Senior Credit Agreement) based on the respective outstanding principal amounts on the date of such payment;5

(v)               in accordance with Section 8.03(b)(v) of the Credit Agreement, to the Administrative Agent, (A) [_____] Dollars ($[____]) for payment of interest due and payable on the Revolving Loans and the Tranche A-1 Term Loans pro rata among the Revolving Lenders (other than any Defaulting Lender) and the Tranche A-1 Lenders based on their respective outstanding principal amounts on the date of such payment and (B) [_____] Dollars ($[____]) for payment of fees, expenses or Net Swap Payments owing to the Interest Rate Protection Providers;6

(vi)             in accordance with Section 8.03(b)(vi) of the Credit Agreement, [_____] Dollars ($[____]) to the Senior Administrative Agent, for payment of any interest then due and payable on the Senior Loans pro rata among the Defaulting Lenders under the Senior Credit Agreement based on their respective outstanding principal amounts on the date of such payment;7

3 To be included in certificates for each Monthly Date when such amounts are due and payable.

4 To be included in certificates for any date on which such amounts are due and payable.

5 To be included in certificates for any date on which such amounts are due and payable.

6 To be included in certificates for any date on which such amounts are due and payable.

7 To be included in certificates for any date on which such amounts are due and payable.

Exhibit 8.03 - 2

(vii)           in accordance with Section 8.03(b)(vii) of the Credit Agreement, [_____] Dollars ($[____]) to the Administrative Agent, for payment of any interest then due and payable on the Revolving Loans pro rata among the Defaulting Lenders based on their respective outstanding principal amounts on the date of such payment;8

(viii)         in accordance with Section 8.03(b)(viii) of the Credit Agreement, [_____] Dollars ($[____]) to the Administrative Agent, for payment of any interest then due and payable on the Tranche A-2 Term Loans pro rata among the Tranche A-2 Lenders based on their respective outstanding principal amounts on the date of such payment;9

(ix)             in accordance with Section 8.03(b)(ix) of the Credit Agreement, [_____] Dollars ($[____]) to the Senior Administrative Agent, for payment of the principal amounts due and payable on the Senior Loans pro rata among the Senior Lenders (other than any Defaulting Lender under the Senior Credit Agreement) based on their respective outstanding principal amounts on the date of such payment;10

(x)               in accordance with Section 8.03(b)(x) of the Credit Agreement, [_____] Dollars ($[____]) to the Senior Administrative Agent, for payment of the principal amounts due and payable on the Senior Loans pro rata among the Senior Lenders that are Defaulting Lenders under the Senior Credit Agreement based on their respective outstanding principal amounts on the date of such payment;11

(xi)             in accordance with Section 8.03(b)(xi) of the Credit Agreement, [_____] Dollars ($[____]) to the Administrative Agent, for payment of Swap Termination Value due and payable with respect to the Interest Rate Protection Agreements;12

(xii)           in accordance with Section 8.03(b)(xii) of the Credit Agreement, [_____] Dollars [($[____]),[_____] Dollars ($[____]) to [___________________]]13 for payment of [a] Permitted Tax Distribution[s]];14

(xiii)         in accordance with Section 8.03(b)(xiii) of the Credit Agreement, [_____] Dollars ($[____])to the Administrative Agent, for payment of the principal amounts due and payable on the Revolving Loans and the Tranche A-1 Term Loans (accompanied, in the case of the Tranche A-1 Term Loans that are held by Extended Lenders, with any prepayment premium required by Section 3.15 of the Credit Agreement) pro rata among the Revolving Lenders (other than any Defaulting Lender) and the Tranche A-1 Lenders based on their respective outstanding principal amounts on the date of such payment;15

8 To be included in certificates for any date on which such amounts are due and payable.

9 To be included in certificates for any date on which such amounts are due and payable.

10 To be included in certificates on the Senior Maturity Date or the date of any optional prepayment.

11 To be included in certificates on the Senior Maturity Date or the date of any optional prepayment.

12 To be included in certificates for each Monthly Date when such amounts are due and payable.

13 Repeat as necessary.

14 To be included provided that no Default or Event of Default has occurred and is continuing, on each date on which a re-payment of principal of a Loan or Senior Loan is made.

15 To be included in certificates on the Maturity Date or the date of any optional prepayment.

Exhibit 8.03 - 3

(xiv)         in accordance with Section 8.03(b)(xiv) of the Credit Agreement, [_____] Dollars ($[____]) to the Administrative Agent, for payment of the principal amounts due and payable on the Revolving Loans pro rata among the Defaulting Lenders based on their respective outstanding principal amounts on the date of such payment; 16

(xv)           in accordance with Section 8.03(b)(xv) of the Credit Agreement, [_____] Dollars ($[____]) to the Administrative Agent, for payment of the principal amounts due and payable on the Tranche A-2 Term Loans pro rata among the Tranche A-2 Lenders based on their respective outstanding principal amounts on the date of such payment;17

(xvi)         in accordance with Section 8.03(b)(xvi) of the Credit Agreement, [_____] Dollars ($[____]) to Debt Service Reserve Account;18

(xvii)       in accordance with Section 8.03(b)(xvii) of the Credit Agreement, [_____] Dollars ($[____]) to the Senior Administrative Agent, for the account of the Senior Lenders, for a Mandatory Prepayment of the Senior Loans in an amount equal to one hundred percent (100%) of the cash remaining in the Revenue Account after the transfer, if any, required pursuant to priority sixteenth of Section 8.03(b) of the Credit Agreement;19 and

(xviii)     in accordance with Section 8.03(b)(xviii) of the Credit Agreement, [_____] Dollars ($[____]) to the Administrative Agent, for the account of the Lenders, for a Mandatory Prepayment of the Loans in an amount equal to one hundred percent (100%) of the cash remaining in the Revenue Account after the transfer, if any, required pursuant to priority seventeenth of Section 8.03(b) of the Credit Agreement;20 and

(xix)         in accordance with Section 8.03(b)(xix) of the Credit Agreement, [_____] Dollars ($[____]) to the Pledgor.21

In support of such direction, the undersigned, on behalf of the Borrowers, hereby represents and certifies, as of the date hereof and as of the Revenue Account Withdrawal Date, as follows:

(a)                the undersigned is an Authorized Officer of the Borrowers’ Agent;

(b)               this Revenue Account Withdrawal Certificate is being delivered to the Accounts Bank not later than 3:00 p.m. New York City time on the Revenue Account Withdrawal Date, and the Revenue Account Withdrawal Date is [a][the] [Business Day][Monthly Date][Maturity Date][ date on which a re-payment of principal of a Loan is made][date of the payment and performance in full of the Obligations];

16 To be included in certificates on the Maturity Date or the date of any optional prepayment.

17 To be included in certificates on the Maturity Date or the date of any optional prepayment.

18 To be included in certificates on each Monthly Date.

19 To be included in certificates on each Monthly Date.

20 To be included in certificates on each Monthly Date.

21 To be included in certificate following payment and performance in full of the Obligations and Senior Obligations.

Exhibit 8.03 - 4

(c)                all conditions set forth in the Credit Agreement, the Senior Credit Agreement and the Intercreditor Agreement for the withdrawals requested hereby have been satisfied; and

(d)               on the date hereof, no Notice of Suspension is in effect and no Default or Event of Default would occur after giving effect to any application of funds contemplated hereby.

The undersigned is executing this Revenue Account Withdrawal Certificate not in an individual capacity but as an Authorized Officer of the Borrowers’ Agent.

[The remainder of this page is intentionally blank. The next page is the signature page.]

CC: ADMINISTRATIVE AGENT

SENIOR ADMINISTRATIVE AGENT

Exhibit 8.03 - 5

IN WITNESS WHEREOF, the undersigned has caused this Revenue Account Withdrawal Certificate to be executed and delivered as of the day and year first above written.

PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers’ Agent

By:
Name:
Title:

Exhibit 8.03 - 6

EXHIBIT 8.04
to Credit Agreement

[FORM OF]
OPERATING ACCOUNT WITHDRAWAL CERTIFICATE

Date: [_____ __, ____]

[ACCOUNTS BANK]

[ADDRESS]

Reference is made to (x) Section 8.04(b) of the Second Amended and Restated Credit Agreement, dated as of October 29, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Pacific Ethanol Holding Co. LLC, a Delaware limited liability company (“Pacific Holding”), Pacific Ethanol Madera LLC, a Delaware limited liability company (“Madera”), Pacific Ethanol Columbia, LLC, a Delaware limited liability company (“Boardman”), Pacific Ethanol Stockton LLC, a Delaware limited liability company (“Stockton”), and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company (“Burley” and, together with Pacific Holding, Madera, Boardman and Stockton, each a “Borrower” and collectively the “Borrowers”), as borrowers, Pacific Holding, as Borrowers’ Agent, each of the Lenders from time to time party thereto, Wells Fargo Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent, and Amarillo National Bank, as accounts bank (the “Accounts Bank”) and (y) Section 8.04 of the Credit Agreement, dated as of October 29, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”) among the Borrowers, Pacific Holding, as the borrowers’ agent, each of the lenders from time to time party thereto, Wells Fargo Bank, N.A., as administrative agent and collateral agent, Credit Suisse Loan Funding LLC, as syndication agent and Amarillo National Bank, as accounts bank. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

The Borrowers hereby direct the Accounts Bank to withdraw and transfer from the account entitled [_____], No. [_____] (the “Operating Account”), on [_____], 20[__] (the “Operating Account Withdrawal Date”), the amounts and to the account[s], in each case as set forth on Schedule 1 attached hereto.

In support of such direction, the undersigned, on behalf of the Borrowers, hereby represents and certifies, as of the date hereof and as of the Operating Account Withdrawal Date, as follows:

(a)                The undersigned is an Authorized Officer of the Borrowers’ Agent.

(b)               This Operating Account Withdrawal Certificate is being delivered to the Accounts Bank not later than 3:00 p.m. New York City time on the Operating Account Withdrawal Date, and the Operating Account Withdrawal Date is a Business Day.

Exhibit 8.04 - 1

(c)                All conditions set forth in the Credit Agreement, the Senior Credit Agreement and the Intercreditor Agreement for the withdrawal requested hereby have been satisfied.

(d)               The funds to be withdrawn from the Operating Account pursuant to this Operating Account Withdrawal Certificate will be transferred to the Local Account(s) identified on Schedule 1 hereto, for further application to the payment of amounts due and owing by the Borrowers for Operation and Maintenance Expenses.

(e)                A Blocked Account Agreement with respect to each Local Account identified on Schedule 1 hereto has been executed and delivered and is in full force and effect.

(f)                After giving effect to the transfers requested hereby, the amounts on deposit in and standing to the credit of any Local Accounts permitted pursuant to Section 7.02(i) of the Credit Agreement will not exceed, in the aggregate, two hundred thousand Dollars ($200,000).

(g)               No Notice of Suspension is in effect and no Default or Event of Default would occur after giving effect to the application of funds contemplated hereby.

The undersigned officer is executing this Operating Account Withdrawal Certificate not in an individual capacity but as an Authorized Officer of the Borrowers’ Agent.

[The remainder of this page is intentionally blank. The next page is the signature page.]

CC: ADMINISTRATIVE AGENT

        SENIOR ADMINISTRATIVE AGENT

Exhibit 8.04 - 2

IN WITNESS WHEREOF, the undersigned has caused this Operating Account Withdrawal Certificate to be executed and delivered as of the day and year first above written.

PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers’ Agent

By:
Name:
Title:

Exhibit 8.04 - 3

Schedule 1 to
Operating Account
Withdrawal Certificate

WITHDRAWALS FROM OPERATING ACCOUNT

[details to be attached]

I.     Withdrawals from Operating Account to permitted Local Account(s).

Local Account:	Amount	Wire Instructions

$

Exhibit 8.04 - 4

EXHIBIT 8.06
to Credit Agreement

[FORM OF]
DEBT SERVICE RESERVE RELEASE CERTIFICATE

Date: [_____ __, ____]

[ACCOUNTS BANK]

[ADDRESS]

Reference is made to (x) Section 8.06(c) of the Second Amended and Restated Credit Agreement, dated as of October 29, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Pacific Ethanol Holding Co. LLC, a Delaware limited liability company (“Pacific Holding”), Pacific Ethanol Madera LLC, a Delaware limited liability company (“Madera”), Pacific Ethanol Columbia, LLC, a Delaware limited liability company (“Boardman”), Pacific Ethanol Stockton LLC, a Delaware limited liability company (“Stockton”), and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company (“Burley” and, together with Pacific Holding, Madera, Boardman and Stockton, each a “Borrower” and collectively the “Borrowers”), as borrowers, Pacific Holding, as Borrowers’ Agent, each of the Lenders from time to time party thereto, Wells Fargo Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent, and Amarillo National Bank, as accounts bank (the “Accounts Bank”) and (y) Section 8.06 of the Credit Agreement, dated as of October 29, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”) among the Borrowers, Pacific Holding, as the borrowers’ agent, each of the lenders from time to time party thereto, Wells Fargo Bank, N.A., as administrative agent and collateral agent, Credit Suisse Loan Funding LLC, as syndication agent, and Amarillo National Bank, as accounts bank. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

The Borrowers hereby direct the Accounts Bank to transfer [$_________] (the “Released Amount”) from the account entitled [_____], No. [_____] (the “Debt Service Reserve Account”) to the account entitled [_____], No. [_____] (the “Revenue Account”), on [_____], 20[__] (the “Debt Service Release Date”).

In support of such direction, the undersigned, on behalf of the Borrowers, hereby represents and certifies, as of the date hereof and as of the Debt Service Release Date, as follows:

(a)                The undersigned is an Authorized Officer of the Borrowers’ Agent.

(b)               This Debt Service Reserve Release Certificate is being delivered to the Accounts Bank not later than 3:00 p.m. New York City time at least 10 Business Days prior to the Debt Service Release Date, and the Debt Service Release Date is a Business Day and a Monthly Date.

Exhibit 8.06 - 1

(c)                All conditions set forth in the Credit Agreement, the Senior Credit Agreement and the Intercreditor Agreement for the withdrawal requested hereby have been satisfied.

(d)               The Released Amount is the difference between (x) [$________], which is the aggregate total amount of all funds on deposit in or standing to the credit of the Debt Service Reserve Account and (y) [$_________], which is the Debt Service Reserve Requirement, in each case as of the Debt Service Release Date and prior to giving effect to the application of funds contemplated hereby.

(e)                No Notice of Suspension is in effect and no Default or Event of Default would occur after giving effect to the application of funds contemplated hereby.

The undersigned officer is executing this Debt Service Reserve Release Certificate not in an individual capacity but as an Authorized Officer of the Borrowers’ Agent.

[The remainder of this page is intentionally blank. The next page is the signature page.]

CC: ADMINISTRATIVE AGENT

        SENIOR ADMINISTRATIVE AGENT

Exhibit 8.06 - 2

IN WITNESS WHEREOF, the undersigned has caused this Debt Service Reserve Release Certificate to be executed and delivered as of the day and year first above written.

PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers’ Agent

By:
Name:
Title:

Exhibit 8.06 - 3

EXHIBIT 8.07
to Credit Agreement

[FORM OF]
INSURANCE AND CONDEMNATION PROCEEDS REQUEST CERTIFICATE

Date: [_____ __, ____]

[ACCOUNTS BANK]

[ADDRESS]

[Administrative Agent]
[Senior Administrative Agent]

Reference is made to (x) Section 8.07[(c)][(d)] of the Second Amended and Restated Credit Agreement, dated as of October 29, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Pacific Ethanol Holding Co. LLC, a Delaware limited liability company (“Pacific Holding”), Pacific Ethanol Madera LLC, a Delaware limited liability company (“Madera”), Pacific Ethanol Columbia, LLC, a Delaware limited liability company (“Boardman”), Pacific Ethanol Stockton LLC, a Delaware limited liability company (“Stockton”), and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company (“Burley” and, together with Pacific Holding, Madera, Boardman and Stockton, each a “Borrower” and collectively the “Borrowers”), as borrowers, Pacific Holding, as Borrowers’ Agent, each of the Lenders from time to time party thereto, Wells Fargo Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent, and Amarillo National Bank, as accounts bank and (y) Section 8.07 of the Credit Agreement, dated as of October 29, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”) among the Borrowers, Pacific Holding, as the borrowers’ agent, each of the lenders from time to time party thereto, Wells Fargo Bank, N.A., as administrative agent and collateral agent, Credit Suisse Loan Funding LLC, as syndication agent, and Amarillo National Bank, as accounts bank. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

The Borrowers hereby direct the Accounts Bank to withdraw and pay from the account entitled [_____], No. [_____] (the “[Madera][Boardman][Stockton][Burley] Insurance and Condemnation Proceeds Account”), on [_____], 20[___] (the “Insurance and Condemnation Proceeds Withdrawal Date”), the amounts and to the payees, in each case as set forth on Schedule 1 attached hereto.

In support of such direction, the undersigned, on behalf of the Borrowers, hereby represents and certifies, as of the date hereof and as of the Insurance and Condemnation Proceeds Withdrawal Date, as follows:

(a)                the undersigned is an Authorized Officer of the Borrowers’ Agent;

Exhibit 8.07 - 1

(b)               this Insurance and Condemnation Proceeds Request Certificate is being delivered to the Accounts Bank, the Senior Administrative Agent and the Administrative Agent [in connection with a transfer or withdrawal of funds pursuant to Section 8.07(c) of the Credit Agreement and/or Section 8.07 of the Senior Credit Agreement, no fewer than three (3) Business Days in advance of][in connection with a transfer or withdrawal of funds pursuant to Section 8.07(d) of the Credit Agreement and/or Section 8.07 of the Senior Credit Agreement, not later than 12:00 Noon New York City time on] the Insurance and Condemnation Proceeds Withdrawal Date and the Insurance and Condemnation Proceeds Withdrawal Date is a Business Day;

(c)                all conditions set forth in the Credit Agreement, the Senior Credit Agreement and the Intercreditor Agreement for the withdrawals requested hereby have been satisfied;

(d)               the funds to be withdrawn from the [Madera][Boardman][Stockton][Burley] Insurance and Condemnation Proceeds Account pursuant to this Insurance and Condemnation Proceeds Request Certificate will be applied directly for the replacement or repair of damaged assets relating to the [Madera][Boardman][Stockton][Burley] Plant to which such [Insurance Proceeds] [Condemnation Proceeds] relate, in accordance with [Section 8.07(c) of the Credit Agreement and/or Section 8.07 of the Senior Credit Agreement][Section 8.07(d) of the Credit Agreement and/or Section 8.07 of the Senior Credit Agreement and the Restoration or Replacement Plan attached hereto which has been approved by the Required Senior Lenders or, after the Senior Discharge Date, the Required Lenders of the Revolving Loan Class and by the Independent Engineer in accordance with Section 8.07(d)(i) of the Credit Agreement and/or Section 8.07 of the Senior Credit Agreement];

(e)                no withdrawal has been made from any other Project Account to pay the amounts requested hereby;

(f)                this Insurance and Condemnation Proceeds Request Certificate is being delivered, and the withdrawals specified herein are being requested, in accordance with the Credit Agreement, the Senior Credit Agreement, the Intercreditor Agreement and the other Transaction Documents; and

(g)               no Notice of Suspension has been delivered that has not been withdrawn and no Default or Event of Default would occur as a result of the transfers or withdrawals requested hereby.

The undersigned officer is executing this Insurance Proceeds Request Certificate not in an individual capacity but as an Authorized Officer of the Borrowers’ Agent.

[The remainder of this page is intentionally blank. The next page is the signature page.]

Exhibit 8.07 - 2

IN WITNESS WHEREOF, the undersigned has caused this Insurance and Condemnation Proceeds Request Certificate to be executed and delivered as of the day and year first above written.

PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers’ Agent

By:
Name:
Title:

Exhibit 8.07 - 3

Schedule 1 to
Insurance and Condemnation Proceeds Request Certificate

WITHDRAWALS FROM [MADERA] [BOARDMAN] [STOCKTON] [BURLEY]

INSURANCE AND CONDEMNATION PROCEEDS ACCOUNT

[details to be attached]

I.                   Withdrawals from [Madera][Boardman][Stockton][Burley] Insurance and Condemnation Proceeds Account for the replacement or repair of damaged assets.

Payee	Amount	Wire Instructions

$

Exhibit 8.07 - 4

EXHIBIT 8.08
to Credit Agreement

[FORM OF]
EXTRAORDINARY PROCEEDS RELEASE NOTICE

Date: [_____ __, ____]

[ACCOUNTS BANK]

[ADDRESS]

Reference is made to (x) Section 8.08 [(b)][(c)](i) of the Second Amended and Restated Credit Agreement, dated as of October 29, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Pacific Ethanol Holding Co. LLC, a Delaware limited liability company (“Pacific Holding”), Pacific Ethanol Madera LLC, a Delaware limited liability company (“Madera”), Pacific Ethanol Columbia, LLC, a Delaware limited liability company (“Boardman”), Pacific Ethanol Stockton LLC, a Delaware limited liability company (“Stockton”), and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company (“Burley” and, together with Pacific Holding, Madera, Boardman and Stockton, each a “Borrower” and collectively the “Borrowers”), as borrowers, Pacific Holding, as Borrowers’ Agent, each of the Lenders from time to time party thereto, Wells Fargo Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent, and Amarillo National Bank, as accounts bank and (y) Section 8.08 of the Credit Agreement, dated as of October 29, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”) among the Borrowers, Pacific Holding, as the borrowers’ agent, each of the lenders from time to time party thereto, Wells Fargo Bank, N.A., as administrative agent and collateral agent, Credit Suisse Loan Funding LLC, as syndication agent, and Amarillo National Bank, as accounts bank. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

The Borrowers hereby direct the Accounts Bank to withdraw and transfer, from the account entitled [_____], No. [_____] (the “Extraordinary Proceeds Account”), on [_____], 20[__] (the “Extraordinary Proceeds Release Date”), [_____] Dollars ([$_____]) for deposit into the Revenue Account.

In support of such direction, the undersigned, on behalf of the Borrowers, hereby represents and certifies, as of the date hereof and as of the Extraordinary Proceeds Release Date, as follows:

(a)                The undersigned is an Authorized Officer of the Borrowers’ Agent.

(b)               This Extraordinary Proceeds Release Notice is being delivered to the Accounts Bank not later than 12:00 Noon New York City time on the Extraordinary Proceeds Release Date, and the Extraordinary Proceeds Release Date is a Business Day.

Exhibit 8.08 - 5

(c)                All conditions set forth in the Credit Agreement, the Senior Credit Agreement and the Intercreditor Agreement for the transfer requested hereby have been satisfied.

[(d) In the case of transfers requested pursuant to Section 8.08(b)(i) of the Credit Agreement and/or Section 8.08 of the Senior Credit Agreement, the aggregate total amount of all proceeds of asset disposals deposited in or credited to the Extraordinary Proceeds Account during the Fiscal Year in which this request is being made is less than one million Dollars ($1,000,000) (including any amounts previously withdrawn from the Extraordinary Proceeds Account during this Fiscal Year in accordance with Section 8.08(b)(i) of the Credit Agreement and/or Section 8.08 of the Senior Credit Agreement pursuant to any previous Extraordinary Proceeds Release Notice).]

[(d) In the case of transfers requested pursuant to Section 8.08(c)(i) of the Credit Agreement and/or Section 8.08 of the Senior Credit Agreement, the aggregate total amount of all Project Document Termination Payments deposited in or credited to the Extraordinary Proceeds Account during the Fiscal Year in which this request is being made is less than one million Dollars ($1,000,000) (including any amounts previously withdrawn from the Extraordinary Proceeds Account during this Fiscal Year in accordance with Section 8.08(c)(i) of the Credit Agreement and/or Section 8.08 of the Senior Credit Agreement pursuant to any previous Extraordinary Proceeds Release Notice).]

(e) No Notice of Suspension is in effect and no Default or Event of Default would occur after giving effect to any application of funds contemplated hereby.

The undersigned officer is executing this Extraordinary Proceeds Release Notice not in an individual capacity but as an Authorized Officer of the Borrower’s Agent.

[The remainder of this page is intentionally blank. The next page is the signature page.]

CC: SENIOR ADMINISTRATIVE AGENT AND ADMINISTRATIVE AGENT

Exhibit 8.08 - 6

IN WITNESS WHEREOF, the undersigned has caused this Extraordinary Proceeds Release Notice to be executed and delivered as of the day and year first above written.

PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers’ Agent

By:
Name:
Title:

Exhibit 8.08 - 7

EXHIBIT 11.03

to Credit Agreement

[FORM OF]
LENDER ASSIGNMENT AGREEMENT

This LENDER ASSIGNMENT AGREEMENT (this “Agreement”), dated as of [_________], is by and between [____________] (the “Assignor”) and [____________] (the “Assignee”).

RECITALS

WHEREAS, the Assignor is party to the Second Amended and Restated Credit Agreement, dated as of October 29, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Pacific Ethanol Holding Co. LLC, a Delaware limited liability company (“Pacific Holding”), Pacific Ethanol Madera LLC, a Delaware limited liability company (“Madera”), Pacific Ethanol Columbia, LLC, a Delaware limited liability company (“Boardman”), Pacific Ethanol Stockton LLC, a Delaware limited liability company (“Stockton”), and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company (“Burley” and, together with Pacific Holding, Madera, Boardman and Stockton, each a “Borrower” and collectively the “Borrowers”), as borrowers, Pacific Holding, as Borrowers’ Agent, each of the Lenders from time to time party thereto, Wells Fargo Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent, and Amarillo National Bank, as accounts bank;

WHEREAS, Assignor desires to assign certain of its interests under the Credit Agreement to Assignee in accordance with Section 11.03(b) thereof;

WHEREAS, as provided under the Credit Agreement, Assignor is a Lender of [Tranche A-1 Term Loans][Tranche A-2 Term Loans][Revolving Loans] that are [not]1 Extended Loans and, as such, as of the date hereof has the outstanding Commitments and has disbursed the outstanding Loans as set forth in Annex A hereto;

WHEREAS, Assignee is [not] an Affiliated Lender;

WHEREAS, Assignor proposes to sell, assign and transfer to the Assignee, and the Assignee proposes to accept and assume from the Assignor, a [___] percent ([__]%) interest in all of the rights and obligations of the Assignor under the Credit Agreement and the other Financing Documents (which includes the outstanding Loans disbursed by and owing to, and the undisbursed Commitments of, Assignor), all on the terms and subject to the conditions of this Agreement (such interest in such rights and obligations being hereinafter referred to as the “Assigned Interest”); and

WHEREAS, after giving effect to the assignment and assumption under this agreement, the respective Loans and Commitments of Assignor and Assignee shall be in the amounts set forth on Annex A.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1 Delete for Extended Loans.

Exhibit 11.03 - 1

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

Section 2. Assignment.

(a) As of the effective date set forth on the signature page to this Agreement (the “Effective Date”), subject to and in accordance with the Credit Agreement, the Assignor irrevocably sells, transfers, conveys and assigns, without recourse, representation or warranty (except as expressly set forth herein), to Assignee, and the Assignee irrevocably purchases from the Assignor, the Assigned Interest, which shall include (i) all of Assignor’s rights and obligations in its capacity as a Lender with respect to the Assigned Interest under the Credit Agreement, each other Financing Document, and any other documents or instruments delivered pursuant thereto or in connection therewith to the extent related to the Assigned Interest and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender), to the extent related to the Assigned Interest, against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, each other Financing Document, and any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity (the foregoing rights, obligations and interests, collectively, the “Assigned Rights”).

(b) Upon acceptance and recording of the assignment and assumption made pursuant to this Agreement by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest and the Assigned Rights (including all payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. Each of the Assignor and the Assignee agrees that if it receives any amount under the Credit Agreement or any other Financing Document that is for the account of the other, it shall hold the same for the other to the extent of the other’s interest therein and shall pay promptly the same to the other.2

Section 3. [Payments. As a condition to the Effective Date, Assignee shall pay to the Administrative Agent in the lawful currency of the United States and in immediately available funds the processing and recordation fee of three thousand five hundred Dollars ($3,500), without set-off, counterclaim or deduction of any kind.]

Section 4. Representations, Warranties and Undertakings.

(a) The Assignor (i) represents and warrants that (A) it is the legal and beneficial owner of the Assigned Interest and such Assigned Interest is free and clear of any Lien or adverse claim and (B) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (ii) makes no representation or warranty and assumes no responsibility with respect to (A) any statements, warranties or representations made in or in connection with the Credit Agreement or the other Financing Documents or the execution, legality, validity, enforceability or genuineness, or sufficiency of value of the Credit Agreement, the other Financing Documents, or any other instrument or document furnished pursuant thereto or in connection therewith or (B) the financial condition of any Borrower, any other Loan Party or any Project Party or the performance or observance by any Borrower or any other Person of any of its obligations under the Credit Agreement, any other Financing Document, or any other instrument or document furnished pursuant thereto or in connection therewith.

2 Assignor and Assignee to agree to treatment of Capitalized Interest, if any.

Exhibit 11.03 - 2

(b) The Assignee (i) represents and warrants that it (A) has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement and the other Financing Documents, and (B) meets all requirements of an Eligible Assignee, (ii) acknowledges and confirms that it has received a copy of the Credit Agreement, each other Financing Document and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase the Assigned Interest and assume the Assigned Rights, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Senior Secured Party, (iii) agrees that it will, independently and without reliance upon the Administrative Agent, any Borrower, or any other Senior Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Financing Document, (iv) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement or the other Financing Documents as are delegated to such Agent by the terms thereof and (v) will perform in accordance with their terms all of the obligations that by the terms of the Financing Documents are required to be performed by it as a Lender. The Assignee further confirms and agrees that in becoming a Lender and in making its Loans under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by, any Senior Secured Party.

(c) The Assignee further agrees to furnish the tax form required by Section 4.07(e) (if so required) of the Credit Agreement no later than the Effective Date.

Section 5. Effectiveness.

(a) The effectiveness of the sale, assignment and transfer hereunder is subject to (i) the due execution and delivery of this Agreement by the Assignor and the Assignee, (ii) the receipt by the Assignor of the payment made as consideration for the sale, assignment and transfer contemplated in Section 2 hereof, (iii) consent by the Administrative Agent to this Agreement and the assignment contemplated hereby[, (iv) the receipt by the Administrative Agent of the processing and recordation fee provided for in Section 3 hereof] and [(v)] the registration of such assignment by the Administrative Agent in the Register in accordance with Section 11.03 of the Credit Agreement.

Exhibit 11.03 - 3

(b) Simultaneously with the execution and delivery by the parties hereto of this Agreement to the Administrative Agent for its recording in the Register, the Assignor shall deliver its Note (if any) to the Administrative Agent and may request that new Notes be executed and delivered to [the Assignor and] the Assignee and reflecting [the respective amounts of the reduced undisbursed Commitment and outstanding principal of Assignor and] the assigned and assumed outstanding principal and undisbursed Commitment of the Assignee (plus, if the Assignee is already a Lender, the amount of its outstanding principal and undisbursed Commitment immediately prior to the assignment effected hereby). Any such new Note shall carry the rights to unpaid accrued interest that were carried by any applicable superseded Note(s) such that no loss of interest shall result therefrom. Any applicable new Note executed and delivered in accordance with the foregoing shall have set forth thereon a legend substantially in the following form:

“This Note is issued in replacement of [describe replaced note] and, notwithstanding the date of this Note, this Note carries all of the rights to unpaid interest that were carried by such replaced Note, such that no loss of interest shall result from any such replacement.”

If the Assignee is already a Lender, it shall (promptly following its receipt of such new Note payable to it) return to the Borrower the prior Note, if any, held by it.

(c) Except as otherwise provided in the Credit Agreement, effective as of the Effective Date:

(i) the Assignee shall be deemed automatically to have become a party to, and the Assignee agrees that it will be bound by the terms and conditions set forth in, the Credit Agreement, and shall have all the rights and obligations of a “Lender” under the Credit Agreement and the other Financing Documents as if it were an original signatory thereto or an original Lender thereunder with respect to the Assigned Interest and the Assigned Rights; and

(ii) the Assignor shall relinquish its rights (but shall continue to be entitled to the benefits of Sections 11.07 (Costs and Expenses) and 11.09 (Indemnification by the Borrowers) of the Credit Agreement) and be released from its obligations under the Credit Agreement and the other Financing Documents to the extent specified herein.

Section 6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

Section 7. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopy or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 8. Further Assurances. The Assignor and the Assignee hereby agree to execute and deliver such other instruments, and take such other action, as either party or the Administrative Agent may reasonably request in connection with the transactions contemplated by this Agreement including, without limitation, the delivery of any notices to the Borrowers or the Agents that may be required in connection with the assignment contemplated hereby.

Exhibit 11.03 - 4

Section 9. Binding Effect; Amendment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, subject, however, to the provisions of the Credit Agreement. No provision of this Agreement may be amended, waived or otherwise modified except by an instrument in writing signed by each party hereto and by the Administrative Agent.

Section 10. Administrative Agent Enforcement. The Administrative Agent shall be entitled to rely upon and enforce this Agreement against the Assignor and the Assignee in all respects.

[The remainder of this page is intentionally blank. The next page is the signature page.]

Exhibit 11.03 - 5

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Lender Assignment Agreement to be executed by their duly authorized officers.

The effective date for this Agreement is [the date this Agreement is acknowledged and accepted by the Administrative Agent [and the Borrowers’ Agent3]] [____________, 20[__] (the “Trade Date”)].

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

Accepted and Acknowledged

this ___ day of _______, 20___

WELLS FARGO BANK, N.A.,

as Administrative Agent

By: __________________________________

Name:

Title:

[4Accepted and Acknowledged

this ___ day of _______, 20___

PACIFIC ETHANOL HOLDING CO. LLC,

as Borrowers’ Agent

By: __________________________________

Name:

Title:]

3 Only if required pursuant to definition of Eligible Assignee.

4 Only if required pursuant to definition of Eligible Assignee.

Exhibit 11.03 - 6

Annex A
to Lender Assignment Agreement

[Note: Include only those Loans that Assignor has an interest in.]

Loan[5]	Assignor’s Undisbursed Commitment Pre-Assignment	Assignor’s Outstanding Loans Pre- Assignment	Percentage (of Assignor’s interests) Assigned	Assignor’s Undisbursed Commitment Post- Assignment	Assignor’s Outstanding Loans Post- Assignment	Assignee’s Undisbursed Commitment Post- Assignment*	Assignee’s Outstanding Loans Post- Assignment*
Tranche A-1 Term Loans	$	$	%	$	$	$	$
Tranche A-2 Term Loans	N/A	$	%	N/A	$	N/A	$
Revolving Loans	$	$	%	$	$	$	$

* If Assignee is already a Lender, this number should be calculated taking into account only the Commitments and Loans assumed by Assignee pursuant to this Agreement.

5 [The Loans are [not]† Extended Loans. †Delete for Extended Loans.][Assignment to specify treatment of Capitalized Interest, if any.]

Exhibit 11.03 - 7

Exhibit 11.21

To

The SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the “Agreement”), dated as of October 29, 2012, by and among PACIFIC ETHANOL HOLDING CO. LLC, a Delaware limited liability company (“Pacific Holding”), PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company (“Madera”), PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company (“Boardman”), PACIFIC ETHANOL STOCKTON LLC, a Delaware limited liability company (“Stockton”), and PACIFIC ETHANOL MAGIC VALLEY, LLC, a Delaware limited liability company (“Burley” and, together with Pacific Holding, Madera, Boardman and Stockton, the “Borrowers”), Pacific Holding, as Borrowers’ Agent (the “Borrowers’ Agent”), each of the Lenders from time to time party thereto, WELLS FARGO BANK, N.A., as administrative agent for the Lenders (the “Bank”), WELLS FARGO BANK, N.A., as collateral agent for the Senior Secured Parties and AMARILLO NATIONAL BANK, as accounts bank. Capitalized terms used but not defined herein have the meanings given to such terms in the Agreement.

I hereby certify that I am authorized to deliver this Exhibit 11.21 on behalf of the Borrowers and the Borrowers’ Agent (collectively, the “Organization”), and hereby further certify that the names, titles, telephone numbers, email addresses and specimen signatures set forth below identify the persons authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of the Organization, and that the option checked in Part C of this Exhibit 11.21 is the security procedure selected by the Organization for use in verifying that a funds transfer instruction received by the Bank is that of the Organization.

The Organization has reviewed each of these security procedures and has determined that the option checked in Part C of this Exhibit 11.21 best meets its requirements; given the size, type and frequency of the instructions it will issue to the Bank. By selecting the security procedure specified in Part C of this Exhibit 11.21, the Organization acknowledges that it has elected to not use the other security procedures described below and agrees to be bound by any funds transfer instruction, whether or not authorized, issued in its name and accepted by the Bank in compliance with the particular security procedure chosen by the Organization.

NOTICE: The security procedure selected by the Organization will not be used to detect errors in the funds transfer instructions given by the Organization. If a funds transfer instruction describes the beneficiary of the payment inconsistently by name and account number, payment may be made on the basis of the account number even if it identifies a person different from the named beneficiary. If a funds transfer instruction describes a participating financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution. Therefore, it is important that the Organization take such steps as it deems prudent to ensure that there are no such inconsistencies in the funds transfer instructions it sends to the Bank.

Exhibit 11.21 - 1

Part A

Name, Title, Telephone Number, Email Address and Specimen Signature

for person(s) designated to provide direction, including but not limited to funds transfer instructions, and to otherwise act on behalf of the Organization

Name	Title	Telephone Number	Email Address	Specimen Signature

Neil M. Koehler	President	916-403-2126	neilk@pacificethanol.net	/s/ Neil M. Koehler
Bryon T. McGregor	CFO	916-403-2710	bmcgregor@pacificethanol.net	/s/ Bryon T. McGregor

_________________	________________	________________	_____________	________________

[list more if desired]

Part B

Name, Title, Telephone Number and Email Address for

person(s) designated to confirm funds transfer instructions

Name	Title	Telephone Number	Email Address

Michael Kramer	Treasurer	916-403-2738	mkramer@pacificethanol.net
Rebecca Lane	Staff Accountant-Finance	916-403-2725	rlane@pacificethanol.net

___________________	____________________	________________	_________________

[list more if desired]

Exhibit 11.21 - 2

Part C

Means for delivery of instructions and/or confirmations

The security procedure to be used with respect to funds transfer instructions is checked below:

☒ Option 1. Confirmation by telephone call-back. The Bank shall confirm funds transfer instructions by telephone call-back to a person at the telephone number designated on Part B above. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts A and B of this Exhibit 11.21.

☒ CHECK box, if applicable:

If the Bank is unable to obtain confirmation by telephone call-back, the Bank may, at its discretion, confirm by email, as described in Option 2.

☐ Option 2. Confirmation by email. The Bank shall confirm funds transfer instructions by email to a person at the email address specified for such person in Part B of this Schedule. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts A and B of this Exhibit 11.21. The Organization understands the risks associated with communicating sensitive matters, including time sensitive matters, by email. The Organization further acknowledges that instructions and data sent by email may be less confidential or secure than instructions or data transmitted by other methods. The Bank shall not be liable for any loss of the confidentiality of instructions and data prior to receipt by the Bank.

☐ CHECK box, if applicable:

If the Bank is unable to obtain confirmation by email, the Bank may, at its discretion, confirm by telephone call-back, as described in Option 1.

☐ Option 3. Delivery of funds transfer instructions by password protected file transfer system only - no confirmation. The Bank offers the option to deliver funds transfer instructions through a password protected file transfer system. If the Organization wishes to use the password protected file transfer system, further instructions will be provided by the Bank. If the Organization chooses this Option 3, it agrees that no further confirmation of funds transfer instructions will be performed by the Bank.

☐ Option 4. Delivery of funds transfer instructions by password protected file transfer system with confirmation. Same as Option 3 above, but the Bank shall confirm funds transfer instructions by ☐ telephone call-back or ☐ email (must check at least one, may check both) to a person at the telephone number or email address designated on Part B above. By checking a box in the prior sentence, the party shall be deemed to have agreed to the terms of such confirmation option as more fully described in Option 1 and Option 2 above.

Dated this 29th day of October, 2012.

By /s/ BRYON T. MCGREGOR

Name: Bryon T. McGregor

Title: Chief Operating Officer

Exhibit 11-21 - 3